UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
TWO HARBORS INVESTMENT CORP.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☐	No fee required
☒	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MERGER PROPOSED––YOUR VOTE IS VERY IMPORTANT
•	TWO and CrossCountry Mortgage Announce Definitive Merger Agreement
•	TWO Common Stockholders to Receive $10.80 Per Share in Cash
•	TWO Terminates Prior Agreement with UWM Holdings Corporation
•	Board of Directors unanimously recommends stockholders vote “FOR” the CCM Merger Proposal
April 20, 2026
To the Stockholders of Two Harbors Investment Corp.:
The board of directors (the “Board”) of Two Harbors Investment Corp., a Maryland corporation (“TWO”), approved an Agreement and Plan of Merger, dated as of March 27, 2026 (the “CCM Merger Agreement”), by and among TWO, CrossCountry Intermediate Holdco, LLC, a Delaware limited liability company (“CCM”), and CrossCountry Merger Corp., a Maryland corporation and a wholly owned subsidiary of CCM (“Merger Sub”). Pursuant to the CCM Merger Agreement, Merger Sub will merge with and into TWO (the “CCM Merger”) with TWO surviving the CCM Merger and continuing as a wholly owned subsidiary of CCM. The closing of the CCM Merger will occur as promptly as practicable following satisfaction of all closing conditions set forth in the CCM Merger Agreement, and either TWO or CCM may terminate the CCM Merger Agreement if closing has not occurred by March 27, 2027, subject to an extension under certain circumstances.
Pursuant to the terms and subject to the conditions set forth in the CCM Merger Agreement, at the effective time of the CCM Merger (the “Effective Time”), each outstanding share of common stock, par value $0.01 per share, of TWO (“TWO Common Stock”) will be converted into the right to receive an amount in cash equal to $10.80 per share (the “CCM Merger Consideration”).
Subject to the terms and conditions of the CCM Merger Agreement, at the Effective Time, each outstanding share of TWO’s (i) 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, (ii) 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, and (iii) 7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (collectively, the “TWO Preferred Stock”), will remain issued and outstanding. Promptly after the Effective Time, TWO will deliver a notice of redemption to its preferred stockholders, in accordance with TWO’s Articles of Amendment and Restatement, and the Articles Supplementary thereto, and its Amended and Restated Bylaws. Following the Effective Time, when required in connection with the redemption of the TWO Preferred Stock, CCM, on behalf of TWO, will irrevocably set aside and deposit, separate and apart from its other funds, in trust for the benefit of the TWO preferred stockholders, cash in immediately available funds in the amount of $25.00 per outstanding share of TWO Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the redemption date (the “Preferred Stock Redemption Amount”). On the redemption date set forth in the notice of redemption, each share of TWO Preferred Stock will be redeemed for an amount in cash equal to the Preferred Stock Redemption Amount.
TWO will hold a special meeting of its common stockholders to approve the CCM Merger, which will be held virtually on May 19, 2026 at 10:00 a.m., Eastern Time. TWO common stockholders will be able to virtually attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/TWO2026SM. The TWO preferred stockholders are not entitled to vote on any of the matters at the special meeting but are entitled to notice of the special meeting. The prior merger agreement with UWM Holdings Corporation (“UWMC”) has been terminated and the proposed merger with UWMC has been abandoned. Therefore, the previously called special meeting for the proposed UWMC merger has been canceled and any proxy given to vote at such special meeting will not be counted, and stockholders must vote again to approve the CCM Merger.
At the special meeting, the TWO common stockholders will be asked to (i) consider and vote on a proposal to approve the CCM Merger (the “CCM Merger Proposal”), (ii) consider and vote on a non-binding advisory proposal to approve the compensation that may be paid or become payable to TWO’s named executive officers that is based on or otherwise relates to the CCM Merger (the “Non-Binding Compensation Advisory Proposal”), and (iii) approve the adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the CCM Merger Proposal (the “Adjournment Proposal”). The Board, at a meeting duly called and held, unanimously (i) determined and declared that the CCM Merger Agreement and the transactions contemplated therein, including the CCM Merger, are advisable and in the best interests of the TWO common stockholders; (ii) duly authorized and approved the execution, delivery and performance of the CCM Merger Agreement and the consummation of the CCM Merger and the other transactions contemplated by the CCM Merger Agreement; (iii) directed that approval of the CCM Merger and the other transactions contemplated by the CCM Merger Agreement be submitted for consideration by the TWO common stockholders at the special meeting; and (iv) resolved to recommend that the TWO common stockholders approve the CCM Merger and the other transactions contemplated by the CCM Merger Agreement.
The Board unanimously recommends that the TWO common stockholders vote “FOR” the CCM Merger Proposal, “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal. Only those matters included in the Notice of Meeting may be considered and voted upon at the special meeting.
This proxy statement provides detailed information about the special meeting, the CCM Merger Agreement, the CCM Merger and other related matters. A copy of the CCM Merger Agreement is included as Annex A to this proxy statement. We encourage you to read this proxy statement, the CCM Merger Agreement and the other annexes to this proxy statement carefully and in their entirety. You may also obtain more information about TWO from the documents it files with the Securities and Exchange Commission (the “SEC”).
Even if you plan to attend the special meeting, we urge you to authorize a proxy as promptly as possible by (i) accessing the Internet website specified on your proxy card, (ii) calling the toll-free number specified on your proxy card or (iii) completing, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope prior to the special meeting to ensure that your shares will be represented and voted at the special meeting. If you authorize a proxy to vote your shares through the Internet or by telephone, you will be asked to provide the company number and control number from the enclosed proxy card. If you attend the special meeting and vote your shares of TWO Common Stock via the special meeting website, your vote will revoke any proxy previously submitted.
Your vote is very important, regardless of the number of shares of stock you own. Whether or not you plan to attend the special meeting, please authorize a proxy to vote your shares of stock as promptly as possible to make sure that your shares are represented at the special meeting. Please note that the failure to vote, or authorize a proxy to vote, your shares is the equivalent of a vote against the CCM Merger Proposal.

Sincerely,

William Greenberg
President and Chief Executive Officer
Two Harbors Investment Corp.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the CCM Merger, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.
This proxy statement is dated April 20, 2026, and is first being mailed to the TWO stockholders on or about April 20, 2026.

1601 Utica Avenue South
Suite 900
St. Louis Park, MN 55416
NOTICE OF SPECIAL MEETING OF TWO HARBORS COMMON STOCKHOLDERS
TO BE HELD ON MAY 19, 2026

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Two Harbors Investment Corp., a Maryland corporation (“TWO”), will be held virtually on May 19, 2026 at 10:00 a.m., Eastern Time. TWO common stockholders will be able to virtually attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/TWO2026SM for the following purposes:
1.
to consider and vote on a proposal to approve the merger of TWO with CrossCountry Intermediate Holdco, LLC, a Delaware limited liability company (“CCM”), and CrossCountry Merger Corp., a Maryland corporation and a wholly owned subsidiary of CCM (“Merger Sub”), pursuant to which TWO will become a wholly owned subsidiary of CCM, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of March 27, 2026, by and among TWO, Merger Sub and CCM (as it may be amended from time to time, the “CCM Merger Agreement”), which is further described in the sections titled “The CCM Merger” and “The CCM Merger Agreement”, beginning on pages 23 and 58, respectively, and a copy of which is attached as Annex A to the proxy statement of which this notice is a part (the “CCM Merger Proposal”);

2.
to consider and vote on a non-binding advisory proposal to approve the compensation that may be paid or become payable to TWO’s named executive officers that is based on or otherwise relates to the CCM Merger (the “Non-Binding Compensation Advisory Proposal”); and

3.
to consider and vote on a proposal to approve any adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or otherwise in connection with, the approval of the CCM Merger Proposal (the “Adjournment Proposal”).

TWO will transact no other business at the special meeting or any adjournment or postponement thereof. Please refer to the attached proxy statement for further information with respect to the business to be transacted at the special meeting. TWO’s board of directors (the “Board”) has fixed the close of business on April 15, 2026 as the record date for the determination of TWO common stockholders entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. Accordingly, only TWO common stockholders at the close of business on that date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.
The Board has unanimously (i) determined and declared that the CCM Merger Agreement and the transactions contemplated therein, including the CCM Merger, are advisable and in the best interests of the TWO common stockholders; (ii) duly authorized and approved the execution, delivery and performance of the CCM Merger Agreement and the consummation of the CCM Merger and the other transactions contemplated by the CCM Merger Agreement; (iii) directed that approval of the CCM Merger and the other transactions contemplated by the CCM Merger Agreement be submitted for consideration by the TWO common stockholders at the special meeting; and (iv) resolved to recommend that the TWO common stockholders approve the CCM Merger and the other transactions contemplated by the CCM Merger Agreement. The Board unanimously recommends that the TWO common stockholders vote “FOR” the CCM Merger Proposal, “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal.
Your vote is very important, regardless of the number of shares of TWO Common Stock you own. Whether or not you plan to attend the special meeting, please authorize a proxy to vote your shares as promptly as possible to make sure that your shares are represented at the special meeting. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the CCM Merger Proposal, “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal. Even if you plan to attend the special meeting, we urge you to authorize a proxy as promptly as possible by (i) accessing the Internet website specified on your proxy card, (ii) calling the toll-free number specified on your proxy card or (iii) completing, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope prior to the special meeting to ensure that your shares will be represented and voted at the special meeting. If you hold your shares of TWO Common Stock in “street name,” which means through a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder. If you attend the special meeting, you may revoke your proxy and vote your shares of TWO Common Stock via the special meeting website, even if you have previously returned your proxy card or authorized a proxy to vote your shares through the Internet or by telephone.
Please note that if you hold shares of stock in different accounts, it is important that you vote or authorize a proxy to vote the shares of stock represented by each account. If your shares of TWO Common Stock are held by a bank, broker or other nominee, and you plan to attend the special meeting and vote via the special meeting website, you will need to obtain a control number from your broker, bank, trustee or other nominee holder of record giving you the right to vote the shares of TWO Common Stock at the special meeting. Please carefully review the instructions in the enclosed proxy statement and the enclosed proxy card or the information forwarded by your bank, broker or other nominee regarding each of these options.
This notice and the enclosed proxy statement are first being mailed to TWO stockholders on or about April 20, 2026.

By Order of the Board,

Rebecca B. Sandberg Vice President, Chief Legal Officer, Secretary and Chief Compliance Officer

ADDITIONAL INFORMATION
This proxy statement incorporates important business and financial information about TWO from other documents that are not included in or delivered with this proxy statement. This information is available to you without charge upon your request. To obtain timely delivery, you must request the information no later than five business days before the date of the special meeting. You can obtain the documents incorporated by reference into this proxy statement by requesting them from TWO’s investor relations department:
Two Harbors Investment Corp.
1601 Utica Avenue South, Suite 900
St. Louis Park, MN 55416
Phone (612) 453-4100
Facsimile: (612) 453-4196
Email: investors@twoinv.com
Investors may also consult TWO’s website at www.twoinv.com, for more information concerning the CCM Merger and other related transactions described in this proxy statement. The information contained on TWO’s website is not part of this proxy statement and is not incorporated herein by reference. The references to TWO’s website are intended to be inactive textual references only. TWO’s public filings are also available at www.sec.gov.
If you would like to request any documents that are incorporated by reference into this proxy statement, please do so by May 12, 2026 in order to receive them before the special meeting.
For more information, see “Where You Can Find More Information and Incorporation by Reference” beginning on page 79.

ABOUT THIS DOCUMENT
This proxy statement constitutes a proxy statement for TWO for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, it constitutes a notice of special meeting with respect to the special meeting.
You should rely only on the information contained or incorporated by reference in this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated April 20, 2026, and you should not assume that the information contained in, or incorporated by reference into, this proxy statement is accurate as of any date other than that date (or, in the case of documents incorporated by reference, their respective dates). The mailing of this proxy statement to TWO common stockholders will not create any implication to the contrary.

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE CCM MERGER
The following questions and answers are intended to address certain commonly asked questions regarding the CCM Merger Agreement, the CCM Merger and the special meeting. These questions and answers do not address all questions that may be important to you as a stockholder of TWO. Please refer to the “Summary” beginning on page 7 and the more detailed information contained elsewhere in this proxy statement and its annexes, which you should read carefully.
The CCM Merger
Q:	What is the proposed transaction that I am being asked to approve?
A:
You are being asked to approve the CCM Merger Proposal. Approval of the CCM Merger Proposal by TWO common stockholders is required in order for the CCM Merger to be consummated. If the CCM Merger Proposal is approved and the other closing conditions described in the CCM Merger Agreement are satisfied or waived, TWO will merge with a subsidiary of CCM and become a wholly owned subsidiary of CCM.

You are also being asked to approve the Non-Binding Compensation Advisory Proposal and the Adjournment Proposal, if necessary. The approval of these proposals is not required in order for the CCM Merger to be consummated. For a description of all the proposals, see “Proposals Submitted to the TWO Common Stockholders” beginning on page 20.
Q:	Are there any conditions to completion of the CCM Merger?
A:
Yes. In addition to stockholder approval, there are a number of conditions that must be satisfied or waived for the CCM Merger to be consummated. For a description of all the conditions to the CCM Merger, see “The CCM Merger Agreement—Conditions to Complete the CCM Merger” beginning on page 70.

Q:	What will I receive for my TWO Common Stock in the CCM Merger?
A:
If the CCM Merger is consummated, each outstanding share of TWO Common Stock that you own as of the record date will be converted into the right to receive an amount in cash equal to $10.80 per share (the “CCM Merger Consideration”).

Q:	How will I receive the CCM Merger Consideration if the CCM Merger is completed?
A:
If you hold physical stock certificates of TWO Common Stock, you will be sent a letter of transmittal promptly after the closing of the CCM Merger (the “Closing”) describing how you may exchange your shares for the CCM Merger Consideration. After receiving the proper documentation from you, the paying agent will forward to you the CCM Merger Consideration to which you are entitled. If you hold your shares of TWO Common Stock in uncertificated book-entry form, you will be sent a letter of transmittal promptly after the Closing describing how your shares will be exchanged for the CCM Merger Consideration. After the Closing, uncertificated shares of TWO Common Stock will be automatically exchanged for the CCM Merger Consideration. For more information, see the section entitled “The CCM Merger Agreement—Exchange Procedures” beginning on page 59.

Q:	How will TWO stockholders be affected by the CCM Merger?
A:	Under the terms of the CCM Merger Agreement:
•	each outstanding share of TWO Common Stock will be converted into the right to receive the CCM Merger Consideration ($10.80 per share); and
•
each share of (i) 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “TWO Series A Preferred Stock”), (ii) 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “TWO Series B Preferred Stock”), and (iii) 7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “TWO Series C Preferred Stock” and collectively, the “TWO Preferred Stock”), will be redeemed in accordance with TWO’s Articles of Amendment and Restatement (the “TWO Charter”), and the Articles Supplementary thereto, and TWO’s Amended and Restated Bylaws (the “TWO Bylaws”) following the Closing of the CCM Merger. When required in connection with the redemption of the TWO Preferred Stock, CCM, on behalf of TWO, will irrevocably set aside and deposit, separate and apart from its other funds, in trust for the benefit of the holders of the TWO Preferred Stock, cash in immediately available funds in the amount of the Preferred Stock Redemption Amount. On the Preferred Stock Redemption Date, each share of TWO Preferred Stock will be redeemed for an amount in cash equal to the Preferred Stock Redemption Amount.
As such, after the CCM Merger is completed and the TWO Preferred Stock has been redeemed, TWO Common Stock and TWO Preferred Stock will no longer be listed on the New York Stock Exchange (“NYSE”) and will be deregistered under the Exchange Act.
Q:	When is the Closing of the CCM Merger expected to occur?
A:
The Closing of the CCM Merger is expected to occur in the second half of 2026, although TWO cannot assure completion by any particular date, if at all. Because the CCM Merger is subject to a number of conditions, including the approval of the CCM Merger Proposal by the requisite vote of the TWO common stockholders and regulatory approval, the exact timing of the CCM Merger cannot be determined at this time and TWO cannot guarantee that the CCM Merger will be completed at all.

Q:	What happens if the CCM Merger is not completed?
A:
If the CCM Merger is not completed for any reason, TWO Common Stock will not be exchanged for the right to receive the CCM Merger Consideration and the TWO Preferred Stock will not be redeemed. Instead, TWO will remain an independent public company and stockholders will continue to own their shares of TWO Common Stock and TWO Preferred Stock. Under certain circumstances, TWO may be required to pay CCM a termination fee and reimburse CCM for the amount of the UWM Termination Fee, as described under “The CCM Merger Agreement— Termination Fee” beginning on page 72.

Q:	What happened to the proposed merger with UWMC and the related special meeting?
A:
On March 27, 2026, TWO terminated the previously announced Agreement and Plan of Merger, dated December 17, 2025 (the “UWMC Merger Agreement”), with UWM Holdings Corporation (“UWMC”) and a wholly owned subsidiary of UWMC, and entered into the CCM Merger Agreement. Accordingly, TWO canceled the previously called special meeting related to the proposed UWMC merger.

Q:	I already gave my proxy to vote my shares at the previously called special meeting related to the proposed UWMC merger. Do I need to give my proxy or vote my shares again for the CCM Merger?
A:
Yes, please vote your shares again in connection with the special meeting for the CCM Merger. The UWMC Merger Agreement was terminated and the previously called special meeting for the UWMC merger has been canceled, so any proxy you may have given is void and will not be counted.

Your vote is very important, regardless of the number of shares of TWO Common Stock you own. Whether or not you expect to attend virtually the special meeting for the CCM Merger, please vote or otherwise submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting. The failure to vote your shares of TWO Common Stock for the CCM Merger Proposal will have the same effect as voting “AGAINST” the approval of the CCM Merger Proposal.
You should carefully read this proxy statement, including its annexes and the documents incorporated by reference herein, in their entirety for more detailed information concerning the CCM Merger and the other transactions contemplated by the CCM Merger Agreement.
The Special Meeting
Q:	When and where is the special meeting?
A:	The special meeting will be held virtually on May 19, 2026 at 10:00 a.m., Eastern Time.
Q:	What constitutes a quorum for the special meeting?
A:
The presence, at the special meeting or by proxy, of the holders of shares entitled to cast a majority of all the votes at the special meeting will constitute a quorum. Abstentions will be included in the calculation of the number of shares considered to be present at the special meeting for purposes of determining the presence of a quorum. As of the close of business on April 15, 2026, the record date for the special meeting, there were 105,046,333 shares of TWO Common Stock outstanding.

Q:	What matters will be voted on at the special meeting?
A:	You will be asked to consider and vote on the following proposals:
•	the CCM Merger Proposal;
•	the Non-Binding Compensation Advisory Proposal; and
•	the Adjournment Proposal.
No other business will be transacted at the special meeting or any adjournment or postponement thereof.
Q:	How does the Board recommend that I vote on the proposals?
A:
The Board has unanimously (i) determined and declared that the CCM Merger Agreement and the transactions contemplated therein, including the CCM Merger, are advisable and in the best interests of TWO and its stockholders; (ii) duly authorized and approved the execution, delivery and performance of the CCM Merger Agreement and the consummation of the CCM Merger and the other transactions contemplated by the CCM Merger Agreement; (iii) directed that approval of the CCM Merger and the other transactions contemplated by the CCM Merger Agreement be submitted for consideration by TWO common stockholders at the special meeting; and (iv) resolved to recommend that TWO common stockholders approve the CCM Merger and the other transactions contemplated by the CCM Merger Agreement.

The Board unanimously recommends that the TWO common stockholders vote “FOR” the CCM Merger Proposal, “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal. For a more complete description of the recommendation of the Board, see “The CCM Merger—Recommendation of the Board and Its Reasons for the CCM Merger” beginning on page 39.
Q:	What vote is required for TWO common stockholders to approve the CCM Merger Proposal?
A:
Approval of the CCM Merger Proposal will require the affirmative vote of the holders of at least a majority of all outstanding shares of TWO Common Stock entitled to vote on the CCM Merger Proposal, provided a quorum is present.

Q:	What vote is required for TWO common stockholders to approve the Non-Binding Compensation Advisory Proposal?
A:	Approval of the Non-Binding Compensation Advisory Proposal will require the affirmative vote of a majority of the votes cast on the matter by TWO common stockholders, provided a quorum is present.
Q:	What vote is required for TWO common stockholders to approve the Adjournment Proposal?
A:	Approval of the Adjournment Proposal will require the affirmative vote of a majority of the votes cast on the matter by TWO common stockholders, provided a quorum is present.
Q:	May the special meeting be adjourned without TWO common stockholders’ approval of the Adjournment Proposal?
A:
Yes. As provided in the TWO Bylaws, the chairman of the special meeting may take such action as, in the discretion of the chairman and without any action by the stockholders, is appropriate for the conduct of the meeting including adjourning the meeting to a later date and time and at a place announced at the meeting. Pursuant to the CCM Merger Agreement, TWO may be required to postpone the special meeting in certain circumstances and, at the request of CCM, shall adjourn or postpone the special meeting if, as of the time for which the special meeting is scheduled, there are insufficient shares of TWO Common Stock represented (either virtually or by proxy) to obtain the approval of the TWO common stockholders.

Q:	How are votes counted?
A:	For the CCM Merger Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you abstain or fail to return your proxy card, it will have the same effect as a vote “AGAINST” the CCM Merger Proposal.

For the Non-Binding Compensation Advisory Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions and other shares not voted will not have an effect on the Non-Binding Compensation Advisory Proposal, provided that a quorum is otherwise present.
For the Adjournment Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions and other shares not voted will not have an effect on the Adjournment Proposal, provided that a quorum is otherwise present.
Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the CCM Merger Proposal, “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal.
In accordance with the rules of the NYSE, brokers, banks and other nominees who hold shares of TWO Common Stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the CCM Merger Proposal, the Non-Binding Compensation Advisory Proposal or the Adjournment Proposal. A so-called “broker non-vote” results when brokers, banks and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of the relevant shares. TWO does not expect any broker non-votes at the special meeting because the proposals upon which stockholders will be voting are all “non-routine” matters, and your broker, bank or other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your broker’s, bank’s or other nominee’s voting form, do not provide voting instructions via the internet or telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote virtually with a “legal proxy” from your broker, bank or other nominee, your shares will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, and your failure to vote will have the same effect as if you voted “AGAINST” the CCM Merger Proposal, and will have no effect on the Non-Binding Compensation Advisory Proposal or the Adjournment Proposal.
Q:	Am I entitled to vote at the special meeting?
A:
If you held TWO Common Stock as of the close of business on April 15, 2026, the record date for the special meeting, you are entitled to one vote per share of TWO Common Stock, unless a new record date is fixed for any adjournment or postponement. As of the record date, there were 105,046,333 issued and outstanding shares of TWO Common Stock.

Holders of TWO Preferred Stock will not be entitled to vote on any matter at the special meeting, but are entitled to notice of the special meeting.
Q:	Have any TWO common stockholders already agreed to vote in favor of the proposals?
A:	To our knowledge, no TWO common stockholder has entered into any agreement to vote any of their shares of TWO Common Stock either in favor of or against any proposal at the special meeting.
Q:	What happens if I sell my TWO Common Stock before the special meeting?
A:
If you sell shares of your TWO Common Stock after the record date but before the date of the special meeting, you will retain any right to vote, but you will have transferred your right to receive the CCM Merger Consideration. In order to receive the CCM Merger Consideration, you must hold your shares of TWO Common Stock through completion of the CCM Merger.

Q:	What is the difference between a stockholder of record and a beneficial owner?
A:	If your shares of TWO Common Stock are registered directly in your name with TWO’s transfer agent, you are considered the stockholder of record with respect to those shares.
If your shares of TWO Common Stock are held in a stock brokerage account, or by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee on how to vote the shares that you beneficially own and you are also invited to attend the special meeting. However, beneficial owners generally cannot vote their shares directly because they are not the stockholder of record; instead, beneficial owners must instruct the broker, bank, trustee or other nominee how to vote their shares.

Q:	How do I vote?
A:	Stockholders of Record. If you are a stockholder of record, your shares of TWO Common Stock may be voted on the matters to be presented at the special meeting in any of the following ways:
•
To authorize a proxy through the Internet, visit the website set forth on the proxy card you received. You will be asked to provide the control number from the enclosed proxy card. Proxies authorized through the Internet must be received by 11:59 p.m., Eastern Time, on May 18, 2026.

•
To authorize a proxy by telephone, dial the toll-free telephone number set forth on the proxy card you received using a touch tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Proxies authorized by telephone must be received by 11:59 p.m., Eastern Time, on May 18, 2026.

•
To authorize your proxy by mail, complete, date and sign each proxy card you receive and return it as promptly as practicable in the enclosed prepaid envelope. If you sign and return your proxy card, but do not mark the boxes showing how you wish to vote, your shares of common stock will be voted “FOR” the CCM Merger Proposal, “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal, as applicable.

•	If you choose to attend the special meeting and vote your shares of TWO Common Stock via the special meeting website, you will need the control number included on your proxy card.
Beneficial Owners. If your shares are held in “street name,” please refer to the instructions provided by your broker, bank, trustee or other nominee to see which of the above choices are available to you. Please note that if you are a holder in “street name” and wish to vote via the special meeting website, and your broker, bank, trustee or other nominee has not provided you with a control number on the voting instruction form it furnishes you, you will need to obtain a control number from your broker, bank, trustee or other nominee holder of record giving you the right to vote the shares at the special meeting. Please also see the question and answer referencing “street name” shares below.
Q:	If I am a beneficial owner of shares of TWO Common Stock, will my broker, bank or other nominee vote my shares of TWO Common Stock for me?
A:
No. If you hold your shares of TWO Common Stock in a stock brokerage account or if your shares of TWO Common Stock are held by a broker, bank or other nominee (that is, in “street name”), you must provide your broker, bank or other nominee with instructions on how to vote your shares of TWO Common Stock. Unless you instruct your broker, bank or other nominee to vote your shares of TWO Common Stock held in street name, your shares of TWO Common Stock will NOT be voted. You should follow the procedures provided by your bank, broker or nominee regarding the voting of your shares of TWO Common Stock.

Q:	How can I revoke or change my vote?
A:	You may revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:
•	authorizing a later proxy by telephone or through the Internet prior to 11:59 p.m., Eastern Time, on May 18, 2026;
•	filing with the Secretary of TWO, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy card;
•	duly executing a later dated proxy card relating to the same shares of TWO Common Stock and delivering it to the Secretary of TWO before the taking of the vote at the special meeting; or
•	attending the special meeting and voting your shares of TWO Common Stock via the special meeting website.
Your attendance at the special meeting does not automatically revoke your previously submitted proxy. If you have instructed your bank, broker or other nominee to vote your shares of TWO Common Stock, the options described above for revoking your proxy do not apply. Instead, you must follow the directions provided by your bank, broker or other nominee to change your vote.

Q:	Am I entitled to exercise appraisal rights?
A:	No. You are not entitled to exercise appraisal rights or rights of an objecting stockholder under Maryland law.
Q:	How can I obtain additional information about TWO?
A:
TWO files annual, quarterly and current reports, proxy statements and other information with the SEC. Its filings with the SEC may be accessed on the Internet at http://www.sec.gov. Copies of the documents filed by TWO with the SEC will be available free of charge on TWO’s website at https://www.twoinv.com/ or by contacting TWO’s investor relations department at investors@twoinv.com or at 612-453-4100. The information provided on TWO’s website is not part of this proxy statement and is not incorporated by reference into this proxy statement. For a more detailed description of the information available and information incorporated by reference, please see “Where You Can Find More Information and Incorporation by Reference” on page 79.

Q:	What else do I need to do now?
A:
You are urged to read this proxy statement carefully and in its entirety, including its annexes and the information incorporated by reference herein, and to consider how the CCM Merger affects you. Even if you plan to attend the special meeting, please authorize a proxy to vote your shares by voting via the Internet, telephone or by completing, signing, dating and returning the enclosed proxy card. You can also attend the special meeting and vote, or change your prior proxy authorization, via the special meeting website. If you hold your shares in “street name” through a bank, broker or other nominee, then you should have received this proxy statement from that nominee, along with that nominee’s proxy card which includes voting instructions and instructions on how to change your vote. Please see the question “How do I vote?” on page 5.

Q:	Will a proxy solicitor be used?
A:
Yes. TWO has engaged D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for the special meeting, and TWO estimates it will pay D.F. King a fee of approximately $12,500. TWO has also agreed to reimburse D.F. King for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify D.F. King against certain losses, costs and expenses. In addition to mailing proxy solicitation materials, TWO’s directors, officers and employees may also solicit proxies in person, by telephone or by any other electronic means of communication deemed appropriate. No additional compensation will be paid to TWO’s directors, officers or employees for such services.

Q:	Who can answer my questions?
A:
If you have any questions about the CCM Merger or the other matters to be voted on at the special meeting, how to submit your proxy, or need additional copies of this proxy statement, the enclosed proxy card or voting instructions, you should contact:

D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, NY 10005
Email: TWO@dfking.com
Banks and Brokers, please call: (646) 677-2516
Toll-Free: (888) 887-0082

SUMMARY
The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you with respect to the CCM Merger Agreement, the CCM Merger or the special meeting. Accordingly, you are encouraged to read this proxy statement, including its annexes and the information incorporated by reference herein, carefully and in its entirety. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find More Information and Incorporation by Reference” on page 79.
The Parties
Two Harbors Investment Corp. (Page 16)
Two Harbors Investment Corp.
1601 Utica Avenue South
Suite 900
St. Louis Park, Minnesota 55416
(612) 453-4100
TWO is a Maryland corporation founded in 2009 that invests in, finances and manages mortgage servicing rights, or MSR, and Agency residential mortgage-backed securities, or Agency RMBS, and, through its operational platform, RoundPoint Mortgage Servicing LLC, is one of the largest servicers of conventional loans in the country. TWO is structured as an internally-managed real estate investment trust (“REIT”).
TWO Common Stock is listed on the NYSE, trading under the symbol “TWO”. The TWO Series A Preferred Stock, the TWO Series B Preferred Stock and the TWO Series C Preferred Stock are listed on the NYSE, trading under the symbols “TWO PRA”, “TWO PRB” and “TWO PRC”, respectively.
TWO’s principal executive offices are located at 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416, and its telephone number is (612) 453-4100.
CrossCountry Intermediate Holdco, LLC (Page 16)
CrossCountry Mortgage, LLC (“CrossCountry”) is a leading nationwide retail mortgage lender with more than 8,000 employees operating over 700 branches and servicing loans across all 50 states, D.C. and Puerto Rico, and a subsidiary of CCM.
CrossCountry is primarily engaged in the business of originating, selling, and servicing residential mortgage loans, with a focus on retail origination, while maintaining a modest presence in the consumer direct origination channel. CrossCountry maintains its corporate office in Cleveland, Ohio, and operates branch offices in all 50 states, ensuring a strong national presence that allows CrossCountry to serve a diverse customer base across the United States. CrossCountry is approved as a Title II, non-supervised direct endorsement mortgagee with the United States Department of Housing and Urban Development (HUD), reflecting a high standard of quality and compliance in the industry. Additionally, CrossCountry is an approved issuer with the Government National Mortgage Association (“Ginnie Mae”), as well as an approved seller and servicer with the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”).
The principal executive office of CrossCountry and CCM is located at 2160 Superior Avenue, Cleveland, Ohio 44114 with a telephone number of (877) 351-3400.
CrossCountry Merger Corp. (Page 16)
CrossCountry Merger Corp. is a Maryland corporation and a wholly owned subsidiary of CCM. Merger Sub was formed solely for the purpose of entering into the CCM Merger Agreement and related agreements and consummating the transactions contemplated thereunder. Merger Sub has not conducted any business operations other than in connection with its formation and the transactions and related agreements. Upon the consummation of such transactions, Merger Sub will be merged with and into TWO and, as a result, the separate existence of Merger Sub will cease and TWO will continue its existence under the Laws of the State of Maryland as the surviving company. From and after the CCM Merger, TWO will be owned, directly or indirectly, by CCM.

The principal executive office of Merger Sub is located at 2160 Superior Avenue, Cleveland, Ohio 44114 with a telephone number of (877) 351-3400.
The CCM Merger
The CCM Merger Agreement (Page 58)
CCM, Merger Sub and TWO have entered into the CCM Merger Agreement attached as Annex A to this proxy statement, which is incorporated herein by reference. TWO encourages you to carefully read the CCM Merger Agreement in its entirety because it is the principal document governing the CCM Merger and the other transactions contemplated by the CCM Merger Agreement.
The CCM Merger (Page 23)
Subject to the terms and conditions of the CCM Merger Agreement, the separate corporate existence of Merger Sub will cease and TWO will continue as the surviving company as a wholly owned subsidiary of CCM.
Consideration for the CCM Merger (Page 59)
Pursuant to the terms and subject to the conditions set forth in the CCM Merger Agreement, at the Effective Time, each share of TWO Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive cash in an amount equal to $10.80 per share. Upon conversion, all such shares of TWO Common Stock will automatically be cancelled and cease to exist.
Recommendation of the Board and Its Reasons for the CCM Merger (Page 39)
On March 26, 2026, following careful consideration, the Board unanimously (i) determined that the CCM proposal continued to constitute a “Company Superior Proposal” as defined in Section 6.3 of the UWMC Merger Agreement, taking into account the revised proposals made by UWMC during the match right period, and authorized TWO to terminate the UWMC Merger Agreement; (ii) determined and declared that the CCM Merger Agreement and the transactions contemplated therein, including the CCM Merger, are advisable and in the best interests of TWO and its stockholders; (iii) duly authorized and approved the execution, delivery and performance of the CCM Merger Agreement and the consummation of the CCM Merger and the other transactions contemplated by the CCM Merger Agreement; (iv) directed that approval of the CCM Merger and the other transactions contemplated by the CCM Merger Agreement be submitted for consideration by TWO common stockholders at the special meeting; and (v) resolved to recommend that TWO common stockholders approve the CCM Merger and the other transactions contemplated by the CCM Merger Agreement. Certain factors considered by the Board in reaching its decision to authorize, approve and adopt the CCM Merger Agreement, the CCM Merger and the other transactions contemplated by the CCM Merger Agreement can be found in the section entitled “The CCM Merger—Recommendation of the Board and Its Reasons for the CCM Merger” beginning on page 39.
The Board unanimously recommends that TWO common stockholders vote “FOR” the CCM Merger Proposal, “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal.
The Special Meeting (Page 17)
•	Date, Time and Place. The special meeting will be held virtually on May 19, 2026 at 10:00 a.m., Eastern Time.
•	Purpose. At the special meeting, TWO common stockholders will be asked to approve the CCM Merger Proposal, the Non-Binding Compensation Advisory Proposal and the Adjournment Proposal.
•
Record Date; Voting Rights. TWO common stockholders at the close of business on April 15, 2026 are entitled to receive this notice and to vote at the special meeting and any adjournments or postponements thereof. Each holder of record of TWO Common Stock on the record date is entitled to one vote per share.

•
Quorum. The presence, via the special meeting website or by proxy of the holders of shares of TWO Common Stock entitled to cast a majority of all the votes entitled to be cast at the special meeting, will constitute a quorum at the special meeting. Abstentions will be counted for the purpose of determining a quorum.

•
Required Vote. Approval of the CCM Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of TWO Common Stock entitled to vote on the CCM Merger Proposal. Approval of the Non-Binding Compensation Advisory Proposal requires, provided a quorum is present, the affirmative vote of a majority of the votes cast on the matter by holders of shares of TWO Common Stock at the special meeting. Approval of the Adjournment Proposal requires, provided a quorum is present, the affirmative vote of a majority of the votes cast on the matter by holders of shares of TWO Common Stock at the meeting.

As of the close of business on the record date for the special meeting, TWO’s directors and executive officers owned approximately 0.9% of the outstanding TWO Common Stock entitled to vote at the special meeting. TWO currently expects that its directors and officers will vote their shares of TWO Common Stock in favor of the CCM Merger Proposal, although none of them are obligated to do so.
Opinion of TWO’s Financial Advisor, Houlihan Lokey Capital, Inc. (Page 43)
On March 26, 2026, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), TWO’s financial advisor, orally rendered its opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated March 26, 2026) as to, as of such date, the fairness, from a financial point of view, to the TWO common stockholders of the CCM Merger Consideration to be received by such holders in the CCM Merger pursuant to the CCM Merger Agreement.
Houlihan Lokey’s opinion was directed to the Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to TWO common stockholders of the CCM Merger Consideration to be received by such holders in the CCM Merger pursuant to the CCM Merger Agreement and did not address any other aspect or implication of the CCM Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board, TWO, CCM, any security holder or any other person as to how to act or vote with respect to any matter relating to the CCM Merger or otherwise. For more information, see the section of this proxy statement captioned “Summary – Opinion of Houlihan Lokey Capital, Inc., TWO’s Financial Advisor.”
Interests of TWO’s Directors and Executive Officers in the CCM Merger (Page 50)
Details of the beneficial ownership of TWO Common Stock by TWO’s directors and executive officers are set out under the heading “Share Ownership of Certain Beneficial Owners and Management/Directors of TWO,” beginning on page 77.
TWO’s directors and executive officers have interests in the CCM Merger that may be different from, or in addition to, the interests of TWO common stockholders generally. These interests include, among other things, the treatment of outstanding TWO Equity Awards (as defined below) under the CCM Merger Agreement, the potential payment of severance benefits upon certain terminations of employment, and rights to ongoing indemnification and insurance coverage.
The Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the CCM Merger Agreement, in reaching its decision to approve and declare advisable the CCM Merger Agreement and the CCM Merger, and in recommending to TWO common stockholders that the CCM Merger be approved.
These interests are discussed in more detail in the section entitled “The CCM Merger – Interests of TWO’s Directors and Executive Officers in the CCM Merger,” beginning on page 50.

Treatment of TWO Equity Awards (Page 50)
At the Effective Time and in accordance with the CCM Merger Agreement, each restricted stock unit in respect of shares of TWO Common Stock granted by TWO with only time-based vesting requirements (each, a “TWO RSU”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall, automatically and without any action on the part of the holder thereof, be cancelled and converted into only the right to receive the CCM Merger Consideration with respect to each share of TWO Common Stock subject to such TWO RSU immediately prior to the Effective Time (without interest and less applicable withholdings) as soon as reasonably practicable (but no later than fifteen calendar days) after the Effective Time.
At the Effective Time and in accordance with the CCM Merger Agreement, each performance share unit in respect of shares of TWO Common Stock granted by TWO with any performance-based vesting requirements (each, a “TWO PSU”) that is outstanding as of immediately prior to the Effective Time, shall, automatically and without any action on the part of the holder thereof, be cancelled and converted into only the right to receive the CCM Merger Consideration with respect to each share of TWO Common Stock subject to such TWO PSU immediately prior to the Effective Time that is earned and vested assuming achievement of the applicable performance criteria at the greater of (i) target performance and (ii) actual performance, as determined by the Board (as constituted immediately prior to the Effective Time) as if the Closing Date was the last day of the applicable performance period (without interest and less applicable withholdings) as soon as reasonably practicable (but no later than fifteen calendar days) after the Effective Time.
As a result, each TWO RSU and TWO PSU will be treated as a share of TWO Common Stock solely for the purpose of the right to receive the CCM Merger Consideration.
At the Effective Time and in accordance with the CCM Merger Agreement, each share of restricted TWO Common Stock granted by TWO (each, a “TWO RSA”) that is outstanding as of immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be fully vested, and each holder of such TWO RSAs shall have the right to receive the CCM Merger Consideration with respect to each share of TWO Common Stock that so vests.
For purposes of this proxy statement, we refer to the TWO RSUs, TWO PSUs, and TWO RSAs collectively as “TWO Equity Awards.”
Conditions to Complete the CCM Merger (Page 70)
A number of conditions must be satisfied or, to the extent permitted by law, waived before the CCM Merger can be consummated. These include, among others:
•	the approval of the CCM Merger Proposal by TWO common stockholders;
•	the expiration or termination of the waiting period and any extension thereof applicable to the consummation of the CCM Merger under the Hart-Scott-Rodino Act (the “HSR Act”);
•	receipt of consents or approvals with respect to certain federal and state agencies and regulatory authorities relating to the mortgage origination and servicing businesses;
•	no order, decree, ruling, injunction or other action restraining, enjoining or otherwise prohibiting the CCM Merger;
•	accuracy of each party’s representations, subject in most cases to materiality or material adverse effect qualifications;
•	the absence of a material adverse effect on TWO;
•	material performance and compliance with each party’s covenants; and
•	the receipt of tax opinion relating to the REIT status of TWO.
Regulatory Approvals Required for the CCM Merger (Page 55)
Under the CCM Merger Agreement, the CCM Merger cannot be completed until all applicable waiting periods (and any extensions thereof) under the HSR Act have expired or been terminated and consents with respect to certain business permits have been obtained.

Deregistration of TWO Common Stock and TWO Preferred Stock (Page 56)
After the CCM Merger is completed and the TWO Preferred Stock has been redeemed, neither the TWO Common Stock nor the TWO Preferred Stock will be listed on the NYSE and each will be deregistered under the Exchange Act.
Appraisal Rights (Page 55)
Pursuant to the Maryland General Corporation Law (the “MGCL”) and the TWO Charter, holders of TWO Common Stock and TWO Preferred Stock will not be entitled to appraisal rights, rights of objecting stockholders or dissenter’s rights in connection with the CCM Merger.
No Solicitation; Change in Recommendations (Page 11)
From and after the date of the CCM Merger Agreement until the Effective Time or if earlier, the termination of the CCM Merger Agreement, TWO will not, and will cause its subsidiaries and will instruct its representatives not to, among other things, directly or indirectly:
•
initiate, solicit, propose or induce or knowingly encourage, facilitate or assist any inquiry, proposal or offer that constitute or could reasonably be expected to lead to the making of a Competing Proposal (as defined in “The CCM Merger Agreement—Competing Proposals” beginning on page 64);

•
participate or engage in any discussions or negotiations with any person with respect to any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to the making of a Competing Proposal;

•
furnish any non-public information regarding TWO or its subsidiaries or provide access to the business, properties, assets, books or records or any personnel of TWO or its subsidiaries to any person in connection with or that could reasonably be expected to encourage any person to make, or result in the making, submission or announcement of, a Competing Proposal;

•
enter or agree to enter into any letter of intent or agreement in principle, or other agreement or understanding contemplating or providing for a Competing Proposal (other than certain confidentiality agreements);

•
withdraw, change, modify or qualify, or propose publicly to withdraw, change, modify or qualify, in a manner that could be adverse to CCM or Merger Sub, the recommendation that the TWO common stockholders approve the CCM Merger and the other transactions related to the CCM Merger;

•	approve or adopt, or publicly recommend the approval or adoption of, or publicly propose or announce any intention to approve or adopt, any Competing Proposal;
•
if a Competing Proposal is structured as a tender offer or exchange offer, fail to recommend against acceptance of such tender offer or exchange offer by TWO’s common stockholders within 10 business days after commencement of such tender offer or exchange offer;

•	fail to include the Board recommendation, as applicable, in this proxy statement or any amendment or supplement thereto;
•
if a Competing Proposal is publicly announced or disclosed, fail to publicly reaffirm the Board recommendation on or prior to seven business days after the written request of CCM following a Competing Proposal that has been publicly announced or three business days prior to the special meeting, or promptly after public announcement if announced on or after the third business day prior to such meeting; or

•
publicly declare advisable, or publicly propose to enter into, any letter of intent or agreement in principle, or other agreement or understanding contemplating or providing for a Competing Proposal (other than certain confidentiality agreements).

Notwithstanding the restrictions described above, at any time prior to obtaining the approval of the CCM Merger Proposal by TWO common stockholders at the special meeting, TWO may, directly or indirectly through one or more of its representatives, engage in discussions or negotiations that would otherwise be prohibited under the foregoing restrictions, or furnish non-public information regarding TWO or any of its subsidiaries, or access to the properties, assets or employees of TWO or any of its subsidiaries, in connection with a Competing Proposal, in either case, with or to any person who has made a written, bona fide Competing Proposal that was not solicited at any time following the execution of the CCM Merger Agreement, in each case, if certain conditions are met, including that prior to taking such action, the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Competing Proposal is, or could reasonably be expected to lead to, a Superior Proposal (as defined in “The CCM Merger Agreement—Competing Proposals” beginning on page 64).

Prior to the receipt of approval of the CCM Merger Proposal by TWO common stockholders at the special meeting, in response to a Competing Proposal, the Board, if it so chooses, may cause TWO to effect a change in its Board recommendation or terminate the CCM Merger Agreement as provided therein, if prior to taking such action, (i) the Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Competing Proposal is a Superior Proposal (taking into account any adjustment to the terms and conditions of the CCM Merger proposed by CCM in response to such Competing Proposal) and that the failure to take such action would be reasonably likely to be inconsistent with the directors’ duties under applicable law, (ii) TWO gave notice to CCM in accordance with the CCM Merger Agreement that TWO has received such proposal, specifying the material terms and conditions of such proposal, and, that TWO intends to take such action, and (iii) TWO allowed CCM not less than three business days from the date on which such notice was given for CCM to respond thereto, and either (A) CCM did not propose revisions to the terms and conditions of the CCM Merger Agreement prior to the end of such notice period or (B) if CCM within such notice period has offered in writing revisions to the terms and conditions of the CCM Merger Agreement, the Board, after consultation with its financial advisors and outside legal counsel, has determined in good faith that the Competing Proposal remains a Superior Proposal with respect to CCM’s revised proposal and that the failure to take such action would be reasonably likely to be inconsistent with the directors’ duties under applicable law.
For more information regarding what constitutes a “Competing Proposal” and what constitutes a “Superior Proposal,” see “The CCM Merger Agreement—Competing Proposals” beginning on page 64.
Termination of the CCM Merger Agreement (Page 71)
The CCM Merger Agreement may be terminated at any time prior to the Effective Time, as follows:
•	by mutual written consent of CCM and TWO;
•	by either party:
•
if a governmental entity of competent jurisdiction issues a final and non-appealable order, decree, ruling or injunction or takes any other action that permanently restrains, enjoins or otherwise prohibits the CCM Merger; provided, that the terminating party has not failed to fulfill any material covenant in the CCM Merger Agreement that has caused or resulted in the CCM Merger failing to occur on or before such date;

•
if the CCM Merger has not been consummated on or before 5:00 p.m. New York, New York time, on March 27, 2027 (the “End Date”), except that the End Date will automatically be extended to June 27, 2027 in the event that all conditions precedent to the Closing have been satisfied other than the closing conditions related to required regulatory approvals and obtaining certain business permits; provided, that the terminating party has not failed to fulfill any material covenant in the CCM Merger Agreement that has caused or resulted in the CCM Merger failing to occur on or before such date;

•
in the event of a breach by the other party of certain covenants or other agreements contained in the CCM Merger Agreement or if any representation and warranty of the other party contained in the CCM Merger Agreement fails to be true and correct which (i) would give rise to the failure of certain conditions to Closing if they were continuing as of the Closing Date and (ii) cannot be or has not been cured by the earlier of 30 days after the giving of written notice to the breaching party of such breach or inaccuracy and the basis for such notice, and the date of the proposed termination; provided, however, that the terminating party is not then also in breach of any representation, warranty, covenant or other agreement contained in the CCM Merger Agreement; or

•	if the approval of the TWO common stockholders has not been obtained upon a vote held at the duly held special meeting.
•
by CCM, prior to obtaining the approval of the TWO common stockholders, (i) if the Board effects a change in its recommendation or (ii) if TWO enters into a merger agreement, letter of intent or other similar agreement relating to a Competing Proposal; or

•
by TWO, to enter into a definitive agreement with respect to a Superior Proposal; provided, however, that TWO contemporaneously pays both the termination fee to CCM and a refund of the UWM Termination Fee (as defined under the CCM Merger Agreement) to CCM pursuant to the CCM Merger Agreement and has complied in all material respects with its non-solicitation obligations required under the CCM Merger Agreement with respect to such Superior Proposal.

For more information regarding termination of the CCM Merger Agreement, see “The CCM Merger Agreement— Termination of the CCM Merger Agreement” beginning on page 71.
Termination Fee (Page 72)
Generally, all fees incurred in connection with the CCM Merger and the other transactions contemplated by the CCM Merger Agreement will be paid by the party incurring those fees; provided that, in certain circumstances, TWO may be obligated to pay to CCM a termination fee of $25.4 million and reimburse CCM for the amount of the UWM Termination Fee.
For further discussion of the termination fees, see “The CCM Merger Agreement—Termination Fee” beginning on page 72.
Material U.S. Federal Income Tax Consequences (Page 73)
CCM and TWO intend to treat the CCM Merger as a taxable sale of TWO Common Stock for cash for U.S. federal income tax purposes. In general, a U.S. stockholder of TWO Common Stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between (i) the amount of cash received in exchange for such TWO Common Stock and (ii) the U.S. stockholder’s adjusted tax basis in its TWO Common Stock. Generally, a non-U.S. stockholder is not expected to be subject to U.S. federal income tax or withholding tax on any gain recognized from the CCM Merger. See “Material U.S. Federal Income Tax Consequences—U.S. Federal Income Tax Consequences of the CCM Merger to Non-U.S. Stockholders of TWO Common Stock.”
All TWO stockholders should consult with their tax advisors to determine the particular U.S. federal, state, local, or non-U.S. income and other tax consequences of the CCM Merger to them. For a more detailed description of the U.S. federal income tax consequences of the CCM Merger, see “Material U.S. Federal Income Tax Consequences of the CCM Merger.”
Treatment of Existing Debt (Page 56)
In connection with the CCM Merger, CCM currently expects to maintain TWO’s repurchase agreements, revolving credit facilities and warehouse lines of credit. TWO is not required to make any offer to repurchase with respect to its 9.375% Senior Notes due 2030 (the “TWO Senior Notes”) in connection with the CCM Merger until after the Effective Time. Prior to the Effective Time, TWO and CCM will use commercially reasonable efforts to prepare and deliver all notices and other documents, and take all other actions, in each case as required under the terms of the TWO Senior Notes or the indenture, as supplemented, that governs the TWO Senior Notes (the “TWO Senior Notes Indenture”), including the giving of any notices that may be required thereunder in connection with the CCM Merger.
Within 30 days following the Effective Time, in accordance with the terms of the TWO Senior Notes Indenture, CCM will cause TWO to make an offer to each holder of the TWO Senior Notes to repurchase all or some of such holders’ TWO Senior Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the TWO Senior Notes repurchased, plus accrued or unpaid interest on the TWO Senior Notes repurchased to, but excluding, the repurchase date. CCM expects that any TWO Senior Notes that are not repurchased in connection with this offer will remain outstanding after the CCM Merger.
Treatment of Existing TWO Preferred Stock (Page 56)
At the Effective Time, each share of TWO Series A Preferred Stock, TWO Series B Preferred Stock and TWO Series C Preferred Stock will remain issued and outstanding. Promptly after the Effective Time, TWO will deliver a notice of redemption to the holders of the TWO Preferred Stock, in accordance with the TWO Charter and the TWO Bylaws. Following the Effective Time, when required in connection with the redemption of the TWO Preferred Stock, CCM, on behalf of the surviving company, will irrevocably set aside and deposit, separate and apart from its other funds, in trust for the benefit of the holders of the TWO Preferred Stock, cash in immediately available funds in the amount of the Preferred Stock Redemption Amount. On the Preferred Stock Redemption Date, each share of TWO Preferred Stock will be redeemed for an amount in cash equal to the Preferred Stock Redemption Amount.
Following the Closing, the surviving company will complete the redemption of the TWO Preferred Stock in accordance with the TWO Charter and the TWO Bylaws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement may contain “forward-looking statements,” including certain plans, expectations, goals, projections and statements about the CCM Merger, TWO’s and CCM’s plans, objectives, expectations and intentions, the expected timing of completion of the CCM Merger, the ability of the parties to complete the CCM Merger considering the various closing conditions; and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this proxy statement that address activities, events or developments that TWO or CCM expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “estimate,” “plan,” “continue,” “intend,” “could,” “foresee,” “should,” “would,” “may,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. TWO’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although TWO believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that their expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this proxy statement. These include, among other things:
•	the expected timing and likelihood of completion of the CCM Merger;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the CCM Merger;
•
the potential failure to receive, on a timely basis or otherwise, the required approvals of the CCM Merger, including stockholder approval by TWO stockholders, and the potential failure to satisfy the other conditions to the consummation of the CCM Merger in a timely manner or at all;

•	risks related to disruption of management’s attention from ongoing business operations due to the proposed CCM Merger;
•	the risk that any announcements relating to the CCM Merger could have adverse effects on the market price of TWO Common Stock;
•	the risk that the CCM Merger and its announcement could have an adverse effect on the ability of TWO to retain and hire key personnel and the effect on TWO’s operating results and business generally;
•	the outcome of any legal proceedings relating to the CCM Merger, including stockholder litigation in connection with the CCM Merger;
•	the risk that restrictions during the pendency of the CCM Merger may impact TWO’s ability to pursue certain business opportunities or strategic transactions;
•	that TWO may be adversely affected by other economic, business or competitive factors;
•	changes in future loan production;
•	the availability of suitable investment opportunities;
•	changes in interest rates;
•	changes in the yield curve;
•	changes in prepayment rates;

•	the availability and terms of financing;
•	general economic conditions and market conditions;
•	conditions in the market for mortgage-related investments; and
•	legislative and regulatory changes that could adversely affect TWO’s business.
All such factors are difficult to predict and are beyond the control of TWO and CCM, including those detailed in TWO’s annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K that are available on TWO’s website at www.twoinv.com/investors and on the SEC’s website at www.sec.gov.
Each of the forward-looking statements of TWO are based on assumptions that TWO believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and TWO does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
All forward-looking statements, expressed or implied, included in this proxy statement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that TWO or persons acting on its behalf may issue.

THE PARTIES
Two Harbors Investment Corp.
TWO is a Maryland corporation founded in 2009 that, through its wholly owned subsidiaries, invests in, finances and manages mortgage servicing rights, or MSR, and Agency residential mortgage-backed securities, or Agency RMBS, and, through its operational platform, RoundPoint Mortgage Servicing LLC, is one of the largest servicers of conventional loans in the country. Agency refers to a government-sponsored enterprise, such as the Federal National Mortgage Association (“Fannie Mae”), or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or a U.S. government agency such as Ginnie Mae. TWO is structured as an internally-managed REIT.
TWO seeks to leverage its core competencies of understanding and managing interest rate and prepayment risk to invest in its portfolio of MSR and Agency RMBS, with the objective of delivering more stable performance, relative to RMBS portfolios without MSR, across changing market environments.
TWO has elected to be treated as a REIT for U.S. federal income tax purposes. TWO has designated certain of its subsidiaries as taxable REIT subsidiaries, or TRSs, as defined in the Internal Revenue Code of 1986 (the “Code”), to engage in such activities.
Shares of TWO Common Stock are listed on the NYSE, trading under the symbol “TWO”. TWO Series A Preferred Stock, TWO Series B Preferred Stock and TWO Series C Preferred Stock are listed on the NYSE, trading under the symbols “TWO PRA”, “TWO PRB” and “TWO PRC”, respectively.
TWO’s principal executive offices are located at 1601 Utica Avenue South, Suite 900, St. Louis Park, Minnesota 55416, and its telephone number is (612) 453-4100.
CrossCountry Intermediate Holdco, LLC
CrossCountry is a leading nationwide retail mortgage lender with more than 8,000 employees operating over 700 branches and servicing loans across all 50 states, D.C. and Puerto Rico, and a subsidiary of CCM.
CrossCountry is primarily engaged in the business of originating, selling, and servicing residential mortgage loans, with a focus on retail origination, while maintaining a modest presence in the consumer direct origination channel. CrossCountry maintains its corporate office in Cleveland, Ohio, and operates branch offices in all 50 states, ensuring a strong national presence that allows CrossCountry to serve a diverse customer base across the United States. CrossCountry is approved as a Title II, non-supervised direct endorsement mortgagee with HUD, reflecting a high standard of quality and compliance in the industry. Additionally, CrossCountry is an approved issuer with Ginnie Mae, as well as an approved seller and servicer with Fannie Mae and Freddie Mac.
The principal executive office of CrossCountry and CCM is located at 2160 Superior Avenue, Cleveland, Ohio 44114 with a telephone number of (877) 351-3400.
CrossCountry Merger Corp.
CrossCountry Merger Corp. is a Maryland corporation and a wholly owned subsidiary of CCM. Merger Sub was formed solely for the purpose of entering into the CCM Merger Agreement and related agreements and consummating the transactions thereunder. Merger Sub has not conducted any business operations other than in connection with its formation and the transactions and related agreements. Upon the consummation of the transactions, Merger Sub will be merged with and into TWO and, as a result, the separate existence of Merger Sub will cease and TWO will continue its existence under the Laws of the State of Maryland as the surviving company. From and after the CCM Merger, TWO will be owned, directly or indirectly, by CCM.
The principal executive office of Merger Sub is located at 2160 Superior Avenue, Cleveland, Ohio 44114 with a telephone number of (877) 351-3400.

THE SPECIAL MEETING
This proxy statement is being furnished in connection with the solicitation of proxies from TWO common stockholders for use at the special meeting. This proxy statement and accompanying form of proxy are first being mailed to TWO common stockholders on or about April 20, 2026.
Purpose of the Special Meeting
A special meeting of TWO common stockholders will be held virtually on May 19, 2026 at 10:00 a.m., Eastern Time. TWO common stockholders will be able to virtually attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/TWO2026SM. TWO common stockholders will need the control number found on their proxy cards in order to access the special meeting website. The special meeting will be held for the following purposes:
•	to consider and vote on the CCM Merger Proposal;
•	to consider and vote on the Non-Binding Compensation Advisory Proposal; and
•	to consider and vote on the Adjournment Proposal.
Only business within the purposes described in the Notice of Special Meeting may be conducted at the special meeting. Any action may be taken on the items of business described above at the special meeting on the date specified above, or on any date or dates to which the special meeting may be adjourned or postponed.
Record Date; Voting Rights; Proxies
TWO has fixed the close of business on April 15, 2026 as the record date for determining TWO common stockholders entitled to notice of, and to vote at, the special meeting. Holders of TWO Common Stock, TWO Series A Preferred Stock, TWO Series B Preferred Stock and TWO Series C Preferred Stock at the close of business on the record date will be entitled to notice of the special meeting, unless a new record date is set in connection with any adjournment or postponement of the special meeting. Only TWO common stockholders at the close of business on the record date will be entitled to vote at the special meeting, unless a new record date is set in connection with any adjournment or postponement of the special meeting. As of the record date, there were 105,046,333 issued and outstanding shares of TWO Common Stock. Each holder of record of TWO Common Stock on the record date is entitled to one vote per share. Votes may be cast either via the special meeting website or by properly authorized proxy at the special meeting. As of the record date, the issued and outstanding TWO Common Stock was held by approximately 87,000 beneficial owners.
Stockholders of Record. If you are a stockholder of record of TWO Common Stock, you may have your shares of TWO Common Stock voted on the matters to be presented at the special meeting in any of the following ways:
•
To authorize a proxy through the Internet, visit the website set forth on the proxy card you received. You will be asked to provide the control number from the enclosed proxy card. Proxies authorized through the Internet must be received by 11:59 p.m., Eastern Time, on May 18, 2026.

•
To authorize a proxy by telephone, dial the toll free telephone number set forth on the proxy card you received using a touch tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Proxies authorized by telephone or through the Internet must be received by 11:59 p.m., Eastern Time, on May 18, 2026.

•
To authorize your proxy by mail, complete, date and sign each proxy card you receive and return it as promptly as practicable in the enclosed prepaid envelope. If you sign and return your proxy card, but do not mark the boxes showing how you wish to vote, your shares of common stock will be voted “FOR” each of the CCM Merger Proposal, the Non-Binding Compensation Advisory Proposal and the Adjournment Proposal.

•	If you choose to attend the special meeting and vote your shares of TWO Common Stock via the special meeting website, you will need the control number included on your proxy card.
Beneficial Owners. If your shares of TWO Common Stock are held in “street name,” please refer to the instructions provided by your broker, bank, trustee or other nominee to see which of the above choices are available to you. Please note that if you are a holder in “street name” and wish to vote via the special meeting website, and your broker, bank, trustee or other nominee has not provided you with a control number on the voting instruction form it furnishes you, you will need to obtain a control number from your broker, bank, trustee or other nominee holder of record giving you the right to vote the shares at the special meeting. Please also see the question and answer referencing “street name” shares.
All shares of TWO Common Stock that are entitled to vote and are represented at the special meeting by properly authorized proxies received before or at the special meeting and not revoked, will be voted at such special meeting in accordance with the instructions indicated on the proxies. If no instructions are given on a timely and properly executed proxy card, your shares will be voted:
•	“FOR” the CCM Merger Proposal;
•	“FOR” the Non-Binding Compensation Advisory Proposal; and
•	“FOR” the Adjournment Proposal.
Votes cast via the special meeting website or by proxy at the special meeting will be tabulated by one or more inspectors appointed by the Board for the special meeting who will also determine whether or not a quorum is present.
Any proxy given by a stockholder pursuant to this solicitation may be revoked at any time before the vote is taken at the special meeting in any of the following ways:
•	authorizing a later dated proxy by telephone or through the Internet prior to 11:59 p.m., Eastern Time, on May 18, 2026;
•	filing with the Secretary of TWO, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy card;
•	duly executing a later dated proxy card relating to the same shares and delivering it to the Secretary of TWO before the taking of the vote at the special meeting; or
•	attending the special meeting and voting your shares of TWO Common Stock via the special meeting website.
Solicitation of Proxies
TWO is soliciting proxies on behalf of the Board. TWO will bear the costs of soliciting proxies. Brokerage houses, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to owners of TWO Common Stock held in their names. In addition to the solicitation of proxies by use of the mail, proxies may be solicited from TWO common stockholders by directors, officers and employees of TWO in person or by telephone, by facsimile, on the Internet or other appropriate means of communications. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to directors, officers and employees of TWO in connection with this solicitation. TWO has retained D.F. King to solicit, and for advice and assistance in connection with the solicitation of, proxies for the special meeting at a cost of $12,500, plus out-of-pocket expenses. No portion of the amount that TWO has agreed to pay to D.F. King is contingent upon the Closing. TWO has agreed to indemnify D.F. King against any loss, damage, expense, liability or claim arising out of such services. Any questions or requests for assistance regarding this proxy statement and related proxy materials may be directed to D.F. King by telephone at (646) 677-2516 (for banks and brokers) or (888) 887-0082 (toll-free).
Quorum; Abstentions and Broker Non-Votes
The presence via the special meeting website or by proxy, of the holders of shares of TWO Common Stock entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum at the special meeting. Shares that abstain from voting will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists. Because approval of the CCM Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of TWO Common Stock entitled to vote on the matter, abstentions and the failure to vote will have the same effect as votes “AGAINST” approval of the CCM Merger Proposal. For the Non-Binding Compensation Advisory Proposal and the Adjournment Proposal, a failure to vote, a failure to instruct your bank, broker or nominee to vote or an abstention from voting will have no effect on the outcome of those proposals, assuming a quorum is present.
In accordance with the rules of the NYSE, brokers, banks and other nominees who hold shares of TWO Common Stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the CCM Merger Proposal, the Non-Binding Compensation Advisory Proposal or the Adjournment Proposal. A so-called

“broker non-vote” results when brokers, banks and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of the relevant shares. TWO does not expect any broker non-votes at the special meeting because the proposals upon which stockholders will be voting are all “non-routine” matters, and your broker, bank or other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your broker’s, bank’s or other nominee’s voting form, do not provide voting instructions via the internet or telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote virtually with a “legal proxy” from your broker, bank or other nominee, your shares will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, and your failure to vote will have the same effect as if you voted “AGAINST” the CCM Merger Proposal, and will have no effect on the Non-Binding Compensation Advisory Proposal or the Adjournment Proposal.
Required Vote
Approval of the CCM Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of TWO Common Stock entitled to vote on the matter.
Approval of the Non-Binding Compensation Advisory Proposal requires, provided a quorum is present, the affirmative vote of a majority of the votes cast on the Non-Binding Compensation Advisory Proposal by TWO common stockholders at the special meeting.
Approval of the Adjournment Proposal requires, provided a quorum is present, the affirmative vote of a majority of the votes cast on the Adjournment Proposal by TWO common stockholders at the special meeting.
Regardless of the number of shares of TWO Common Stock you own, your vote is important. Please complete, sign, date and promptly return the enclosed proxy card today or vote by phone or Internet.

PROPOSALS SUBMITTED TO THE TWO COMMON STOCKHOLDERS
Proposal 1: The CCM Merger Proposal
TWO common stockholders are asked to approve the CCM Merger Proposal as contemplated by the CCM Merger Agreement. For a summary and detailed information regarding the CCM Merger Proposal, see the information about the CCM Merger and the CCM Merger Agreement throughout this proxy statement, including the information set forth in sections entitled “The CCM Merger” beginning on page 23 and “The CCM Merger Agreement” beginning on page 58. A copy of the CCM Merger Agreement is attached as Annex A to this proxy statement.
Pursuant to the CCM Merger Agreement, approval of the CCM Merger Proposal is a condition to the consummation of the CCM Merger. If the CCM Merger Proposal is not approved, the CCM Merger will not be completed.
Approval of the CCM Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of TWO Common Stock entitled to vote on the matter. For purposes of the CCM Merger Proposal, a failure to vote, a failure to instruct your bank, broker or nominee to vote or an abstention from voting will have the same effect as a vote “AGAINST” the CCM Merger Proposal.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” the CCM Merger Proposal.

Proposal 2: Non-Binding Compensation Advisory Proposal
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, TWO is seeking stockholder approval of a non-binding advisory proposal to approve the compensation that may be paid or become payable to TWO’s named executive officers that is based on or otherwise relates to the CCM Merger, as described in the section entitled “The CCM Merger—Interests of TWO’s Directors and Executive Officers in the CCM Merger” beginning on page 50.
As an advisory vote, this proposal is not binding upon TWO or the Board, and approval of this proposal is not a condition to completion of the CCM Merger and is a vote separate and apart from the CCM Merger Proposal. Accordingly, you may vote to approve the CCM Merger Proposal and vote not to approve the Non-Binding Compensation Advisory Proposal and vice versa. Because the CCM Merger-related executive compensation to be paid in connection with the CCM Merger is based on the terms of the CCM Merger Agreement as well as the contractual arrangements with TWO’s named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the CCM Merger Proposal is approved (subject only to the contractual conditions applicable thereto). However, TWO seeks the support of its stockholders and believes that stockholder support is appropriate because TWO has a comprehensive executive compensation program designed to link the compensation of its executives with TWO’s performance and the interests of TWO stockholders. Accordingly, holders of shares of TWO Common Stock are being asked to vote on the following resolution:
RESOLVED, that the compensation that may be paid or become payable to TWO’s named executive officers, in connection with the CCM Merger Agreement, the CCM Merger and the transactions contemplated thereby and the agreements or understandings pursuant to which such compensation may be paid or become payable, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The CCM Merger—Interests of TWO’s Directors and Executive Officers in the CCM Merger” is hereby APPROVED.
Approval of the Non-Binding Compensation Advisory Proposal, provided a quorum is present, requires the affirmative vote of a majority of the votes cast on the matter. For purposes of the Non-Binding Compensation Advisory Proposal, a failure to vote, a failure to instruct your bank, broker or nominee to vote or an abstention from voting will have no effect on the outcome of the proposal.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” the Non-Binding Compensation Advisory Proposal.

Proposal 3: Adjournment Proposal
The TWO common stockholders are being asked to approve a proposal that will give TWO the authority to adjourn the special meeting to another place, time or date, if necessary or appropriate, for the purpose of (i) soliciting additional proxies if there are insufficient shares of TWO Common Stock represented (either virtually or by proxy) and voting or to constitute a quorum necessary to conduct the business of the special meeting, (ii) ensuring that any supplement or amendment to this proxy statement is timely provided to TWO common stockholders, or (iii) complying with applicable law. If, at the special meeting, the number of shares of TWO Common Stock present or represented by proxy and voting for the approval of the CCM Merger Proposal is insufficient to approve such proposal, TWO intends to move to adjourn the special meeting to another place, date or time in order to enable the Board to solicit additional proxies for approval of the proposal. TWO does not intend to call a vote on the Adjournment Proposal if the CCM Merger Proposal is considered and approved at the special meeting. If the special meeting is adjourned for the purpose of soliciting additional proxies, TWO common stockholders who have already submitted their proxies will be able to revoke them at any time prior to their exercise.
Approval of the Adjournment Proposal, provided a quorum is present, requires the affirmative vote of a majority of the votes cast on the matter. For purposes of the Adjournment Proposal, a failure to vote, a failure to instruct your bank, broker or nominee to vote or an abstention from voting will have no effect on the outcome of the proposal.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” the Adjournment Proposal to adjourn the special meeting to another place, date or time, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the CCM Merger Proposal.
Other Business
No other matters will be transacted at the special meeting.

THE CCM MERGER
The following is a summary of the material terms of the CCM Merger. This summary does not purport to be complete and may not contain all of the information about the CCM Merger that is important to you. The summary of the material terms of the CCM Merger below and elsewhere in this proxy statement is qualified in its entirety by reference to the CCM Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and is incorporated by reference into this proxy statement. You are urged to read this proxy statement, including the CCM Merger Agreement, carefully and in its entirety for a more complete understanding of the CCM Merger.
General
Each of the Board and CCM’s managing members has unanimously approved the CCM Merger Agreement, the CCM Merger and the other transactions contemplated by the CCM Merger Agreement. Subject to the terms and conditions of the CCM Merger Agreement, including the approval of the TWO common stockholders of the CCM Merger Proposal, Merger Sub will merge with and into TWO, with TWO continuing as the surviving company. As a result of the CCM Merger, the surviving company will be a wholly owned subsidiary of CCM. TWO stockholders will receive the CCM Merger Consideration described below under “The CCM Merger Agreement—Consideration for the CCM Merger” beginning on page 59.
Background of the CCM Merger
The following chronology summarizes the key meetings and events that led to the signing of the CCM Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of the Board, TWO’s representatives, CCM’s representatives and other parties.
The Board regularly evaluates TWO’s strategic direction and ongoing business plans and reviews possible ways of increasing long-term stockholder value. These reviews include the consideration of various investments, diversification into new assets, purchases and sales of assets, potential strategic business combinations, pursuing growth strategies as an independent company, evaluating whether TWO should retain its status as a REIT and other transactions with third parties that would further TWO’s strategic objectives and ability to create stockholder value.
Management of TWO and CCM have interacted with one another from time to time through their participation in the mortgage industry, and the companies have, from time to time and in the ordinary course of business, engaged in transactions with each other, including periodic sales by TWO of mortgage servicing rights to CCM and subservicing by TWO’s subsidiary, RoundPoint, of mortgage servicing rights owned by CCM.
On December 9, 2024, William Greenberg, President and Chief Executive Officer of TWO, received an unsolicited, preliminary non-binding proposal letter from UWMC proposing to acquire TWO for consideration valued at 1.05x TWO’s fully diluted tangible common book value, payable in UWMC Class A Common Stock at a fixed exchange ratio (the “December 9 UWMC Letter”). The December 9 UWMC Letter stated that the proposed purchase price was subject to UWMC’s due diligence of TWO.
On December 18, 2024, the Board met in executive session and Mr. Greenberg discussed with the board the December 9 UWMC Letter as well as the outreach from the chief executive officer of a potential counterparty referred to herein as Company A indicating that Company A was interested in acquiring TWO, though no specific purchase price had been proposed by Company A.
On December 26, 2024, Mr. Greenberg received an unsolicited, preliminary non-binding proposal letter from Company A to acquire TWO, offering $14.25 to $15.00 in cash for each share of TWO Common Stock, representing 0.98x – 1.04x fully diluted tangible book value per share and a 22% to 28% premium to TWO’s share price as of December 23, 2024 (the “December 26 Company A Letter”). The December 26 Company A Letter stated that the proposed purchase price was subject to Company A’s due diligence of TWO. The December 26 Company A Letter assumed, among other things, that TWO’s book value reflected all appropriate reserves for realized and contingent liabilities and stated that any substantial deviation from the assumptions contained in the December 26 Company A Letter could necessitate a corresponding adjustment to the consideration offered.
On January 13, 2025, the Board met via videoconference, with representatives of TWO’s then-current financial advisor and outside legal counsel present. Outside counsel to TWO discussed the duties of the Board in the context of considering acquisition proposals. Representatives of TWO’s financial advisor discussed, among other things, the terms of each proposal, market and trading perspectives on each of the proposals and other potential strategic alternatives to the proposals, including pursuing a growth strategy as an independent company and terminating TWO’s status as a REIT and compared those alternatives to the transaction proposals. After discussion, the Board held an executive session to further discuss the acquisition proposals and potential responses thereto and, following discussion, determined not to proceed with the proposal from Company A and to inform UWMC that the purchase price included in the December 9 UWMC Letter was not one the Board would be willing to act upon. TWO’s financial advisor subsequently conveyed this message to representatives of UWMC.
On January 15, 2025, a representative of TWO notified a representative of Company A that the Board, with the assistance of its financial and legal advisors, had carefully analyzed and considered Company A’s non-binding proposal regarding a potential acquisition of TWO and, after careful consideration, the Board had determined that the Company A proposal was not in the best interests of TWO or its stockholders.
On January 27, 2025, in response to the feedback from TWO’s financial advisor, UWMC submitted a revised non-binding indication of interest increasing its proposal to acquire TWO for consideration valued at 1.10x TWO’s fully diluted tangible common book value, payable in UWMC Class A Common Stock at a fixed exchange ratio (the “January 27 UWMC Letter”).
On February 17, 2025, the Board met via videoconference, with representatives of TWO management and its then-current financial advisor and outside counsel present. A representative of the financial advisor summarized the January 27 UWMC Letter and UWMC’s business profile, reviewed preliminary valuation work for a combined company and identified diligence areas and factors that could affect value to TWO stockholders. Following discussion, the Board asked management and the financial advisor to refine the financial and valuation analysis with respect to an acquisition by UWMC and to prepare a proposed response to UWMC for consideration at a subsequent meeting.
On February 23, 2025, TWO engaged Houlihan Lokey as an additional financial advisor to perform a strategic alternatives analysis, which included a review of TWO’s corporate strategic posture and the identification and evaluation of certain strategic alternatives available to TWO. As compensation for Houlihan Lokey’s services, TWO agreed to pay Houlihan Lokey a fixed fee which was not contingent on the occurrence of a transaction.
On March 7, 2025, the Board met via videoconference, with representatives of TWO management, its then-current financial advisor and outside counsel to TWO present. Representatives of Houlihan Lokey were also invited to attend the meeting. TWO’s then-current financial advisor provided the Board with an update on valuation considerations relating to the January 27 UWMC Letter, noting that the trading price of TWO Common Stock had increased relative to the trading price of UWMC Class A Common Stock following UWMC’s fourth-quarter 2024 results. The financial advisor then reviewed updated valuation work for a potential combined company and compared potential stockholder returns to precedent transactions, and expressed the view that a transaction would be accretive to UWMC at a price greater than the price reflected in the January 27 UWMC Letter. At the request of the Board, representatives of Houlihan Lokey provided perspectives on the proposed acquisition by UWMC, including a review of the proposed exchange ratio and a preliminary review of the relative contributions of TWO and UWMC to certain pro forma financial metrics for the combined company. The Board determined that the January 27 UWMC Letter was not satisfactory and discussed key terms that could be acceptable to TWO. The Board directed TWO management, together with outside counsel to TWO, to prepare a draft response for review by the Board prior to submission.
On March 10, 2025, following review by the members of the Board, representatives of TWO submitted a non-binding term sheet to UWMC to guide further discussions, which contemplated valuing the TWO Common Stock at 1.3x fully diluted tangible common book value and a cash-election merger structure. Following receipt, representatives of UWMC informed TWO that UWMC was not prepared to move forward. No further discussions took place between the parties concerning the UWMC proposal.
On March 31, 2025, the magistrate judge issued a report and recommendation (“R&R”) in TWO’s pending litigation in the United States District Court for the Southern District of New York (the “Court”) with its prior external manager, PRCM Advisers LLC and related entities (together “Pine River”) related to TWO’s termination of the management agreement with Pine River (the “Management Agreement”). The R&R recommended Pine River’s motion for summary judgment to the extent that TWO did not have a basis on which to terminate the Management Agreement for cause and as to TWO’s pending counterclaims be granted, and Pine River’s motion for summary judgment otherwise be denied. The Court adopted the R&R on May 23, 2025, over TWO’s objection, and the parties agreed to participate in mediation, which mediation took place in August 2025.

On August 20, 2025, TWO entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Pine River whereby TWO and Pine River agreed to compromise and settle all claims alleged in the lawsuits between the parties. Pursuant to the terms of the Settlement Agreement, TWO agreed to make a cash payment of $375 million (the “Settlement Payment”), which Settlement Payment was paid to Pine River in September 2025. Under the Settlement Agreement, Pine River agreed to relinquish ownership or any other interest it held in any and all intellectual property that Pine River licensed, conveyed, or otherwise provided to TWO or that was developed by or for TWO, whether pursuant to the terms of the Management Agreement or otherwise. Following receipt of the Settlement Payment, Pine River caused to be dismissed with prejudice all claims alleged in its complaint. TWO and Pine River agreed to unconditionally and irrevocably release and discharge each other and their respective representatives from and against any and all claims alleged in the lawsuits between the parties.
On September 24, 2025, Mr. Greenberg received an unsolicited, preliminary non-binding proposal letter (the “September 24 Company B Letter”) from a representative of a potential counterparty referred to herein as Company B regarding an interest in exploring a potential acquisition of TWO. The September 24 Company B Letter proposed acquiring all the outstanding shares of TWO Common Stock in a stock-for-stock transaction at a contemplated purchase price of 1.04x “adjusted common book value,” representing a 17% premium to TWO’s share price as of September 23, 2025.
On September 30, 2025, following a conversation between the chief executive officer of Company B and Mr. Greenberg seeking clarification of the proposal terms, Company B sent a revised proposal letter to Mr. Greenberg (the “September 30 Company B Letter”). The September 30 Company B Letter reflected a revised proposal to acquire all the outstanding shares of TWO Common Stock in a stock-for-stock transaction at a contemplated purchase price of 1.065x fully diluted tangible common book value (1.04x total common book value, inclusive of goodwill), representing an 18% premium to TWO’s share price as of September 29, 2025.
On October 3, 2025, the Board met via videoconference, with members of TWO management and a representative of Jones Day in attendance to discuss Company B’s proposal. The Board reviewed management’s overview of the proposal, the current opportunities and challenges for TWO, TWO’s prospects as a standalone company and potential strategic alternatives available to TWO. The representative of Jones Day reviewed with the Board its duties. The Board discussed the September 30 Company B Letter, whether to conduct a market check with other possible buyers, the engagement of a financial advisor to assist with any process and the formation of an ad hoc committee (the “Ad Hoc Committee”) to oversee the exploration of any potential transaction. The Board approved the formation of an Ad Hoc Committee that would be comprised of Stephen G. Kasnet, James A. Stern and Hope B. Woodhouse, with the appointments to be documented by written action. The Ad Hoc Committee was not formed as a result of any perceived or alleged conflict of interests with respect to a potential transaction. The Ad Hoc Committee was established with a mandate to direct, approve, modify and monitor the process and procedures related to the review and evaluation of a potential transaction and the consideration and evaluation of the proposed terms and conditions thereof. At the meeting, both Mr. Greenberg and Mr. Kasnet expressed their confidence in the ability of Houlihan Lokey to effectively guide the Board in a process, as Houlihan Lokey maintained a strong reputation in the market and had extensive experience generally in mergers and acquisitions, valuation of businesses, financing and capital markets and familiarity with TWO and the industry in which TWO operates. The Board approved the engagement of Houlihan Lokey, subject to the finalization of terms by the Ad Hoc Committee.
On October 6, 2025, the Board executed an action by unanimous written consent ratifying the formation of the Ad Hoc Committee and appointing Stephen G. Kasnet, James A. Stern and Hope B. Woodhouse to serve on the Ad Hoc Committee.
On October 7, 2025, the Ad Hoc Committee held its initial meeting via videoconference with representatives of Jones Day and Houlihan Lokey to discuss general process considerations and other preliminary matters in connection with the unsolicited proposal from Company B. A representative of Jones Day discussed with the Ad Hoc Committee its duties in the context of a potential transaction. Representatives of Houlihan Lokey summarized recent discussions with Company B’s advisors, noting an indicative gross purchase price of 1.065x fully diluted tangible common book value per share in a stock-for-stock transaction and discussed with the Ad Hoc Committee a market check with other potentially interested parties. The Ad Hoc Committee was supportive of the proposed outreach plan and process and unanimously authorized Houlihan Lokey to proceed.

Between October 8, 2025 and October 10, 2025, Houlihan Lokey contacted four parties (other than Company B) to gauge their interest in pursuing a strategic transaction with TWO. Three of these parties (UWMC, Company A and CCM) entered into non-disclosure agreements with TWO in the following weeks. Each of the non-disclosure agreements included customary “standstill” provisions that would fall away upon TWO’s entry into a definitive agreement relating to a sale of TWO.
During the week of October 13, 2025, Mr. Greenberg and the chief business officer and head of investor relations of UWMC, Blake Kolo, had a telephone conversation to discuss UWMC’s interest in exploring a potential transaction with TWO. No specific transaction terms were discussed.
On October 14, 2025, TWO and Company B entered into a non-disclosure agreement with respect to a potential transaction. Also on October 14, 2025, TWO and CCM entered into a non-disclosure agreement with respect to a potential transaction. Following execution of such non-disclosure agreements, Company B and CCM received confidential information of TWO for purposes of further evaluating a potential transaction.
On October 15, 2025, the chief executive officer of Company A engaged in discussions with a representative of Houlihan Lokey and conveyed Company A’s continued interest in pursuing a transaction with TWO.
On October 15, 2025, Mr. Greenberg and the chief executive officer of UWMC, Mat Ishbia, had a telephone conversation to discuss UWMC’s interest in exploring a potential transaction with TWO. No specific transaction terms were discussed. Also on October 15, 2025, a representative of Houlihan Lokey contacted representatives of UWMC to further confirm UWMC’s continued interest in pursuing a transaction with TWO, to which UWMC confirmed their continued interest.
On October 17, 2025, TWO and Company A entered into a non-disclosure agreement, following which Company A received confidential information of TWO for purposes of further evaluating a potential transaction.
On October 18, 2025, UWMC formally engaged BofA Securities, Inc. (“Bank of America”) as a financial advisor in connection with evaluating a potential business combination transaction with TWO.
On October 20, 2025, the Ad Hoc Committee held a meeting via videoconference together with representatives of Jones Day and Houlihan Lokey to discuss the outreach conducted by Houlihan Lokey, together with other preliminary transaction considerations and next steps for any potential transaction with such counterparties. Following discussions with the assistance of representatives of Houlihan Lokey and Jones Day, the Ad Hoc Committee decided it would request indicative bids by October 31, 2025, with the Ad Hoc Committee to receive an interim update from Houlihan Lokey on October 27, 2025 and to convene thereafter to review bids and confirm next steps with the full Board.
On October 23, 2025, UWMC formally engaged Greenhill, a Mizuho affiliate (“Mizuho”) as another financial advisor, along with Bank of America, for the purpose of evaluating a potential business combination transaction with TWO.
On October 24, 2025, TWO and UWMC entered into a non-disclosure agreement, following which UWMC received confidential information of TWO for purposes of further evaluating a potential transaction. TWO began to exchange due diligence information with UWMC, and continued to do so until the execution of the UWMC Merger Agreement. Also on October 24, 2025, representatives of Houlihan Lokey provided to TWO a letter setting forth information regarding Houlihan Lokey’s relationships with TWO, Company A, Company B, CCM and UWMC. The Board subsequently reviewed the letter and determined that there was nothing disclosed in the letter that would affect the ability of Houlihan Lokey to provide objective financial advice to TWO.
On October 27, 2025, TWO executed an engagement letter (effective as of October 6, 2025) pursuant to which it formally retained Houlihan Lokey as its financial advisor in connection with a potential business combination transaction.
On October 27, 2025, the Ad Hoc Committee held a meeting via videoconference together with representatives of Jones Day and Houlihan Lokey to discuss the status of outreach to potential counterparties. Houlihan Lokey advised that it expected to receive indicative offers from Company B, CCM, and UWMC by the end of the week, and that Company A was also considering submitting an offer. At the meeting, representatives of Houlihan Lokey reviewed preliminary financial analyses of TWO based on the projections of TWO (the “October 2025 TWO Projections”), which projections were made available to CCM and which are further described in the section titled “Certain Unaudited Prospective Financial Information” beginning on page 48.

On October 30, 2025, CCM submitted a letter to TWO that contained a non-binding proposal to acquire all of the equity interests of TWO in an all-cash merger (the “First CCM Proposal Letter”). The First CCM Proposal Letter contemplated a cash purchase price range of 1.10x – 1.15x fully diluted tangible common book value per share, representing a 21% – 26% premium to TWO’s share price as of October 29, 2025. The First CCM Proposal Letter contemplated funding the purchase price through a combination of existing, on-hand liquidity of CCM and other financing sources and stated that the proposal would not be subject to any financing contingencies.
On October 31, 2025, Company A provided to Houlihan Lokey an email indication of a purchase price of 1.03x fully diluted tangible common book value per share in cash to exclusively acquire the common stock of TWO. The Company A proposal did not address the redemption or other satisfaction of the outstanding preferred stock of TWO.
On November 3, 2025, UWMC submitted a letter to TWO that contained a non-binding proposal to acquire all of the equity interests of TWO in exchange for newly issued UWMC Class A Common Stock based on a fixed exchange ratio (the “First UWMC Proposal Letter”). The First UWMC Proposal Letter contemplated a purchase price of 1.10x fully diluted tangible common book value per share, representing an approximate 20% premium to TWO’s share price as of October 31, 2025. The First UWMC Proposal Letter also indicated that UWMC was amenable to discussing the addition of an incremental member to the UWMC board of directors.
On November 4, 2025, the Ad Hoc Committee held a meeting via videoconference together with representatives of Jones Day and Houlihan Lokey to discuss the proposals received to date from Company A, Company B, CCM and UWMC and to assess the risks and merits of each such proposal. Representatives of Houlihan Lokey provided an update on the current transaction process, status of engagement with each party and terms of each of the proposals. At the conclusion of the meeting, the Ad Hoc Committee determined to continue discussions with Company B, CCM and UWMC. The Ad Hoc Committee further determined the terms of the Company A proposal were not sufficient to form a basis for TWO to continue discussions regarding a potential transaction with Company A.
On November 4, 2025, representatives from Houlihan Lokey spoke with representatives from CCM and its financial advisor to discuss CCM’s contemplated financing sources and whether the transaction would reflect a fixed price at signing or a book value multiple that would result in a price being determined prior to closing.
On November 12, 2025, representatives of UWMC, including (i) Mr. Kolo, (ii) the chief financial officer of UWMC, Rami Hasani, and (iii) the executive vice president, investor relations and legal affairs for UWMC, Matt Roslin, Mizuho and Bank of America attended a virtual meeting with representatives of TWO, including Mr. Greenberg and Mr. Kasnet, and representatives of Houlihan Lokey, to discuss a potential transaction. In addition, representatives of Houlihan Lokey sent an information request list to representatives of UWMC for purposes of TWO’s diligence of UWMC. Also on November 12, 2025, representatives of TWO, including Mr. Greenberg and Mr. Kasnet, and representatives of Houlihan Lokey attended two separate in-person meetings with representatives of Company B and representatives of CCM, together with their respective financial advisors, to discuss the potential transaction.
On November 12, 2025, TWO made available drafts of a potential merger agreement in the virtual data room. TWO prepared one form of the merger agreement to reflect an all-cash merger transaction and one form of the merger agreement to reflect a stock-for-stock merger transaction, which forms were otherwise identical in all material respects. Among other things, the forms of the draft merger agreement provided that the acquiror would be required to commit to any remedy to obtain any required regulatory approvals to consummate the transaction and provided for a termination fee of 2% of the fully diluted full equity value of the transaction that was payable by TWO under certain circumstances, including if TWO terminated the merger agreement to enter into a superior proposal or if the acquiror terminated the merger agreement following the Board changing its recommendation in response to an intervening event.
On the morning of November 14, 2025, the chief executive officer of Company B called Mr. Greenberg to inform him that Company B was withdrawing its indication of interest to acquire TWO. Discussions with respect to a potential transaction with Company B subsequently ceased.
On November 14, 2025, management representatives of TWO attended a series of separate commercial and operational management diligence calls with representatives of CCM and UWMC. The meeting between TWO and UWMC covered several commercial and operational topics including TWO’s approach to its capital markets functions, forecast assumptions, certain tax-related questions and TWO’s servicing business conducted by its subsidiary, RoundPoint.

On November 17, 2025, UWMC and CCM both submitted revised, written non-binding proposals, each of which was accompanied by a mark-up of the applicable draft merger agreement. The revised proposal from CCM indicated a contemplated all cash purchase price to reflect 1.10x fully diluted tangible common book value per share, representing an approximately 22% premium to TWO’s share price as of November 14, 2025. The revised proposal from UWMC increased the contemplated all stock purchase price to 1.15x fully diluted tangible common book value per share, representing an approximately 25% premium to TWO’s share price as of November 14, 2025 and reiterated UWMC’s openness to discussing the addition of an incremental member to the UWMC board of directors. The revised draft of the merger agreement submitted by CCM, among other things, increased the amount of the termination fee payable by TWO to 4% of the fully diluted full equity value of the transaction and the circumstances in which such termination fee would be payable by TWO. The merger agreement submitted by CCM also added new closing conditions that no remedy to obtain any required regulatory approvals would impose a burdensome condition on CCM and also required receipt of certain third-party commercial consents beyond regulatory approvals. The revised draft of the merger agreement submitted by UWMC, among other things, accepted the termination fee of 2% of the fully diluted full equity value and provided that UWMC would not be required to commit to any remedy to obtain any required regulatory approvals that would result in an adverse effect that is more than immaterial on UWMC or the business of TWO.
On November 18, 2025, the Ad Hoc Committee met via videoconference together with representatives of Jones Day and Houlihan Lokey to discuss the strategic rationale and the terms of the revised proposals received from UWMC and CCM. The Ad Hoc Committee discussed that with CCM’s proposal there was less certainty toward the timing of a deal and there was also the possibility of downward valuation adjustments. A representative of Jones Day discussed with the Ad Hoc Committee their duties in connection with the proposed transaction. Also on November 18, 2025, Mr. Ishbia contacted Mr. Greenberg to further express UWMC’s interest in a potential transaction with TWO. No specific transaction terms were discussed.
On November 20, 2025, representatives of Jones Day and representatives of Simpson Thacher & Bartlett LLP (“Simpson Thacher”), counsel to CCM, spoke in order for Jones Day to provide TWO’s initial views on the merger agreement sent by CCM and to ask clarifying questions, focusing primarily on CCM’s contemplated financing arrangements, scope of required regulatory approvals and closing condition requiring the receipt of certain non-regulatory third-party consents.
On November 21, 2025, representatives of Jones Day and representatives of Greenberg Traurig, LLP (“Greenberg Traurig”), as counsel to UWMC, spoke in order for Jones Day to provide TWO’s initial views on the merger agreement sent by UWMC and to ask clarifying questions, focusing primarily on the approach to determining required regulatory approvals and transaction structuring.
On November 21, 2025, the Board met via videoconference, with members of TWO management and representatives of Jones Day and Houlihan Lokey in attendance to discuss the most recent proposals received from UWMC and CCM. A representative of Jones Day discussed the duties of the Board in the context of the proposed business combination. Representatives of Houlihan Lokey reviewed the transaction developments since the most recent Board meeting and the financial terms of the most recent proposals from UWMC and CCM. The representatives of Houlihan Lokey also conveyed to the Board that CCM had requested exclusivity and the reimbursement of expenses but had not conditioned their continuing participation in the process on TWO agreeing to these requests. The Board, with the assistance of representatives of Houlihan Lokey and Jones Day, discussed, among other topics, key terms of the proposals, including the consideration proposed and the conditions related to each proposed transaction. The Board unanimously agreed to continue discussions with each of UWMC and CCM.
Between November 21, 2025 and November 26, 2025, representatives of TWO, including management, and representatives of Houlihan Lokey held a series of individual meetings with each of UWMC and CCM and their respective advisors in connection with each party’s due diligence review of TWO. The topics at these meetings generally focused on TWO’s operations, legal matters, financial, human resources and accounting matters and tax matters.
On November 24, 2025, UWMC provided representatives of TWO, Jones Day and Houlihan Lokey with access to a virtual data room for diligence of UWMC by TWO. The virtual data room was updated with additional due diligence information throughout the ensuing transaction negotiations.
On November 25, 2025, representatives of Jones Day provided revised drafts of the merger agreements to representatives of Greenberg Traurig and to Simpson Thacher. The revised draft of the merger agreement sent to Simpson Thacher, among other things, reduced the amount of the termination fee payable by TWO to 2.5% of the fully diluted full equity value of the transaction, required CCM to commit to any remedies that may be required to obtain regulatory approvals to consummate the transaction and removed the condition requiring the receipt of certain non-regulatory third-party consents. The revised draft of the merger agreement sent to Greenberg Traurig, among other things, also required UWMC to commit to any remedies that may be required to obtain regulatory approvals to consummate the transaction.
On November 25, 2025, Ron Leonhardt, chief executive officer of CCM, hosted Mr. Greenberg for an in-person visit to the CCM headquarters office. Mr. Greenberg and Mr. Leonhardt talked about the potential transaction, the remaining diligence to be completed and certain key deal points to be resolved between TWO and CCM.
On November 29, 2025, representatives of Simpson Thacher provided a revised draft of the merger agreement to representatives of Jones Day which, among other things, continued to include the closing conditions from the prior CCM draft that no remedy to obtain any required regulatory approvals would impose a burdensome condition on CCM and the receipt of certain non-regulatory third-party consents. The revised draft of the merger agreement also increased the amount of the termination fee payable by TWO to 3.5% of the fully diluted full equity value of the transaction. The revised draft of the merger agreement further stated that CCM would have available funds to consummate the acquisition but was not accompanied by additional evidence of funds.
On December 2, 2025, representatives of UWMC, including Mr. Kolo and Mr. Roslin, hosted a dinner for representatives of TWO, including Mr. Kasnet, Mr. Greenberg and other members of TWO management, in Pontiac, Michigan to discuss the potential transaction. Mr. Ishbia briefly attended the dinner but was not present for the full discussion.
On December 3, 2025, Mr. Kolo, Mr. Roslin and other members of UWMC management, hosted Mr. Kasnet, Mr. Greenberg and other members of TWO management, and representatives from Bank of America, Mizuho and Houlihan Lokey at UWMC’s headquarters in Pontiac, Michigan to learn more about UWMC as a company and to continue discussions regarding the potential transaction and the potential value that could be created as a combined company.
On December 4, 2025, the Ad Hoc Committee met via videoconference together with representatives of Jones Day and Houlihan Lokey to discuss the status of ongoing negotiations with CCM and UWMC and impressions from the recent in-person meetings with CCM and UWMC. The Ad Hoc Committee discussed process and timing considerations, including scheduling a meeting of the Board to review Houlihan Lokey’s preliminary financial analyses. The Ad Hoc Committee directed Houlihan Lokey to solicit final value improvements from each of UWMC and CCM and indicated a willingness to consider exclusivity if a clear leader emerged.
On December 5, 2025, representatives of Greenberg Traurig provided a revised draft of the merger agreement to representatives of Jones Day which, among other things, provided that UWMC would not be required to commit to any remedy to obtain any required regulatory approvals that would result in an adverse effect that is more than immaterial on UWMC or the business of TWO and included several revisions to the operating restrictions on TWO and UWMC in the period between the signing of the merger agreement and the closing of the transaction. The draft merger agreement proposed that further discussion occur between UWMC and TWO with respect to the treatment of equity awards and employee matters covenants. Also on December 5, 2025, representatives of TWO, including Mr. Greenberg, William Dellal, Vice President and Chief Financial Officer of TWO, Nick Letica, Vice President and Chief Investment Officer of TWO, and other members of TWO management, Houlihan Lokey, UWMC, including Mr. Kolo, Mr. Hasani and Mr. Roslin, Bank of America and Mizuho met via videoconference to discuss each party’s assessments of potential joint synergies.
On December 5, 2025, representatives of Jones Day provided a revised draft of the merger agreement to representatives of Simpson Thacher. The draft made counterproposals on the various points that remained under negotiation, including with respect to the efforts standard to obtain the required regulatory approvals and the closing condition regarding the receipt of certain non-regulatory third-party consents. The revised draft of the merger agreement also decreased the amount of the termination fee payable by TWO to 3.0% of the fully diluted full equity value of the transaction.
On December 5, 2025, a representative of Houlihan Lokey had a telephone call with Mr. Leonhardt to indicate that TWO was anticipating an increase in bids from parties involved in the process. Mr. Leonhardt indicated that CCM did not have an ability to further increase its purchase price proposal.

On December 8, 2025, the financial advisor to Company A sent via email to Mr. Greenberg and Mr. Letica an alternative transaction proposal that would consist of a $1 billion contribution of mortgage servicing rights to TWO, with TWO issuing preferred or common stock in exchange.
On December 9, 2025, at the request of TWO, representatives of Houlihan Lokey verbally communicated a counterproposal to UWMC’s financial advisors to increase the purchase price to $12.75 per share of TWO Common Stock, which was equal to 1.21x TWO’s fully diluted tangible common book value per share as of September 30, 2025, and to utilize a fixed exchange ratio based on the 10-day volume weighted average price of UWMC Class A Common Stock as of the signing date for the price of UWMC’s shares as consideration. UWMC’s financial advisors asked representatives of Houlihan Lokey whether TWO would consider agreeing to exclusivity with UWMC if UWMC accepted TWO’s counterproposal. Representatives of Houlihan Lokey responded that they believed TWO would consider it under such circumstances, subject to the execution of a limited term exclusivity agreement.
On December 10, 2025, Mr. Kolo proposed to Mr. Greenberg increasing UWMC’s proposed purchase price to between 1.170x to 1.175x of TWO’s tangible common book value per fully diluted share as of September 30, 2025. Mr. Greenberg indicated that he was prepared to recommend to the Ad Hoc Committee the proposed purchase price of 1.175x TWO’s tangible common book value per fully diluted share as of September 30, 2025, which implied a purchase price per share of TWO Common Stock of $12.42. Mr. Kolo and Mr. Greenberg discussed fixing the exchange ratio for this proposed purchase price based on the volume weighted average price of UWMC Class A Common Stock for either the 10 or 15 trading days prior to execution of a definitive agreement, with the final number of trading days being subject to further discussion by the parties. Mr. Kolo also stated that UWMC would require a limited period of exclusivity in order to proceed further on the process. On December 10, 2025, UWMC Class A Common Stock closed at a price of $5.61 per share.
Also on December 10, 2025, CCM confirmed to representatives of Houlihan Lokey that the CCM bid remained at 1.10x of the most recent TWO tangible common book value on a fully diluted basis and that there would be approximately $11 million of downward adjustments to TWO’s tangible common book value contingent upon resolving certain balance sheet items in advance of the signing of a transaction with CCM.
On December 11, 2025, representatives of Greenberg Traurig sent a draft limited-term exclusivity agreement to representatives of Jones Day and UWMC made certain UWMC financial projections available in the virtual data room.
On December 11, 2025, representatives of Jones Day provided a revised draft of the merger agreement to representatives of Greenberg Traurig and an initial draft of the TWO Disclosure Letter to the merger agreement (the “TWO Disclosure Letter”). The draft made counterproposals on various points that remained under negotiation, including the treatment of TWO equity awards, certain covenants covering the operation of TWO’s and UWMC’s operations during the period between the signing and the closing of the merger agreement and certain covenants relating to TWO providing financing cooperation to UWMC and, among other things, substantially accepted UWMC’s proposal on the required efforts standard to obtain any required regulatory approvals to consummate the transaction.
On December 11, 2025 and December 12, 2025, representatives of TWO and its tax and accounting advisor attended separate calls with representatives of UWMC and its respective tax and accounting advisors for the purposes of conducting tax and financial diligence on UWMC.
On December 12, 2025, Mr. Greenberg and Mr. Kolo discussed the exchange ratio mechanics and agreed that they would recommend to their respective boards of directors that the price of the UWMC Class A Common Stock for the purpose of computing the exchange ratio be fixed based on the volume weighted average price of UWMC Class A Common Stock for the 15 trading days period ending on December 16, 2025.
On December 12, 2025, representatives of Jones Day and Greenberg Traurig negotiated the terms of and finalized the limited-term exclusivity agreement. The limited-term exclusivity agreement provided for a period of exclusivity until 11:59 p.m. (Eastern time) on December 24, 2025 and an automatic extension through 11:59 p.m. (Eastern time) on December 31, 2025, if TWO and UWMC continued to negotiate in good faith definitive transaction documentation with respect to the transaction at the time of expiration of the initial exclusivity period. In addition, the exclusivity period would automatically terminate upon the earlier to occur of the execution by TWO and UWMC of a definitive merger agreement or upon UWMC communicating to TWO any material change in the economic terms of the proposed transaction as of December 10, 2025.
On December 12, 2025, the Ad Hoc Committee met via videoconference together with representatives of Jones Day and Houlihan Lokey to discuss the status of the negotiations to date with each of CCM and UWMC. A representative of Jones Day again discussed with the Ad Hoc Committee their duties in connection with the proposed transaction, the terms of the latest draft of the merger agreement with UWMC and provided an update on the reverse due diligence process of UWMC. Representatives of Houlihan Lokey then reviewed with the Ad Hoc Committee the financial terms of the latest UWMC and CCM proposals as well as the latest proposal from Company A. The Ad Hoc Committee also discussed the request by UWMC for an exclusive negotiating period to finalize the transaction and reviewed the terms of the limited-term exclusivity agreement. The Ad Hoc Committee determined UWMC’s proposal to be superior and unanimously approved entry into the limited-term exclusivity agreement with UWMC. Following the Ad Hoc Committee meeting in the evening of December 12, 2025, TWO and UWMC entered into the limited-term exclusivity agreement. On December 12, 2025, UWMC Class A Common Stock closed at a price of $5.38 per share.
On December 13 and 14, 2025, Mr. Greenberg and Mr. Kolo discussed the timing for the transaction and a proposed plan to sign and announce the transaction prior to market open on December 17, 2025. In light of this timing, Mr. Greenberg and Mr. Kolo discussed the exchange ratio implied by the proposed purchase price and the potential impact on the exchange ratio when expressed relative to the closing price of UWMC Class A Common Stock if the UWMC Class A Common Stock were to decline or increase significantly in price over the course of the trading days on December 15, 2025 and December 16, 2025. In particular, even though the pricing mechanics would deliver a 117.5% premium to TWO’s fully diluted tangible book value relative to a volume weighted 15-trading day average, it would appear only as 112.5% when expressed relative to the closing price of UWMC Class A Common Stock on December 12, 2025. In order to address these potential price changes, Mr. Kolo proposed to Mr. Greenberg that the exchange ratio be calculated based on the higher of: (i) the closing price of UWMC Class A Common Stock on the date prior to signing and (ii) the volume weighted average price of UWMC Class A Common Stock for the 15 trading days prior to execution of a definitive agreement but requiring that the exchange ratio be restricted so that the implied price per share of TWO Common Stock would not be lower than $11.94 (reflecting a multiple of 1.13x TWO’s tangible common book value per fully diluted share as of September 30, 2025) or higher than $12.42 (reflecting the agreed upon multiple of 1.175x TWO’s tangible common book value per fully diluted share as of September 30, 2025) when expressed relative to the UWMC Class A Common Stock closing price on the date prior to signing. Based on the closing price of the UWMC Class A Common Stock on December 12, 2025 of $5.38 per share, the exchange ratio under this proposal would equal 2.2201 shares of UWMC Class A Common Stock per share of TWO Common Stock. Without that restriction and using the volume weighted 15-day average as of December 12, 2025, the exchange ratio would have been 2.2095.
On December 14, 2025, representatives of Greenberg Traurig provided a revised draft of the merger agreement and a revised draft of the TWO Disclosure Letter to representatives of Jones Day. The revised draft of the merger agreement made counterproposals on the various points that remained under negotiation, including certain covenants related to employee matters, certain covenants covering the operation of TWO’s and UWMC’s operations during the period between the signing and the closing of the merger agreement and certain covenants relating to TWO providing financing cooperation to UWMC. Also on December 14, 2025, representatives of Greenberg Traurig provided an initial draft of the Parent Disclosure Letter to the merger agreement (the “Parent Disclosure Letter”) to representatives of Jones Day.
On December 15, 2025, the Board met via videoconference together with representatives of Jones Day and Houlihan Lokey. A representative of Jones Day discussed the duties of the Board in the context of the proposed business combination and reviewed the terms of the merger agreement, including conditions to the closing of the merger, no-shop restrictions, termination rights, the termination fee and the regulatory efforts covenants of UWMC, and further shared the findings from TWO’s reverse legal due diligence of UWMC. Representatives of Houlihan Lokey then reviewed with the Board the financial terms of the latest UWMC and CCM proposals and Houlihan Lokey’s preliminary financial analyses of CCM and UWMC. Also on December 15, 2025, representatives of Jones Day provided revised drafts of the merger agreement and the TWO Disclosure Letter to representatives of Greenberg Traurig. The revised draft of the merger agreement made counterproposals on the various points that remained under negotiation, including the employee matters covenants.
On December 16, 2025, Mr. Greenberg received an unsolicited letter from a representative of CCM, presenting a further revised proposal. Such proposal reflected an all-cash offer of 1.15x fully diluted adjusted tangible common book value per share, representing a 23% premium to TWO’s share price as of December 15, 2025. The total amount of consideration per share would float based on the book value of TWO as of the closing, rather than being set at a fixed cash price per share determined as of the signing of the transaction. Although the letter stated CCM’s intention to finance the purchase price with a combination of CCM’s on-hand liquidity and financing sources, including secured financing lines, it did not provide additional information to allow for an evaluation of CCM’s financing sources or progress to obtain such financing. The letter did not address various points that were unresolved in the merger agreement with CCM, including, among others, CCM’s position that the closing of the transaction would be conditioned on the receipt of certain non-regulatory third-party consents.
On December 16, 2025, the Ad Hoc Committee met via videoconference together with representatives of Jones Day and Houlihan Lokey. The representatives of Jones Day provided an update on the negotiated terms of the merger agreement. Members of TWO management, together with representatives of Houlihan Lokey, updated the Ad Hoc Committee on the unsolicited letter from a representative of CCM received earlier that day. Members of management, together with representatives of Houlihan Lokey and Jones Day, noted that TWO was subject to a limited-term exclusivity agreement with UWMC and, in the event TWO desired to engage with CCM on the unsolicited letter, it would not be in a position to engage with CCM until the exclusivity period expired. The Ad Hoc Committee, with the assistance of representatives of Houlihan Lokey and Jones Day, discussed the unsolicited letter from CCM and decided that the letter did not warrant further engagement by TWO because, among other issues with the non-binding proposal from CCM, the letter did not provide additional information to allow for an evaluation of CCM’s financing sources or progress to obtain such financing and also did not address the open points that were unresolved in the merger agreement with CCM. After discussion, and after taking into consideration all of the information presented and discussed in the several prior communications and meetings among representatives of TWO’s management, the Board and TWO’s advisors that occurred during the course of the negotiations between UWMC and TWO, the Ad Hoc Committee unanimously (i) determined that the UWMC Merger Agreement and the transactions contemplated thereby, including the proposed UWMC merger, were in the best interests of TWO and its stockholders and (ii) determined to recommend to the Board that the Board approve the UWMC Merger Agreement and the transactions contemplated thereby, including the proposed UWMC merger.
On the afternoon of December 16, 2025, the UWMC Board met via videoconference to approve the UWMC Merger Agreement, with representatives of UWMC’s senior management, Greenberg Traurig, Bank of America and Mizuho in attendance. At the meeting, UWMC’s senior management provided the UWMC Board with an overview and summary of the proposed acquisition of TWO. Following this discussion, representatives of Greenberg Traurig reviewed with the UWMC Board the duties of directors in connection with transactions of this type. Representatives from Greenberg Traurig then summarized the final terms of the UWMC Merger Agreement. After further discussions, and after taking into consideration all of the information presented and discussed in the several prior communications and meetings among UWMC’s senior management, the UWMC Board unanimously (i) determined that the UWMC Merger Agreement and the other transactions contemplated therein, including the proposed UWMC merger and the UWMC stock issuance, are fair to and in the best interests of UWMC and its stockholders and (ii) approved and declared advisable the UWMC Merger Agreement and the execution, delivery and performance of the UWMC Merger Agreement, including the UWMC stock issuance.
On December 16, 2025, the UWMC Class A Common Stock closed at a price of $5.12 per share, which, based on the exchange ratio limits discussed by the representatives of UWMC and TWO, resulted in an exchange ratio equal to 2.3328 shares of UWMC Class A Common Stock per share of TWO Common Stock.
On December 16, 2025 and into the early morning of December 17, 2025, representatives of Jones Day and Greenberg Traurig finalized the UWMC Merger Agreement, TWO Disclosure Letter and Parent Disclosure Letter.
On the morning of December 17, 2025, the Board met via videoconference together with representatives of Jones Day and Houlihan Lokey. A representative of Jones Day reviewed the directors’ duties in connection with their consideration of the proposed transaction and the final terms of the negotiated UWMC Merger Agreement. Members of TWO management, together with representatives of Houlihan Lokey, updated the Board on the unsolicited letter from a representative of CCM received the prior day and the Ad Hoc Committee’s determination that the letter did not warrant further engagement with CCM given, among other things, the open questions that remained around CCM’s financing for the transaction and the conditionality contained in CCM’s draft of the merger agreement. The Board concurred with the views of the Ad Hoc Committee with respect to the unsolicited offer from CCM. Representatives of Houlihan Lokey then reviewed with the Board its final financial analysis of TWO, UWMC and the proposed UWMC merger. Thereafter, as requested by the Board, a representative of Houlihan Lokey orally rendered its opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated December 17, 2025), as to the fairness, from a financial point of view, to the holders of TWO Common Stock, of the exchange ratio provided for in the proposed UWMC merger pursuant to the UWMC Merger Agreement. The Board then unanimously (i) determined and declared that the UWMC Merger Agreement and the transactions contemplated thereby, including the proposed UWMC merger, were advisable and in the best interests of, TWO and its stockholders;

(ii) duly authorized and approved the execution, delivery and performance of the UWMC Merger Agreement and the consummation of the proposed UWMC merger and the other transactions contemplated by the UWMC Merger Agreement; (iii) directed that approval of the proposed UWMC merger and the other transactions contemplated by the UWMC Merger Agreement be submitted for consideration by the holders of TWO Common Stock at a TWO special meeting; and (iv) resolved to recommend that the holders of TWO Common Stock approve the proposed UMWC merger and the other transactions contemplated by the UWMC Merger Agreement.
Later in the morning of December 17, 2025, following the Board meeting on such date, UWMC and TWO executed the UWMC Merger Agreement and, prior to the opening of trading, issued a joint press release announcing the UWMC Merger Agreement and the proposed UMWC merger.
Following the public announcement of the proposed UWMC merger, Mr. Leonhardt called Mr. Greenberg to propose a potential purchase of mortgage servicing rights from TWO. Towards the end of the conversation, Mr. Leonhardt raised the recently announced transaction between UWMC and TWO. Mr. Greenberg informed Mr. Leonhardt that Mr. Greenberg was not permitted to engage in conversations about a potential transaction in accordance with the non-solicitation covenants contained in the UWMC Merger Agreement.
In the afternoon of December 17, 2025, a representative of CCM submitted an unsolicited offer letter to Mr. Greenberg and representatives of Houlihan Lokey containing a further revised proposal. Such proposal’s terms reiterated those set forth in CCM’s proposal letter dated December 16, 2025 and again reflected an all-cash offer of 1.15x fully diluted adjusted tangible common book value per share, representing a 23% premium to TWO’s share price as of December 15, 2025. The consideration would be determined to be 115% of the fully diluted tangible common book value prior to closing rather than a fixed price as of the signing of the transaction, meaning that TWO stockholders would continue to be exposed to the market risk of changes to the underlying assets of TWO during the period after the signing of a transaction and prior to the closing of a transaction. The letter further stated that CCM did not anticipate any financing contingency, but did not provide financing commitments or additional information on funding sources beyond the previously communicated sources of funds.
In the evening of December 17, 2025, a representative of Jones Day notified representatives of UWMC and Greenberg Traurig that TWO had received an unsolicited letter from CCM and provided a redacted copy thereof in the transmittal.
On December 18, 2025, the Board convened a meeting by videoconference with members of TWO management and representatives of Jones Day and Houlihan Lokey in attendance. A representative from Jones Day discussed with the Board the covenants and obligations relating to non-solicitation of competing proposals under the UWMC Merger Agreement and the process in the event that TWO received a competing proposal. After the Board asked various questions of its advisors and TWO management, and after further discussion, the Board unanimously determined that, while the CCM offer of December 17, 2025 was not a superior proposal, such offer could reasonably be expected to lead to a superior proposal and authorized TWO’s management and advisors to enter into discussions with, and to pose further questions to, CCM to explore the possibility of the transaction with CCM.
In the evening of December 18, 2025, representatives of Simpson Thacher sent a mark-up of the merger agreement to representatives of Jones Day and representatives of Jones Day provided a copy of the TWO Disclosure Letter to the merger agreement to Simpson Thacher.
On December 19, 2025, representatives of TWO, Jones Day and Houlihan Lokey prepared and sent a list of supplemental questions to representatives of Simpson Thacher that were intended to provide the Board with additional information regarding CCM’s proposal, which questions sought additional information on how CCM intended to finance the transaction, inquired whether CCM would be willing to agree to a fixed price per share as of the signing rather than on an amount to be determined prior to closing in order to facilitate a comparison to the fixed exchange ratio agreed by UWMC, requested information on the regulatory approvals that would be required and whether CCM contemplated taking any actions that could potentially delay receipt of the required approvals, sought confirmation that CCM would pay the termination fee in connection with any termination of the UWMC Merger Agreement and requested a list of any specific documents CCM needed to review prior to signing.
On December 20, 2025, representatives of Houlihan Lokey spoke with representatives of CCM and the financial advisor to CCM and discussed CCM’s unsolicited competing proposal, CCM’s plans for financing the transaction and whether CCM would be willing to agree to a fixed purchase price at signing.

On December 21, 2025, representatives of CCM informed Houlihan Lokey that CCM had determined not to further pursue a potential competing transaction involving TWO, and, accordingly, CCM was discontinuing its evaluation of such a transaction. CCM had further informed Houlihan Lokey that CCM was not prepared to agree to a fixed price per share as of the signing, given the length of time and potential volatility in book value that CCM would be assuming, and that the requirement to obtain committed financing, above and beyond its existing secured financing lines and previously communicated sources of funding for the transaction, inclusive of redeeming the preferred stock at the time of closing (and the costs and expenses associated therewith), reduced the net value of the transaction to CCM. Later on December 21, 2025, TWO management informed the Board of the further discussions with CCM and of CCM’s determination not to proceed with its competing proposal.
On January 27, 2026, TWO and UWMC filed notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to the transactions contemplated by the UWMC Merger Agreement.
Also on January 27, 2026, UWMC filed with the SEC a registration statement on Form S-4 (the “Registration Statement”), which included a preliminary proxy statement of TWO and constituted a prospectus of UWMC.
On February 9, 2026, the SEC declared the Registration Statement effective.
On February 12, 2026, TWO and UWMC filed the definitive proxy statement/prospectus with the SEC, and, in connection with a special meeting of stockholders scheduled to be held on March 16, 2026 to approve the proposed UWMC merger, TWO commenced mailing the definitive proxy statement/prospectus to its stockholders of record as of February 10, 2026.
On February 25, 2026, the waiting period under the HSR Act, expired with respect to the transactions contemplated by the UWMC Merger Agreement.
On March 16, 2026, TWO convened its special meeting of stockholders and then, at the request of UWMC, adjourned it in order to provide additional time for stockholders to vote and to solicit additional proxies to vote in favor of TWO’s acquisition by UWMC. The special meeting was adjourned until March 24, 2026.
On March 17, 2026, CCM submitted an unsolicited proposal letter to TWO to acquire 100% of the equity interests in TWO for $10.70 per share in cash (the “March 17 CCM Proposal”). CCM indicated that the March 17 CCM Proposal would be a fixed price, all-cash offer with no financing contingencies, meaning that CCM would assume the market risk of fluctuations of TWO’s book value during the period prior to the closing of a transaction. CCM stated that it was prepared to deliver binding financing commitments in connection with entry into the transaction with TWO. CCM also indicated that it would bear any termination fee payable under the UWMC Merger Agreement and provided a form of merger agreement it was prepared to enter into. Based on the closing price of UWMC Class A Common Stock of $3.66 on March 17, 2026, the implied value of the UWMC merger consideration under the UWMC Merger Agreement was approximately $8.54 per share as of that date.
Later on March 17, 2026, the Ad Hoc Committee met via videoconference together with representatives of Jones Day and Houlihan Lokey. A representative of Jones Day reviewed with the Ad Hoc Committee its duties under applicable law in connection with the evaluation of the March 17 CCM Proposal. Following consultation with its financial advisors and outside legal counsel, the Ad Hoc Committee determined that the March 17 CCM Proposal could reasonably be expected to lead to a “Company Superior Proposal” as defined in Section 6.3 of the UWMC Merger Agreement and that the failure to engage in discussions with CCM would be reasonably likely to be inconsistent with the Ad Hoc Committee’s duties to TWO’s stockholders under applicable law. In accordance with Section 6.3(c) of the UWMC Merger Agreement, representatives of Jones Day provided to representatives of UWMC and Greenberg Traurig written notice of the receipt by TWO of the March 17 CCM Proposal, including a copy of such proposal setting forth the material terms and conditions thereof.
Following the Ad Hoc Committee’s determination that the March 17 CCM Proposal could reasonably be expected to lead to a “Company Superior Proposal” as defined in Section 6.3 of the UWMC Merger Agreement, representatives of TWO management and CCM management, together with their respective advisors, engaged in discussions on an ongoing basis with respect to CCM’s proposal and the terms and conditions thereof.
On March 18, 2026, the Ad Hoc Committee met via videoconference together with representatives of Jones Day and Houlihan Lokey to further discuss the March 17 CCM Proposal.

On March 19, 2026, the Board met in person together with representatives of Jones Day and Houlihan Lokey attending via videoconference. Members of TWO management, together with representatives of Jones Day and Houlihan Lokey, discussed with the Board the unsolicited March 17 CCM Proposal and the status of discussions with CCM. Also on March 19, 2026, in light of the pending solicitation of stockholders with respect to the transactions contemplated by the UWMC Merger Agreement, TWO publicly announced that the Board had received the unsolicited March 17 CCM Proposal in order to ensure that stockholders were kept informed of material developments.
On March 20, 2026, CCM delivered to TWO an executed financing commitment letter from a leading national bank providing for a $2 billion secured loan facility. The commitment letter provided that the proceeds of the facility could be used by CCM for general corporate purposes, including to pay the amounts required in connection with the transactions contemplated by the CCM Merger Agreement, which included customary representations, warranties and covenants around CCM’s access to, and availability of, financing. TWO was advised that the bank had received all internal approvals required for the commitment letter and the facility, and that availability of borrowings under the facility was subject only to customary limited conditions, including the execution of customary financing agreements, accuracy of CCM’s representations thereunder, and delivery of a customary borrowing notice.
Also on March 20, 2026, UWMC submitted a revised proposal letter (the “March 20 UWMC Proposal”) to TWO, proposing to add a certain amount of cash to their initial bid. In particular, UWMC would contribute cash in an amount equal to the difference, if any, between (a) $10.71 per share of TWO Common Stock and (b) the product of (1) 2.3328 and (2) the trailing 10-day volume weighted average price of UWMC Class A Common Stock on the third business day prior to closing. The aggregate cash consideration payable under the March 20 UWMC Proposal was subject to a maximum amount of $2.00 per share, or $212.8 million in the aggregate. The March 20 UWMC Proposal was conditioned on the Board determining that the proposal was superior to the March 17 CCM Proposal and reiterating its support for a transaction with UWMC. While the March 20 UWMC Proposal indicated a value of $10.71 per share, the actual value of the consideration was subject to uncertainty, because the amount of cash consideration was to be calculated based on the 10-day volume weighted average price of UWMC Class A Common Stock rather than the closing price of UWMC Class A Common Stock on the closing date, because the calculation determined such reference price of UWMC Class A Common Stock as of the third business day prior to the closing date instead of the closing price of UWMC Class A Common Stock on the closing date, because the cash component was subject to a cap, and because TWO stockholders would be required to sell shares of UWMC Class A Common Stock, which had continued to experience significant trading price volatility, in the open market in order to convert the stock portion to cash.
Later on March 20, 2026, the Ad Hoc Committee met via videoconference together with representatives of Jones Day and Houlihan Lokey. A representative of Jones Day reviewed with the Ad Hoc Committee its duties under applicable law in connection with the evaluation of the March 17 CCM Proposal. Following consultation with representatives of Houlihan Lokey and Jones Day, the Ad Hoc Committee determined that the March 17 CCM Proposal to acquire all of the outstanding shares of TWO Common Stock for a fixed price of $10.70 per share in all cash constituted a “Company Superior Proposal” as defined in Section 6.3 of the UWMC Merger Agreement, taking into account, among other things, all the terms and conditions of the March 17 CCM Proposal, the terms and conditions of the UWMC Merger Agreement, the committed financing obtained by CCM, the fixed, all-cash consideration offered by CCM, the decline in the trading price of UWMC Class A common stock since execution of the UWMC Merger Agreement, which given the fixed exchange ratio, had the effect of reducing the implied per-share merger consideration payable to TWO stockholders, and UWMC’s limited engagement with TWO regarding the realization of potential synergies, which was relevant to the Board’s assessment of the value of stock-based consideration and the combined company’s ability to realize the benefits of the business combination contemplated at signing. Based on the closing price of UWMC Class A Common Stock of $3.56 on March 20, 2026, the implied value of the UWMC merger consideration under the UWMC Merger Agreement was approximately $8.30 per share as of that date.
On March 21, 2026, in accordance with Section 6.3(d) of the UWMC Merger Agreement, representatives of Jones Day delivered notice of the Ad Hoc Committee’s determination that the March 17 CCM Proposal constituted a Company Superior Proposal to UWMC and Greenberg Traurig, commencing a three business day match right period pursuant to Section 6.3(d)(iii) of the UWMC Merger Agreement, which would expire at 11:59 a.m. Eastern Time on March 25, 2026. As part of this notice, TWO requested that UWMC provide additional information to facilitate the Board’s evaluation of the March 20 UWMC Proposal, including a complete draft of proposed amendments to the UWMC Merger Agreement reflecting the proposed consideration structure and information detailing how UWMC intended to finance the cash portion of the total consideration contemplated by the proposal.

During the match right period, UWMC had the opportunity to propose revisions to the terms of the UWMC Merger Agreement for TWO’s consideration. Pursuant to the terms of the UWMC Merger Agreement, TWO, together with its legal and financial advisors, were required to engage in good faith negotiations with UWMC with respect to any such proposed revisions. During the match right period, members of TWO management and representatives of Houlihan Lokey and Jones Day had multiple discussions with UWMC management and representatives of Bank of America and Greenberg Traurig, including as to potential revisions to the UWMC Merger Agreement, and the amount and mechanics of the consideration that UWMC was proposing.
On March 22, 2026, TWO received an unsolicited proposal from Company A that proposed alternative acquisition transactions, including a cash offer of $10.75 per share or, alternatively, a stock-for-stock reverse merger in which Company A would merge with and into TWO (after which TWO stockholders would own approximately 16.1% of the combined company), plus payment of the $25.4 million termination fee that TWO would be required to pay to UWMC upon termination of the UWMC Merger Agreement (the “March 22 Company A Proposal”). The Ad Hoc Committee determined that the Company A proposal could reasonably be expected to lead to a “Company Superior Proposal” under the UWMC Merger Agreement. In accordance with Section 6.3(c) of the UWMC Merger Agreement, representatives of Jones Day provided to representatives of UWMC and Greenberg Traurig written notice of the receipt by TWO of such proposal from Company A, including a copy of such proposal setting forth the material terms and conditions thereof.
Also on March 22, 2026, UWMC submitted a revised proposal to the Board (the “March 22 UWMC Proposal”). The March 22 UWMC Proposal was accompanied by a draft amendment to the UWMC Merger Agreement, a certificate from UWMC’s Chief Financial Officer detailing UWMC’s liquidity resources and a conformed copy of the UWMC Merger Agreement reflecting the proposed amendments. The March 22 UWMC Proposal reiterated the financial terms of the March 20 UWMC Proposal.
Later on March 22, 2026, the Ad Hoc Committee met via videoconference together with representatives of Jones Day and Houlihan Lokey to discuss the March 22 Company A Proposal and the March 22 UWMC Proposal.
On March 23, 2026, in light of the special meeting of stockholders which was scheduled for March 24, 2026 and the pending solicitation of stockholders with respect to the transactions contemplated by the UWMC Merger Agreement, TWO issued a press release announcing that the Ad Hoc Committee had determined that the March 17 CCM Proposal constituted a “Company Superior Proposal” under the UWMC Merger Agreement, disclosing the unsolicited Company A Proposal at $10.75 per share and ongoing discussions with UWMC, and postponing the special meeting of stockholders to April 7, 2026 in order to provide time for stockholders to fully evaluate the new material developments.
Also on March 23, 2026, the Board met via videoconference together with representatives of Jones Day and Houlihan Lokey to discuss the status of the March 17 CCM Proposal, the Company A Proposal, and the March 22 UWMC Proposal.
On March 24, 2026, representatives from Simpson Thacher provided TWO with a revised merger agreement on behalf of CCM which increased the proposed purchase price that CCM would pay to a fixed all-cash purchase price of $10.80 per share of TWO common stock (the “March 24 CCM Proposal”). Representatives of Jones Day promptly delivered a notice of the March 24 CCM Proposal to representatives of UWMC and Greenberg Traurig pursuant to Section 6.3(d)(iii)(A) of the UWMC Merger Agreement. In accordance with Section 6.3(d)(iii)(B) of the UWMC Merger Agreement, because the March 24 CCM Proposal constituted a material modification to the financial terms of CCM’s Company Competing Proposal previously communicated to UWMC, the notice commenced a new 24-hour match right period under the proviso set forth in Section 6.3(d)(iii) of the UWMC Merger Agreement.
Also on March 24, 2026, Company A submitted a revised proposal letter to Houlihan Lokey (the “March 24 Company A Proposal”), which was promptly provided to TWO. The March 24 Company A Proposal contemplated a stock-for-stock reverse merger in which 100% of the equity interests in Company A would be exchanged for shares of TWO Common Stock and TWO stockholders would own approximately 15.7% of the combined company on a pro forma basis. The March 24 Company A Proposal also included a cash election feature under which up to 25% of outstanding TWO common shares could be converted into cash at $11.09 per share, subject to proration if oversubscribed. The March 24 Company A Proposal would have also required that TWO agree not to issue regular quarterly dividends during the pre-closing period after the regular quarterly dividend scheduled for the current quarter is paid, except to the extent required in order to maintain TWO’s REIT status. Company A stated that the proposal was not subject to any financing contingency. With respect to due diligence, Company A stated that it would need to complete confirmatory diligence on TWO and was prepared to provide diligence for TWO to evaluate the proposal.
Later on March 24, 2026, UWMC submitted a further revised proposal to TWO (the “March 24 UWMC Proposal”). The March 24 UWMC Proposal proposed that UWMC would contribute cash in an amount equal to the difference, if any, between (a) $10.95 per share of TWO common stock and (b) the product of (1) 2.3328 and (2) the trailing 10-day volume weighted average price of UWMC Class A Common Stock on the third business day prior to closing. Unlike prior UWMC proposals, the March 24 UWMC Proposal did not include a cap on the total cash consideration. While UWMC characterized the March 24 UWMC Proposal as providing a “cash equivalency” to TWO stockholders, the actual value of the consideration was subject to uncertainty, because the amount of cash consideration was to be calculated based on the 10-day volume weighted average price of UWMC Class A Common Stock rather than the closing price of UWMC Class A Common Stock on the closing date, because the calculation determined such reference price of UWMC Class A Common Stock as of the third business day prior to the closing date instead of the closing price of UWMC Class A Common Stock on the closing date, and because TWO stockholders would be required to sell shares of UWMC Class A Common Stock, which had experienced significant trading price volatility, in the open market in order to convert the stock portion to cash to achieve cash equivalency. The accompanying letter from UWMC contained allegations that TWO had failed to comply with various obligations under the UWMC Merger Agreement, including with respect to the non-solicitation, proxy solicitation and good faith negotiation provisions, and reserved UWMC’s rights to pursue a hostile offer or other remedies if TWO were to accept the March 24 CCM Proposal or the March 24 Company A Proposal.
On March 25, 2026, TWO received a document preservation notice from UWMC, requiring the preservation of all documents and communications potentially relevant to certain claims and any related disputes of UWMC under the UWMC Merger Agreement. Also on March 25, 2026, representatives of Willkie Farr & Gallagher LLP (“Willkie”), as counsel to TWO, delivered a letter to UWMC’s counsel rejecting these assertions and confirming that TWO had fully complied with all of its obligations under the UWMC Merger Agreement, including its obligations to solicit votes in favor of the proposed UWMC merger, its obligations with respect to the non-solicitation provisions, its duty to consider Company Superior Proposals, and its obligation to negotiate in good faith with UWMC. The letter also reminded UWMC of its obligations under the UWMC Merger Agreement and the non-disclosure agreement, dated October 24, 2025 between UWMC and TWO and likewise requested that UWMC comply with the same document preservation notice sent to TWO.
Also on March 25, 2026, the Board met via videoconference together with representatives of Jones Day, Willkie and Houlihan Lokey. A representative of Jones Day reviewed with the Board its duties under applicable law in connection with the evaluation of the competing proposals. With respect to the Company A proposal, the Board determined that the proposal was not actionable in its current form because Company A had not provided any transaction agreements, Company A required significant additional due diligence on TWO, the timeline to reaching a definitive agreement and then to closing was uncertain and likely extended, and TWO did not have sufficient information to value Company A, which would be critical for a reverse merger of the type proposed. To assist the Board in its evaluation of the UWMC revised proposals, including the March 24 UWMC Proposal, at the request of the Board, representatives of Houlihan Lokey reviewed its preliminary financial analysis of TWO and presented analysis regarding the mechanics of the calculation of the cash portion of the total consideration. The representatives of Houlihan Lokey described that while the March 24 UWMC Proposal indicated a value of $10.95 per share, the actual value of the consideration was subject to uncertainty because the amount of cash consideration was to be calculated based on the 10-day volume weighted average price of UWMC Class A Common Stock rather than the closing price of UWMC Class A Common Stock on the closing date, because the calculation determined such reference price of UWMC Class A Common Stock as of the third business day prior to the closing date instead of the closing price of UWMC Class A Common Stock on the closing date, and because TWO stockholders would be required to sell shares of UWMC Class A Common Stock, which had experienced significant trading price volatility, in the open market in order to convert the stock portion to cash to achieve cash equivalency. As an example, Houlihan Lokey performed an illustrative analysis simulating a closing over a range of dates from December 17, 2025 through March 24, 2026. This illustrative analysis showed the implied value of the consideration offered under the March 24 UWMC Proposal was below the $10.80 per share offered in the March 24 CCM Proposal for simulated closing dates during portions of that period, including from February 20, 2026 through March 24, 2026. For a simulated closing as of March 24, 2026, based on UWMC’s trailing 10-day VWAP as of the three business days prior to March 24, 2026 of $3.79, the implied consideration consisted of approximately $8.42 per share in UWMC stock (based on the $3.61 per share closing price of UWMC stock on March 24, 2026) plus approximately $2.10 per share in cash, for a simulated total of $10.52 per share, without accounting for any incremental price risk that TWO stockholders may incur in selling the UWMC shares in the market post-closing. The representatives of Houlihan Lokey concluded that the all-cash CCM proposal provided greater certainty of value than the March 24 UWMC Proposal.
The Board also discussed, with the assistance of representatives of Houlihan Lokey, developments since the execution of the original UWMC Merger Agreement that were relevant to its evaluation of the UWMC transaction, including, among others, the overall macroeconomic environment, including geopolitical risks insofar as they impact interest rates and market risk sentiment, the approximate 29.5% decline in UWMC’s stock price since the execution of the UWMC Merger Agreement, which reduced the implied value of the UWMC merger consideration under the fixed exchange ratio and raised concerns about the stability of UWMC’s stock price through closing, and UWMC’s limited engagement with TWO regarding the realization of potential synergies, which was relevant to the Board’s assessment of the value of stock-based consideration and the combined company’s ability to realize the benefits of the business combination contemplated at signing. The Board considered these factors as part of its overall assessment of the relative certainty and risks associated with the UWMC and CCM proposals.
The Board also discussed UWMC’s assertions and statements regarding TWO’s conduct, including the allegations and statements contained in the March 24 UWMC Proposal letter. The Board noted that such assertions and other allegations and reserved rights contained in the March 24 UWMC Proposal letter had not influenced and would not influence the Board’s independent evaluation of the proposals or its determination of the course of action that was in the best interests of TWO and its stockholders.
On March 26, 2026, the Board met via videoconference together with representatives of Jones Day, Willkie and Houlihan Lokey. A representative of Jones Day reviewed the directors’ duties under applicable law in connection with their consideration of the proposed transaction with CCM and the final terms of the negotiated CCM Merger Agreement, including the $10.80 per share all-cash purchase price, the fixed nature of the all-cash purchase price removing market risk and providing certainty of value to stockholders, the absence of any financing conditions and the receipt of financing commitments. Houlihan Lokey estimated that the fixed price of $10.80 per share was approximately 107% of fully diluted tangible book value per share, given the TWO management’s estimate of book value as of March 24, 2026. A representative of Jones Day also reviewed with the Board the terms of UWMC’s revised proposals, including the March 24 UWMC Proposal, and summarized the key differences between the CCM Merger Agreement and the terms proposed by UWMC.
Representatives of Houlihan Lokey reviewed with the Board its final financial analysis of TWO based on the projections of TWO (the “March 2026 TWO Projections”), which projections were made available to CCM and which are further described in the section titled “Certain Unaudited Prospective Financial Information” beginning on page 48, and the proposed Merger. Thereafter, as requested by the Board, a representative of Houlihan Lokey orally rendered its opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated March 26, 2026), as to the fairness, from a financial point of view, to the holders of TWO Common Stock, of the consideration to be received by the holders of TWO Common Stock in the CCM Merger pursuant to the CCM Merger Agreement, as more fully described in the section entitled “The CCM Merger—Opinion of TWO’s Financial Advisor.”
The Board considered, among other factors, (i) the certainty of value provided by the fixed, all-cash consideration offered by CCM as compared to the primarily stock-based consideration offered by UWMC, which was subject to fluctuation based on UWMC’s stock price, (ii) the committed financing that CCM had secured for the transaction, (iii) the absence of any financing condition in the CCM Merger Agreement, (iv) the total value of the consideration offered by CCM, taking into account relevant financial metrics, including the then-current estimated book value per share of TWO, and (v) the other factors discussed at the March 25, 2026 meeting, including those described above.
After discussion, and after taking into consideration all of the information presented and discussed at the meeting and in the several prior communications and meetings among representatives of TWO’s management, the Board and TWO’s advisors, the Board then unanimously (i) determined that the March 24 CCM Proposal continued to constitute a “Company Superior Proposal” as defined in Section 6.3 of the UWMC Merger Agreement, taking into account the revised proposals made by UWMC during the match right period, including the March 24 UWMC Proposal, and resolved to terminate the UWMC Merger Agreement; (ii) determined and declared that the CCM Merger Agreement and the transactions contemplated thereby, including the CCM Merger, were advisable and in the best interests of TWO and its stockholders; (iii) duly authorized and approved the execution, delivery and performance of the CCM Merger Agreement and the consummation of the CCM Merger and the other transactions contemplated by the CCM Merger

Agreement; (iv) directed that approval of the CCM Merger and the other transactions contemplated by the CCM Merger Agreement be submitted for consideration by the holders of TWO Common Stock at a special meeting; and (v) resolved to recommend that the holders of TWO Common Stock approve the CCM Merger and the other transactions contemplated by the CCM Merger Agreement.
On the morning of March 27, 2026, TWO and CCM exchanged signature pages and entered into the CCM Merger Agreement, pursuant to which CCM would acquire all of the outstanding shares of TWO Common Stock for $10.80 per share in cash. Prior to the opening of trading, TWO and CCM issued a joint press release announcing the CCM Merger Agreement and the Merger.
In connection with entering into the CCM Merger Agreement, TWO delivered a notice of termination to UWMC terminating the UWMC Merger Agreement, in accordance with the terms of the UWMC Merger Agreement. CCM, on behalf of TWO, agreed to pay the termination fee of $25.4 million to UWMC in accordance with the terms of the UWMC Merger Agreement. The special meeting of stockholders to approve the proposed UWMC merger, which had been rescheduled to be held on April 7, 2026, was canceled. Prior to delivery of the notice of termination, TWO requested wire instructions from UWMC in order to facilitate timely payment of the termination fee. UWMC provided such instructions on March 31, 2026, following which CCM paid the termination fee of $25.4 million to UWMC on behalf of TWO.
Recommendation of the Board and Its Reasons for the CCM Merger
The Board unanimously recommends that TWO stockholders vote “FOR” the CCM Merger Proposal “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal. In evaluating the CCM Merger, the Board consulted with TWO’s management team and legal and financial advisors and, after consideration of the various factors discussed below, the Board unanimously (i) determined that the terms of the CCM Merger Agreement and the transactions contemplated thereby, including the CCM Merger, are fair to, and in the best interests of, TWO and its stockholders; (ii) determined that it is in the best interests of TWO and its stockholders and declared it advisable to enter into the CCM Merger Agreement; (iii) approved the execution and delivery by TWO of the CCM Merger Agreement, the performance by TWO of its covenants and agreements contained therein and the consummation of the transactions contemplated by the CCM Merger Agreement, including the CCM Merger, upon the terms and subject to the conditions set forth therein; and (iv) resolved to recommend that the stockholders of TWO approve the CCM Merger and directed that the CCM Merger Agreement be submitted to the stockholders of TWO for adoption.
In evaluating the CCM Merger Agreement and the transactions contemplated thereby, the Board considered a number of factors, including but not limited to those listed below, which the Board viewed as supporting its decision to approve the CCM Merger Agreement and recommend that TWO stockholders approve the CCM Merger. Such factors include (and are not necessarily in order of relative importance).
Certainty of Value. The CCM Merger Consideration is a fixed, all-cash amount of $10.80 per share of TWO Common Stock, providing TWO’s stockholders with certainty of value and liquidity immediately upon the Closing. The certainty of fixed, all-cash consideration removes any valuation risk for TWO stockholders associated with consideration that consists in whole or in part of stock, including the risk of stock price fluctuations between signing and closing.
Premium to Trading Price. The CCM Merger Consideration of $10.80 per share in cash represents a premium of approximately 13.3% to the closing price of TWO Common Stock on March 18, 2026 of $9.53, the last trading day prior to the public announcement of the unsolicited March 17 CCM Proposal (or a premium of approximately 16.0% to the 10-day volume weighted average price of $9.31).
Committed Financing. CCM delivered an executed financing commitment letter from a leading national bank providing for a $2 billion secured loan facility, with availability subject only to customary limited conditions. The Board viewed this committed financing as providing substantial certainty that CCM would have the financial resources to consummate the CCM Merger.
No Financing Condition. The CCM Merger Agreement does not contain a financing condition or similar contingency based on CCM’s ability to obtain financing, which increases the likelihood of the CCM Merger being consummated.
Specific Performance. The CCM Merger Agreement provides TWO with the right to seek specific performance to cause CCM to consummate the CCM Merger if the conditions to closing have been satisfied, which enhances the likelihood that the CCM Merger will be completed on the agreed-upon terms.

No Vote of CCM’s Stockholders. The CCM Merger is not subject to the conditionality and execution risk of any required approval by CCM’s stockholders or members, which increases the certainty of closing.
Fixed Price at Signing. Unlike the UWMC proposals, which provided for consideration based in part on UWMC’s stock price and a VWAP calculation as of a date prior to closing, the CCM Merger Agreement provides for a fixed cash price per share at signing, eliminating the risk of price fluctuation between signing and closing and the risk of value fluctuations due to changes in the book value or earnings of TWO. In addition, CCM is obligated to deliver a fixed price per share, irrespective of fluctuations in TWO’s book value or earnings after the execution of the CCM Merger Agreement.
Transaction Process. The CCM Merger Agreement is the result of a thorough process during which TWO, with the assistance of Houlihan Lokey and Jones Day, engaged with multiple potential counterparties and evaluated multiple proposals over an extended period. Following the public announcement of the UWMC transaction, interested parties had a significant period of time in which to submit unsolicited competing proposals and two counterparties (CCM and Company A) actually submitted unsolicited competing proposals to the Board for its consideration. The Board views the CCM Merger Agreement as the best available transaction resulting from that process.
Opinion of Houlihan Lokey. The opinion of Houlihan Lokey, dated March 26, 2026, to the Board as to the fairness, from a financial point of view and as of such date, to holders of TWO Common Stock of the CCM Merger Consideration, which opinion was based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as set forth in such opinion, as more fully described in the section entitled “The CCM Merger—Opinion of TWO’s Financial Advisor.”
Comparison to UWMC Proposals. The Board’s determination, after consultation with its outside legal counsel and financial advisors and taking into account all the terms and conditions of the CCM Merger Agreement and the UWMC proposals, that the CCM Merger Agreement is more favorable to TWO stockholders than the UWMC proposals, including UWMC’s final proposal of a purported value of $10.95 per share. The Board acknowledged that UWMC’s final proposal reflected a higher headline value than CCM’s $10.80 per share cash offer. However, in reaching its determination that the CCM proposal was superior, the Board considered, among other things: (i) the certainty of value provided by CCM’s all-cash consideration compared to the stock-based consideration offered by UWMC, which had declined significantly since the announcement of the original UWMC Merger Agreement; (ii) the committed financing secured by CCM; (iii) the mechanics and calculation of the cash portion of the total consideration offered by UWMC, which would be based on a 10-day volume weighted average price of UWMC Class A Common Stock as of the third business day prior to closing (instead of the closing price of UWMC Class A Common Stock on the closing date), and the fact that TWO stockholders would bear the risk of stock price movements between the VWAP measurement date and closing and would further need to sell UWMC shares, which had experienced significant trading price volatility, in the open market to realize cash liquidity, with execution risk as to the price at which such shares could be sold; and (iv) developments since the execution of the original UWMC Merger Agreement that were relevant to its evaluation of UWMC and the prospects for the combined company following the closing, as more fully described in the section entitled, “The CCM Merger –Background of the CCM Merger” beginning on page 23. The Board concluded that the certainty of receiving $10.80 per share in cash at closing outweighed UWMC’s final proposal.
Consideration of Available Alternatives. The belief of the Board that the CCM Merger is more attractive to TWO than other available alternatives, including proceeding with the transactions contemplated by the UWMC Merger Agreement or pursuing a transaction with an alternative merger partner. The Board considered that, as a result of the market check process conducted by TWO and its robust negotiations with multiple bidders, including UWMC, Company A, and CCM, TWO maximized stockholder value and obtained the best available transaction for TWO stockholders. With respect to the Company A proposal, the Board determined that the proposal was not actionable in its current form because Company A had not provided any transaction agreements, Company A required significant additional due diligence on TWO, the timeline to reaching a definitive agreement and then to closing was uncertain and likely extended, and TWO did not have sufficient information to value Company A, which would be critical for a reverse merger of the type proposed.
Risks of Operating as a Standalone Business. The Board considered the risks inherent in operating as a standalone company, including: (i) fluctuations in macroeconomic and U.S. residential real estate market conditions that can challenge the revenues and profitability of TWO; (ii) the risk that TWO may become less competitive, on a relative basis, compared with larger companies, given scale-related advantages available to larger companies, including with respect to cost savings achieved by larger companies through economies of scale; (iii) the fact that a significant portion of TWO’s existing debt matures in the next few years, and the challenges to accessing, at attractive rates, new capital or debt required to refinance TWO’s debt and support its future growth; and (iv) the continued volatility in interest rates and the mortgage market, which creates uncertainty regarding TWO’s future earnings and book value. The Board concluded that the certain value provided by the CCM Merger Consideration was preferable to the risks and uncertainties of continuing to operate as an independent company.
Comparison to Earlier CCM Proposals. The Board considered that although CCM’s proposals in late 2025 reflected higher headline prices (up to 1.15x fully diluted tangible common book value), those earlier proposals had significant execution risk that made them less favorable than the current CCM proposal. Specifically, the earlier CCM proposals: (i) contemplated a floating price based on book value to be determined prior to closing rather than a fixed price at signing, exposing TWO stockholders to book value volatility risk; (ii) were not accompanied by committed financing or sufficient documentation to evidence CCM’s ability to fund the transaction; and (iii) included closing conditions that the Board viewed as creating unacceptable execution risk, including conditions related to the receipt of certain non-regulatory third-party consents. By contrast, the current CCM proposal provides a fixed $10.80 per share all-cash purchase price with committed financing and without the closing conditions that were present in CCM’s earlier proposals and represented approximately 107% of fully diluted tangible book value of TWO, based on TWO management’s best estimate of book value as of March 24, 2026.
CCM’s Financial Resources and Track Record. The Board considered CCM’s financial resources, its experience in the mortgage industry, and its track record in consummating transactions. The Board also considered that CCM’s committed financing from a leading national bank demonstrated CCM’s ability to fund the CCM Merger Consideration and provided substantial assurance of CCM’s ability to consummate the CCM Merger.
Opportunity to Receive Competing Proposals and to Terminate the CCM Merger Agreement in Order to Accept a Superior Proposal. The Board considered the terms of the CCM Merger Agreement related to TWO’s ability to respond to unsolicited competing acquisition proposals, and believes that the provisions of the CCM Merger Agreement would not deter or preclude third parties from making a competing proposal and that the Board would be able, under certain circumstances, to furnish information and enter into discussions and negotiations in connection with a competing proposal. In this regard, the Board considered that: (i) experience demonstrates that an executed merger agreement is not a deterrent to potential alternative proposals; (ii) subject to compliance with the applicable provisions of the CCM Merger Agreement, the Board may, before approval of the CCM Merger by TWO stockholders, change its recommendation to TWO stockholders with respect to approval of the CCM Merger if the Board determines in good faith, after consultation with its legal advisors, that failing to make a change in its recommendation would reasonably likely be inconsistent with the Board’s duties; (iii) subject to its compliance with the applicable provisions of the CCM Merger Agreement, the Board may terminate the CCM Merger Agreement in order to enter into an agreement with respect to a superior proposal; and (iv) the termination fee payable by TWO is reasonable in light of the circumstances and the overall terms of the CCM Merger Agreement, consistent with fees in comparable transactions, and would not discourage alternative acquisition proposals from credible third parties willing and able to make such proposals.
Terms of the CCM Merger Agreement. The Board reviewed and considered the terms of the CCM Merger Agreement, taken as a whole, including: (i) the parties’ representations, warranties and covenants, and the circumstances under which the CCM Merger Agreement may be terminated, and concluded that such terms are reasonable and fair to TWO; (ii) the conditions to the completion of the Merger, including regulatory approvals, which the Board believes are likely to be satisfied on a timely basis; and (iii) the restrictions imposed on the conduct of TWO’s business during the period between the execution of the CCM Merger Agreement and the completion of the CCM Merger, which the Board believed were reasonable and not unduly burdensome.
The Board also considered a number of uncertainties, risks and other potentially negative factors related to the Merger, including, among other things, the following factors (which are not necessarily in order of relative importance):
No Participation in Future Growth. Given that the CCM Merger is an all-cash transaction, following the consummation of the CCM Merger, TWO’s stockholders will no longer participate in TWO’s or the combined company’s future earnings or growth.
Closing Risk. The fact that completion of the CCM Merger depends on certain factors outside of TWO’s and CCM’s control, including obtaining the requisite regulatory approvals, the risk that required approvals may be delayed, conditioned or denied, and the fact that there can be no assurance that the conditions to completing the CCM Merger will be satisfied even if the CCM Merger is approved by TWO stockholders.

Potential Negative Impact on Business. The CCM Merger may negatively affect TWO’s operations and its relationships with current and future business partners, customers, management and employees during the pendency of the CCM Merger. There are also significant costs involved in connection with completing the CCM Merger, and substantial time and effort of management required to consummate the CCM Merger, which may disrupt TWO’s operations.
Tax Matters. The receipt of the CCM Merger Consideration will be a taxable transaction for TWO’s stockholders for U.S. federal income tax purposes.
Interests of Directors and Executive Officers. TWO’s directors and officers may have interests in the CCM Merger that may be different from, or in addition to, those of TWO’s stockholders generally. The Board was aware of these interests and considered them when evaluating and negotiating the CCM Merger Agreement and the CCM Merger and in making its recommendation.
Risks Related to Satisfaction of Closing Conditions. The risks that one or more of the conditions to the closing of the CCM Merger may not be satisfied on a timely basis, if at all, including risks related to the receipt of regulatory approvals, and that the failure to complete the CCM Merger in a timely manner or at all could have adverse effects on TWO.
Termination Fee. The Board considered that TWO would be required to pay CCM a termination fee of $25.4 million in the event TWO were to terminate the CCM Merger Agreement in order for TWO to enter into a superior proposal, should one be made, or if the CCM Merger Agreement were to be terminated by CCM in connection with a change in the Board’s recommendation to its stockholders with respect to adoption of the CCM Merger Agreement. In addition, in such circumstances, TWO would be required to reimburse CCM for the $25.4 million termination fee that CCM paid to UWMC on TWO’s behalf in connection with the termination of the UWMC Merger Agreement, resulting in aggregate termination-related payments of $50.8 million (representing approximately 4.4% of the transaction’s equity value). The Board concluded that these termination-related payments are reasonable in light of the circumstances and the overall terms of the CCM Merger Agreement, including CCM’s agreement to pay the UWMC termination fee on TWO’s behalf, consistent with fees in comparable transactions, and would not preclude a third party from making a competing proposal.
Restrictions on Third-Party Discussions. The Board considered that the CCM Merger Agreement restricts TWO from soliciting competing acquisition proposals and requires TWO to terminate all discussions with potential alternative transaction counterparties, while noting that TWO would have the right to respond to unsolicited alternative proposals that might be made by such parties pursuant to and in accordance with the applicable terms of the CCM Merger Agreement.
Litigation Risk. The inherent risk of litigation in connection with the CCM Merger, including potential stockholder litigation relating to the execution of the CCM Merger Agreement and the consummation of the CCM Merger, as well as the possibility that any such litigation could delay or prevent the consummation of the CCM Merger and that TWO could incur significant costs and expenses in connection with such litigation.
Other Risks. The Board considered risks of the type and nature described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
The Board considered the factors described above as a whole, including by engaging in discussions with members of TWO’s management team and legal and financial advisors. Based on this review and consideration, the Board unanimously concluded that these factors, on balance, supported a determination that the potentially negative factors relevant to the CCM Merger were outweighed by the potential benefits of the CCM Merger and that the CCM Merger was more favorable to TWO and its stockholders than the other alternatives reasonably available to TWO. The foregoing discussion of the information and factors considered by the Board is intended to be illustrative and not exhaustive, but it includes the material factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the CCM Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The

Board based its unanimous recommendation on the totality of the information presented, including discussions with TWO’s management and outside legal and financial advisors, and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the CCM Merger Agreement and the CCM Merger.
The reasoning of the Board and other information presented in this section is forward-looking in nature, and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
In considering the recommendation of the Board, you should be aware that certain directors and executive officers of TWO may have interests in the CCM Merger that are different from, or in addition to, interests of TWO stockholders generally and may create potential conflicts of interest. The Board was aware of these interests and considered them when evaluating and negotiating the CCM Merger Agreement and the CCM Merger and in making its recommendation. See “The CCM Merger—Interests of TWO’s Directors and Executive Officers in the CCM Merger.”
Opinion of TWO’s Financial Advisor, Houlihan Lokey Capital, Inc.
On March 26, 2026, Houlihan Lokey orally rendered its opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated March 26, 2026) as to, as of such date, the fairness, from a financial point of view, to TWO common stockholders of the CCM Merger Consideration to be received by such holders in the CCM Merger pursuant to the CCM Merger Agreement.
Houlihan Lokey’s opinion was furnished for the use of the Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to TWO common stockholders of the CCM Merger Consideration to be received by such holders in the CCM Merger pursuant to the CCM Merger Agreement and did not address any other aspect or implication of the CCM Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board, TWO, CCM, any security holder or any other person as to how to act or vote with respect to any matter relating to the CCM Merger or otherwise.
In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:
•	reviewed a draft, received by Houlihan Lokey on March 26, 2026, of the CCM Merger Agreement;
•	reviewed certain publicly available business and financial information relating to TWO that Houlihan Lokey deemed to be relevant;
•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of TWO made available to Houlihan Lokey by TWO, including financial projections prepared by the management of TWO relating to TWO (the “Projections”);

•
spoke with certain members of TWO’s management and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of TWO, the CCM Merger and related matters;

•	compared the financial and operating performance of TWO with that of other companies with publicly traded equity securities that Houlihan Lokey deemed to be relevant;
•	considered publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;
•
reviewed the current and historical market prices and trading volume for certain of TWO’s publicly traded equity securities, and the current and historical market prices of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. TWO’s management advised Houlihan Lokey, and at the Board’s direction Houlihan Lokey assumed, that the Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of TWO. At the Board’s direction, Houlihan Lokey assumed that the Projections provided a reasonable basis on which to evaluate TWO and the CCM Merger, and Houlihan Lokey, at the Board’s direction, used and relied upon the Projections for purposes of its analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the Projections or the respective assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of TWO since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.
Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the CCM Merger Agreement and all other related documents and instruments referred to therein were true and correct, (b) each party to the CCM Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the CCM Merger would be satisfied without waiver thereof, and (d) the CCM Merger would be consummated in a timely manner in accordance with the terms described in the CCM Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the CCM Merger would be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the CCM Merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the CCM Merger or TWO that would be material to Houlihan Lokey’s analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the CCM Merger Agreement would not differ in any material respect from the draft of the CCM Merger Agreement identified above.
Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of TWO or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which TWO was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which TWO was or may have been a party or was or may have been subject.
Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Houlihan Lokey did not express any view or opinion as to the price or range of prices at which TWO Common Stock or TWO Preferred Stock may be purchased or sold, or otherwise be transferable, at any time.
Houlihan Lokey’s opinion was furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the CCM Merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the Board, TWO, any security holder or any other party as to how to act or vote with respect to any matter relating to the CCM Merger or otherwise.
Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, TWO, its security holders or any other party to proceed with or effect the CCM Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the CCM Merger or otherwise (other than the CCM Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the treatment of the TWO Preferred Stock in the CCM Merger, (iii) the fairness of any portion or aspect of the CCM Merger to the holders of any class of securities, creditors or other constituencies of TWO, or to any other party, except if and only to the extent expressly set forth in the last sentence of Houlihan Lokey’s opinion, (iv) the relative merits of the CCM Merger as compared to any alternative business strategies or transactions that might have been available for TWO, CCM or any other party, (v) the fairness of any portion or aspect of the CCM Merger to any one class or group of TWO’s or any other party’s security holders or other constituents vis-à-vis any other class or group of TWO’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not TWO, CCM, their respective security holders or any other party is receiving or paying reasonably equivalent value in the CCM Merger (other than the CCM Merger Consideration to the extent expressly specified in Houlihan Lokey’s opinion), (vii) the solvency, creditworthiness or fair value of TWO, CCM or any other participant in the CCM Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the CCM Merger, any class of such persons or any other party, relative to the CCM Merger Consideration or otherwise. Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Board, on the assessments by the Board, TWO and their respective advisors, as to all legal, regulatory, environmental, accounting, insurance, tax and other similar matters with respect to TWO, CCM and the CCM Merger or otherwise.
In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to TWO or the CCM Merger and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the Projections and the implied per share value reference ranges indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of TWO. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.
Houlihan Lokey’s opinion was only one of many factors considered by the Board in evaluating the CCM Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the CCM Merger Consideration or of the views of the Board or TWO management with respect to the CCM Merger or the CCM Merger Consideration. Under the terms of its engagement by TWO, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the proposed CCM Merger or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the Board, TWO, CCM, any security holder or creditor of TWO or CCM or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of consideration payable in the CCM Merger were determined through negotiation between TWO and CCM, and the decision to enter into the CCM Merger Agreement was solely that of the Board.
Material Financial Analyses
In preparing its opinion to the Board, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.
The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Board on March 26, 2026. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.
Unless the context indicates otherwise, share prices used in the selected companies analysis described below were based on the closing price of the common stock of the selected companies listed below as of March 25, 2026, and transaction values for the selected transactions analysis described below were based on the announced transaction equity price and other public information available at the time of the announcement. The estimates of the future financial performance of TWO relied upon for the financial analyses described below were based on the Projections. The estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies.
Selected Companies Analysis. Houlihan Lokey reviewed certain financial data for selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant. The financial data reviewed included stock price as a multiple of tangible book value per share as of December 31, 2025 (“Price / 12/31/25 Tangible Book Value Per Share”).
The selected companies and corresponding financial data were:

Price/12/31/25 Tangible Book Value Per Share
Annaly Capital Management, Inc.	1.06x
Rithm Capital Corp.	0.81x
PennyMac Mortgage Investment Trust	0.75x
Cherry Hill Mortgage Investment Corporation	0.80x
High	1.06x
Mean	0.85x
Median	0.80x
Low	0.75x

Taking into account the results of the selected companies analysis, Houlihan Lokey applied a selected range of 0.75x to 1.00x to TWO’s tangible book value per share as of December 31, 2025. The selected companies analysis indicated an implied value reference range of $8.15 to $10.86 per share of TWO Common Stock, as compared to the CCM Merger Consideration of $10.80 per share of TWO Common Stock in the CCM Merger pursuant to the CCM Merger Agreement.
Selected Transactions Analysis. Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant. The financial data reviewed included transaction value as a multiple of Tangible Book Value and the selected transactions and corresponding financial data were:

Date Announced	Target	Acquiror	Transaction Value/ Tangible Book Value
May 2023	Arlington Asset Investment Corp.	Ellington Financial Inc.	0.74x

November 2021	Mosaic RE Structured Finance Funds	Ready Capital Corporation	0.85x

July 2021	Capstead Mortgage Corporation	Benefit Street Partners Realty Trust, Inc	1.16x

Date Announced	Target	Acquiror	Transaction Value/ Tangible Book Value
December 2020	Anworth Mortgage Asset Corporation	Ready Capital Corporation	0.97x

November 2018	Owens Realty Mortgage, Inc.	Ready Capital Corporation	0.96x

May 2018	MTGE Investment Corp.	Annaly Capital Management, Inc.	1.00x

April 2018	CYS Investments, Inc.	Two Harbors Investment Corp.	1.05x

Transaction Value/ Tangible Book Value
High	1.16x
Mean	0.96x
Median	0.97x
Low	0.74x

Taking into account the results of the selected transactions analysis, Houlihan Lokey applied a selected multiple range of 0.95x to 1.15x to TWO’s tangible book value per share as of December 31, 2025. The selected transactions analysis indicated an implied value reference range of $10.32 to $12.49 per share of TWO Common Stock, as compared to the CCM Merger Consideration of $10.80 per share of TWO Common Stock in the CCM Merger pursuant to the CCM Merger Agreement.
Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of TWO based on the Projections. Houlihan Lokey applied a range of terminal value multiples of 0.75x to 1.00x to TWO’s estimated 2030E tangible book value per share and discount rates ranging from 10.5% to 12.5%. The discounted cash flow analysis indicated an implied per share value reference range of $8.94 to $10.78 per share of TWO Common Stock, as compared to the CCM Merger Consideration of $10.80 per share of TWO Common Stock in the CCM Merger pursuant to the CCM Merger Agreement.
Other Matters
Houlihan Lokey was engaged by TWO to act as its financial advisor in connection with a possible merger, consolidation, business combination, sale or other similar transaction. TWO engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers, acquisitions, divestitures, leveraged buyouts, financings and financial restructurings. Pursuant to its engagement by TWO, Houlihan Lokey is entitled to a transaction fee based on the value of the CCM Merger, which fee is currently estimated to be approximately $11,600,000 and is contingent upon the consummation of the CCM Merger (the “Transaction Fee”). Houlihan Lokey also became entitled to a fee of $625,000 upon Houlihan Lokey’s delivery of its opinion to the Board, 50% of which is creditable against the Transaction Fee, a fee of $500,000 upon Houlihan Lokey’s engagement by TWO, all of which is creditable against the Transaction Fee, and $1,250,000 upon Houlihan Lokey’s delivery of its opinion to the Board in connection with the proposed UWMC merger, all of which is creditable against the Transaction Fee. TWO has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.
In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, TWO, CCM, or any other party that may be involved in the CCM Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the CCM Merger.
Houlihan Lokey and certain of its affiliates have in the past provided, and are currently providing, investment banking, financial advisory and/or other financial or consulting services to TWO, CrossCountry, and certain minority investors in CrossCountry, including Ares Management Corporation (“Ares”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Ares (collectively, with Ares, the “Ares Group”), and

Radcliff Companies (“Radcliff”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Radcliff (collectively, with Radcliff, the “Radcliff Group”), for which Houlihan Lokey and its affiliates have received, and expect to receive, compensation, including, among other things, during the two years prior to the date of its opinion, (i) with respect to TWO, (a) having acted as financial advisor to TWO in connection with the proposed UWMC merger and (b) having provided certain financial advisory services to TWO in connection with its review of strategic alternatives and consideration of strategic transactions, for which Houlihan Lokey and its affiliates have received aggregate compensation of approximately $3,725,000, (ii) with respect to CrossCountry, having provided valuation advisory services to CrossCountry in connection with financial reporting and other internal purposes unrelated to the CCM Merger for which Houlihan Lokey and its affiliates have received or will receive aggregate compensation of less than $200,000, (iii) with respect to the Ares Group, (1)(a) having acted as financial advisor to Ares as an investor in Frontier Communications in connection with its acquisition by Verizon, which closed in January 2026 and (b) having acted as financial advisor to Potomac Energy Center, LLC, then a member of the Ares Group, in connection with its sale transaction, which closed in August 2025, for which Houlihan Lokey and its affiliates have received aggregate compensation of approximately $11 million, and (2) having provided and currently providing various valuation and financial advisory services to members of the Ares Group for financial reporting, transaction and other purposes unrelated to the CCM Merger, for which Houlihan Lokey and its affiliates have received aggregate compensation of approximately $13 to 14 million and which Houlihan Lokey could potentially receive a similar amount over the next two years, and (iv) with respect to the Radcliff Group, having provided valuation advisory services to Radcliff in connection with financial reporting purposes for which Houlihan Lokey and its affiliates have received aggregate compensation of less than $550,000. In addition, Houlihan Lokey has been in discussions regarding a potential engagement to provide certain investment banking and financial advisory services to a portfolio company of the Ares Group in connection with a potential transaction, which fee cannot be currently quantified, though if Houlihan Lokey were so engaged and such transaction were to be consummated, Houlihan Lokey could receive compensation similar to or in excess of the fees payable to Houlihan Lokey for the rendering of its services to TWO. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to TWO, CCM, CrossCountry, members of the Ares Group, members of the Radcliff Group, other participants in the CCM Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of its and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Ares, Radcliff, other participants in the CCM Merger or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Ares Group, members of the Radcliff Group, other participants in the CCM Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, TWO, CCM, CrossCountry, members of the Ares Group, members of the Radcliff Group, other participants in the CCM Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Certain Unaudited Prospective Financial Information
TWO does not, as a matter of course, publicly disclose long-term consolidated forecasts as to future performance, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. Certain unaudited financial projections regarding TWO’s future performance for the fiscal years 2025 through 2029 on a standalone basis were previously included in TWO’s definitive proxy statement filed in connection with the transactions contemplated by the UWMC Merger Agreement (the “October 2025 TWO Projections”). In connection with the Board’s consideration of the transaction, TWO’s management prepared certain updated unaudited financial projections regarding TWO’s future performance for the fiscal years 2026 through 2030 on a standalone basis (the “March 2026 TWO Projections” and together with the October 2025 TWO Projections, the “TWO Projections”) without giving effect to the CCM Merger, and provided the March 2026 TWO Projections to the Board in connection with its evaluation of the proposed CCM Merger and to TWO’s financial advisor, Houlihan Lokey, as approved by TWO for Houlihan Lokey’s use and reliance in connection with its financial analyses and opinion (see the section described above in this proxy statement entitled “The CCM Merger –Opinion of TWO’s Financial Advisor, Houlihan Lokey Capital, Inc.” beginning on page 43 of this proxy statement). See also the section entitled “The CCM Merger –Background of the CCM Merger” beginning on page 23.

The summary of the TWO Projections is being included in this proxy statement to give TWO stockholders access to non-public information that was provided to the Board and TWO’s financial advisor, Houlihan Lokey, for the purposes described above, and are not intended to influence your decision whether to vote in favor of the CCM Merger Proposal or any other proposal at the special meeting. The inclusion of this information should not be regarded as an indication that any of TWO, its advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
While presented with numeric specificity, the TWO Projections reflect numerous estimates and assumptions that are inherently uncertain and may be beyond the control of TWO, including, among others, assumptions related to TWO’s portfolio composition, performance, investment strategy and target leverage ratios, contractual obligations, prevailing and projected interest rates, operating expenses, the mortgage loan market, origination and servicing volumes, home prices, U.S. residential real estate market conditions, macroeconomic conditions, regulatory risks, and other matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information and Incorporation by Reference” beginning on pages 14 and 79, respectively. The TWO Projections reflect both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. TWO cannot give any assurance that the TWO Projections and the underlying estimates and assumptions will be realized. In addition, since the TWO Projections cover multiple years, such information by its nature becomes more speculative with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected.
The TWO Projections were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The prospective financial information included in this document for the TWO Projections has been prepared by, and is the responsibility of, TWO’s management. Ernst & Young LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to such prospective financial projections and accordingly, Ernst & Young LLP has not expressed an opinion or any other form of assurance on such information or its achievability, and Ernst & Young LLP assumes no responsibility for, and disclaims any association with, the prospective financial information.
Furthermore, the TWO Projections do not take into account any circumstances or events occurring after the date they were prepared. TWO cannot give any assurance that, had the TWO Projections been prepared as of the date of this proxy statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, TWO does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the TWO Projections to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to reflect changes in general economic or industry conditions. The TWO Projections do not take into account all the possible financial and other effects on TWO of the CCM Merger, the effect on TWO of any business or strategic decision or action that has been or will be taken as a result of the CCM Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the CCM Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the CCM Merger. Further, the TWO Projections do not take into account the effect on TWO of any possible failure of the CCM Merger to occur. None of TWO or its affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any TWO stockholder or other person regarding TWO’s ultimate performance compared to the information contained in the TWO Projections or to the effect that the forecasted results will be achieved. The inclusion of the TWO Projections herein should not be deemed an admission or representation by TWO or its advisors or any other person that they are viewed as material information of TWO, particularly in light of the inherent risks and uncertainties associated with such forecasts.
In light of the foregoing, and considering that the special meeting will be held several months after the TWO Projections were prepared, as well as the uncertainties inherent in any forecasted information, TWO stockholders are cautioned not to place undue reliance on such information, and TWO urges all TWO stockholders to review TWO’s most recent SEC filings for a description of the reported financial results of TWO. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 79.
Subject to the foregoing qualifications, the following table presents a summary of the TWO Projections, based on information and assumptions that include, among others, assumptions related to TWO’s portfolio composition

(including investments in securities and MSR, and respective financing balances), performance, investment strategy and target leverage ratios, contractual obligations, prevailing and projected interest rates, operating expenses, the mortgage loan market and mortgage spreads, origination and servicing volumes, home prices, U.S. residential real estate market conditions, macroeconomic conditions, asset availability and regulatory risks.
October 2025 TWO Projections

	2025E	2026E	2027E	2028E	2029E
Operating Income(1) / Basic Common Share	$1.28	$1.34	$1.38	$1.39	$1.39
Common Dividends / Basic Share	$1.53	$1.37	$1.37	$1.37	$1.37
Common Book Value / Basic Share	$10.99	$10.95	$10.95	$10.96	10.98

(1)	Reflects operating income after dividends on shares of TWO Preferred Stock.
March 2026 TWO Projections

	2026E	2027E	2028E	2029E	2030E
Operating Income(1) / Basic Common Share	$0.91	$0.88	$0.86	$0.84	$0.77
Common Dividends / Basic Share	$1.37	$1.37	$1.37	$1.37	$1.37
Common Book Value / Basic Share	$10.88	$10.39	$9.87	$9.33	$8.73

(1)	Reflects operating income after dividends on shares of TWO Preferred Stock.
Interests of TWO’s Directors and Executive Officers in the CCM Merger
Overview
In considering the recommendation of the Board to approve the CCM Merger Proposal and the Non-Binding Compensation Advisory Proposal, TWO common stockholders should be aware that TWO’s directors and executive officers have interests in the CCM Merger that may be different from, or in addition to, the interests of TWO common stockholders generally. These interests are described in more detail below and, with respect to the named executive officers of TWO, are quantified in the tables below.
The Board was aware of, and considered the interests of, TWO’s directors and executive officers in evaluating and reaching its decision to approve the CCM Merger and the transactions contemplated by the CCM Merger Agreement, in determining that such transactions are advisable, fair and in the best interests of TWO’s common stockholders, and in resolving to recommend that TWO’s common stockholders vote to approve the CCM Merger Proposal and the Non-Binding Compensation Advisory Proposal.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
(1)	The Effective Time occurs on March 31, 2026, which is the assumed date of the Effective Time solely for purposes of the disclosure in this section.
(2)
Each executive officer experiences a termination of employment by TWO or its successor without “cause” or by the officer for “good reason” (as such terms are defined in the Severance Benefits Plan) immediately following the Effective Time.

(3)	The relevant per share value of TWO Common Stock is equal to the CCM Merger Consideration ($10.80 per share).
Treatment of TWO Equity Awards
At the Effective Time and in accordance with the CCM Merger Agreement, each TWO RSU that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall, automatically and without any action on the part of the holder thereof, be cancelled and converted into only the right to receive the CCM Merger Consideration with respect to each share of TWO Common Stock subject to such TWO RSU immediately prior to the Effective Time.

At the Effective Time and in accordance with the CCM Merger Agreement, each TWO PSU that is outstanding as of immediately prior to the Effective Time, shall, automatically and without any action on the part of the holder thereof, be cancelled and converted into only the right to receive the CCM Merger Consideration with respect to each share of TWO Common Stock subject to such TWO PSU immediately prior to the Effective Time that is earned and vested assuming achievement of the applicable performance criteria at the greater of (i) target performance and (ii) actual performance determined by the Board (as constituted immediately prior to the Effective Time) as if the Closing Date was the last day of the applicable performance period.
At the Effective Time and in accordance with the CCM Merger Agreement, each TWO RSA that is outstanding as of immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be fully vested, and each holder of such TWO RSAs shall have the right to receive the CCM Merger Consideration with respect to each share of TWO Common Stock that so vests.
Payment of the CCM Merger Consideration in respect of TWO RSUs and TWO PSUs will be made without interest and less applicable withholdings, as soon as reasonably practicable, but no later than 15 calendar days, after the Effective Time.
TWO’s executive officers currently hold TWO RSUs and TWO PSUs, and Mr. Greenberg also holds TWO RSAs. TWO’s non-employee directors currently hold TWO RSUs.
For an estimate of the amounts that would be payable to each of TWO’s named executive officers (each, individually, a “NEO” and collectively, the “NEOs”) in respect of their outstanding TWO Equity Awards upon the completion of the CCM Merger, see the section entitled “—Quantification of Payments and Benefits to TWO’s Named Executive Officers” below. The estimated aggregate value payable in respect of TWO Equity Awards held by TWO’s one executive officer who is not a current NEO is $824,051, and the estimated aggregate value payable in respect of TWO RSUs held by TWO’s eight (current and former) non-employee directors is $922,568. Depending upon when the CCM Merger is completed, certain TWO Equity Awards that are outstanding as of the date of this proxy statement may vest and be settled pursuant to their terms, independent of the CCM Merger. The actual value payable in respect of the TWO Equity Awards therefore cannot be determined with any certainty until the CCM Merger is completed.
Directors’ and Officers’ Indemnification and Insurance
The CCM Merger Agreement generally provides that, for a period of six years from the Effective Time, CCM and the surviving company will indemnify all present and former directors, officers and fiduciaries of any employee benefit plan of TWO or any of its subsidiaries, or those who served at the request of TWO, or any of its subsidiaries, as an officer, director, or fiduciary of any employee benefit plan of any of TWO’s subsidiaries for losses, claims, damages, costs, fines, penalties, expenses, liabilities or judgments or amounts that are based, in whole or in part, on the fact that such person is or was a director, officer or fiduciary of an employee benefit plan of TWO or any of its subsidiaries, or serving at the request of TWO or any of its subsidiaries as a director, officer or fiduciary of an employee benefit plan (including, without limitation, the transactions contemplated by the CCM Merger Agreement) to the fullest extent permitted under applicable law.
In addition, the CCM Merger Agreement also generally requires CCM and the surviving company to maintain, for a period of six years from the Effective Time, “tail” director and officer liability coverage for the benefit of the directors and officers of TWO and its subsidiaries without reduction of existing coverage under, and having terms not less favorable to the insured persons than, the director and officer liability insurance coverage currently maintained by TWO (as long as the annual premium does not exceed 300% of the annual premium under TWO’s existing policies).
Severance Benefits Plan
TWO maintains the Two Harbors Investment Corp Severance Benefits Plan (as amended and restated, the “Severance Benefits Plan”), which covers its executive officers and certain other key employees. Upon a termination of an executive officer’s employment by TWO (or its successor) without “cause” or upon a termination of employment by the executive officer for “good reason” (as described below) within two years following a change of control of TWO (a “Qualifying Termination”), such executive officers would be entitled to the following benefits under the Severance Benefits Plan:
•
a cash severance payment equal to 2.5 times the executive officer’s compensation in the case of TWO’s CEO, Mr. Greenberg, or 2 times the executive officer’s compensation, in the case of TWO’s other non-CEO executive officers, paid in substantially equal installments in accordance with payroll procedures. For these purposes, “compensation” generally means the sum of: (a) the participant’s annualized base salary (either at termination or on the date of the change in control, if higher), plus (b) the participant’s target bonus opportunity (either at the time of termination or during the year of the change in control, if higher);
•
a pro-rata annual cash incentive award for year of termination, assuming achievement of any individual performance metrics at the “target” level, and the achievement of any corporate performance metrics at the greater of the “target” or actual levels, paid in a lump sum at the time cash incentives are normally paid;

•	fully subsidized health, dental, and vision COBRA coverage for up to 18 months following the executive officer’s termination; and
•	up to $25,000 in outplacement services.
The Severance Benefits Plan also provides for the reimbursement of participants’ legal fees in disputes regarding the Severance Benefits Plan during the two-year period following a change of control, regardless of the outcome, provided the claim was not frivolous or maintained in bad faith. The CCM Merger is expected to constitute a “change of control” for purposes of the Severance Benefits Plan. During the two-year period following a change of control of TWO, TWO is prohibited from terminating or amending the Severance Benefits Plan if such amendments would adversely affect employees covered by the Severance Benefits Plan. For purposes of the Severance Benefits Plan:
•
“Cause” generally means: (i) engaging in willful or gross misconduct in the performance of participant’s duties to TWO; (ii) engaging in willful or gross neglect in the performance of one’s duties to TWO; (iii) repeatedly and willfully failing to adhere to the reasonable directions of superiors or the Board or repeatedly and willfully violating the material written policies of TWO or its affiliates; (iv) committing acts satisfying the elements of (A) any felony, (B), any crime of moral turpitude, deceit, dishonest or fraud, or (C) any crime involving TWO or its affiliates; (v) engaging in fraud, misappropriation, or embezzlement; (vi) a material breach by the participant of any employment, confidentiality, assignment of inventions or restrictive covenants agreement (if any) with TWO; or (vii) engaging in any act or omission of willful misconduct or gross negligence which results in actual and material harm to the business or financial reputation of TWO or its affiliates.

•
“Good reason” generally means, subject to certain notice and cure rights, and without the participant’s written consent: (i) the material diminution or reduction of the participant’s authority, duties or responsibilities (provided that: (A) the material diminution or reduction is not the result of substantial underperformance of the participant’s duties or responsibilities, as reasonably determined in good faith by TWO or the plan administrator; and (B) neither the participant’s change of title, nor a change in the person or entity to whom a participant reports, shall by themselves constitute a material diminution or reduction); (ii) TWO’s relocation of the participant’s principal work location assignment by more than 50 miles from the participant’s then current assigned principal work location; (iii) material reduction of base salary or target incentive compensation opportunity (exclusive of any across the board reductions); or (iv) material breach by TWO of any written employment agreement between a participant and TWO or its affiliates.

Benefits under the Severance Benefits Plan are subject to a “best net” cutback with respect to Section 280G of the Code, whereby, in the event that it is determined that any payment or benefit would constitute a “parachute payment” within the meaning of Section 280G of the Code, such payments and benefits may be reduced to the extent necessary so that no portion of the payment or benefit, as so reduced, is subject to excise tax under Section 4999 of the Code (provided that the payment of such reduced amount results in the receipt by the executive of a greater after-tax payment than if the payment was simply made to the executive in full).
A participant’s entitlement to severance benefits under the Severance Benefits Plan is generally conditioned on his or her execution and non-revocation of a separation and release agreement that includes (among other things) customary restrictive covenants, as well as a customary release of claims in favor of TWO (or its successor).
For estimates of the amounts that would be payable to each of TWO’s NEOs pursuant to the Severance Benefits Plan upon a Qualifying Termination of employment that occurs immediately following the Effective Time, see the section entitled “—Quantification of Payments and Benefits to TWO’s Named Executive Officers” below. The estimated aggregate amount that would be payable to TWO’s one executive officer who is not an NEO under the

Severance Benefits Plan upon a Qualifying Termination of employment that occurs immediately following the Effective Time (assuming the effective time occurs on March 31, 2026) is $1,673,973. The quantifications set forth in this paragraph are based upon compensation levels in effect as of the date of this proxy statement and COBRA premiums in effect on March 31, 2026.
Bonus Amounts
Pursuant to the CCM Merger Agreement, any cash bonus, sales and other incentive plan amounts with respect to the performance period in which the Effective Time occurs will be paid to the eligible employees in a prorated amount assuming achievement at the greater of target or actual level of performance as of the date of the CCM Merger. Such amounts are to be paid at the time such bonus, sales or incentive amounts would normally be paid. A portion of the executive officers’ compensation includes an annual cash incentive that is subject to this requirement, and as a result, the executive officers will be entitled to receive a prorated annual cash incentive for the performance period in which the effective time occurs. If the Effective Time occurs on March 31, 2026 and assuming achievement of target performance, the estimated aggregate amount that would be payable to TWO’s 6 current executive officers is $1,266,164.
Other Compensation Matters
In addition to the payments, benefits, and actions described above and below, under the terms of the CCM Merger Agreement, TWO may take certain compensatory actions prior to the completion of the CCM Merger that will affect TWO’s directors and executive officers, although determinations related to such actions have not been made as of the date of this proxy statement and the impact of such actions is not reflected in the amounts estimated above and in the section entitled “—Quantification of Payments and Benefits to TWO’s Named Executive Officers” below. Among other actions, TWO may make certain ordinary-course equity grants to its executive officers, grant cash-based retention awards, and take certain additional tax planning purposes with respect to Sections 280G and 4999 of the Code.
Quantification of Payments and Benefits to TWO’s Named Executive Officers
This section, including the table below entitled “Golden Parachute Compensation,” along with its footnotes, sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for the NEOs that is based on or otherwise relates to the CCM Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the compensation payable to the NEOs identified in TWO’s most recent proxy statement, filed in connection with TWO’s 2025 annual meeting of its stockholders, that is related to the CCM Merger.
This includes TWO’s principal executive officer, principal financial officer, the three other most highly compensated executive officers who were serving as executive officers as of the end of TWO’s 2024 fiscal year, and one additional individual who would have been among such three most highly compensated executive officers but for the fact that she was no longer serving as an executive officer at fiscal year-end. For purposes of the below disclosure, we refer to NEOs who are employed with TWO as of the date of this proxy statement as the “current NEOs.” The “golden parachute” compensation payable to the NEOs is subject to a non-binding advisory vote of TWO’s common stockholders.
The amounts indicated below are estimates of amounts that would be payable to the NEOs, and such estimates are based on assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available and, as a result, the actual amounts, if any, to be received by any NEO may differ in material respects from the amounts set forth below.
The amounts indicated below do not attempt to quantify any reduction that may be required as a result of the Code Section 280G “best net” cutback, or any legal fees that may be owing to an NEO in the event of a dispute regarding their benefits under the Severance Benefits Plan, in each case as described above under “—Severance Benefits Plan.” In addition, the table below does not include amounts that TWO’s NEOs were already entitled to receive or vested in as of the date of this proxy statement.
Assumptions
Unless otherwise indicated, the amounts set forth in the table below have been calculated assuming that:

(1)	the Effective Time occurs on March 31, 2026, which is the assumed date of the Effective Time solely for purposes of this CCM Merger-related compensation disclosure;
(2)
each NEO experiences a termination of employment by TWO or its successor without “cause” or by the officer for “good reason” (as such terms are defined in the Severance Benefits Plan) immediately following the Effective Time (each, referred to as a “Qualifying Termination”);

(3)	the relevant per share value of TWO Common Stock is equal to the CCM Merger Consideration ($10.80 per share);
(4)
quantification of the value to be delivered in respect of TWO Equity Awards is calculated based on the unvested TWO Equity Awards held by each current NEO as of March 31, 2026, the latest practicable date before the filing of this proxy statement and assumes that such awards remain unvested and outstanding as immediately prior to the Effective Time; and

(5)
quantification of severance entitlements is based on each current NEO’s compensation (including base salary and target annual cash incentive opportunity) and benefit levels in effect on March 31, 2026, the latest practicable date to determine such amounts before the filing of this proxy statement.

Depending upon when the CCM Merger is completed, certain awards that are outstanding as of the date hereof and included in the table below may vest pursuant to their terms, independent of the CCM Merger. For a narrative description of the terms and conditions applicable to the payments quantified in the table below, see the sections entitled “— Treatment of TWO Equity Awards” and “—Severance Benefits Plan” above.
Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
William Greenberg	7,993,151	6,479,514	70,004	14,542,669
William Dellal	2,123,288	818,888	64,347	3,006,523
Nicholas Letica	4,074,521	3,791,189	59,483	7,925,193
Rebecca B. Sandberg	2,516,438	2,092,943	70,004	4,679,385
Robert Rush	1,954,795	1,189,393	70,004	3,214,192
Mary Riskey*	—	392,332	—	392,332

*
Ms. Riskey departed TWO in 2024. Ms. Riskey is not entitled to any payments in connection with the CCM Merger, other than (i) payments in respect of certain TWO RSUs and TWO PSUs held by Ms. Riskey, and (ii) payments which Ms. Riskey may receive in her capacity as a TWO common stockholder, to the extent applicable.

(1)
Cash. The estimated amounts listed in this column include the following cash severance amounts payable to each NEO upon a Qualifying Termination within two years following the Effective Time: (i) a cash severance payment based on a multiple (2.5x for Mr. Greenberg and 2.0x for the other NEOs) of the named executive officer’s base salary and target annual bonus pursuant to the Severance Benefits Plan paid in installments over the severance period (30 months for Mr. Greenberg and 24 months for the other NEOs); and (ii) a pro-rata bonus payment for the year of the Qualifying Termination pursuant to the Severance Benefits Plan, paid in a lump sum at the time such bonuses are normally paid (assuming achievement at target level). Cash severance payments under the Severance Benefits Plan are “double-trigger” in that they would be paid to a current NEO only if such NEO experiences a Qualifying Termination within the time period specified above and are subject to the NEO signing a release of claims and complying with certain restrictive covenants. For additional information see “—Severance Benefits Plan” above. The estimated amounts listed in this column do not include the single-trigger payment of the pro-rata bonus described in “—Bonus Amounts”, above, because the pro-rata bonus payment under the Severance Benefits Plan has been included. The table below provides further information regarding the amounts included in this column for each NEO:

Name	Cash Severance ($)	Pro Rata Bonus ($)	Total ($)
William Greenberg	7,500,000	493,151	7,993,151
William Dellal	2,000,000	123,288	2,123,288
Nicholas Letica	3,770,000	304,521	4,074,521
Rebecca B. Sandberg	2,350,000	166,438	2,516,438
Robert Rush	1,850,000	104,795	1,954,795
Mary Riskey*	—	—	—

(2)
Equity. The amounts listed in this column represent the estimated value of TWO Equity Awards held by each NEO that, as a result of the CCM Merger, will be automatically canceled and converted into the right to receive the CCM Merger Consideration, as set forth in more detail in the table below. With respect to TWO PSUs, these amounts include the value of any dividend equivalent rights credited prior to March 31,

2026. These amounts are all considered “single trigger” benefits because they will vest solely upon a change in control of TWO pursuant to the terms of the CCM Merger Agreement. For additional information, please see the section entitled “—Treatment of TWO Equity Awards” above.

Name	Aggregate Value of Outstanding TWO RSUs ($)	Aggregate Value of Outstanding TWO PSUs ($)	Aggregate Value of Outstanding TWO RSAs ($)	Total ($)
William Greenberg	1,463,443	3,346,456	1,669,615	6,479,514
William Dellal	818,888	—	—	818,888
Nicholas Letica	2,302,441	1,488,748	—	3,791,189
Rebecca B. Sandberg	1,249,808	843,134	—	2,092,943
Robert Rush	688,802	500,591	—	1,189,393
Mary Riskey	76,216	316,116	—	392,332

(3)
Perquisites/Benefits. Benefits in this column include the continuation of subsidized health, dental, and vision COBRA coverage, as well as out placement services, for each NEO upon a Qualifying Termination within two years following the Effective Time under the Severance Benefits Plan. The current NEOs are eligible for continued health, dental, and vision COBRA coverage for a period of up to 18 months, with full payment of applicable premiums by TWO (or its successor) during such time (Mr. Greenberg – $45,004; Mr. Dellal –$39,347; Mr. Letica – $34,483; Ms. Sandberg – $45,004; and Mr. Rush – $45,004). For purposes of this column, it is assumed that each current NEO will utilize COBRA coverage for 18 months and outplacement services with a total value of $25,000. However, the amount of COBRA coverage and outplacement services actually utilized by an applicable NEO cannot be determined at this time. The amounts for COBRA coverage are based on the COBRA premium in effect on March 31, 2026. The amounts included in this column are “double trigger” payments which become payable only in connection with a Qualifying Termination during the time period specified above and are subject to the NEO signing a release of claims and complying with certain restrictive covenants. For additional information, see “—Severance Benefits Plan.”

Regulatory Approvals Required for the CCM Merger
HSR Act
The CCM Merger is subject to the requirements of the HSR Act, which provide that certain transactions may not be completed until notification and report forms are furnished to the Antitrust Division of the DOJ and the FTC, and the HSR Act waiting period is terminated or expires.
Additional Regulatory Conditions to Closing
The completion of the CCM Merger is further conditioned upon (i) obtaining the consents or approvals of Fannie Mae, Freddie Mac, Ginnie Mae, the U.S. Department of Veteran Affairs and the U.S. Department of Agriculture and (ii) as a result of the contemplated change in ownership of TWO, obtaining consents from or providing notice to the states in which TWO operates in accordance with such state regulatory requirements.
Appraisal Rights
Pursuant to the MGCL and the TWO Charter, holders of TWO Common Stock and TWO Preferred Stock will not be entitled to appraisal rights, rights of objecting stockholders or dissenter’s rights in connection with the CCM Merger.
Exchange of Shares of Stock in the CCM Merger
CCM will appoint a paying agent for the exchange of TWO Common Stock for the CCM Merger Consideration in accordance with the CCM Merger Agreement.
On the Closing Date and prior to the Effective Time, CCM or Merger Sub will deposit, or cause to be deposited, with the paying agent, for the benefit of the former holders of shares of TWO Common Stock, for issuance in accordance with the CCM Merger Agreement, cash in an amount equal to the aggregate CCM Merger Consideration required to be paid in accordance with this Agreement. The surviving company will pay all charges and expenses, including those of the paying agent, in connection with the exchange of shares for the CCM Merger Consideration.
As soon as practicable after the Effective Time, but in no event more than two business days after the Closing Date, CCM will instruct the paying agent to deliver to each record holder of, as of immediately prior to the Effective Time, shares represented by a certificate or certificates of TWO Common Stock (“Certificates”), or shares of TWO Common Stock, represented by book-entry (“Book-Entry Shares”), (i) a letter of transmittal (“Letter of Transmittal”), which shall specify that delivery will be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the paying agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the Letter of Transmittal, and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares for payment of the applicable CCM Merger Consideration pursuant to the CCM Merger Agreement.

Upon the surrender to the paying agent of a Certificate or Book-Entry Shares, together with the Letter of Transmittal (or, in the case of Book-Entry Shares, by book-receipt of an “agent’s message” by the paying agent or such other evidence, if any, required to be obtained by the paying agent in connection with the surrender of Book-Entry Shares), duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the paying agent, the holder of such Certificate or Book-Entry Shares will be entitled to receive in exchange therefor the applicable CCM Merger Consideration to which such holder is entitled.
If payment of the applicable CCM Merger Consideration is to be made to a person other than the record holder of such shares of TWO Common Stock, it shall be a condition of payment that shares so surrendered will be properly endorsed or will be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the applicable CCM Merger Consideration to a person other than the registered holder of such shares surrendered or will have established to the satisfaction of the surviving company that such taxes either have been paid or are not applicable.
Dividends
TWO pays regular quarterly dividend distributions to its stockholders. All dividend distributions are authorized by the Board, in its discretion, and depend on such items as TWO’s REIT taxable income, financial condition, maintenance of REIT status, and other factors that the Board may deem relevant from time to time. TWO common stockholders share proportionally on a per share basis in all declared dividends on TWO Common Stock. Dividends cannot be paid on TWO Common Stock unless TWO has paid full cumulative dividends on all classes of TWO Preferred Stock. TWO intends to continue to pay quarterly dividends on TWO Common Stock and to distribute to TWO common stockholders as dividends 100% of the TWO REIT taxable income, on an annual basis.
In addition, the CCM Merger Agreement permits TWO to continue to pay regular quarterly dividends, and any dividends or distributions necessary to maintain its REIT qualification under the Code and avoid the imposition of any corporate level tax or excise tax under the Code.
Deregistration of TWO Common Stock and TWO Preferred Stock
After the CCM Merger is completed and the TWO Preferred Stock has been redeemed, the TWO Common Stock, TWO Series A Preferred Stock, TWO Series B Preferred Stock and TWO Series C Preferred Stock will no longer be listed on the NYSE and will be deregistered under the Exchange Act.
Treatment of Existing Debt
In connection with the CCM Merger, CCM currently expects to maintain TWO’s repurchase agreements, revolving credit facilities and warehouse lines of credit. TWO is not required to make any offer to repurchase with respect to the TWO Senior Notes in connection with the CCM Merger until after the Effective Time. Prior to the Effective Time, TWO and CCM will use commercially reasonable efforts to prepare and deliver all notices and other documents, and take all other actions, in each case as required under the terms of the TWO Senior Notes or the TWO Senior Notes Indenture, including the giving of any notices that may be required thereunder in connection with the CCM Merger.
Within 30 days following the Effective Time, in accordance with the terms of the TWO Senior Notes Indenture, CCM will cause TWO to make an offer to each holder of the TWO Senior Notes to repurchase all or some of such holders’ TWO Senior Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the TWO Senior Notes repurchased, plus accrued or unpaid interest on the TWO Senior Notes repurchased to, but excluding, the repurchase date. CCM expects that any TWO Senior Notes that are not repurchased in connection with this offer will remain outstanding after the CCM Merger.
Treatment of Existing TWO Preferred Stock
At the Effective Time, each share of TWO Series A Preferred Stock, TWO Series B Preferred Stock and TWO Series C Preferred Stock will remain issued and outstanding. Promptly after the Effective Time, TWO will deliver a notice of redemption to the holders of the TWO Preferred Stock, in accordance with the TWO Charter and the TWO Bylaws. Following the Effective Time, when required in connection with the redemption of the TWO Preferred Stock, CCM, on behalf of the surviving company, will irrevocably set aside and deposit, separate and apart from its other funds, in trust for the benefit of the holders of the TWO Preferred Stock, cash in immediately available funds in the amount of the Preferred Stock Redemption Amount. On the Preferred Stock Redemption Date, each share of TWO Preferred Stock will be redeemed for an amount in cash equal to the Preferred Stock Redemption Amount.
Following the Closing, the surviving company will complete the redemption of the TWO Preferred Stock in accordance with the TWO Charter and the TWO Bylaws.

THE CCM MERGER AGREEMENT
The following is a summary of the material terms of the CCM Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the CCM Merger Agreement that is important to you. The summary of the material terms of the CCM Merger below and elsewhere in this proxy statement is qualified in its entirety by reference to the CCM Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and is incorporated by reference into this proxy statement. You are urged to read this proxy statement, including the CCM Merger Agreement, carefully and in its entirety for a more complete understanding of the CCM Merger.
The CCM Merger Agreement and this summary of its terms have been included in this proxy statement to provide you with information regarding the terms of the CCM Merger. They are not intended to provide you with any other factual or financial information about Two Harbors or CCM or any of their respective affiliates or businesses. Information about TWO and CCM can be found elsewhere in this proxy statement and in the other filings that TWO has made with the SEC, which are available without charge at http://www.sec.gov. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 79.
The CCM Merger Agreement contains representations, warranties and covenants made by each of the parties to the CCM Merger Agreement solely for the benefit of the other parties and solely for the purposes contemplated in connection with the CCM Merger Agreement and are subject to and qualified by important confidential disclosures which may not be expressed in the CCM Merger Agreement or in other public disclosures by TWO, and other qualifications and limitations agreed to by the parties in connection with negotiating the terms of the CCM Merger Agreement. Accordingly, TWO stockholders, as well as any other person, should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances, and they should bear in mind that the representations and warranties were made solely for the benefit of the parties to the CCM Merger Agreement, were negotiated for the principal purpose of allocating contractual risks among the parties to the CCM Merger Agreement rather than to establish matters as facts, and may be subject to contractual standards of materiality that are different from those generally relevant to equityholders or applicable to reports and documents filed with the SEC. The representations and warranties in the CCM Merger Agreement will not survive the completion of the CCM Merger. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the CCM Merger Agreement, which subsequent information or new developments qualifying a representation or warranty may have been included or incorporated by reference into this proxy statement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of the provisions should not be read alone, but instead read together with the information provided elsewhere in this proxy statement and in the documents attached to or incorporated by reference into this proxy statement.
Capitalized terms used in this proxy statement but not otherwise defined will have their respective meanings set forth in the CCM Merger Agreement.
The CCM Merger
The CCM Merger Agreement provides for the merger of Merger Sub, an indirect, wholly owned subsidiary of CCM, with and into TWO. At the Effective Time, the separate corporate existence of Merger Sub will cease and TWO will continue as the surviving company as an indirect, wholly owned subsidiary of CCM.
Closing; Effective Time
The Closing will take place at 9:00 a.m., New York, New York time, on a date that is two business days after satisfaction or waiver of the closing conditions in the CCM Merger Agreement, which are described under “Conditions to Complete the CCM Merger” beginning on page 70 (other than those conditions which by their nature cannot be satisfied until the Closing Date, and which are required to be so satisfied or waived on the Closing Date) by the electronic exchange of documents and executed signature pages. The CCM Merger will become effective at the time that the Articles of Merger are accepted for record by the State Department of Assessments and Taxation of Maryland, or such later date and time as shall be agreed to in writing by TWO and CCM and specified in the Articles of Merger.
Organizational Documents
At the Effective Time, articles of incorporation and bylaws of the surviving company shall remain the TWO Charter and TWO Bylaws as of immediately prior to the Effective Time.

Consideration for the CCM Merger
Pursuant to the terms of the CCM Merger Agreement, at the Effective Time, by virtue of the CCM Merger and without any action on the part of TWO, CCM, Merger Sub or any of their respective securities holders, each share of TWO Common Stock (other than shares of TWO Common Stock held by CCM or Merger Sub or by any wholly owned subsidiary of CCM, Merger Sub or TWO) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive an amount in cash, without interest, equal to $10.80 per share.
The CCM Merger Consideration will be equitably adjusted to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, reclassification, recapitalization or other like change with respect to the TWO Common Stock outstanding prior to the Effective Time.
Tax Withholding
Payment of the CCM Merger Consideration under the CCM Merger Agreement is subject to applicable tax withholding requirements.
No Appraisal Rights
Holders of TWO Common Stock and TWO Preferred Stock will not be entitled to appraisal rights, rights of objecting stockholders or dissenter’s rights in connection with the CCM Merger.
Exchange Procedures
CCM has appointed Equiniti Trust Company, TWO’s transfer agent, to act as the paying agent for the exchange of TWO Common Stock for the CCM Merger Consideration. Prior to the Effective Time, CCM or Merger Sub will deposit or cause to be deposited with the paying agent cash in an amount equal to the aggregate CCM Merger Consideration required to be paid in accordance with the CCM Merger Agreement.
As soon as practicable after the Effective Time, but in no event more than two business days after the Closing Date, CCM will instruct the paying agent to mail to each record holder of shares of TWO Common Stock as of immediately prior to the Effective Time, a letter of transmittal and instructions for use in effecting the surrender of their shares for payment of the applicable CCM Merger Consideration pursuant to the CCM Merger Agreement. The letter of transmittal will advise the holder of the effectiveness of the CCM Merger and the conversion of the holder’s TWO Common Stock, as the case may be, into the right to receive the applicable CCM Merger Consideration and specify that delivery will be effected, and risk of loss and title to the shares of TWO Common Stock will pass only upon proper delivery of the certificates representing such shares (or an affidavit of loss in lieu of any certificate that has been lost, stolen or destroyed) to the paying agent or, in the case of book-entry shares, upon adherence to the procedures to be set forth in the letter of transmittal.
Upon surrender to the paying agent of such a certificate (or affidavit of loss) properly endorsed or otherwise in proper form for transfer (or, in the case of book-entry shares, upon the book-receipt of an “agent’s message” by the paying agent and/or such other evidence required by the paying agent in connection with the surrender of such book-entry shares), together with the letter of transmittal duly completed and validly executed in accordance with its accompanying instructions, and such other documents required by the paying agent, the holder of such certificate (or such book-entry shares) will be entitled to receive, in exchange therefor, payment of the CCM Merger Consideration pursuant to the CCM Merger Agreement. All such surrendered share certificates (and book-entry shares) will be cancelled when exchanged as described above. No interest will be paid or accrue on any part of the CCM Merger Consideration.
Representations and Warranties
TWO’s representations and warranties in the CCM Merger Agreement relate to, among other things:
•	due organization, valid existence, and good standing;
•	power and authority;
•	due qualification and licensure;
•	organizational documents;

•	subsidiaries of TWO;
•	capital structure and capitalization;
•	corporate power and authority and approvals with respect to the CCM Merger Agreement and the transactions contemplated thereby, including the CCM Merger;
•	valid termination of the UWMC Merger Agreement and TWO having given notice to UWMC to destroy or erase all confidential material provided under the non-disclosure agreement between TWO and UWMC;
•	enforceability of the CCM Merger Agreement;
•	absence of any breach of organizational documents, law or certain material agreements as a result of the transactions contemplated by the CCM Merger Agreement;
•	consents from, filings with or notifications to governmental authorities required in connection with the consummation of the CCM Merger;
•	TWO’s SEC filings, financial statements, internal controls and related matters;
•	absence of any material adverse effect (as described in further detail under the heading “Material Adverse Effect” beginning on page 61);
•	no undisclosed liabilities;
•	information supplied in this proxy statement;
•	compliance with applicable laws;
•	permitting matters;
•	employee benefit plans and other employee compensation and benefits matters;
•	labor and employment matters;
•	tax matters;
•	litigation proceedings and governmental orders;
•	intellectual property matters;
•	real property;
•	material contracts, including with respect to enforceability and breaches or defaults thereunder;
•	certain matters related to operations of the mortgage business of TWO and its subsidiaries;
•	insurance;
•
receipt by the Board of the opinion of TWO’s financial advisor, Houlihan Lokey Capital, Inc., which is described in further detail under the heading “Opinion of TWO’s Financial Advisor, Houlihan Lokey Capital, Inc.” beginning on page 43;

•	broker’s, finder’s or other similar fees;
•	takeover statutes;
•	status under the Investment Company Act; and
•	absence of related party transactions.
CCM’s and Merger Sub’s representations and warranties in the CCM Merger Agreement relate to, among other things:
•	due organization, valid existence, and good standing;
•	power and authority;
•	due qualification and licensure;
•	organizational documents;

•	corporate and entity power and authority and approvals with respect to the CCM Merger Agreement and the transactions contemplated thereby, including the CCM Merger;
•	enforceability of the CCM Merger Agreement;
•	absence of any breach of organizational documents, law or certain material agreements as a result of the transactions contemplated by the CCM Merger Agreement;
•	consents from, filings with or notifications to governmental authorities required in connection with the consummation of the CCM Merger;
•	CCM’s access to sufficient, available funds to carry out its obligations under the CCM Merger Agreement;
•	information supplied in this proxy statement;
•	compliance with applicable laws;
•	permitting matters;
•	litigation proceedings and governmental orders;
•	broker’s, finder’s or other similar fees;
•	ownership of TWO’s capital stock;
•	formation of Merger Sub;
•	status as a non-foreign person under applicable law; and
•	payment of the UWM Termination Fee by CCM.
The representations and warranties in the CCM Merger Agreement will expire upon the effectiveness of the CCM Merger.
Material Adverse Effect
TWO has qualified certain representations and warranties in the CCM Merger Agreement by a materiality or “material adverse effect” standard. For the purposes of the CCM Merger Agreement, a “material adverse effect” means any fact, circumstance, occurrence, state of fact, effect, change, event or development (each referred to as an “effect”) that, individually or in the aggregate, has had, or would reasonably be expected to have, a materially adverse effect on the financial condition, business, assets, or results of operations of such party, as applicable, together with its subsidiaries, taken as a whole, except that no effect (by itself or when aggregated or taken together with any and all other effects) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “material adverse effect” has occurred or would reasonably be expected to occur:
•	general economic conditions (and changes in such conditions);
•
conditions (and changes in such conditions) in the securities, credit, currency or other financial markets (including mortgage backed securities markets), including (i) changes in interest rates and currency exchange rates and (ii) any general securities trading suspension on any securities exchange or over-the-counter market;

•	conditions (or changes in such conditions) in the industries in which TWO operates (including general market price changes and applicable regulatory changes affecting the industry);
•
political conditions (and changes in such conditions) or acts of war, sabotage, terrorism, acts of God, epidemics, pandemics, disease outbreaks or other outbreaks of illness or public health events (including any escalation or general worsening thereof);

•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, other natural disasters or other weather conditions;
•	changes in law or other legal or regulatory conditions, or the interpretation thereof, or changes in GAAP or other accounting standards (or the interpretation thereof);
•	the announcement of the CCM Merger Agreement or the pendency or consummation of the transactions contemplated therein, including the identity of the other party and its respective affiliates;

•	any actions taken or failure to take action, in each case, which the other party, has requested;
•	compliance with the terms of, or the taking of any action expressly required by, the CCM Merger Agreement;
•	the failure to take any action prohibited by the CCM Merger Agreement;
•
any changes to TWO’s stock price, dividends or stock trading volume, or any failure to meet analyst estimates or expectations on revenue, earnings or other financial performance or operating results for any period, or any failure to meet internal budgets, plans or forecasts for revenues, earnings or other financial performance or operating results (except that the facts or occurrences giving rise to or contributing to such changes or failures may be taken into account); or

•	any stockholder litigation proceedings against TWO or any of its directors or officers in connection with the CCM Merger and the other transactions contemplated by the CCM Merger Agreement.
To the extent any effect directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the first six bullets has had or would reasonably be expected to have a disproportionate adverse effect on such party and its subsidiaries, taken as a whole, as compared to other participants that conduct business in the geographic regions and industries in which such party and its subsidiaries conduct business, such effect (if any) shall be taken into account when determining whether a “material adverse effect” has occurred or would reasonably be expected to occur.
Conduct of Business by TWO Pending the CCM Merger
Under the terms of the CCM Merger Agreement, TWO has agreed that, except (a) as disclosed in TWO’s disclosure letter, (b) as permitted or required by the CCM Merger Agreement, (c) as may be required by applicable law, or (d) as otherwise consented to by CCM in writing (which consent will not be unreasonably withheld, delayed or conditioned), during the period commencing with the date of the CCM Merger Agreement and until the earlier to occur of the Effective Time and the date, if any, on which the CCM Merger Agreement is terminated (the “Interim Period”), TWO will, and will cause its subsidiaries to, use commercially reasonable efforts to conduct their businesses in all material respects in the ordinary course of business and preserve intact their present business organization and existing relationships with key business relationships, vendors and counterparties, and maintain all governmental authorizations, and TWO will maintain its status as a REIT.
TWO has also agreed that, except (a) as disclosed in TWO’s disclosure letter, (b) as permitted or required by the CCM Merger Agreement, (c) as may be required by applicable law, or (d) as otherwise consented to by CCM in writing (which consent will not be unreasonably withheld, delayed or conditioned), during the Interim Period, TWO will not, and will not permit its subsidiaries to, take (or authorize, agree or commit to take) certain actions, including, among others, actions concerning the following matters (subject to certain other agreed upon exceptions set forth in the CCM Merger Agreement):
•
dividends and other distributions, other than (i) those required by the organizational documents of TWO or its subsidiaries, (ii) regular quarterly dividends (consistent with past practice), (iii) distributions to TWO by its wholly owned subsidiaries, or (iv) distributions necessary for TWO to maintain its REIT status and avoid or reduce certain corporate level tax or excise tax;

•	equity reclassifications;
•	equity purchases, redemptions and acquisitions, subject to certain exceptions as specified in the CCM Merger Agreement;
•
offerings, issuances and sales of any capital stock of, or other equity interests in, TWO or any of its subsidiaries or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such capital stock or equity interests, subject to certain exceptions as specified in the CCM Merger Agreement;

•	organizational document amendments;
•
mergers, consolidations or combinations with any person other than another wholly owned subsidiary of TWO, or acquisitions of any assets or any business or any corporation, partnership, association or other business organization or division thereof, in each case, subject to certain exceptions as specified in the CCM Merger Agreement;

•	sales, leases and dispositions of any material portion of TWO assets, subject to certain exceptions as specified in the CCM Merger Agreement;
•	liquidation or dissolution;
•	changes in accounting principles, practices or methods not required by GAAP or applicable law;
•	certain material tax matters;
•
grants of increases in the compensation payable or to become payable to any of TWO’s directors, executive officers or key employees making an annualized base salary of more than $475,000, in excess of 3% in the aggregate, except as required by applicable law or pursuant to a company plan existing as of the date of the CCM Merger Agreement;

•	employment or severance or termination agreements with any director, executive officer or key employee making an annualized base salary of more than $475,000;
•
establishing any employee benefit plan which was not in existence or approved by the Board prior to the date of the CCM Merger Agreement, or amend any such plan or arrangement in existence on the date of the CCM Merger Agreement if such amendment would have the effect of enhancing or increasing any benefits thereunder;

•	loans, advances, capital contributions and investments outside of the ordinary course of business;
•	certain litigation settlements (and offers and proposals relating thereto);
•	TWO’s qualifications as a REIT;
•	indebtedness (including refinancings and prepayments), debt securities issuances and sales, and assumptions and guarantees outside of the ordinary course of business;
•	new material lines of business;
•	new material contracts, or amendments to existing material contracts, outside of the ordinary course of business; and
•	capital expenditures in excess of $2,500,000 in the aggregate.
Agreement to Use Reasonable Best Efforts
Subject to the terms and conditions of the CCM Merger Agreement, each of TWO and CCM will use its reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable to consummate the CCM Merger and the other transactions contemplated by the CCM Merger Agreement, as promptly as practicable, including preparing and filing all necessary applications, notices, petitions, filings, and other documents and to obtain all waiting period expirations or terminations, consents, licenses, orders, registrations and permits necessary or advisable to be obtained from any third party and/or any governmental entity. Each of TWO and CCM will make its respective filings under the HSR Act as promptly as reasonably practicable (but in any event within 25 business days) after the date of the CCM Merger Agreement.
Each of TWO and CCM will give any required notices to third parties and use, and cause each of their respective subsidiaries and affiliates to use, its reasonable best efforts to obtain any third party consents that are necessary, proper or advisable to consummate the CCM Merger.
The CCM Merger Agreement provides that, subject to the terms and conditions set forth therein, CCM will, and will cause its affiliates to, use reasonable best efforts, and promptly take all steps necessary, to avoid or eliminate regulatory concerns or satisfy regulatory-imposed conditions to enable the parties to expeditiously consummate the transactions contemplated by the CCM Merger Agreement, including:
•
proposing, negotiating, agreeing, accepting the imposition of, committing to and effecting, by consent decree, hold separate orders or otherwise, to sell, divest, hold separate, lease, license, transfer, dispose of, otherwise encumber or impair or take any other action with respect to CCM’s or its affiliates’ ability to own or operate any assets, contracts, properties or businesses, including any subsidiary of TWO or the equity interests thereof;

•
taking any and all steps necessary to vacate, modify or suspend any actual or reasonably foreseeable governmental order that would make the consummation of the transactions contemplated by the CCM Merger Agreement illegal;

•
offering to, taking or committing to take, necessary actions that could limit or modify CCM’s or its affiliates’ rights of ownership in, or ability to conduct the business of its operations, divisions, businesses, product lines, customers or assets including, after the closing, the business of TWO; and

•
if required or reasonably requested by any governmental entity as a condition to, or to expedite the grant of, any consent with respect to any permits required to be held by TWO or in connection with any unresolved examination or supervisory findings or directives, in each case relating to permits of CCM or any of its affiliates and whether or not such matters arise from or relate to permits directly implicated by the transactions contemplated by the CCM Merger Agreement.

However, CCM and its affiliates are not required to propose, negotiate, offer to commit to, commit to or effect any of the foregoing actions that would in the aggregate result in, or be reasonably likely to result in, an adverse effect that is more than immaterial on the financial condition, business, assets or continuing results of operations of CCM and its affiliates and subsidiaries, or the TWO and its subsidiaries, in each case, taken as a whole, at or after the Effective Time. Further, CCM will not and will cause its subsidiaries and affiliates not to enter into or consummate any transaction, agreement or arrangement that would reasonably be expected to prevent or delay CCM or TWO from obtaining any required consents, or prevent expiration of the waiting period under the HSR Act, permits required to be held by TWO or any competition or foreign investment law applicable to the transactions contemplated by the CCM Merger Agreement.
Competing Proposals
The CCM Merger Agreement provides that, during the Interim Period, TWO will, and will cause its subsidiaries and instruct its representatives to, immediately:
•	cease, and cause to be terminated, any discussion or negotiations with respect to a Competing Proposal (as defined below);
•	terminate all physical and electronic data room or analogous access previously granted in connection with a Competing Proposal;
•	request the prompt return or destruction of all non-public information concerning TWO and its subsidiaries furnished in connection with a Competing Proposal, and
•	cease providing any further information with respect to TWO and its subsidiaries in connection with, and any other information relating to, a Competing Proposal.
Except as expressly permitted by the CCM Merger Agreement, during the Interim Period, TWO will not, and will cause its subsidiaries and will instruct its representatives not to, directly or indirectly:
•
initiate, solicit, propose or induce or knowingly encourage, facilitate or assist any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to the making of a Competing Proposal;

•	participate or engage in any discussions or negotiations with respect to any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to the making of a Competing Proposal;
•
furnish any non-public information regarding, or access to the business, properties, assets, books or records or any personnel of, TWO or its subsidiaries, in connection with or which could reasonably be expected to encourage a Competing Proposal;

•	enter or agree to enter into any agreement or understanding contemplating or providing for a Competing Proposal;
•
withdraw, change, modify or qualify the recommendation that the TWO common stockholders approve the CCM Merger and the other transactions contemplated by the CCM Merger Agreement (the “Board Recommendation”) in a manner that could be adverse to CCM or Merger Sub;

•	approve or adopt, or publicly recommend or publicly propose or announce any intention to approve or adopt, any Competing Proposal;
•	fail to include the Board Recommendation in this proxy statement;

•
if a Competing Proposal is structured as a tender offer or exchange offer, fail to recommend against acceptance by TWO’s common stockholders within 10 business days after commencement of such tender offer or exchange offer;

•
fail publicly to reaffirm the Board Recommendation within seven business days after the written request of CCM following the public announcement of a Competing Proposal (or promptly after public announcement or disclosure of such Competing Proposal, if publicly announced or disclosed on or after the third business day prior to the date of the special meeting; or

•	publicly declare advisable or propose to enter into, any agreement or understanding contemplating or providing for a Competing Proposal.
A “Competing Proposal” refers to any proposal or offer relating to any transaction or series of related transactions (other than transactions with CCM or any of its subsidiaries) involving:
•
any acquisition or purchase by any person or group, directly or indirectly, of more than 25% of any class of outstanding voting or equity securities of TWO, or any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning more than 25% of any class of outstanding voting or equity securities of TWO;

•
any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving TWO and a person or group pursuant to which TWO stockholders immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity of such transaction; or

•
any sale, lease (other than in the ordinary course of business), exchange, transfer or other disposition to a person or group of more than 25% of the consolidated assets of TWO and its subsidiaries (measured by the fair market value thereof).

During the Interim Period, TWO will advise CCM of the receipt of any Competing Proposal or any communication that would reasonably be expected to lead to a Competing Proposal or any request for non-public information or data made in connection with or that would reasonably be expected to lead to a Competing Proposal (in each case within 48 hours thereof), and TWO will provide to CCM (within such 48-hour time frame) either (i) a copy of any such Competing Proposal or (ii) a written summary of the material terms of such Competing Proposal, if such proposal is not made in writing. TWO will promptly (and in any event within 48 hours) inform CCM if TWO determines to begin providing information or to engage in discussions or negotiations with any person concerning a Competing Proposal and keep CCM reasonably informed at all times with respect to such Competing Proposal.
Superior Proposals
TWO, directly or indirectly through one or more of its representatives, may prior to the approval of the CCM Merger Proposal by the TWO common stockholders, in connection with a Competing Proposal (a) engage in discussions or negotiations with respect to such Competing Proposal and (b) furnish non-public information regarding TWO or its subsidiaries, or access to the properties, assets or employees of TWO or its subsidiaries, if TWO receives a written, bona fide Competing Proposal that was not solicited at any time following the execution of the CCM Merger Agreement; provided, however, that:
•
any non-public information that is prohibited from being furnished under certain provisions of the CCM Merger Agreement may not be furnished until TWO receives a confidentiality agreement, as contemplated by the CCM Merger Agreement, and

•
prior to taking any such actions, the Board or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Competing Proposal is, or could reasonably be expected to lead to, a Superior Proposal (as defined below).

A “Superior Proposal” refers to a bona fide Competing Proposal (with references to 25% being deemed replaced with references to 50% and references to 75% being deemed to be replaced with references to 50%) by a third party, which the Board or any committee thereof determines in good faith after consultation with TWO’s outside legal and financial advisors and after taking into account relevant legal, financial, regulatory and other aspects of such proposal, including whether the transactions contemplated by such proposal are reasonably capable of being consummated, would, if consummated in accordance with its terms, result in a transaction more favorable to the TWO common stockholders than the CCM Merger (including taking into account any revisions to the terms and conditions of the CCM Merger Agreement offered by CCM in response to such Competing Proposal, as described below).
Prior to approval of the CCM Merger Proposal by the TWO common stockholders, in response to a Competing Proposal, the Board may cause TWO to effect a change in its Board Recommendation or terminate the CCM Merger Agreement as provided therein, if prior to taking such action:
•
the Board (or a committee thereof) determines in good faith after consultation with its financial advisors and outside legal counsel that such Competing Proposal is a Superior Proposal (taking into account any adjustment to the terms and conditions of the CCM Merger proposed by CCM in response to such Competing Proposal) and that the failure to take such action would be reasonably likely to be inconsistent with the directors’ duties under applicable law; and

•
TWO gave notice to CCM in accordance with the CCM Merger Agreement that it has received such proposal, specifying the material terms and that TWO intends to take such action, and allowed not less than three business days from the date on which such notice was given for CCM to respond, and either:

•	CCM has not proposed revisions to the terms and conditions of the CCM Merger Agreement by the end of the three business day notice period, or
•
if CCM within the three business day notice period has offered in writing revisions to the terms and conditions of the CCM Merger Agreement, the TWO Board (or any committee thereof) after consultation with its financial advisors and outside legal counsel, has determined in good faith that the Competing Proposal remains a Superior Proposal and that the failure to take such action would be reasonably likely to be inconsistent with the directors’ duties under applicable law; provided, however, that each time any material modifications to the financial terms of a Competing Proposal are made, TWO will be required to give a new notice to CCM with a new notice period commencing (such new notice period being 24 hours), and TWO will have to otherwise comply with all its obligations required in connection with the initial Competing Proposal again before TWO may effect a change in its Board Recommendation to accept such Superior Proposal or terminate the CCM Merger Agreement. TWO must, if requested by CCM, cause TWO’s legal and financial advisors to engage in good faith negotiations with CCM regarding compliant revisions to the CCM Merger Agreement and to consider such revisions in good faith and determined in good faith that the Superior Proposal would continue to constitute a Superior Proposal if such proposed changes by CCM to the CCM Merger Agreement were to be given effect and that the failure to take such action would be reasonably likely to be inconsistent with the duties of the Board under applicable law.

Prior to receiving approval of the CCM Merger Proposal from the TWO common stockholders, TWO may seek clarification from (but not engage in negotiations or discussions with or provide non-public information to) any person who has made a proposal or offer solely to clarify and understand the terms and conditions of such proposal or offer in order to determine whether such proposal or offer constitutes or could reasonably be expected to lead to a Superior Proposal, or may inform a proposing party of the terms of the restrictions in the preceding paragraphs. In either case, TWO will supply a copy of such communication to CCM within 48 hours thereof.
Further, the Board may, prior to receiving approval of the CCM Merger Proposal by the TWO common stockholders change its Board Recommendation, other than in response to a Competing Proposal, if:
•	an intervening event (as defined in the CCM Merger Agreement) has occurred;
•
the Board has determined in good faith, after consultation with outside legal counsel, that the failure to change its recommendation would be reasonably likely to be inconsistent with the directors’ duties under applicable law; and

•
TWO has given notice to CCM that it intends to change the Board Recommendation, in accordance with the CCM Merger Agreement, and CCM has not proposed revisions to the CCM Merger Agreement within three business days, or if CCM has proposed revisions to the CCM Merger Agreement within such period, revisions do not eliminate the need for the Board to change the Board Recommendation.

Stockholder Meeting
TWO will take all action necessary in accordance with applicable laws and its organizational documents to duly give notice of, convene and hold a special meeting of its common stockholders for the purpose of obtaining the approval of the TWO common stockholders of the CCM Merger Proposal, to be held as promptly as reasonably practicable following this proxy statement being cleared by the SEC (and in any event will use reasonable best efforts to convene such meeting within 60 days thereof). Unless there has been a change in the Board Recommendation in accordance with the terms of the CCM Merger Agreement, the Board must recommend that the TWO common stockholders vote in favor of the CCM Merger Proposal at the special meeting and the Board must solicit from the TWO common stockholders proxies in favor of the CCM Merger Proposal, and this proxy statement is required to include such recommendation of the Board.
TWO (i) will be required to adjourn or postpone the special meeting (A) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the TWO common stockholders or (B) if, as of the time the special meeting is scheduled, there are insufficient shares of TWO Common Stock represented (either virtually or by proxy) to constitute a quorum necessary to conduct business at the special meeting; and (ii) may, and at the request of CCM shall, adjourn or postpone the special meeting if, as of the time for which the special meeting is scheduled, there are insufficient shares of TWO Common Stock represented (either virtually or by proxy) to obtain the approval of the TWO common stockholders. Notwithstanding the foregoing, the special meeting will not be adjourned or postponed to a date that is more than 30 days after the date for which the special meeting was previously scheduled (it being understood that such special meeting must be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i)(B) exist, and such special meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist). However, the special meeting will not be adjourned or postponed to a date on or after two business days prior to the End Date (as defined below). In the event of any postponement or adjournment in which there are insufficient shares of TWO Common Stock represented (either virtually or by proxy) to constitute a quorum or obtain the TWO common stockholder approval, TWO shall use reasonable best efforts to ensure such a quorum and approval at the special meeting following such postponement or adjournment.
TWO will use commercially reasonable efforts to promptly provide CCM with all voting tabulation reports relating to the special meeting as reasonably requested by CCM and will otherwise keep CCM reasonably informed regarding the status of the solicitation and any material oral or written communications from or to TWO common stockholders with respect thereto. Unless there has been a change in the Board Recommendation, TWO and CCM agree to cooperate in responding, and to use their reasonable best efforts to respond, as promptly as reasonably practicable, to any public statement by any of the TWO common stockholders or any other person in opposition of the transactions contemplated by the CCM Merger Agreement or otherwise intended to prevent the approval of CCM Merger by the TWO common stockholders.
Once TWO has established the record date for the special meeting, TWO will not change such record date or establish a different record date for the special meeting without the prior written consent of CCM (which consent will not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable law or TWO’s organizational documents or in connection with a postponement or adjournment of the special meeting as required or permitted by the CCM Merger Agreement.
Unless the CCM Merger Agreement has been terminated in accordance with Article VIII thereof, TWO’s obligations to call, give notice of, convene and hold the special meeting in accordance with the CCM Merger Agreement shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Superior Proposal or Competing Proposal, or by any change in the Board Recommendation, or by the occurrence or disclosure of any intervening event.
Certain Employee Benefits Matters
Pursuant to the CCM Merger Agreement, CCM will cause each individual who is employed by TWO and its subsidiaries as of the Effective Time and who continues to be employed by CCM and its subsidiaries thereafter (each, a “continuing employee”) to be provided with: (i) for the one-year period following the Closing Date, base compensation (salary or wages, as applicable), and as applicable, annual bonus and incentive compensation opportunities, including the value of equity-based compensation, that are no less favorable, in each respect, than those in effect for such continuing employee immediately prior to the CCM Merger, and (ii) from the Effective Time through the end of the calendar year in which the Closing Date occurs, employee benefits (including retirement plan participation but excluding severance benefits and supplemental pay, except as provided below) no less favorable than those in effect for the continuing employee immediately prior to the CCM Merger, which will continue to be provided through the TWO benefit plans.

From and after the Effective Time, each continuing employee will be given credit for their service with TWO and its subsidiaries for all employee benefit plan purposes (other than to the extent it would result in a duplication of benefits), including vesting, eligibility and level of benefits under the applicable TWO and CCM benefit plans, to the same extent and for the same purpose that such service was taken into account under the applicable TWO benefit plans prior to the Closing. CCM, the surviving company, or one of its subsidiaries will assume and honor all unused vacation and other paid time off days accrued or earned by each continuing employee as of the Closing Date for the calendar year in which the Closing occurs.
From and after the Effective Time, CCM will, or will cause the surviving company and its subsidiaries to (i) waive any limitation on health and welfare coverage of any continuing employee and eligible dependents due to pre-existing conditions or waiting periods, active employment requirements and requirements to show evidence of good health under the applicable CCM or TWO health and welfare benefit plan, to the same extent such conditions, periods or requirements had been satisfied or waived under the applicable TWO benefit plan immediately prior to the CCM Merger and (ii) credit the expenses of continuing employees that were credited toward applicable deductibles and annual out-of-pocket limits under the applicable TWO benefit plan for the plan year in which the Closing Date occurs against satisfaction of any deductibles or out-of-pocket limits under such benefit plan for the plan year in which the Closing Date occurs.
If a continuing employee’s employment is terminated in connection with the CCM Merger or during the period commencing on the Closing Date and ending on the 12-month anniversary of the Closing Date by CCM (or its subsidiaries) without cause, CCM will provide (or cause to be provided) certain severance benefits to such continuing employee in accordance with the terms of the TWO severance guidelines applicable to such continuing employee as in effect prior to the Closing, and, to the extent applicable, the amount of such severance benefits will be calculated taking into account the continuing employee’s period of employment with TWO and its affiliates prior to the Closing, and with CCM and its affiliates on and after the Closing. CCM will (or will cause the surviving company to) honor the terms of the Severance Benefits Plan for continuing employees covered by such plan.
To the extent any bonus amounts under any cash bonus, sales and other incentive plans of TWO and its subsidiaries with respect to a performance period completed on or prior to the Closing remain unpaid as of the Closing Date, CCM and the surviving company, as applicable, will cause all such bonus amounts to be calculated in accordance with such cash bonus, sales and other incentive plans and paid in the ordinary course of business to the eligible continuing employees. CCM and the surviving company, as applicable, will cause all such bonus amounts with respect to the performance period in which the Closing occurs to be calculated and paid to the eligible employees of TWO and its subsidiaries, calculated at the greater of the target or actual level of performance as of the Closing Date, prorated to such date, and generally payable at such time TWO would ordinarily pay such bonus amounts.
The provisions of the CCM Merger Agreement described above under “Certain Employee Benefits Matters” are for the sole benefit of the parties to the CCM Merger Agreement, and nothing therein is intended or will be construed to confer upon any person legal or equitable or other rights or remedies with respect to the matters described therein.
Directors’ and Officers’ Indemnification and Insurance
For a period of six years from the Effective Time, CCM and the surviving company will, jointly and severally, indemnify, defend and hold harmless each current or former director, officer or employee of TWO and its subsidiaries, current or former fiduciary under TWO’s benefit plans or any of its subsidiaries, or director, officer, employee or agent of another person serving at the request of TWO or its subsidiaries as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, against and from all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts (including attorneys’ and other professionals’ fees and expenses) or amounts paid in settlement of, or incurred in connection with, any threatened or actual proceeding based on or arising out of, in whole or in part, such person’s capacity as such.
For a period of six years from the Effective Time, CCM and the surviving company shall not amend, repeal or otherwise modify the organizational documents of the surviving company or its subsidiaries in any manner that would adversely affect, or manage the surviving company or its subsidiaries with the intent to or in a manner that would adversely affect, the indemnification, exculpation and advancement rights of any indemnified person contained therein except to the extent required by applicable law. CCM shall, and shall cause the surviving company and its subsidiaries to, fulfill and honor indemnification, expense advancement or exculpation agreements with directors, officers or employees of TWO and its subsidiaries existing immediately prior to the Effective Time.

CCM has agreed to cause the surviving company to purchase a six-year “tail” D&O insurance policy providing coverage for acts, omissions or events occurring or alleged to have occurred at or prior to the Effective Time that is no less favorable than TWO’s current D&O insurance and indemnification policy, except that the surviving company is not required to pay an annual premium in excess of 300% of the last annual premium prior to the date of the CCM Merger Agreement.
Financing
CCM has represented under the CCM Merger Agreement that it has access to, and will cause Merger Sub to have access to, at the Effective Time and at the Closing, available funds in an amount sufficient to carry out all of CCM’s obligations under the CCM Merger Agreement and to consummate the transactions thereunder, including payment in cash of the aggregate CCM Merger Consideration on the Closing Date and the aggregate amounts payable to holders of Company Equity Awards following the Effective Time pursuant to the CCM Merger Agreement, and to pay all related fees and expenses required to be paid by CCM or Merger Sub under this Agreement. CCM has delivered to TWO a copy of a fully executed debt commitment letter and the fee letter therein, pursuant to which financing sources have committed to provide to a subsidiary of CCM the amount of debt financing described therein (the “Financing”). However, neither the Financing nor the availability of any funds or other financing to CCM or any of its affiliates is a condition to the CCM Merger.
CCM has agreed under the CCM Merger Agreement to use its reasonable best efforts to obtain the Financing, and if any portion or all of the Financing becomes unavailable, to obtain alternative debt financing from the same or other sources in order to pay the Required Amounts. Without limitation, CCM will comply with and maintain in full force and effect the Debt Commitment Letter, negotiate and enter into acceptable definitive financing agreements (the “Definitive Debt Agreements”) with respect to the Financing or alternative financing, satisfy on a timely basis all conditions to the Financing contemplated by the Debt Commitment Letter and the Debt Financing Fee Letter, and enforce its rights thereunder. CCM will not agree to, or permit, any change in respect of any Definitive Debt Agreement that would result in CCM failing to have the Required Amounts or agree to substitute other debt or equity financing for all or any portion of the Debt Financing that would otherwise be prohibited by the CCM Merger Agreement. CCM will keep TWO reasonably informed of the status of its efforts to arrange the Financing.
If the Financing or any Definitive Debt Agreement expires or is terminated prior to the Closing, in whole or part, or if any portion of the Financing becomes unavailable on the terms of the Debt Commitment Letter or any Definitive Debt Agreement, CCM will promptly use its best efforts to arrange for alternative financing on terms not more onerous, taken as a whole, as the Debt Commitment Letter, will provide TWO documentation of all documents relating to the alternative financing and will continue to keep TWO reasonably informed of the process of obtaining any alternative financing.
CCM has acknowledged and agreed that its obligations under the CCM Merger Agreement are not subject to, or conditioned upon, CCM’s receipt of any financing.
Preferred Stock
Under the CCM Merger Agreement, CCM has agreed to cause the surviving company to take all steps necessary to complete the redemption of the TWO Series A Preferred Stock, TWO Series B Preferred Stock and TWO Series C Preferred Stock following the Effective Time. Specifically, promptly after the Effective Time, the surviving company will deliver a notice of redemption to each holder of record of TWO Preferred Stock (the “Preferred Stock Redemption Notice”). CCM, on behalf of the surviving company, will then irrevocably set aside cash in immediately available funds equal to $25.00 per outstanding share of TWO Preferred Stock, plus any accumulated and unpaid dividends thereon to (but not including) the redemption date (the “Preferred Stock Redemption Amount”). The surviving company will complete the redemption of all TWO Preferred Stock in compliance with TWO’s governing documents and the Preferred Stock Redemption Notices, with a redemption date no more than 120 days after the Effective Time.
Other Covenants and Agreements
The CCM Merger Agreement contains certain other covenants and agreements, including, among others, covenants concerning the following matters:
•	cooperation between TWO and CCM in the preparation of this proxy statement;
•	access by CCM to certain information about TWO and its subsidiaries during the Interim Period;

•	the use of reasonable best efforts to take all action so that no state takeover statute is or becomes applicable to the CCM Merger;
•	cooperation between TWO and CCM in the defense and/or settlement of stockholder litigation relating to the transactions;
•	public announcements with respect to the CCM Merger or the CCM Merger Agreement;
•	absence of control of the other parties’ businesses;
•	transfer taxes;
•
notification of certain matters, including receipt of notices from any governmental entity or other person alleging that the consent of such person is or may be required in connection with the CCM Merger, the existence of certain commenced or threatened proceedings or any event or circumstance which would reasonably be expected to have a material adverse effect;

•	requirements of Section 16(a) of the Exchange Act;
•	tax matters;
•	de-listing of the TWO Common Stock and TWO Preferred Stock from NYSE and termination of registration under the Exchange Act;
•	TWO’s cooperation with CCM with respect to amendments, consents or other arrangements necessary to permit TWO’s existing lending facilities to remain available to CCM following the closing; and
•	cooperation between TWO and CCM in respect of the outstanding indebtedness of TWO and its subsidiaries, including the senior notes issued by TWO and the indenture relating thereto.
Conditions to Complete the CCM Merger
The respective obligation of each of CCM, Merger Sub and TWO to consummate the CCM Merger is subject to the satisfaction or, to the extent permitted by law, waiver at or prior to the Effective Time of each of the following conditions:
•	approval of the CCM Merger Proposal;
•
no governmental entity has issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the CCM Merger and no law will have been enacted, entered, promulgated or enforced that makes consummation of the CCM Merger illegal; and

•	the waiting period under the HSR Act has expired or been terminated.
The obligations of CCM and Merger Sub to consummate the CCM Merger are subject to the satisfaction or, to the extent permitted by law, waiver at or prior to the Effective Time of each of the following conditions:
•
certain representations and warranties of TWO with respect to organization, authority, violations, approvals, absence of certain changes, financial advisor opinion and brokers being true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date will have been true and correct only as of such date);

•
the representation and warranty of TWO with respect to capital structure being true and correct in all but de minimis respects as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date will have been true and correct in all but de minimis respects as of such date only as of such date);

•
all other representations and warranties of TWO set forth in Article IV of the CCM Merger Agreement being true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date will have been true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to materiality or material adverse effect) has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on TWO;

•
TWO has performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by it under the CCM Merger Agreement on or prior to the effective time of the CCM Merger;

•	receipt of certificate of TWO signed by an officer of TWO confirming that certain conditions in the CCM Merger Agreement have been satisfied;
•
receipt of a written opinion of Sidley Austin LLP (or other nationally recognized REIT counsel reasonably acceptable to CCM and TWO) to the effect that, commencing with TWO’s taxable year ended December 31, 2014, TWO has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code;

•	since the date of the CCM Merger Agreement, there has not occurred and there is no continuing material adverse effect on TWO; and
•	all consents with respect to certain business permits of TWO have been obtained.
The obligation of TWO to consummate the CCM Merger is subject to the satisfaction at or prior to the Effective Time of each of the following conditions:
•
certain representations and warranties of CCM and Merger Sub with respect to organization, authority, violations, approvals, funds and financing, absence of certain changes and brokers being true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date will have been true and correct only as of such date);

•
all other representations and warranties of CCM and Merger Sub set forth in Article V of the CCM Merger Agreement being true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date will have been true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to materiality or material adverse effect) has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on CCM;

•
CCM and Merger Sub each have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by them under the CCM Merger Agreement at or prior to the Effective Time; and

•	receipt of a certificate of CCM signed by an officer of CCM, confirming that certain conditions in the CCM Merger Agreement have been satisfied.
Termination of the CCM Merger Agreement
The CCM Merger Agreement provides that the CCM Merger Agreement may be terminated at any time prior to the Effective Time, as follows:
•	by mutual written consent of TWO and CCM;
•	by either TWO or CCM:
•
if a final and non-appealable governmental order is issued that permanently restrains, enjoins or otherwise prohibits the CCM Merger; provided, that the terminating party has not failed to fulfill any material covenant in the CCM Merger Agreement that has caused or resulted in the CCM Merger failing to occur on or before such date;

•
if the CCM Merger has not been consummated on or before 5:00 p.m. New York, New York time, on March 27, 2027 (the “End Date”), except that the End Date will automatically be extended to June 27, 2027 in the event that all conditions precedent to the Closing have been satisfied other than the closing conditions related to the receipt of required regulatory approvals and consents with respect to certain business permits; provided, that the terminating party has not failed to fulfill any material covenant in the CCM Merger Agreement that has caused or resulted in the CCM Merger failing to occur on or before such date;

•
if there has been a breach by the other party of any of its representations, warranties, covenants or agreements contained in the CCM Merger Agreement, which breach results in the failure to satisfy certain conditions to the obligations of TWO or CCM to complete the CCM Merger, and such breach is incapable of being cured or, if capable of being cured, has not been cured within thirty days after written notice thereof to the party alleged to be in breach; provided that the terminating party is not then also in such breach of the CCM Merger Agreement; or

•	if the approval of the TWO common stockholders has not been obtained upon a vote held at a duly held special meeting.
•
by CCM, prior to obtaining the approval of the TWO common stockholders, (i) if the Board effects a change in the Board Recommendation or (ii) if TWO enters into a merger agreement, letter of intent or other similar agreement relating to a Competing Proposal; or

•
by TWO, to enter into a definitive agreement with respect to a Superior Proposal; provided, however, that TWO contemporaneously both pays the termination fee and a refund of the UWM Termination Fee to CCM and has complied in all material respects with its non-solicitation obligations required under the CCM Merger Agreement with respect to such Superior Proposal.

Termination Fee
If the CCM Merger Agreement is terminated by (i) CCM following a change of the Board Recommendation in relation to the CCM Merger Proposal, or (ii) TWO in order to enter into a definitive agreement with respect to a Superior Proposal, then in each case, TWO will pay CCM (A) a termination fee equal to $25.4 million (the “Company Termination Fee”) and (B) a refund of the UWM Termination Fee (as defined in the CCM Merger Agreement) in an amount equal to $25.4 million (the “UWM Termination Fee Refund”), in each case concurrently with or promptly after such termination.
TWO must also pay CCM the Company Termination Fee and the UWM Termination Fee Refund if (i) CCM or TWO terminates the CCM Merger Agreement as a result of the failure to obtain the required approval of the TWO common stockholders, (ii) a Competing Proposal was publicly disclosed and not publicly withdrawn prior to the date of the special meeting, and (iii) within 12 months after the date of such termination any Competing Proposal is consummated or TWO enters into a definitive agreement with respect to such Competing Proposal and subsequently consummates such Competing Proposal.
In addition, if CCM terminates the CCM Merger Agreement as a result of a material breach by TWO of its covenants or representations (a “Terminable Breach”), TWO must pay CCM the UWM Termination Fee Refund of $25.4 million within three business days of such termination, even if the Company Termination Fee is not separately payable in that circumstance.
For the avoidance of doubt, TWO will not be obligated to pay the Company Termination Fee or the UWM Termination Fee Refund on more than one occasion each, even if more than one triggering event or provision would otherwise apply.
Amendment
The CCM Merger Agreement may be amended by the parties at any time; provided that after the approval of the CCM Merger by the TWO common stockholders, no amendment will be made which by law would require the separate approval of the TWO common stockholders without such approval of the TWO common stockholders.
Specific Performance
Under the terms of the CCM Merger Agreement, each party is entitled to an injunction (or other form of specific performance or equitable relief) to prevent breaches of the CCM Merger Agreement and enforce the specific terms and provisions of the CCM Merger Agreement, in addition to any and all other remedies at law or in equity.
Governing Law and Jurisdiction
The CCM Merger Agreement is governed by and construed in accordance with the laws of the State of Maryland. Each of the parties has irrevocably submitted to the jurisdiction of the Circuit Courts of Baltimore City, Maryland and, if federal jurisdiction exists, the United States District Court for the District of Maryland (Northern Division) for the resolution of any disputes relating to the CCM Merger Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE CCM MERGER
The following is a general discussion of material U.S. federal income tax consequences of the CCM Merger generally applicable to U.S. Stockholders and Non-U.S. Stockholders (each as defined below) that exchange their TWO Common Stock for cash in the CCM Merger.
The following discussion is based upon the Code, U.S. Treasury regulations promulgated thereunder, and judicial and administrative authorities, rulings, and decisions, all as in effect on the date hereof. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion assumes that the CCM Merger will be completed in accordance with the CCM Merger Agreement and as further described herein. Neither CCM nor TWO has requested, and neither plans to request, any rulings from the Internal Revenue Service (“IRS”) with respect to the U.S. federal income tax treatment of the CCM Merger, and the statements set forth herein are not binding on the IRS or any court. Thus, there can be no assurance that the tax consequences contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.
The following discussion addresses only those U.S. Stockholders that hold their TWO Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). The following discussion does not address the tax consequences to persons who own shares of TWO Preferred Stock immediately prior to the CCM Merger. This discussion is not a complete description of all of the U.S. federal income tax consequences of the CCM Merger and, in particular, does not address any alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. Stockholder or a Non-U.S. Stockholder in light of its individual circumstances or that may be applicable to a U.S. Stockholder or a Non-U.S. Stockholder if it is subject to special treatment under the U.S. federal income tax laws, including:
•	a financial institution;
•	a tax-exempt organization;
•	a REIT or real estate mortgage investment conduit;
•	a partnership, S corporation, or other pass-through entity (or an investor in a partnership, S corporation, or other pass-through entity);
•	an insurance company;
•	a regulated investment company or a mutual fund;
•	a dealer or broker in stocks and securities, or currencies;
•	a trader in securities that elects mark-to-market treatment;
•	a person that received TWO Common Stock through the exercise of an employee stock option, through a tax qualified retirement plan, or otherwise as compensation;
•	a person that has a functional currency other than the U.S. dollar;
•	a person that is required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;
•	a person that holds TWO Common Stock as part of a hedge, straddle, constructive sale, conversion, wash sale, or other integrated transaction;
•	a person holding 10% or more (by vote or value) beneficial interest in TWO Common Stock at any time during the applicable testing period (including for purposes of Section 897 of the Code); or
•	a U.S. expatriate or former citizen or former long-term resident of the United States.
For purposes of this discussion, the term “U.S. Stockholder” means a beneficial owner of TWO Common Stock that is or is treated as, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a United States person for U.S. federal income tax purposes. For purposes of this discussion, a “Non-U.S. Stockholder” is a beneficial owner of TWO Common Stock who is neither a U.S. Stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes.
If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds TWO Common Stock, the U.S. federal income tax consequences to a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds TWO Common Stock, and any partner therein, should consult their tax advisors with respect to the tax consequences of the CCM Merger in their specific circumstances.
In General
CCM and TWO intend to treat the CCM Merger as a taxable sale of TWO Common Stock for cash for U.S. federal income tax purposes.
U.S. Federal Income Tax Consequences of the CCM Merger to U.S. Stockholders of TWO Common Stock
In general, a U.S. Stockholder of TWO Common Stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:
•	the amount of cash received in exchange for such TWO Common Stock; and
•	the U.S. Stockholder’s adjusted tax basis in its TWO Common Stock.
Generally, any gain or loss recognized will be capital gain or loss and will constitute long-term capital gain or loss if the U.S. Stockholder has held the related TWO Common Stock for more than one year as of the effective date of the CCM Merger. An individual U.S. Stockholder will be subject to tax on net long-term capital gain at a maximum U.S. federal income tax rate of 20%. Additionally, a 3.8% Medicare contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. Stockholders generally are taxable at the regular U.S. federal income tax rates applicable to corporations (currently, a maximum rate of 21%). The deductibility of capital losses is subject to limitations.
A U.S. Stockholder who has held its TWO Common Stock for six months or less as of the effective date of the CCM Merger, determined taking into account the holding period rules of Sections 857(b)(8)(B) and 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of its TWO Common Stock in the CCM Merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received on, or such stockholder’s share of any designated retained capital gains with respect to, its TWO Common Stock.
U.S. Federal Income Tax Consequences of the CCM Merger to Non-U.S. Stockholders
A Non-U.S. Stockholder’s gain or loss from the CCM Merger will be determined in the same manner as that of a U.S. Stockholder. Subject to the discussions of backup withholding and FATCA described below, a Non-U.S. Stockholder generally will not be subject to U.S. federal income tax or U.S. federal withholding tax on any gain recognized from the CCM Merger, unless: (1) such Non-U.S. Stockholder’s TWO Common Stock is treated as being effectively connected with a U.S. trade or business of such Non-U.S. Stockholder (and, if a tax treaty applies, is attributable to a U.S. permanent establishment by the Non-U.S. Stockholder) or (2) such Non-U.S. Stockholder is a nonresident alien individual who has been present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met.
A Non-U.S. Stockholder whose gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Stockholder will be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. Stockholder. In addition, a Non-U.S. Stockholder that is a corporation for U.S. federal income tax purposes may be subject to the 30% branch profits tax (or lower applicable treaty rate) on such effectively connected gain.
If the Non-U.S. Stockholder is an individual who has been present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied, that Non-U.S. Stockholder will be subject to a 30% tax on the Non-U.S. Stockholder’s capital gains, which may be offset by U.S.-source capital losses.
If a Non-U.S. Stockholder is eligible for treaty benefits under an income tax treaty with the United States, the Non-U.S. Stockholder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above. Non-U.S. Stockholders should consult their tax advisors regarding possible relief under an applicable income tax treaty.

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (such Sections, together with the Treasury Regulations and other official guidance issued thereunder, are commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Non-U.S. Stockholders should consult their tax advisors regarding FATCA and the application of these rules.
Backup Withholding and Information Reporting
Information reporting and backup withholding may apply to payments made in connection with the CCM Merger. Backup withholding is not expected to apply, however, to a stockholder who (a) in the case of a U.S. Stockholder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form and complies with other applicable rules and certification requirements, (b) in the case of a Non-U.S. Stockholder, furnishes an applicable IRS Form W-8 or successor form and complies with other applicable rules and certification requirements, or (c) is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
This discussion of U.S. federal income tax consequences is for general information only and is not intended to be, and should not be construed as, tax advice. All TWO stockholders should consult with their tax advisors to determine the particular U.S. federal, state, local, or non-U.S. income and other tax consequences of the CCM Merger to them.

MARKET PRICE AND DIVIDEND DATA
TWO Common Stock is traded on NYSE under the symbol “TWO.”
As of the close of business on the record date, there were (i) 105,046,333 shares of TWO Common Stock outstanding and entitled to vote, held by approximately 422 holders of record (which record holders include holders who are nominees for an undetermined number of beneficial owners).
On March 26, 2026, the last trading day before TWO publicly announced the execution of the CCM Merger Agreement, the high and low sale prices for TWO Common Stock as reported on NYSE were $11.40 and $11.21 per share, respectively. The closing price of TWO Common Stock on NYSE on March 26, 2026 was $11.40 per share. On April 17, 2026, the latest practicable date prior to the filing of this proxy statement, the closing price of TWO Common Stock on the NYSE was $11.12 per share.
TWO has historically paid dividends on TWO Common Stock. All dividend distributions are authorized by the Board in its discretion, and depend on such items as TWO’s REIT taxable income, financial condition, maintenance of REIT status, and other factors that the Board may deem relevant from time to time. TWO common stockholders share proportionally on a per share basis in all declared dividends on TWO Common Stock. Dividends cannot be paid on TWO Common Stock unless TWO has paid full cumulative dividends on all classes of TWO Preferred Stock. TWO has paid full cumulative dividends on all classes of TWO Preferred Stock from the respective dates of issuance through March 31, 2026. Under the CCM Merger Agreement, TWO is permitted to continue to pay quarterly dividends on TWO Common Stock and to distribute to its common stockholders as dividends 100% of its REIT taxable income.
After the CCM Merger is completed, TWO Common Stock will no longer be listed on the NYSE and will be deregistered under the Exchange Act.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT/DIRECTORS OF TWO
The following table sets forth certain information regarding the beneficial ownership of shares of TWO Common Stock, as of April 15, 2026, by (a) each of TWO’s directors, (b) each of TWO’s named executive officers, (c) all of TWO’s directors and executive officers as a group, and (d) each person known to TWO to be the beneficial owner of more than five percent of the issued and outstanding shares of TWO Common Stock. Unless otherwise indicated, all shares of TWO Common Stock are owned directly and the indicated person has sole voting and dispositive power with respect to such shares of TWO Common Stock. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.
Unless otherwise indicated, the address of each person listed below is 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416.

Name and Position	Number of Shares Beneficially Owned	% of All Shares(1)
Directors
E. Spencer Abraham	39,561	*
James J. Bender	47,166	*
Sanjiv Das	20,410	*
William Greenberg(2)	259,033	*
Karen Hammond	59,097	*
Stephen G. Kasnet(3)	103,027	*
James A. Stern	64,843	*
Hope B. Woodhouse	56,444	*
Named Executive Officers
William Dellal	7,565	*
Nicholas Letica	105,045	*
Rebecca B. Sandberg	122,694	*
Robert Rush	78,780	*
Mary Riskey(4)	85,108	*
All directors and executive officers as a group (13 individuals)	995,579	*
More than Five Percent Beneficial Owners
BlackRock, Inc.(5) 55 East 52nd Street, New York, NY 10055	16,598,512	15.8%
The Vanguard Group(6) 100 Vanguard Blvd., Malvern, PA 19355	10,571,743	10.1%

*	Represents ownership of less than 1.0%.
(1)
Based on 105,046,333 shares of TWO Common Stock outstanding as of April 15, 2026. Under TWO’s Insider Trading Policy, its directors and named executive officers are prohibited from both hedging company stock and from pledging company stock in any manner.

(2)
Includes 3,025 shares held by Mr. Greenberg’s spouse. While Mr. Greenberg retains a pecuniary interest in these shares, he does not have dispositive or voting power with respect thereto and he disclaims any beneficial ownership interest therein.

(3)
Mr. Kasnet also owns 10,000 shares of TWO Series A Preferred Stock, which generally does not have voting rights; Mr. Kasnet’s holdings did not exceed 1.0% of the Series A Preferred Stock issued and outstanding as of April 15, 2026.

(4)
Ms. Riskey retired in August 2024. Accordingly, Ms. Riskey is included in this table individually as a named executive officer, but is not included in this total for all directors and executive officers as a group.

(5)
Based on the Schedule 13G/A filed with the SEC on July 18, 2025, by BlackRock, Inc. on behalf of 13 separately identified subsidiary entities. BlackRock reported sole voting power with respect to 16,365,681 shares and sole dispositive power with respect to all shares.

(6)
Based on the Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group (“Vanguard”) as a member of a group. Vanguard reported, as of December 29, 2023, beneficial ownership of 10,571,743 shares, including shared voting power with respect to 70,763 shares, sole dispositive power with respect to 10,404,516 shares and shared dispositive power with respect to 167,227 shares. According to the Schedule 13G/A filed with the SEC on March 27, 2026, Vanguard reported, as of March 13, 2026, beneficial ownership of 0 shares following an internal reorganization pursuant to which Vanguard’s beneficial ownership has been disaggregated. In the Schedule 13G/A filed with the SEC on March 27, 2026, Vanguard noted that certain of its subsidiaries or business divisions of subsidiaries, that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis) from Vanguard.

STOCKHOLDER PROPOSALS FOR TWO’s 2026 ANNUAL MEETING
If the CCM Merger is completed, TWO will become a wholly owned subsidiary of CCM and will no longer have public stockholders, and consequently, TWO will not hold an annual meeting of stockholders in 2026. However, if the CCM Merger is not completed for any reason, TWO expects to hold an annual meeting of stockholders in 2026.
The deadline for stockholders to submit proposals to be considered for inclusion in TWO’s proxy statement for its 2026 annual meeting pursuant to Rule 14a-8 under the Exchange Act was December 3, 2025. If the date of TWO’s 2026 annual meeting is changed by more than 30 days from the date of TWO’s 2025 annual meeting, then the deadline is a reasonable time before TWO begins to print and send its proxy materials.
Stockholders may (outside of Rule 14a-8) nominate candidates for election to the Board or propose business for consideration at TWO’s 2026 annual meeting under Maryland law and the TWO Bylaws. The TWO Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the Board and the proposal of other business to be considered by stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by or at the direction of the Board; or (iii) by a stockholder who was a stockholder of record both at the time of giving the notice required by the TWO Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in the TWO Bylaws. Under the TWO Bylaws, notice of such a nomination or proposal of other business must generally be provided to the Secretary of TWO not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In addition, any such nomination or proposal must include the information required by the TWO Bylaws. Accordingly, any stockholder who intends to submit such a nomination or such a proposal at TWO’s 2026 annual meeting must have notified TWO in writing of such proposal by December 3, 2025. If the date of TWO’s 2026 annual meeting is changed by more than 30 days from the date of TWO’s 2025 annual meeting, notice of such a nomination or proposal of other business must be delivered to the Secretary of TWO not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the date of TWO’s 2026 annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.
In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules, TWO stockholders who intended to solicit proxies in support of director nominees other than the company’s nominees were required to provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026. If the date of the 2026 annual meeting is changed by more than 30 calendar days from the anniversary of TWO’s 2025 annual meeting, then such notice must be provided by the later of 60 calendar days prior to the date of TWO’s 2026 annual meeting or the 10th calendar day following the day on which public announcement of the date of TWO’s 2026 annual meeting is first made.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
TWO files annual, quarterly and current reports, proxy statements and other information with the SEC. TWO’s SEC filings are available to the public without charge at the internet website maintained by the SEC at http://www.sec.gov. In addition, you may obtain free copies of the documents filed with the SEC by TWO by accessing TWO’s website at https://www.twoinv.com/investors under the tab “SEC Filings.” The information provided on TWO’s website is not part of this proxy statement, and is not incorporated by reference into this proxy statement.
The SEC allows TWO to “incorporate by reference” into this proxy statement the information it files with the SEC, which means TWO can disclose important information to you by referring you to those documents. Information incorporated by reference is deemed to be part of this proxy statement. Later information filed with the SEC will update and supersede this information.
This proxy statement incorporates by reference the documents listed below (other than any portions of the documents not deemed to be filed), all of which have been previously filed by TWO with the SEC:
•	Annual Report on Form 10-K for the year ended December 31, 2025;
•	Current Reports on Form 8-K filed with the SEC on March 16, 2026, March 19, 2026, March 23, 2026 and March 27, 2026 (solely with respect to Items 1.01 and 1.02).
To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
In addition, TWO incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this proxy statement, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct. You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from TWO, by requesting them in writing or by telephone as follows:
Two Harbors Investment Corp.
1601 Utica Avenue South, Suite 900
St. Louis Park, MN 55416
Attention: Investor Relations
Telephone: (612) 453-4100
You may also obtain documents incorporated by reference into this proxy statement by requesting them in writing or by telephone from D.F. King, TWO’s proxy solicitor, at the following address and telephone number:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, NY 10005
Email: TWO@dfking.com
Banks and Brokers, please call: (646) 677-2516
Toll-Free: (888) 887-0082
If you are a TWO stockholder and would like to request documents, please do so by May 12, 2026, which is five business days before the special meeting, to receive them before the meeting. If you request any documents from TWO, TWO will mail them to you by first class mail, or another equally prompt means, within one business day after TWO receives your request.
This proxy statement is a proxy statement of TWO for the special meeting. TWO has not authorized anyone to give any information or make any representation about the CCM Merger or TWO that is different from, or in addition to, that contained in this proxy statement, the annexes hereto or in any of the materials that TWO has incorporated by reference into this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. This proxy statement is dated April 20, 2026. You should not assume that the information is accurate as of any date other than that date, and neither its mailing to TWO stockholders will create any implication to the contrary. TWO does not assume any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

HOUSEHOLDING OF PROXY STATEMENT
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless stockholders have notified TWO of their desire to receive multiple copies of the proxy statement. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or, if you are a stockholder of record of TWO, notify TWO’s investor relations department at 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416, Attention: Investor Relations, Tel. 612-453-4100. TWO stockholders who share a single address, but receive multiple copies of TWO’s proxy statement, may request that in the future they receive a single copy by notifying TWO at the telephone and address set forth in the preceding sentence. In addition, TWO will promptly deliver, upon written or oral request made to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

Annex A
AGREEMENT AND PLAN OF MERGER

by and among

CROSSCOUNTRY INTERMEDIATE HOLDCO, LLC,

CROSSCOUNTRY MERGER CORP.

and

TWO HARBORS INVESTMENT CORP.

Dated as of March 27, 2026

A-i

A-ii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of March 27, 2026, (this “Agreement”), by and among CrossCountry Intermediate Holdco, LLC, a Delaware limited liability company (“Parent”), CrossCountry Merger Corp., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Two Harbors Investment Corp., a Maryland corporation (the “Company”). Each of Parent, Merger Sub and the Company is referred to herein as a “party” and, collectively, the “parties.”
WHEREAS, the Company is a corporation operating as a real estate investment trust within the meaning, and under the provisions, of Sections 856 through 860 of the Code (“REIT”) for U.S. federal income tax purposes;
WHEREAS, the Company has terminated the Agreement and Plan of Merger, dated as of December 17, 2025, by and between UWM Holdings Corporation, a Delaware corporation (“UWM”), UWM Acquisitions 1, LLC, a Delaware limited liability company and a wholly owned subsidiary of UWM, and the Company (the “UWM Merger Agreement”) in accordance with its terms;
WHEREAS, in connection with the termination of the UWM Merger Agreement and entry into this Agreement, Parent, on behalf of the Company, has, concurrently with such termination and the execution and delivery of this Agreement, paid to UWM the Company Termination Fee (as defined in the UWM Merger Agreement) of $25,400,000 (the “UWM Termination Fee”) pursuant to Section 8.3 of the UWM Merger Agreement;
WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined and declared that this Agreement and the transactions, including the merger of Merger Sub with and into the Company (the “Merger”), contemplated hereby (collectively, the “Transactions”), are advisable, and in the best interests of, the Company and its stockholders, (ii) duly authorized and approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other Transactions contemplated by this Agreement, (iii) directed that approval of the Merger and the other Transactions contemplated by this Agreement be submitted for consideration by the holders of Company Common Stock (the “Company Stockholders”) at the Company Stockholders Meeting (as defined herein) and (iv) resolved to recommend that the Company Stockholders approve the Merger and the other Transactions contemplated by this Agreement (such recommendation made in clause (iv), the “Company Board Recommendation”);
WHEREAS, the managing member of Parent (the “Parent Managing Member”) has (i) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, Parent and its members, and (ii) approved and declared advisable this Agreement and the Transactions, including the Merger;
WHEREAS, Parent, in its capacity as the sole stockholder of Merger Sub, has approved and adopted this Agreement and the Merger and the other Transactions contemplated by this Agreement, and has taken all actions required for due execution of this Agreement by Merger Sub and the consummation by Merger Sub of the Transactions, including the Merger; and
WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various terms of and conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and the Company hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
1.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions and other provisions limiting the disclosure and use of non-public information that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (unless the Company offers to amend the Confidentiality Agreement to reflect such more favorable terms and except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and such non-material changes requested by the counterparty to ensure the confidentiality agreement is consistent with its organization’s customary policies, procedures and practices with respect to confidentiality agreements); provided that such confidentiality agreement need not include any “standstill” provision or similar terms.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Alternate Financing” has the meaning set forth in Section 6.20(a)(i).
“Articles of Merger” has the meaning set forth in Section 2.2(b).
“beneficial ownership,” including the correlative term “beneficially owning,” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.
“Bonus Amounts” has the meaning set forth in Section 6.8(f).
“Book-Entry Shares” has the meaning set forth in Section 3.3(b)(i).
“Business Day” means a day other than a day on which banks in the State of New York or the State of Maryland are authorized or obligated by Law to be closed.
“Business Permits” means the Company Permits set forth on Schedule 1.1(a) of the Company Disclosure Letter that require either (a) prior approval of a Governmental Entity or (b) the submission of a new application that must be approved by a Governmental Entity, in each case prior to the Closing.
“Cancelled Shares” has the meaning set forth in Section 3.1(a)(iv).
“Cap Amount” has the meaning set forth in Section 6.9(d).
“Capitalization Date” has the meaning set forth in Section 4.2(a).
“Certificates” has the meaning set forth in Section 3.3(b)(i).
“Closing” has the meaning set forth in Section 2.2(a).
“Closing Date” has the meaning set forth in Section 2.2(a).
“Code” means the Internal Revenue Code of 1986.
“Company” has the meaning set forth in the Preamble.
“Company Affiliate” has the meaning set forth in Section 9.10.
“Company ATM Program” means the Company’s at-the-market equity offering program pursuant to the Equity Distribution Agreement, dated September 19, 2025, between the Company and BTIG, LLC, as amended and restated by the Equity Distribution Agreement, dated September 19, 2025, between the Company and Citizens JMP Securities, LLC.
“Company Board” has the meaning set forth in the Recitals.
“Company Board Recommendation” has the meaning set forth in the Recitals.
“Company Bylaws” means the Amended and Restated Bylaws of the Company, dated September 21, 2020, as may be amended, modified, restated or supplemented after the date hereof in compliance with this Agreement.
“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.
“Company Change of Recommendation” has the meaning set forth in Section 6.3(b).
“Company Charter” means the Articles of Amendment and Restatement of the Company, as amended from time to time, and Articles Supplementary thereto, in each case in effect as of the date hereof, as may be amended, modified, restated or supplemented after the date hereof in compliance with this Agreement.
“Company Common Stock” has the meaning set forth in Section 3.1(a)(i).
“Company Competing Proposal” means any proposal or offer relating to any transaction or series of related transactions (other than transactions with Parent or any of its Subsidiaries) involving: (a) any acquisition or purchase by any Person or Group, directly or indirectly, of more than 25% of any class of outstanding voting or Equity Securities of the Company, or any tender offer or exchange offer that, if consummated, would result in any Person or Group beneficially owning more than 25% of any class of outstanding voting or Equity Securities of the Company; (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company and a Person or Group pursuant to which the Company Stockholders immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity of such transaction; or (c) any sale, lease (other than in the ordinary course of business), exchange, transfer or other disposition to a Person or Group of more than 25% of the consolidated assets of the Company and its Subsidiaries (measured by the fair market value thereof).
“Company Disclosure Letter” has the meaning set forth in Article IV.
“Company Dividend Reinvestment and Direct Stock Purchase Plan” means the Two Harbors Dividend Reinvestment and Direct Stock Purchase Plan.
“Company Employee” has the meaning set forth in Section 6.8(a).
“Company Employee Benefit Plans” has the meaning set forth in Section 6.8(a).
“Company Equity Awards” means the Company RSUs, Company PSUs, and Company RSAs.
“Company Equity Plan” means the Two Harbors 2021 Equity Incentive Plan, as amended or amended and restated from time to time.
“Company Governing Documents” means the Company Charter and the Company Bylaws.
“Company Leased Real Property” has the meaning set forth in Section 4.15(b).
“Company Material Adverse Effect” has the meaning set forth in Section 4.1(a).
“Company Material Contracts” has the meaning set forth in Section 4.16(a).
“Company Owned Intellectual Property” has the meaning set forth in Section 4.14(a).
“Company Permits” has the meaning set forth in Section 4.9(b).
“Company Plans” has the meaning set forth in Section 4.10(a).
“Company Portfolio Securities” means any mortgage-backed securities (including “To Be Announced” agency mortgage-backed securities), U.S. Treasuries or other assets or securities permitted under the Company’s investment guidelines, including derivative securities and other instruments used for the purpose of hedging interest rate risk.
“Company Preferred Stock” has the meaning set forth in Section 3.1(a)(iii).
“Company PSU” has the meaning set forth in Section 3.2(b).
“Company Related Party Agreement” has the meaning set forth in Section 4.23.
“Company RSA” has the meaning set forth in Section 3.2(c).
“Company RSU” has the meaning set forth in Section 3.2(a).
“Company SEC Documents” has the meaning set forth in Section 4.5(a).
“Company Series A Preferred Stock” has the meaning set forth in Section 3.1(a)(iii).
“Company Series B Preferred Stock” has the meaning set forth in Section 3.1(a)(iii).
“Company Series C Preferred Stock” has the meaning set forth in Section 3.1(a)(iii).
“Company Stockholder Approval” means the affirmative vote of the holders of the outstanding shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast at the Company Stockholders Meeting on the Merger, in accordance with the MGCL and the Company Governing Documents.
“Company Stockholders” has the meaning set forth in the Recitals.
“Company Stockholders Meeting” has the meaning set forth in Section 4.4(a)(i).
“Company Superior Proposal” means a bona fide Company Competing Proposal (with references to 25% being deemed replaced with references to 50% and references to 75% being deemed to be replaced with references to 50%) by a third party, which the Company Board or any committee thereof determines in good faith after consultation with the Company’s outside legal and financial advisors and after taking into account the factors that the Company Board considers pertinent (including legal, financial, regulatory and other aspects of such proposal, including whether the transactions contemplated by such proposal are reasonably capable of being consummated) would, if consummated in accordance with its terms, result in a transaction more favorable to the Company Stockholders than the Transactions (including taking into account any revisions to the terms and conditions of this Agreement offered in writing by Parent pursuant to Section 6.3(d)(iii) in response to such Company Competing Proposal).
“Company Termination Fee” means a cash amount equal to $25,400,000.00.
“Competition/Foreign Investment Law” means (a) the HSR Act, (b) any federal, state or foreign antitrust, competition or trade regulation Law that prohibits, restricts or regulates actions having the purpose or effect of monopolization, restraint of trade or lessening or distortion of competition through merger or acquisition, or (c) any Laws with respect to foreign investment.
“Confidentiality Agreement” has the meaning set forth in Section 6.6(b).
“Consent” means any approval, consent, ratification, clearance, permission, waiver or authorization.
“Contract” means any written or oral contract, agreement, commitment, note, bond, debenture, mortgage, indenture, deed of trust, license, lease or other legally binding instrument, understanding or obligation.
“control” and its correlative terms, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“D&O Insurance” has the meaning set forth in Section 6.9(d).
“Debt Commitment Letter” has the meaning set forth in Section 5.4(b).
“Debt Financing Fee Letter” has the meaning set forth in Section 5.4(b).
“Definitive Debt Agreements” has the meaning set forth in Section 6.20(a)(i).
“Effective Time” has the meaning set forth in Section 2.2(b).
“Employee Benefit Plan” of any Person means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA), stock option, restricted equity, stock purchase, stock compensation, phantom equity or appreciation rights plan, bonus plan or arrangement, incentive award plan or arrangement, vacation or holiday pay policy, retention or severance pay plan, policy or agreement, deferred compensation agreement or arrangement, change in control, medical, dental, vision, accident, disability, life or other welfare benefit and any other employee benefit plan, agreement, or arrangement, for any present or former director, employee or contractor of the Person; provided, however, that in no event will “Employee Benefit Plan” include any “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code or any arrangement maintained by a Governmental Entity to which the Person is required to contribute under applicable Law.
“Employment Laws” means Laws respecting employment and employment practices including applicable Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration (including employment eligibility verification and employment of non-citizen workers), wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, workers’ compensation, leaves of absence and unemployment insurance (in each case of the foregoing, as it relates to employment practices).
“End Date” has the meaning set forth in Section 8.1(b)(ii).
“Enforceability Exceptions” has the meaning set forth in Section 4.3(a).
“Equity Securities” means, for any Person, any (a) shares or units of capital stock or voting securities, membership or limited liability company interests or units, partnership interests or other ownership interests (whether voting or nonvoting) in such Person, (b) other interest or participation (including phantom shares, units or interests or stock appreciation rights) in such Person that confers on the holder thereof the right to receive a share of the profits and losses of, or distribution of assets of, such Person or a payment from such Person based on or resulting from the value or price of any of the interests in the foregoing clause (a), (c) subscriptions, calls, warrants, options, market stock units, stock performance units, restricted stock units, derivative contracts, forward sale contracts or commitments of any kind or character related to, or entitling any Person or entity to purchase or otherwise acquire any of the interests in the foregoing clauses (a) and (b), in each case, from such Person, or (d) securities convertible into or exercisable or exchangeable for any of the interests in the foregoing clauses (a)–(c).
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Fund” has the meaning set forth in Section 3.3(a).
“Financing” has the meaning set forth in Section 5.4(b).
“Financing Source Provisions” means each of this definition, the definition of “Financing Sources”, Section 9.6(b), Section 9.7(d), Section 9.13, Section 9.14 and Section 9.15, together with the defined terms used in each such Section, solely as they relate to the applicable Section.
“Financing Sources” means the Persons that have committed to provide any portion of any of the Financing or have otherwise entered into any commitment letter, credit agreement, or other agreement in connection with and reflecting any committed Financing (other than Parent, Merger Sub or any of Parent’s Subsidiaries), together with their respective Affiliates and their and their respective Affiliates’ Representatives, trustees, equityholders, members and controlling Persons and the respective successors and assigns of any of the foregoing.
“GAAP” has the meaning set forth in Section 4.5(b).
“Governmental Entity” means any court, governmental, regulatory (including self-regulatory organization or stock exchange) or administrative agency or commission or other governmental authority or instrumentality (including government-sponsored enterprises), domestic or foreign.
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, directive, ruling, settlement, determination, decision, verdict or award, whether civil, criminal or administrative (in each case, whether temporary, preliminary or permanent), in each case, entered, issued, made or rendered by or with any Governmental Entity.
“Group” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indemnified Liabilities” has the meaning set forth in Section 6.9(a).
“Indemnified Persons” has the meaning set forth in Section 6.9(a).
“Intellectual Property” means any and all proprietary and intellectual property rights, under the applicable Law of any jurisdiction or rights under international treaties, both statutory and common law rights, including all U.S. and foreign: (a) patents and applications for same, and extensions, divisions, continuations, continuations-in-part, reexaminations, reissues, substitutions and extensions thereof; (b) trademarks, service marks, trade names, corporate names, slogans, domain names, logos, trade dress and other identifiers of source, and registrations and applications for registrations thereof (including all goodwill associated with the foregoing); (c) copyrights and all copyright registrations and applications; (d) trade secrets, know-how, and rights in confidential information, including designs, formulations, concepts, compilations of information, methods, techniques, procedures, and processes, whether or not patentable; and (e) all ownership rights in Software.
“Intervening Event” means any fact, circumstance, occurrence, state of fact, effect, change, event or development that (a) was not actually known or reasonably foreseeable by the Company Board or the magnitude or material consequences of which (based on the facts actually known to the Company Board as of the date of this Agreement) were not reasonably foreseeable as of the date of this Agreement and (b) does not relate to or arise from (i) the receipt, existence or terms of any Company Competing Proposal, (ii) any actions contemplated by, and in accordance with, Section 6.7, including any consequences thereof, (iii) any change in the market price or trading volume of Company securities, or (iv) any failure, in and of itself, by the Company to meet, or the exceeding by the Company of, internal or published estimates or forecasts of revenues, earnings or other financial metrics; provided that, with respect to the foregoing clauses (iii) and (iv), the underlying cause of such change, failure or exceedance may otherwise constitute or be taken into account in determining whether an “Intervening Event” has occurred if not otherwise falling into the foregoing clauses (i) or (ii) of this definition. For the avoidance of doubt, an Intervening Event shall not include any fact, circumstance, occurrence, state of fact, effect, change, event or development relating to the public announcement, execution, delivery or performance of this Agreement, the identity of Parent or the pendency or the consummation of the Transactions contemplated hereby.
“IRS” means the U.S. Internal Revenue Service.
“IT Assets” means, for any Person, the computers, software, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of such Person and its Subsidiaries that are owned or leased by such Person and its Subsidiaries and used by them in connection with the operation of their businesses.
“Knowledge” means the actual knowledge of (a) in the case of the Company, the individuals listed in Schedule 1.1(b) of the Company Disclosure Letter and (b) in the case of Parent, the individuals listed in Schedule 1.1(a) of the Parent Disclosure Letter, in each case, after due inquiry.
“Law” means any law, rule, regulation, ordinance, code, judgment, order, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Entity, including common law.
“Letter of Transmittal” has the meaning set forth in Section 3.3(b)(i).
“Lien” means any lien, pledge, hypothecation, mortgage, deed of trust, security interest, conditional or installment sale agreement, encumbrance, option, right of first refusal, easement, right of way, encroachment, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), whether voluntarily incurred or arising by operation of Law.
“Maryland Courts” has the meaning set forth in Section 9.7(b).
“Maryland Department” has the meaning set forth in Section 2.2(b).
“Material Adverse Effect” means, when used with respect to any Person, any fact, circumstance, occurrence, state of fact, effect, change, event or development (each, an “Effect”) that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the financial condition, business, assets or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that, for the purposes of the foregoing, no Effect (by itself or when aggregated or taken together with any and all other Effects) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect,” and no Effect (by itself or when aggregated or taken together with any and all other such Effects) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur: (a) general economic conditions (or changes in such conditions) or conditions in the global economy generally; (b) conditions (or changes in such conditions) in the securities markets (including the mortgage-backed securities markets), credit markets, currency markets or other financial markets, including (i) changes in interest rates and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market; (c) conditions (or changes in such conditions) in any industry or industries in which the Company operates (including changes in general market prices and regulatory changes affecting the industry); (d) political conditions (or changes in such conditions) or acts of war, sabotage or terrorism, acts of God, epidemic, pandemic, disease outbreak or other outbreak of illness or public health event (including any escalation or general worsening of any such acts of war, sabotage, terrorism, acts of God, epidemics, pandemics, disease outbreaks or other outbreaks or public health events); (e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, other natural disasters or other weather conditions; (f) changes in Law or other legal or regulatory conditions, or the interpretation thereof, or changes in GAAP or other accounting standards (or the interpretation thereof); (g) the announcement of this Agreement or the pendency or consummation of the Transactions contemplated hereby, including the identity of the other party or its Affiliates; (h) any actions taken or failure to take action, in each case, which the other party, as applicable, has requested; (i) compliance with the terms of, or the taking of any action expressly required by, this Agreement; (j) the failure to take any action prohibited by this Agreement; (k) any changes in such Person’s stock price, dividends or the trading volume of such Person’s stock, or any failure by such Person to meet any analysts’ estimates or expectations of such Person’s revenue, earnings or other financial performance or results of operations for any period, or any failure by such Person or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute or be taken into account in determining whether there has been, or would reasonably be expected to be, a “Material Adverse Effect”); or (l) any Proceedings made or brought by any of the current or former stockholders of such Person (on their own behalf or on behalf of such Person, but in any event, only in their capacity as a current or former stockholder of such Person) against the Company, Parent, Merger Sub or any of their directors or officers, arising out of the Merger or in connection with any other transactions contemplated by this Agreement; provided, further, that any Effect directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (a) through (f), to the extent such Effect has had or would reasonably be expected to have a disproportionately adverse effect on such Person and its Subsidiaries, taken as a whole, as compared to other Persons that conduct business in the regions in the world and in the industries in which such Person and its Subsidiaries conduct business, shall be taken into account when determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur.
“Material Company Insurance Policies” has the meaning set forth in Section 4.18.
“Merger” has the meaning set forth in the Recitals.
“Merger Consideration” has the meaning set forth in Section 3.1(a)(i).
“Merger Sub” has the meaning set forth in the Preamble.
“MGCL” has the meaning set forth in Section 2.1.
“Minimum Distribution Dividend” means such amount, if any, with respect to any taxable year of the Company ending on or prior to the Closing Date, which is required to be paid by the Company prior to the Effective Time to (a) satisfy the distribution requirements set forth in Section 857(a) of the Code and (b) avoid, to the extent possible, the imposition of income tax under Section 857(b) of the Code and the imposition of excise tax under Section 4981 of the Code.
“Notice” has the meaning set forth in Section 6.3(d)(iii).
“Notice Period” has the meaning set forth in Section 6.3(d)(iii).
“NYSE” means the New York Stock Exchange.
“Open Source Software” means any software that contains or is derived in any manner (in whole or in part) from any software, code or libraries that are distributed as free software or as open source software, including any software licensed under or subject to the Artistic License, the Mozilla Public License, the GNU Affero GPL, the GNU GPL, the GNU LGPL, any other license that is defined as an “Open Source License” by the Open Source Initiative, and any similar license or distribution model.
“Organizational Documents” means: (a) with respect to a corporation, the charter, articles, articles supplementary or certificate of incorporation, as applicable, and bylaws thereof; (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof; (c) with respect to a partnership, the certificate of formation and the partnership agreement; and (d) with respect to any other Person, the organizational, constituent or governing documents or instruments of such Person.
“other party” means (a) when used with respect to the Company, Parent and Merger Sub and (b) when used with respect to Parent or Merger Sub, the Company.
“Parent” has the meaning set forth in the Preamble.
“Parent Disclosure Letter” has the meaning set forth in Article V.
“Parent Managing Member” has the meaning set forth in the Recitals.
“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, would be reasonably expected to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of Parent or Merger Sub to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date.
“party” or “parties” means a party or the parties to this Agreement, except as the context may otherwise require.
“Paying Agent” has the meaning set forth in Section 3.3(a).

“Permit” means any franchise, grant, authorization, charter, license, permit, easement, variance, exception, consent, certificate, approval or order of any Governmental Entity.
“Permitted Liens” means any Lien: (a) for Taxes or governmental assessments, charges or claims of payment not yet delinquent or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP; (b) relating to any indebtedness incurred in the ordinary course of business consistent with past practice; (c) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising by operation of Law in the ordinary course of business for amounts not yet delinquent; (d) which is not material in amount and would not reasonably be expected to materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries or Parent and its Subsidiaries, as applicable, as currently conducted or materially impair the use, occupancy, value or marketability of the applicable property; (e) which is a statutory or common law Lien or encumbrance to secure landlords, lessors or renters under leases or rental agreements; or (f) which is imposed on the underlying fee interest in real property subject to a lease by the applicable Person.
“Person” means any individual, corporation, partnership, limited partnership, limited liability company, Group (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Entity or a political subdivision, agency or instrumentality of a Governmental Entity).
“Preferred Stock Redemption Amount” has the meaning set forth in Section 6.21(b).
“Preferred Stock Redemption Notice” has the meaning set forth in Section 6.21(a).
“Proceeding” means any claim, complaint, charge, demand, assessment, litigation, suit, action, arbitration, mediation, audit, hearing, inquiry, dispute, investigation or subpoena, civil investigative demand or other request for information, or other proceeding (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.
“Prohibited Modification” has the meaning set forth in Section 6.20(a)(i).
“Proxy Statement” has the meaning set forth in Section 4.4(a)(i).
“Qualified REIT Subsidiary” means a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code.
“REIT” has the meaning set forth in the Recitals.
“Representatives” means, with respect to any Person, the officers, directors, members, managers, general and limited partners, employees, advisors (including accountants, consultants, legal counsel, financial advisors, investment bankers, and other professional advisors), agents and other representatives of such Person.
“Required Amounts” means the sum of (a) the aggregate Merger Consideration plus (b) all other amounts due and owing under or in connection with this Agreement.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Senior Notes” means the Company’s 9.375% Senior Notes due 2030 issued pursuant to the Senior Notes Indenture.
“Senior Notes Indenture” means the Indenture, dated as of January 19, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as original trustee, as supplemented by the Third Supplemental Indenture, dated as of May 5, 2025, among the Company, The Bank of New York Mellon Trust Company, N.A., as original trustee, and U.S. Bank Trust Company, National Association, as series trustee, and as further supplemented by the Fourth Supplemental Indenture, dated as of May 13, 2025, between the Company and U.S. Bank Trust Company, National Association, as series trustee.
“Severance Plan” means the Two Harbors Investment Corp. Severance Benefits Plan, as amended or amended and restated from time to time.
“Software” means all: (a) computer programs and other software, including software implementations of algorithms, models, and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof; (b) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections; (c) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (d) descriptions, flow-charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (e) all documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing.
“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (a) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest or (c) a managing member interest, is directly or indirectly owned or controlled by the subject Person or by one or more of its respective Subsidiaries.
“Surviving Company” has the meaning set forth in Section 2.1.
“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other takeover or anti-takeover statute or similar statute enacted under applicable Law applicable to this Agreement, the Merger or the other Transactions.
“Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes, assessments, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Entity, including, income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, occupation, environmental, disability, real property, personal property, registration, alternative or add-on minimum or estimated tax, including any interest, penalty, additions to tax or additional amounts imposed with respect thereto, whether disputed or not.
“Tax Returns” means any return, report, certificate, claim for refund, election, estimated tax filing or declaration filed or required to be filed with any Taxing Authority, including any schedule or attachment thereto, and including any amendments thereof.
“Taxable REIT Subsidiary” means a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code.
“Taxing Authority” means any Governmental Entity having jurisdiction in matters relating to Tax matters.
“Terminable Breach” has the meaning set forth in Section 8.1(b)(iii).
“Transaction Agreements” means this Agreement and each other agreement to be executed and delivered in connection herewith and therewith.
“Transaction Litigation” has the meaning set forth in Section 6.10.
“Transactions” has the meaning set forth in the Recitals.
“Transfer Taxes” means any (direct or indirect) transfer, sales, use, stamp, registration or other similar Taxes; provided, for the avoidance of doubt, that Transfer Taxes shall not include any income, franchise or similar taxes arising from the Transactions.
“UWM” has the meaning set forth in the Recitals.
“UWM Merger Agreement” has the meaning set forth in the Recitals.
“UWM Termination Fee” has the meaning set forth in the Recitals.
“UWM Termination Fee Refund” has the meaning set forth in Section 8.3(c).
“Voting Debt” of a Person means bonds, debentures, notes or other indebtedness for borrowed money having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of such Person may vote.
ARTICLE II
THE MERGER
2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub will be merged with and into the Company in accordance with the provisions of the Maryland General Corporation

Law (the “MGCL”). As a result of the Merger, the separate existence of the Merger Sub shall cease and Company shall continue its existence under the Laws of the State of Maryland as the surviving company (in such capacity, the Company is sometimes referred to herein as the “Surviving Company”). From and after the Merger, the Surviving Company shall be a wholly owned Subsidiary of Parent.
2.2 Closing.
(a) The closing of the Merger (the “Closing”), shall take place at 9:00 a.m., New York, New York time, on a date that is two Business Days following the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of all of the conditions set forth in Article VII (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date), by the electronic exchange of documents and executed signature pages. For purposes of this Agreement, the “Closing Date” shall mean the date on which the Closing occurs.
(b) As soon as practicable on the Closing Date after the Closing, the parties shall cause the Merger to be consummated by filing (i) articles of merger in the form attached hereto as Annex A (the “Articles of Merger”), executed in accordance with the MGCL, with the State Department of Assessments and Taxation of Maryland (the “Maryland Department”), and (ii) all other filings or recordings required under the MGCL to consummate the Merger. The Merger shall become effective at the time that the Articles of Merger are accepted for record by the Maryland Department, or such later date and time as shall be agreed to in writing by the Company and Parent and specified in the Articles of Merger (such date and time the Merger becomes effective, the “Effective Time”).
2.3 Effect of the Merger. At the Effective Time, the Merger shall have the effects set forth in this Agreement, the Articles of Merger and the applicable provisions of the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in, and devolve on, the Surviving Company, and all debts, liabilities, obligations, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company.
2.4 Organizational Documents. At the Effective Time, (a) the articles of incorporation of the Surviving Company shall remain the same as the articles of incorporation of the Company as of immediately prior to the Effective Time and (b) the bylaws of the Surviving Company shall remain the same as the bylaws of the Company as of immediately prior to the Effective Time and shall be the bylaws of the Surviving Company until thereafter amended or terminated as provided by Law or the terms of this Agreement, including Section 6.9(b); provided that the indemnity and exculpation provisions in such Organizational Documents shall be substantially similar, in all material respects, as those under the Company Governing Documents, in each case as in effect immediately prior to the Effective Time. The name of the Surviving Company shall be “Two Harbors Investment Corp.”.
2.5 Officers of the Surviving Company. From and after the Effective Time, each officer of Merger Sub immediately prior to the Effective Time shall continue to serve in his or her respective office as an officer of the Surviving Company, and each such officer shall serve until his or her successor has been duly elected or appointed and qualified or until his or her death, resignation or removal in accordance with the Organizational Documents of the Surviving Company.
2.6 Tax Consequences. It is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a taxable sale of Company Capital Stock.

ARTICLE III
EFFECT OF THE MERGER ON THE EQUITY OF THE COMPANY
AND MERGER SUB; EXCHANGE
3.1 Effect of the Merger on Equity. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or any holder of any securities of Parent, Merger Sub or the Company, the following shall occur:
(a) Capital Stock of the Company.
(i) Subject to the other provisions of this Article III, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (excluding any Cancelled Shares, as defined below), shall be converted into the right to receive an amount in cash, without interest, equal to $10.80 per share (the “Merger Consideration”).
(ii) All such shares of Company Common Stock, when so converted pursuant to Section 3.1(a)(i), shall automatically be cancelled and cease to exist. Each holder of a share of Company Common Stock that was outstanding immediately prior to the Effective Time (other than Cancelled Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon the surrender of any Certificates or Book-Entry Shares, as applicable, in accordance with Section 3.3.
(iii) (A) Each share of the Company’s 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Company Series A Preferred Stock”), issued and outstanding immediately prior to the Effective Time, shall remain issued and outstanding; (B) each share of the Company’s 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Company Series B Preferred Stock”), issued and outstanding immediately prior to the Effective Time, shall remain issued and outstanding; and (C) each share of the Company’s 7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Company Series C Preferred Stock” and, together with the Company Series A Preferred Stock and the Company Series B Preferred Stock, the “Company Preferred Stock”), issued and outstanding immediately prior to the Effective Time, shall remain issued and outstanding.
(iv) All shares of Company Common Stock held by Parent or Merger Sub or by any wholly owned Subsidiary of Parent, Merger Sub or the Company immediately prior to the Effective Time shall automatically be cancelled and cease to exist as of the Effective Time, and no consideration shall be delivered in exchange therefor (collectively, the “Cancelled Shares”).
(v) At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one issued and outstanding share of common stock, par value $0.01 per share, of the Surviving Company.
(b) Adjustment to Merger Consideration. The Merger Consideration shall be equitably adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), subdivision, reorganization, reclassification, recapitalization, combination, exchange of shares or other like change with respect to the number of shares of Company Common Stock outstanding after the date hereof and prior to the Effective Time. Nothing in this Section 3.1(b) shall be construed to permit the Company or Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement.
3.2 Treatment of Company Equity Awards.
(a) Treatment of Company RSUs. At the Effective Time, each restricted stock unit in respect of shares of Company Common Stock granted by the Company with only time-based vesting requirements (each, a “Company RSU”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall, automatically and without any action on the part of the holder thereof, be cancelled and converted into only the right to receive the Merger Consideration with respect to each share of Company Common Stock subject to such Company RSU immediately prior to the Effective Time (without interest and less applicable withholdings) as soon as reasonably practicable (but no later than fifteen calendar days) after the Effective Time; provided, that, with respect to any Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid or settled as soon as reasonably practicable after the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment or settlement shall be made at the earliest time permitted under the terms of such award that will not trigger a Tax or penalty under Section 409A of the Code.
(b) Treatment of Company PSUs. At the Effective Time, each performance share unit in respect of shares of Company Common Stock granted by the Company with any performance-based vesting requirements (each, a “Company PSU”) that is outstanding as of immediately prior to the Effective Time, shall, automatically and without any action on the part of the holder thereof, be cancelled and converted into only the right to receive the Merger Consideration with respect to each share of Company Common Stock subject to such Company PSU immediately prior to the Effective Time that is earned and vested assuming achievement of the applicable performance criteria at the greater of (i) target performance and (ii) actual performance determined by the Company Board (as constituted immediately prior to the Effective Time) as if the Closing Date was the last day of the applicable performance period, (without interest and less applicable withholdings) as soon as reasonably practicable (but no later than fifteen calendar days) after the Effective Time; provided, that, with respect to any Company PSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid or settled as soon as reasonably practicable after the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment or settlement shall be made at the earliest time permitted under the terms of such award that will not trigger a Tax or penalty under Section 409A of the Code.
(c) Treatment of Company RSAs. At the Effective Time, each share of restricted Company Common Stock granted by the Company (each, a “Company RSA”) that is outstanding as of immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be fully vested, and each holder of such Company RSAs shall have the right to receive the Merger Consideration with respect to each share of Company Common Stock that so vests.
(d) Prior to the Effective Time, the Company Board or the Compensation Committee of the Company Board shall take such action and adopt such resolutions as are required (i) to terminate the Company Equity Plan, effective as of immediately prior to, but subject to the occurrence of, the Effective Time, (ii) to effectuate the treatment of the Company Equity Awards pursuant to the terms of Section 3.2, and (iii) to take all actions reasonably required to effectuate any provision of Section 3.2. The Company shall provide Parent with drafts of, and a reasonable opportunity to comment upon, all such resolutions prior to their adoption to the extent such comments relate to the matters in this Section 3.2(d).
3.3 Payment for Securities; Exchange.
(a) Paying Agent; Exchange Fund. No later than ten days prior to the Closing Date, Parent shall enter into an agreement (in form and substance reasonably acceptable to the Company) with the Company’s transfer agent to act as agent for the holders of Company Common Stock in connection with the Merger (the “Paying Agent”) and to receive the Merger Consideration, to which such holders shall become entitled pursuant to this Article III. On the Closing Date and prior to the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the former holders of shares of Company Common Stock, for issuance in accordance with this Article III through the Paying Agent, cash in an amount equal to the aggregate Merger Consideration required to be paid in accordance with this Agreement. The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be paid in exchange for shares of Company Common Stock pursuant to this Agreement out of the Exchange Fund. Except as contemplated by this Section 3.3(a), the Exchange Fund shall not be used for any other purpose. Any cash deposited with the Paying Agent shall hereinafter be referred to as the “Exchange Fund.” The Surviving Company shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares for the Merger Consideration. Any interest or other income resulting from investment of the cash portion of the Exchange Fund shall become part of the Exchange Fund.
(b) Exchange Procedures.
(i) As soon as practicable after the Effective Time, but in no event more than two Business Days after the Closing Date, Parent shall instruct the Paying Agent to deliver to each record holder of, as of immediately prior to the Effective Time, shares represented by a certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock, as applicable (the “Certificates”) or shares of Company Common Stock, represented by book-entry (“Book-Entry Shares”), in each case, which shares were converted pursuant to Section 3.1 into the right to receive the applicable Merger Consideration at the Effective Time: (A) a letter of transmittal (“Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the Letter of Transmittal, and which shall be in a customary form and agreed to by Parent and the Company prior to the Closing (it being understood that the forms of Letter of Transmittal to be mailed to the holders of Company Common Stock may vary in certain respects due to differences in the respective securities); and (B) instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such shares, for payment of the applicable Merger Consideration set forth in Section 3.1.
(ii) Upon surrender to the Paying Agent of a Certificate or Book-Entry Shares, together with the Letter of Transmittal (or, in the case of Book-Entry Shares, by book-receipt of an “agent’s message” by the Paying Agent or such other evidence, if any, required to be obtained by the Paying Agent in connection with the surrender of Book-Entry Shares), duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the Paying Agent, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor the applicable Merger Consideration pursuant to the provisions of this Article III. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the applicable Merger Consideration payable in respect of the Certificates or Book-Entry Shares. If payment of the applicable Merger Consideration is to be made to a Person other than the record holder of such shares of Company Common Stock, it shall be a condition of payment that shares so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the applicable Merger Consideration to a Person other than the registered holder of such shares surrendered or shall have established to the satisfaction of the Surviving Company that such Taxes either have been paid or are not applicable. Until surrendered as contemplated by this Section 3.3(b)(ii), each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration payable in respect of such shares of Company Common Stock.
(c) Termination of Rights. All Merger Consideration paid upon the surrender of and in exchange for shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock. At the Effective Time, the stock transfer books of the Surviving Company shall be closed immediately with respect to the Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Company for any reason, they shall be cancelled and exchanged for the applicable Merger Consideration payable in respect of the shares of Company Common Stock previously represented by such Certificates or Book-Entry Shares (other than Certificates or Book-Entry Shares representing Cancelled Shares).
(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former Company Stockholders on the 365th day after the Closing Date shall be delivered to Parent, upon demand, and any former Company Stockholders who have not theretofore received the applicable Merger Consideration to which they are entitled under this Article III, without interest thereon, shall thereafter look only to Parent for payment of their claim for such amounts.
(e) No Liability. None of the Surviving Company, Parent, Merger Sub or the Paying Agent shall be liable to any holder of a Certificate or Book-Entry Share for any Merger Consideration (or dividends or distributions with respect thereto) or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share has not been surrendered prior to the time that is immediately prior to the time at which the applicable Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or other distributions in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.
(f) Lost, Stolen, or Destroyed Certificates. If any Certificate (other than a Certificate representing Cancelled Shares) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the

Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Company, the posting by such Person of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent shall instruct the Paying Agent to pay in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the shares of Company Common Stock or Company Preferred Stock, as applicable, formerly represented by such Certificate.
(g) Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, Parent, the Surviving Company and the Paying Agent shall be entitled to deduct and withhold from (A) the consideration to be paid by Parent hereunder and (B) any other amounts otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of state, local or foreign Tax Law. If Parent, the Surviving Company or the Paying Agent believes that such deduction or withholding is required, the applicable withholding Person shall use commercially reasonable efforts to provide the Company with written notice at least five Business Days prior to withholding any amount pursuant to this Section 3.3(g) such that the Company and the holders of the Company Common Stock, Company Preferred Stock, Company RSUs and Company PSUs shall have the opportunity to eliminate or reduce such deduction or withholding obligation by filing appropriate documentation or taking other appropriate action, and subject to their respective obligations under applicable Law, Parent and the Surviving Company shall, and such parties shall instruct the Paying Agent to, cooperate in good faith with the Company and such holders as necessary to eliminate or reduce such deduction or withholding, in each case, to the extent permitted under applicable Law. Any such amounts so deducted or withheld shall be paid over to the relevant Taxing Authority in accordance with applicable Law by the Paying Agent, the Surviving Company or Parent, as the case may be, and such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
(h) Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other Transactions.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the disclosure letter dated as of the date of this Agreement and delivered by the Company to Parent and Merger Sub immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) and except as disclosed in the Company SEC Documents filed with the SEC on or after January 1, 2024 and publicly available at least one Business Day prior to the date hereof (including all exhibits and schedules thereto and documents incorporated by reference therein, but excluding any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward looking in nature), the Company represents and warrants to Parent and Merger Sub as follows:
4.1 Organization, Standing and Power.
(a) Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its jurisdiction of organization, with all requisite entity power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as now being conducted, other than where the failure to be so organized, validly existing, in good standing or to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (a “Company Material Adverse Effect”) or would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of the Company to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date.
(b) Each of the Company and its Subsidiaries is duly qualified or licensed to do business and, where relevant, is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, other than where the failure to be so qualified, licensed or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of the Company to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date. The Company has filed with the SEC, prior to the date of this Agreement, correct and complete copies of the Company Governing Documents, as in effect as of the date hereof.
(c) Schedule 4.1(c) of the Company Disclosure Letter sets forth an accurate and complete list of each Subsidiary of the Company, including the jurisdiction of organization of such Subsidiary. The Company has made available to Parent correct and complete copies of the Organizational Documents of each Subsidiary of the Company that are in effect on the date hereof. The Organizational Documents of each Subsidiary of the Company are in full force and effect, and no Subsidiary of the Company is in violation, in any material respect, of any of its Organizational Documents.
4.2 Capital Structure.
(a) As of the date of this Agreement, the authorized capital stock of the Company consists of 175,000,000 shares of Company Common Stock and 100,000,000 shares of Company Preferred Stock, of which 5,750,000 shares were originally classified and designated as shares of Company Series A Preferred Stock, 11,500,000 shares were originally classified and designated as shares of Company Series B Preferred Stock and 12,650,000 shares were originally classified and designated as shares of Company Series C Preferred Stock. At the close of business on March 24, 2026 (the “Capitalization Date”): (i) 105,043,735 shares of Company Common Stock (inclusive of 154,594 Company RSAs) were issued and outstanding; (ii) 5,050,221 shares of the Company Series A Preferred Stock were issued and outstanding; (iii) 10,159,200 shares of the Company Series B Preferred Stock were issued and outstanding; (iv) 9,661,396 shares of the Company Series C Preferred Stock were issued and outstanding; (v) 1,123,247 Company RSUs were outstanding and unvested; (vi) 806,615 Company PSUs were outstanding and unvested assuming satisfaction of any performance vesting conditions at target levels; (vii) 2,055,995 shares of Company Common Stock were reserved for issuance pursuant to the Company Equity Plan; (viii) 759,925 shares of Company Common Stock were reserved for issuance pursuant to the Company Dividend Reinvestment and Direct Stock Purchase Plan; (ix) 15,000,000 shares of Company Common Stock were reserved for issuance pursuant to the Company ATM Program; and (x) 17,687,325 shares of Company Common Stock were reserved for issuance in connection with the conversion of the Company Preferred Stock. Except (1) as set forth in this Section 4.2, and (2) for Company Capital Stock issued on or after the date hereof (solely to the extent permitted by Section 6.1(b)(ii)), there are no other outstanding shares of Company Capital Stock or other Equity Securities of the Company issued, reserved for issuance or outstanding.
(b) All outstanding shares of Company Capital Stock have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to preemptive rights. All outstanding shares of Company Capital Stock have been issued and granted in compliance in all material respects with applicable state and federal securities Laws, the MGCL and the Company Governing Documents. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock and other Equity Securities of the Subsidiaries of the Company, free and clear of all Liens, other than Permitted Liens. All outstanding Equity Securities of the Subsidiaries of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to preemptive rights. Except for the outstanding Equity Securities of the Subsidiaries of the Company, neither the Company nor any Subsidiary of the Company owns any Equity Securities of any Person. Except as set forth in this Section 4.2, and the Company Governing Documents, and except for stock grants or other Company Equity Awards granted in accordance with Section 6.1(b)(ii), there are no outstanding: (i) shares of Company Capital Stock, (ii) Voting Debt, (iii) Equity Securities of the Company or any Subsidiary of the Company convertible into or exchangeable or exercisable for shares of Company Capital Stock or Voting Debt or (iv) subscriptions, options, warrants, calls, puts, rights of first refusal or other rights (including preemptive rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound, in any case, obligating the Company or any Subsidiary of the Company to (A) issue, deliver, transfer, sell, purchase, repurchase, redeem or acquire, or cause to be issued, delivered, transferred, sold, purchased, repurchased, redeemed or acquired, additional shares of Company Capital Stock, any Voting Debt, or other voting securities or Equity Securities of the Company or any of its Subsidiaries or (B) grant, extend or enter into any such subscription, option, warrant, call, put, right of first refusal or other similar right, commitment or agreement. Except as set forth in the Company Governing Documents, there are no stockholder agreements, voting trusts or other agreements to which the Company or any of its Subsidiaries is a party or by which it is bound governing, regulating, restricting or otherwise relating to the voting of any shares of the Company Capital Stock or other Equity Securities of the Company or any of its Subsidiaries.

4.3 Authority; No Violations; Approvals.
(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions, including the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company, subject, with respect to consummation of the Merger, to (i) the Company Stockholder Approval, and (ii) the filing of the Articles of Merger with, and acceptance for record by, the Maryland Department. This Agreement has been duly executed and delivered by the Company and, assuming the due and valid execution of this Agreement by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity regardless of whether such enforceability is considered in a Proceeding in equity or at law (collectively, “Enforceability Exceptions”). The Company Board, at a meeting duly called and held, unanimously (i) determined and declared that this Agreement and the Transactions, including the Merger, are advisable and in the best interests of, the Company Stockholders; (ii) duly authorized and approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other Transactions contemplated by this Agreement; (iii) directed that approval of the Merger and the other Transactions contemplated by this Agreement be submitted for consideration by the holders of Company Common Stock at the Company Stockholders Meeting; and (iv) resolved to make the Company Board Recommendation. Subject to Section 6.3, the Company Board has not rescinded, adversely modified or withdrawn such resolutions. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company Capital Stock and any other Equity Securities of the Company necessary to approve the Merger and the other Transactions contemplated by this Agreement. The Company is not a party to any stockholder rights plan, “poison pill,” antitakeover plan or other similar agreement that is applicable to the Merger.
(b) The execution and delivery of this Agreement does not, and the performance by the Company of its covenants hereunder and the consummation of the Transactions will not (with or without notice or lapse of time, or both): (i) assuming that the Company Stockholder Approval is obtained, contravene, conflict with or result in a violation of any provision of the Company Governing Documents or Organizational Documents of any Subsidiary of the Company; (ii) breach, conflict with, result in a violation of, or default under, or acceleration of any obligation or the loss of a benefit under, result in the termination, vesting, cancellation or amendment of or a right of termination, cancellation or amendment under, constitute a change of control, require consent or approval under, or result in the creation of any Liens upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of any Company Material Contract or Company Permit; or (iii) assuming the Consents referred to in Section 4.4 are duly and timely obtained or made and the Company Stockholder Approval has been obtained, contravene, conflict with or result in a violation of any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such breach, contraventions, conflicts, violations, defaults, acceleration, losses, or Liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of the Company to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date.
(c) Concurrently with the execution and delivery of this Agreement, assuming that Parent has paid (or has caused to be paid) the Company Termination Fee on behalf of the Company, the Company has validly terminated the UWM Merger Agreement in accordance with its terms and has no further liabilities thereunder. Promptly, and in any event within 24 hours after the execution and delivery of this Agreement, the Company will have instructed UWM to return to the Company or destroy or erase all Confidential Material (as defined in the Mutual Non-Disclosure Agreement entered into between the Company and UWM, dated October 24, 2025 (the “UWM Confidentiality Agreement”)) previously furnished to UWM or Representatives of UWM by or on behalf of the Company or any of its Subsidiaries in accordance with the terms of the UWM Confidentiality Agreement, except as permitted in the UWM Confidentiality Agreement.
4.4 Consents. No Consent from, or filing with or notification to, any Governmental Entity, is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants hereunder or the consummation by the

Company of the Transactions, except for: (a) the filing with the SEC and, if applicable, the furnishing of (i) a proxy statement in preliminary and definitive form (the “Proxy Statement”) relating to the meeting of the Company Stockholders to consider the approval of the Merger and the other Transactions contemplated by this Agreement (including any postponement, adjournment or recess thereof, the “Company Stockholders Meeting”) and (ii) such reports under the Exchange Act and the Securities Act, and such other compliance with the Exchange Act and the Securities Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Transactions; (b) the filing of the Articles of Merger and any other required filings with, and the acceptance for record by, the Maryland Department pursuant to the MGCL; (c) filings as may be required under the rules and regulations of the NYSE; (d) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws or Takeover Laws; (e) any such Consent or filing the failure to obtain or make has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of the Company to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date; (f) filings or notifications under any applicable requirements of the HSR Act and any other applicable Competition/Foreign Investment Laws; and (g) the Consents with respect to the Business Permits.
4.5 SEC Documents; Financial Statements; Internal Controls and Procedures.
(a) Since January 1, 2024, the Company has filed or furnished with the SEC all forms, reports, schedules and statements required to be filed or furnished under the Securities Act or the Exchange Act, respectively (such forms, reports, schedules and statements, as amended, collectively, the “Company SEC Documents”). As of their respective filing dates, or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment made prior to the date hereof, each of the Company SEC Documents, as amended, complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The consolidated audited and unaudited interim financial statements of the Company included or incorporated by reference in the Company SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior to the date of this Agreement, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC), have been prepared from the books and records of the Company and its Subsidiaries, which have been maintained in accordance with GAAP, and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments) the consolidated financial position of the Company and its Subsidiaries, as of the respective dates thereof and the consolidated results of operations, consolidated stockholders’ equity and consolidated cash flows of the Company and its Subsidiaries for the respective periods indicated therein (subject, in the case of unaudited interim financial statements, to absence of notes and normal year-end adjustments). Except as permitted or required by GAAP and disclosed in the Company SEC Documents, since January 1, 2024, the Company has not made or adopted any material change in its accounting methods, practices or policies. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review and the Company does not have outstanding and unresolved comments from the SEC with respect to any of the Company SEC Documents.
(c) Other than any off-balance sheet financings as and to the extent specifically disclosed in the Company SEC Documents filed or furnished prior to the date hereof, neither the Company nor any Subsidiary of the Company is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar contractual arrangement, including any off-balance sheet arrangements (as defined in Instruction 8 to Item 303(b) of Regulation S-K under the Exchange Act) where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.

(d) The Company is, and since January 1, 2024 has been, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of NYSE. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has established and maintains a system of internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is designed to provide reasonable assurance about the reliability of financial reporting for the Company and its consolidated Subsidiaries and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of each of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of each of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board and (iii) provide reasonable assurance about prevention or timely detection of unauthorized acquisition, use or disposition of the assets of each of the Company and its Subsidiaries that could have a material effect on the Company’s financial statements. The Company has disclosed to its outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves the Company’s management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting. Since January 1, 2024, neither the Company nor, to the Knowledge of the Company, the Company’s outside auditors, has identified, been made aware of or received any written notification of any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls and procedures that would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case, which has not been subsequently remediated.
4.6 Absence of Certain Changes or Events.
(a) Since January 1, 2024, through the date of this Agreement, there has not been any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.
(b) From January 1, 2024, through the date of this Agreement, except for the discussion and negotiation of, and entry into, this Agreement and the UWM Merger Agreement (including (i) conducting the business of the Company and its Subsidiaries in accordance with the terms thereof, (ii) the transactions contemplated thereby and (iii) the termination thereof), the Company and each of its Subsidiaries have conducted their business in the ordinary course of business consistent with past practices in all material respects.
4.7 No Undisclosed Material Liabilities. There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, other than: (a) liabilities reflected or reserved against on the most recent unaudited consolidated balance sheet of the Company contained in the Company SEC Documents; (b) liabilities incurred in the ordinary course of business consistent with past practices subsequent to the date of the most recent unaudited balance sheet of the Company contained in the Company SEC Documents; (c) liabilities incurred in connection with the preparation, negotiation and consummation of the Transactions; (d) liabilities incurred as expressly permitted or required under the terms hereof, including under Section 6.1(b); and (e) liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of the Company to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date.
4.8 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement shall, at the date it is first mailed to the Company Stockholders, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will, when filed, comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation is made by the Company with respect to statements made therein based on information (i) supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein or (ii) not supplied by or on behalf of the Company and not obtained from or incorporated by reference to the Company’s filings with the SEC.
4.9 Compliance with Applicable Law; Company Permits.
(a) The Company and each of its Subsidiaries is, and at all times since January 1, 2024 has been, in compliance with, and not in default under or in violation of, any Laws applicable to the Company, such Subsidiaries or any of their respective properties or assets, except where such non-compliance, default or violation would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of the Company to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date or has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2024, none of the Company and its Subsidiaries has received any written communication from a Governmental Entity that alleges that the Company or any of its Subsidiaries, as applicable, is not in compliance with any applicable Law, in each case, other than as would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of the Company to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date, or has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) The Company and each of its Subsidiaries is, and at all times since January 1, 2024 has been, in possession of all Permits necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their respective businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of the Company to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of the Company to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date: (i) all Company Permits are in full force and effect; (ii) since January 1, 2024, the Company and each of its Subsidiaries have been in compliance with the terms of all Company Permits; and (iii) there is, and since January 1, 2024 has been, no Proceeding pending or, to the Knowledge of the Company, threatened in writing asserting any violation of any Company Permit or seeking the revocation, cancellation, suspension, limitation or adverse modification of any Company Permit.
4.10 Compensation; Benefits.
(a) Set forth on Schedule 4.10(a) of the Company Disclosure Letter is a list, as of the date hereof, of all of the material Employee Benefit Plans sponsored, maintained, or contributed to by the Company or any of its Subsidiaries (the “Company Plans”). True, correct and complete copies of each of the Company Plans have been furnished or made available to Parent or its Representatives.
(b) Each Company Plan has been maintained in compliance with all applicable Laws, except where the failure to so comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) As of the date of this Agreement, there are no actions, suits, claims or other Proceedings pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any of the Company Plans, except for such pending actions, suits, claims or other Proceedings that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) All contributions required to be made to the Company Plans pursuant to their terms have been timely made, except where the failure to so comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e) None of the Company or any of its Subsidiaries contributes to or has an obligation to contribute to or could reasonably be expected to have any liability with respect to, and no Company Plan is, (i) a plan subject to Title IV of ERISA (including a multiemployer plan within the meaning of Section 3(37) of ERISA), Section 302 of ERISA or Section 412 of the Code, (ii) a “multiple employer welfare arrangement” as defined in Section 3(40)(A) of ERISA, (iii) a “multiple employer plan” as described in Section 210 of ERISA, or (iv) a voluntary employee benefit association (as defined in Section 501(a)(9) of the Code).
(f) The execution and performance of this Agreement, either alone or in connection with any event, will not (i) result in any payment (whether of severance pay or otherwise) becoming due to any employee or individual independent contractor of the Company or its Subsidiaries, (ii) increase the amount of compensation or benefits due to any employee or individual independent contractor of the Company or its Subsidiaries, or (iii) accelerate the time of payment or vesting or increase the amount of compensation due to any employee or individual independent contractor of the Company or its Subsidiaries.
(g) None of the Company nor its Subsidiaries are a party to any Contract or arrangement providing for payments or benefits that could subject any Person to liability for Tax under Section 4999 of the Code or could be non-deductible pursuant to Section 280G of the Code as a result of the Transactions.
4.11 Labor Matters. Neither the Company nor any Subsidiary of the Company is a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor organization. Neither the Company nor any Subsidiary of the Company is subject to a material labor dispute, strike or work stoppage. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or, to the Knowledge of the Company, threatened involving employees of the Company or any Subsidiary of the Company. The Company and its Subsidiaries have no duty to bargain with any labor union or labor organization. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Subsidiary of the Company are, and have been since January 1, 2024, in compliance with all applicable Employment Laws.
4.12 Taxes.
(a) The Company and each of its Subsidiaries has (i) duly and timely filed (or caused to have been filed) with the appropriate Taxing Authority all U.S. federal income and other material Tax Returns required to be filed by them, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were correct and complete in all material respects, subject in each case to such exceptions as have not resulted in a Company Material Adverse Effect and (ii) duly and timely paid in full (or caused to have been duly and timely paid in full), or made adequate provisions for, all U.S. federal income and other material Taxes required to be paid by them.
(b) The Company: (i) for its taxable years commencing with the Company’s taxable year that ended on December 31, 2009, and through and including its taxable year ended December 31, 2024, has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT in such years; (ii) has operated since January 1, 2025, until the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year that will end with the Merger; (iv) has not, to the Knowledge of the Company, taken or omitted to take any action that would reasonably be expected to result in the Company’s failure to qualify as a REIT; and (v) has not received written notice of any challenge by the IRS or any other Governmental Entity regarding such Company’s qualification to be taxed as a REIT.
(c) Each of the Company’s Subsidiaries has been since the later of its acquisition or formation and continues to be treated for U.S. federal and state income tax purposes as (i) a partnership (or a disregarded entity) and not as a corporation or an association or publicly traded partnership taxable as a corporation, (ii) a Qualified REIT Subsidiary or (iii) a Taxable REIT Subsidiary.
(d) Neither the Company nor any of its Subsidiaries holds any asset the disposition of which would be subject to Section 337(d) or Section 1374 of the Code or the regulations thereunder, nor has the Company or any of its Subsidiaries disposed of any such asset during its current taxable year.

(e) (i) There are no audits, examinations, investigations or other proceedings by any Taxing Authority pending or, to the Knowledge of the Company, threatened with regard to any material Taxes or Tax Returns of the Company or any of its Subsidiaries; (ii) no material deficiency for Taxes of the Company or any of its Subsidiaries has been claimed, proposed, assessed or, to the Knowledge of the Company, threatened in writing, by any Taxing Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith or with respect to which the failure to pay has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (iii) neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to the assessment or collection of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return; and (v) neither the Company nor any of its Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).
(f) Since the Company’s formation, (i) neither the Company nor any of its Subsidiaries has incurred any liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code which have not been previously paid. No event has occurred, and, to the Knowledge of the Company, no condition or circumstance exists, which presents a material risk that any material amount of Tax described in the previous sentence will be imposed upon the Company or any of its Subsidiaries.
(g) The Company and its Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471, 3102 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Taxing Authority all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.
(h) There are no material Tax Liens upon any property or assets of the Company or any of its Subsidiaries except for Permitted Liens for Taxes described in clause (a) of the definition of “Permitted Liens”.
(i) Neither the Company nor any of its Subsidiaries has requested, has received or is subject to any written ruling of a Taxing Authority (other than the private letter ruling, a complete copy of which has been provided to Parent) or has entered into any written agreement with a Taxing Authority with respect to any Taxes.
(j) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreements or similar arrangements, and after the Closing Date neither the Company nor any of its Subsidiaries shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date, in each case, other than customary provisions of commercial contracts not primarily relating to Taxes and any agreements or arrangements solely between or among the Company and any of its Subsidiaries.
(k) Except for RoundPoint Mortgage Servicing, LLC (f/k/a RoundPoint Mortgage Servicing Corporation) for tax years prior to 2018, neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than any Subsidiary of the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), as a transferee or successor, or otherwise.
(l) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
(m) Neither the Company nor any of its Subsidiaries (other than Taxable REIT Subsidiaries) has or has had any earnings and profits at the close of any taxable year attributable to any non-REIT year within the meaning of Section 857 of the Code.
(n) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 or Section 361(a) of the Code in the two years prior to the date of this Agreement.
(o) No written power of attorney that has been granted by the Company or any of its Subsidiaries (other than to the Company or any of its Subsidiaries) is currently in force with respect to any matter relating to Taxes.

(p) No written claim has been made by any Taxing Authority in any jurisdiction where the Company or any of its Subsidiaries does not file a particular type of Tax Return or pay a particular type of Tax (or where no such Tax Return is filed or such Tax is not paid with respect to the operations of the Company or any of its Subsidiaries) asserting that the Company or any of its Subsidiaries is, or that the operations of the Company or any of its Subsidiaries are, or may be, subject to taxation by, or a Tax Return filing requirement in, such jurisdiction.
(q) The Company has not engaged, directly or indirectly, in any transaction that would constitute a “prohibited transaction” within the meaning of Section 857(b) of the Code or any transaction that would give rise to “redetermined rents,” “redetermined deductions” or “excess interest” described in Section 857(b)(7) of the Code for which related taxes have not been previously paid.
4.13 Litigation. Except for such matters as would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of the Company to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date, or has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is, and since January 1, 2024, there has been, no: (a) Proceeding pending, or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any of their respective properties, rights or assets, or any officer or director of the Company or any of its Subsidiaries acting in his or her capacity as such; or (b) Governmental Order outstanding or unsatisfied judgment, penalty or award against the Company or any of its Subsidiaries or any of their respective properties, rights or assets, or any officer or director of the Company or any of its Subsidiaries acting in his or her capacity as such.
4.14 Intellectual Property.
(a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company or the applicable Subsidiary of the Company is the sole and exclusive owner or is duly licensed or otherwise possesses valid rights to use all Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as it is currently conducted, free and clear of any Liens, except for the Permitted Liens; (ii) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate, and since January 1, 2024 has not infringed, misappropriated or otherwise violated, the Intellectual Property rights of any Person; (iii) there are no Proceedings pending or, to the Knowledge of the Company, threatened claims in writing with respect to any of the Intellectual Property rights owned, or purported to be owned, by the Company or any Subsidiary of the Company (“Company Owned Intellectual Property”); (iv) to the Knowledge of the Company, no Person is currently infringing, misappropriating or otherwise violating any Company Owned Intellectual Property; (v) the Company and its Subsidiaries have taken reasonable measures to protect the confidentiality of all trade secrets used in the business of each of the Company and its Subsidiaries as presently conducted; and (vi) neither the Company nor any of its Subsidiaries has received any written notice from any prior or current employee, officer, consultant or contractor of the Company or its Subsidiaries that asserts any ownership in any Company Owned Intellectual Property.
(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries: (i) have not distributed, licensed or otherwise used Open Source Software in a manner that: (A) requires any Software owned or purported to be owned by the Company or any of its Subsidiaries to (1) be disclosed or distributed in source code form or (2) be delivered at no charge or otherwise dedicated to the public; (B) includes granting licensees any immunities under, or the right to make derivative works or other modifications of, Company Owned Intellectual Property; or (C) prohibits or limits the receipt of consideration by the Company and its Subsidiaries in connection with the licensing, sublicensing or distribution of any such Software; and (ii) have not entered into any source code escrow or agreement to escrow, and have not agreed to enter into an agreement to escrow, any such Software.
(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company’s IT Assets operate and perform as required by the Company and its Subsidiaries; (ii) there have been no unremediated malfunctions or failures since January 1, 2024 with respect to the Company’s IT Assets; (iii) the Company and its Subsidiaries have in place commercially reasonable policies and procedures to protect the security and integrity of the Company’s IT Assets controlled by the Company and its Subsidiaries; (iv) with respect to any of the Company’s IT Assets controlled by a third Person, the Company and its Subsidiaries have, since January 1, 2024, required such Persons to implement and maintain commercially reasonable policies and procedures to protect the security and integrity of such IT Assets; and (v) the Company and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case substantially consistent with customary industry practices. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there has been no security breach or other unauthorized access to the Company’s IT Assets controlled by the Company and its Subsidiaries or, to the Knowledge of the Company, any of the Company’s IT Assets controlled by any third Person, that has resulted in the unauthorized access, use, disclosure, deletion, destruction, modification, corruption, or encryption of any information or data contained therein.
4.15 Real Property.
(a) Neither the Company nor any Subsidiary of the Company owns any real property.
(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each lease, sublease and other agreement under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property at which the operations of the Company and its Subsidiaries are conducted as of the date hereof (the “Company Leased Real Property”), is valid, binding and in full force and effect, subject to the Enforceability Exceptions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the lease, sublease or other agreement applicable thereto, the Company Leased Real Property, free and clear of all Liens, except for the Permitted Liens.
4.16 Material Contracts.
(a) Schedule 4.16 of the Company Disclosure Letter, together with the lists of exhibits contained in the Company SEC Documents, sets forth a true and complete list, as of the date of this Agreement, of each Contract (excluding Employee Benefit Plans) described below in this Section 4.16(a) to which the Company or any Subsidiary of the Company is a party or by which it is bound, in each case as of the date of this Agreement (such Contracts being referred to herein as the “Company Material Contracts”):
(i) other than Contracts providing for the acquisition, purchase, sale or divestiture of Company Portfolio Securities, whole loans or mortgage servicing rights entered into by the Company or any Subsidiary of the Company in the ordinary course of business, each Contract that involves a pending merger, business combination, acquisition, purchase, sale or divestiture that requires the Company or any of its Subsidiaries to dispose of or acquire assets or properties with a fair market value in excess of $10,000,000;
(ii) each Contract relating to indebtedness of the Company outstanding as of the date hereof for borrowed money (or commitments or guarantees in respect thereof) or any of its Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) in excess of $25,000,000, other than agreements solely among the Company and its Subsidiaries;
(iii) each Contract containing any non-compete, exclusivity or similar type of provision that materially restricts the ability of the Company or any of its Subsidiaries (including Parent upon consummation of the Transactions) to compete in any line of business or with any Person or geographic area, excluding any Contracts entered into in the ordinary course of business that restrict the Company or any of its Subsidiaries from soliciting, marketing to, or otherwise contacting borrowers pursuant to agreements for the sale and purchase of Mortgage Loans and mortgage servicing rights and agreements to service or subservice Mortgage Loans;
(iv) each material partnership, joint venture or strategic alliance agreement (other than any such agreement solely between or among the Company and its wholly owned Subsidiaries);
(v) each Contract between or among the Company or any Subsidiary of the Company, on the one hand, and any officer, director or Affiliate (other than a wholly owned Subsidiary of the Company) of the Company or any of its Subsidiaries, or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand;

(vi) each Company Servicing Agreement and each Company Subservicing Agreement with a third party customer for the servicing or subservicing of Mortgage Loans with an aggregate unpaid principal balance of $1,000,000,000 (with “customer” to be determined by aggregating all affiliated entities and all securitizations, trusts or other investment vehicles sponsored, advised or managed by such customer or its affiliates);
(vii) any Contract that grants (A) rights of first refusal, rights of first negotiation or similar rights, or (B) puts, calls or similar rights, to any Person (other than the Company or a wholly owned Subsidiary of the Company) with respect to any asset or property that is material to the Company or any of its Subsidiaries;
(viii) any Contract that was entered into to settle any material Proceeding and which imposes material ongoing obligations on the Company or any of its Subsidiaries after the Closing;
(ix) any confidentiality agreement or standstill agreement entered into with any third party (or any agent thereof), other than in connection with, or in contemplation of, the Transactions, containing any exclusivity or standstill provisions that are or will be binding on the Company or any of its Subsidiaries (including, after the Closing, Parent and its Subsidiaries);
(x) any Contract with the 10 largest vendors, service providers and other suppliers (including independent contractors) of the Company and its Subsidiaries on a consolidated basis (as measured by amounts paid or payable by the Company and its Subsidiaries on a consolidated basis during the fiscal year ended December 31, 2024), excluding legal, accounting and Tax service providers;
(xi) each Company Related Party Agreement; and
(xii) each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) not otherwise described in this Section 4.16(a) with respect to the Company or any Subsidiary of the Company.
(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Material Contract is legal, valid, binding and enforceable in accordance with its terms on the Company and each of its Subsidiaries that is a party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject, as to enforceability, to the Enforceability Exceptions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of the Company to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date: (i) neither the Company nor any of its Subsidiaries is in breach or default under any Company Material Contract nor, to the Knowledge of the Company, is any other party to any such Company Material Contract in breach or default thereunder; (ii) no event has occurred that (without or without notice or lapse of time, or both) would constitute a violation or breach of, or default under any Company Material Contract; and (iii) neither the Company nor any of its Subsidiaries has received written notice of the intention of any counterparty to a Company Material Contract to cancel, terminate, materially change the scope of rights under or fail to renew any Company Material Contract.
4.17 Mortgage Business.
(a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) since January 1, 2024 through the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice or, to the Knowledge of the Company, any other communication from any Governmental Entity alleging any breach of any Governmental Authorization necessary for the ownership and operation of their businesses, (ii) since January 1, 2024, neither the Company nor any of its Subsidiaries has received written notice or, to the Knowledge of the Company, any other communication from any Governmental Entity regarding any actual or threatened involuntary revocation, withdrawal, suspension, cancellation or termination of any such Governmental Authorization and (iii) to the Knowledge of the Company, no event has occurred and is continuing which would be grounds for revocation, withdrawal, suspension, cancellation, or termination of any such Governmental Authorization.
(b) Other than TH MSR Holdings LLC (“TH MSR”) and RoundPoint Mortgage Servicing LLC (“RoundPoint”), no Subsidiary of the Company is required to be licensed or registered with any Governmental Entity as an originator, owner, broker or servicer of Mortgage Loans. TH MSR and RoundPoint hold all

Governmental Authorizations to act as an originator, owner, broker or servicer of Mortgage Loans to the extent required to carry on their businesses as they are now being conducted, except where the failure to have any such Governmental Authorizations has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of the Company to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date.
(c) TH MSR and RoundPoint (i) are each approved and in good standing, to the extent applicable to their respective businesses, as an issuer of the Government National Mortgage Association, as a seller/servicer or servicer of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, and as a lender of the Federal Housing Administration and the United States Department of Veterans Affairs, and (ii) have not received any written or, to the Knowledge of the Company, any oral or other notice of any actual or threatened cancellation or suspension of, or material limitation on, its status as an approved issuer, seller/servicer or lender, as applicable, from any of the foregoing Governmental Entities, and to the Knowledge of the Company, no event has occurred and is continuing that would reasonably be expected to result in such cancellation, suspension or material limitation in connection with its activities as a mortgage loan originator.
(d) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and since January 1, 2024 have been, in compliance with the Company’s and its Subsidiaries’ servicing or, as applicable, subservicing or master servicing, obligations under all Applicable Requirements, and (ii) through the date of this Agreement, neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral or other notice of any pending or threatened cancellation or termination of any Company Servicing Agreement or Company Subservicing Agreement.
(e) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Originated Mortgage Loan was underwritten, originated, funded and delivered in accordance with all Applicable Requirements in effect at the time such Company Originated Mortgage Loan was underwritten, originated, funded or delivered, as applicable, and (ii) no Company Originated Mortgage Loan is subject to any defect or condition arising from a breach of Applicable Requirements that would allow an investor or Governmental Entity to increase the loss level for such Company Originated Mortgage Loan, seek putback, repurchase or indemnification or seek other recourse or remedies against the Company or any of its Subsidiaries.
(f) Except as has not had, and would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) there has been no servicer default, servicer termination event, or other default or breach by the Company or any of its Subsidiaries under any Company Servicing Agreement or any Company Subservicing Agreement and (ii) no event, condition, or omission has occurred or exists that with or without the passage of time or the giving of notice or both would: (A) constitute a default or breach by the Company or such Subsidiary under any such Company Servicing Agreement or Company Subservicing Agreement; or (B) permit termination of any such Company Servicing Agreement by a Governmental Entity or any such Company Subservicing Agreement by a third party without the consent of the Company or such Subsidiary.
(g) From January 1, 2024 until the date of this Agreement, there have not been any material findings in any exams or audits of the Company or its Subsidiaries conducted by any Governmental Entity that were not capable of being remedied or which otherwise materially and adversely impacted the operations of the business conducted by the Company and its Subsidiaries.
(h) For purposes of this Agreement:
(i) “Applicable Requirements” means, as of the time of reference, (A) all of the terms of the mortgage note, security instrument and any other material loan documents relating to each Mortgage Loan, (B) all requirements set forth in the Company Servicing Agreements, (C) any Governmental Orders applicable to any Mortgage Loan, and (D) all legal obligations to, or Contracts with, any insurer, investor or Governmental Entity, including any rules, regulations, guidelines, underwriting standards, handbooks and other binding requirements of any Governmental Entity, as applicable to any Company Originated Mortgage Loan, Company Serviced Mortgage Loan or Company Subserviced Mortgage Loan.

(ii) “Company Originated Mortgage Loan” means any Mortgage Loan originated by the Company or any of its Subsidiaries at any time since January 1, 2024.
(iii) “Company Serviced Mortgage Loan” means any Mortgage Loan serviced by the Company or any of its Subsidiaries pursuant to a Company Servicing Agreement since January 1, 2024.
(iv) “Company Servicing Agreement” means any Contract pursuant to which the Company or any of its Subsidiaries is obligated to a Governmental Entity to service and administer Mortgage Loans.
(v) “Company Subserviced Mortgage Loan” means any Mortgage Loan subserviced by the Company or any of its Subsidiaries pursuant to a Company Subservicing Agreement since January 1, 2024.
(vi) “Company Subservicing Agreement” means any Contract pursuant to which the Company or any of its Subsidiaries is obligated to a third party to subservice and administer Mortgage Loans.
(vii) “Governmental Authorization” means any qualifications, permits, approvals, licenses, and registrations issued by or obtained from a Governmental Entity required for the Company or its Subsidiaries to act as an originator, owner, broker or servicer of Mortgage Loans to the extent required to carry on their businesses as they are now being conducted.
(viii) “Mortgage Loan” means any mortgage loan, whether in the form of a mortgage, deed of trust, or other equivalent security instrument that was obtained for consumer, household or family purposes, including forward and reverse mortgage loans.
(ix) “Mortgage Servicing Rights” means (A) all rights to administer and service a Mortgage Loan, (B) all rights to receive fees and income, including any servicing fees, with respect to a Mortgage Loan, (C) the right to collect, hold and disburse escrow payments or other payments with respect to a Mortgage Loan and any amounts collected with respect thereto and to receive interest income on such amounts to the extent permitted by applicable Laws or Contract, (D) all accounts and other rights to payment related to any of the property described in this definition, (E) possession and use of any and all credit and servicing files pertaining to a Mortgage Loan, and (F) all rights, powers and privileges incident to any of the foregoing, in each case, pursuant to a Company Servicing Agreement.
4.18 Insurance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, (a) all current insurance policies of the Company and its Subsidiaries (collectively, the “Material Company Insurance Policies”) are in full force and effect and (b) all premiums payable under the Material Company Insurance Policies prior to the date of this Agreement have been duly paid to date. As of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Material Company Insurance Policy.
4.19 Opinion of Financial Advisor. The Company Board has received an opinion from Houlihan Lokey Capital Inc. addressed to the Company Board to the effect that, based upon and subject to the limitations, qualifications and assumptions set forth therein, as of the date of the opinion, the Merger Consideration to be received by the holders of Company Common Stock provided for in the Merger pursuant to this Agreement is fair, from a financial point of view, to the holders of Company Common Stock.
4.20 Brokers. Except for the fees and expenses payable to Houlihan Lokey Capital Inc., no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.
4.21 State Takeover Statute. The Company Board has taken all action necessary, if any, to render inapplicable to the Merger the restrictions on business combinations contained in Section 3-602 of the MGCL, the restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL, and to the extent applicable to the Company, any other Takeover Law.
4.22 Investment Company Act. Neither the Company nor any of its Subsidiaries is required to be registered as an investment company under the Investment Company Act.
4.23 Related Party Transactions. As of the date of this Agreement, other than any Employee Benefit Plan of the Company and except as set forth in the Company SEC Documents, there are no transactions or series of related transactions, Contracts, or arrangements between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (other than the Subsidiaries of the Company) of the Company or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC that have not been so reported (each, a “Company Related Party Agreement”).
4.24 No Additional Representations.
(a) Except for the representations and warranties made in this Article IV, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Merger Sub, or any of their respective Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by the Company in this Article IV, any oral or written information presented to Parent or Merger Sub or any of their respective Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the Transactions.
(b) Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of Parent, Merger Sub or any other Person has made or is making, and the Company expressly disclaims reliance upon, any representations, warranties or statements relating to Parent or its Subsidiaries (including Merger Sub) whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article V, the Parent Disclosure Letter or in any other document or certificate delivered by Parent or Merger Sub in connection herewith, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to the Company, or any of its Representatives. Without limiting the generality of the foregoing, the Company acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other Transactions).
ARTICLE V
REPRESENTATION AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the disclosure letter dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:
5.1 Organization, Standing and Power.
(a) Parent and its Subsidiaries (including Merger Sub) each is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its jurisdiction of organization, with all requisite entity power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as now being conducted, other than where the failure to be so organized, validly existing, in good standing or to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, or would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of Parent to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date.
(b) Each of Parent and its Subsidiaries is duly qualified or licensed to do business and, where relevant, is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, other than where the failure to be so qualified, licensed or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of Parent to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date. Parent and Merger Sub each has heretofore made available to the Company complete and correct copies of its Organizational Documents, as in effect as of the date hereof.

5.2 Authority; No Violations; Approvals.
(a) Each of Parent and Merger Sub has all requisite corporate or other entity power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions, including the consummation of the Merger, have been duly authorized by all necessary corporate or other entity action on the part of each of Parent and Merger Sub, subject, with respect to consummation of the Merger, to the filing of the Articles of Merger with, and acceptance for record by, the Maryland Department. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due and valid execution of this Agreement by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject, as to enforceability, to the Enforceability Exceptions. The Parent Managing Member has (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, Parent and its members, and (ii) approved and declared advisable this Agreement and the execution, delivery and performance hereof, and the Transactions. Parent, in its capacity as the sole stockholder of Merger Sub, has executed a written consent pursuant to which it has adopted and approved this Agreement and the Transactions, including the Merger. No vote of the holders of any class or series of Equity Securities of Parent or its Affiliates, other than Merger Sub, is necessary to adopt and approve this Agreement and the Transactions, including the Merger.
(b) The execution and delivery of this Agreement does not, and the performance by Parent of its covenants hereunder and the consummation of the Transactions will not (with or without notice or lapse of time, or both) (i) contravene, conflict with or result in a violation of any provision of the Organizational Documents of either Parent or Merger Sub, (ii) result in a violation of, or default under, or acceleration of any obligation or the loss of a benefit under, require notice or consent under or result in the creation of any Liens upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of any Parent Material Contract or Parent Permit, or (iii) assuming the Consents referred to in Section 5.3 are duly and timely obtained or made, contravene, conflict with or result in a violation of any Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such contraventions, conflicts, violations, defaults, acceleration, losses, or Liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
5.3 Consents. No Consent from, or filing with or notification to, any Governmental Entity, is required to be obtained or made by Parent or any of its Affiliates in connection with the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent of its covenants hereunder or the consummation by Parent and Merger Sub of the Transactions, except for: (a) the filing with the SEC of such reports under the Exchange Act and the Securities Act, and such other compliance with the Exchange Act and the Securities Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Transactions; (b) the filing of the Articles of Merger and any other required filings with, and the acceptance for record by, the Maryland Department pursuant to the MGCL; (c) filings as may be required under the rules and regulations of the NYSE; (d) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws or Takeover Laws; (e) any such Consent or filing the failure to obtain or make has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, or would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of Parent to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date; (f) filings or notifications under any applicable requirements of the HSR Act and any other applicable Competition/Foreign Investment Law; and (g) the Consents with respect to the Business Permits.
5.4 Funds.
(a) Parent has access to, and will and will cause Merger Sub to have access at the Effective Time and at the Closing, available funds in an amount sufficient to carry out all of Parent’s obligations under this Agreement and to consummate the Transactions, including (i) payment in cash of the aggregate Merger Consideration on the Closing Date and the aggregate amounts payable to holders of Company Equity Awards following the Effective Time pursuant to Section 3.2, and (ii) to pay all related fees and expenses required to be paid by Parent or Merger Sub under this Agreement. Parent confirms that it is not a condition to the Closing or any of its other obligations under this Agreement that Parent or Merger Sub obtain financing for or in connection with the Transactions.

(b) In furtherance of the foregoing, prior to the date of this Agreement, Parent has delivered to the Company true and correct copies of a fully executed debt commitment letter, dated as of the date of this Agreement (including all exhibits, schedules, annexes and amendments thereto, the “Debt Commitment Letter”), and the fee letter referred to in the Debt Commitment Letter (the “Debt Financing Fee Letter”) from the Financing Sources named therein, pursuant to which those Financing Sources have committed, subject only to the terms and conditions set forth therein, to provide to a Subsidiary of Parent the amount of debt financing as described therein (the “Financing”), including the Merger. The Debt Commitment Letter and Debt Financing Fee Letter may be redacted in a customary fashion as to economic terms and other commercially sensitive numbers and provisions specified therein, none of which could adversely affect the availability, conditionality, enforceability or amount of the Financing contemplated thereby. Parent represents and warrants that (A) the Financing is intended to be used, among other things, to fund the Transactions, including the Merger, and (B) the Definitive Debt Agreements to be executed and delivered pursuant to Schedule 6.20(b) of the Parent Disclosure Letter will permit the use of proceeds thereunder to pay the Required Amounts.
(c) Except as expressly set forth in the Debt Commitment Letter, there are no conditions precedent to the obligations of the Financing Sources to fund the full amount contemplated by the Debt Commitment Letter and no contingencies that would permit the Financing Sources to reduce the total amount of the Financing from the amount contemplated by the Debt Commitment Letter, including any condition or other contingency relating to the amount. There are no side letters, understandings or other agreements, contracts or other arrangements of any kind (other than the Debt Financing Fee Letter) that could affect the conditions precedent to the availability of the Financing contemplated by the Debt Commitment Letter at or prior to Closing. As of the date of this Agreement, the Debt Commitment Letter has been duly executed and delivered by, and is a legal, valid and binding obligation of Parent or a Subsidiary of Parent and, to the Knowledge of Parent, the other party thereto (except as such enforcement may be subject to bankruptcy and other similar Law and by general equitable principles). As of the date of this Agreement, the Debt Commitment Letter is in full force and effect against Parent and, to the Knowledge of Parent, against each other party thereto and, as of the date of this Agreement, has not been withdrawn, rescinded, terminated or otherwise amended or modified, and, assuming the satisfaction of the conditions set forth in Article VII, no such withdrawal, rescission, termination, amendment or modification is currently contemplated. All commitment and other fees required to be paid under the Debt Commitment Letter and Debt Financing Fee Letter on or before the date of this Agreement have been fully paid, and Parent will pay in full any amounts due on or before the Closing Date. The aggregate proceeds of the Financing (including any Alternate Financing), when funded in accordance with, and subject to, the terms and conditions of the Debt Commitment Letter (including the Definitive Debt Agreements to be executed pursuant thereto) together with any other immediately available sources available to Parent, will be sufficient to enable Parent and Merger Sub to pay in cash the Required Amounts. In no event shall receipt by, or the availability of any funds or financing (including the Financing) to, the Parent, Merger Sub or any of their Affiliates be or be deemed, construed or alleged to be a condition precedent to any obligations of Parent and Merger Sub under this Agreement.
5.5 Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement shall, at the date it is first mailed to the Company Stockholders, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
5.6 Compliance with Applicable Law; Parent Permits.
(a) Parent and each of its Subsidiaries is, and at all times since January 1, 2024 has been, in compliance with, and not in default under or in violation of, any Laws applicable to Parent, such Subsidiaries or any of their respective properties or assets, except where such non-compliance, default or violation would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of Parent to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date, or has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2024, none of Parent and its Subsidiaries has received any written communication from a Governmental Entity that alleges that Parent or any of its Subsidiaries, as applicable, is not in compliance with any applicable Law, in each case, other than as would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of Parent to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date, or has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) Parent and each of its Subsidiaries is, and at all times since January 1, 2024 has been, in possession of all Permits necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets and to carry on their respective businesses as they are now being conducted (the “Parent Permits”), except where the failure to have any of the Parent Permits has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, or would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of Parent to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, or would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of Parent to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date, (i) all Parent Permits are in full force and effect, (ii) since January 1, 2024, Parent and each of its Subsidiaries have been in compliance with the terms of all Parent Permits, and (iii) there is, and since January 1, 2024 has been, no Proceeding pending or, to the Knowledge of Parent, threatened in writing asserting any violation of any Parent Permit or seeking the revocation, cancellation, suspension, limitation or adverse modification of any Parent Permit.
5.7 Litigation. Except for such matters as would not reasonably be expected, individually or in the aggregate, to prevent, or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of Parent to consummate, the Transactions, including the Merger, on a timely basis, and in any event, prior to the End Date, or has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no (a) Proceeding pending, or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties, rights or assets, or any officer or director of Parent or any of its Subsidiaries acting in his or her capacity as such, or (b) Governmental Order outstanding or unsatisfied judgment, penalty or award against Parent or any of its Subsidiaries or any of their respective properties, rights or assets, or any officer or director of Parent or any of its Subsidiaries acting in his or her capacity as such.
5.8 Brokers. Except for the fees and expenses payable to Goldman Sachs & Co., no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.
5.9 Ownership of Company Capital Stock. Neither Parent nor any Subsidiary of Parent nor any of their respective affiliates or associates (as each is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, or has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or the right to vote pursuant to any agreement, arrangement or understanding, any shares of Company Common Stock, Company Preferred Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock, Company Preferred Stock or any securities of any Subsidiary of the Company and neither Parent nor any of its Subsidiaries has any rights to acquire any shares of Company Common Stock or Company Preferred Stock except pursuant to this Agreement. Neither Parent nor any of its Subsidiaries is an affiliate or associate (as each is defined in Rule 12b-2 of the Exchange Act) of the Company. Neither Parent nor any of the Subsidiaries of Parent has at any time beneficially owned, or been an assignee or has otherwise succeeded to the beneficial ownership of, any shares of Company Common Stock or Company Preferred Stock during the last two years.
5.10 Business Conduct. Merger Sub was incorporated on March 24, 2026. Since its inception, Merger Sub has not engaged in any activity, other than such actions in connection with (a) its organization and (b) the preparation, negotiation and execution of this Agreement and the Transactions. Merger Sub has no operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Merger as provided in this Agreement.
5.11 Parent Status. Parent is not a “foreign person” as that term is defined in 31 C.F.R. § 800.224 and the consummation of the Transactions does not constitute a “covered transaction” pursuant to 31 C.F.R. § 800.213.

5.12 UWM Termination Fee. Immediately prior to the execution and delivery of this Agreement, the UWM Termination Fee was paid by Parent, on behalf of the Company, to UWM by wire transfer of immediately available funds in accordance with the UWM Merger Agreement. Parent has delivered reasonable evidence to the Company concerning the payment of the UWM Termination Fee.
5.13 No Additional Representations.
(a) Except for the representations and warranties made in this Article V, neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Parent nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by Parent in this Article V, any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the Transactions.
(b) Notwithstanding anything contained in this Agreement to the contrary, Parent acknowledges and agrees that none of the Company or any other Person has made or is making, and each of Parent and Merger Sub expressly disclaims reliance upon, any representations, warranties or statements relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article IV, the Company Disclosure Letter or in any other document or certificate delivered by the Company in connection herewith, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, or any of its Representatives. Without limiting the generality of the foregoing, Parent acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other Transactions).
ARTICLE VI
COVENANTS AND AGREEMENTS
6.1 Conduct of Company Business Pending the Merger.
(a) The Company agrees that, except as (i) set forth on Schedule 6.1 of the Company Disclosure Letter, (ii) as permitted or required by this Agreement, (iii) as may be required by applicable Law, or (iv) as otherwise consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned; provided that, if Parent fails to respond to a request from the Company for consent required pursuant to this Section 6.1 within five Business Days after receipt of such request, and after a follow-up request is made by the Company, Parent’s approval shall be deemed granted), the Company covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, (A) the Company shall, and shall cause each of its Subsidiaries to (1) use commercially reasonable efforts to conduct its businesses in all material respects in the ordinary course of business consistent with past practices, and (2) use commercially reasonable efforts to preserve intact its present business organization, to preserve its existing relationships with its key business relationships, vendors and counterparties, and to maintain all Governmental Authorizations, and (B) the Company shall maintain its status as a REIT; provided, however, that no action or omission, as applicable, by the Company or its Subsidiaries with respect to the matters specifically addressed by any provision of Section 6.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such specific provision of Section 6.1(b).
(b) Except (w) as set forth on Schedule 6.1 of the Company Disclosure Letter, (x) as expressly permitted or required by this Agreement, (y) as may be required by applicable Law, or (z) as otherwise consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned; provided that, if Parent fails to respond to a request from the Company for consent required pursuant to this Section 6.1 within five Business Days after receipt of such request, and after a follow-up request is made by the Company, Parent’s approval shall be deemed granted; provided, however, that with respect to clauses (i), (iii) (with respect to the Company’s

Organizational Documents), (vi), (xiii), (xiv), (xv) (with respect to Company Related Party Agreements) and (xvii) below, Parent may withhold, delay or condition its consent in its sole discretion), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, the Company shall not, and shall not permit any of its Subsidiaries to:
(i) (A) declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock, property or otherwise) in respect of any outstanding capital stock of, or other equity interests in, the Company or any of its Subsidiaries, except for (1) dividends or other distributions required by the Organizational Documents of the Company or any of its Subsidiaries; (2) regular quarterly dividends payable in respect of the Company Common Stock consistent with past practice; (3) regular quarterly dividends payable in respect of the Company Preferred Stock consistent with past practice and the terms of such Company Preferred Stock; (4) dividends or other distributions to the Company by any directly or indirectly wholly owned Subsidiary of the Company; or (5) without duplication of the amounts described in clauses (1) through (4) above, any dividends or other distributions necessary for the Company to maintain its status as a REIT under the Code and avoid the imposition of corporate level tax under Section 857 of the Code or excise Tax under Section 4981 of the Code (including the Minimum Distribution Dividend); (B) split, combine or reclassify any capital stock of, or other equity interests in, the Company or any of its Subsidiaries (other than for transactions by a wholly owned Subsidiary of the Company); or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, the Company, except as required by the terms of any capital stock or equity interest of the Company or any Subsidiary of the Company or as contemplated by any Employee Benefit Plan of the Company, in each case, existing as of the date hereof (or granted following the date of this Agreement in accordance with the terms of this Agreement);
(ii) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, the Company or any of its Subsidiaries (for the avoidance of doubt, including pursuant to the Company ATM Program) or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than: (A) the issuance or delivery of Company Common Stock upon the vesting or lapse of any restrictions on any Company Equity Awards or other awards granted under the Company Equity Plan and outstanding on the date hereof; and (B) shares of capital stock issued as a dividend made in accordance with Section 6.1(b)(i);
(iii) amend the Company’s Organizational Documents or amend the Organizational Documents of any of the Company’s Subsidiaries;
(iv) (A) merge, consolidate, combine or amalgamate with any Person other than another Subsidiary of the Company or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof, in each case other than (1) pursuant to an agreement of the Company or any of its Subsidiaries in effect on the date of this Agreement, (2) transactions between the Company and a wholly owned Subsidiary of the Company or between or among wholly owned Subsidiaries of the Company, and (3) acquisitions in the ordinary course of business and pursuant to and in accordance with the Company’s investment guidelines, including the acquisition of any Company Portfolio Securities, whole loans, mortgage servicing rights or other assets or securities permitted under the Company’s investment guidelines, including derivative securities;
(v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any material portion of its assets or properties, other than (A) pursuant to an agreement of the Company or any of its Subsidiaries in effect on the date of this Agreement or (B) sales, leases, or dispositions of assets or properties made in the ordinary course of business and pursuant to and in accordance with the Company’s investment guidelines, including the sale, lease, or disposition of any Company Portfolio Securities, whole loans, mortgage servicing rights or other assets or securities permitted under the Company’s investment guidelines, including derivative securities, but excluding any bulk sales of Mortgage Servicing Rights;
(vi) adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries;

(vii) change in any material respect their material accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except as required by GAAP or applicable Law;
(viii) except (A) if required by Law or (B) if necessary (1) to preserve the Company’s qualification as a REIT under the Code or (2) to qualify or preserve the status of any Subsidiary of the Company as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be, make or change any material Tax election, adopt or change any Tax accounting period or material method of Tax accounting, file any amended Tax Return if the filing of such amended Tax Return would result in a material increase in the Taxes payable by the Company or any of its Subsidiaries, settle or compromise any material liability for Taxes or any Tax audit or other proceeding relating to a material amount of Taxes, enter into any closing or similar agreement with any Tax authority, surrender any right to claim a material refund of Taxes or, except in the ordinary course of business, agree to any extension or waiver of the statute of limitations with respect to a material amount of Taxes;
(ix) (A) grant any increases in the compensation payable or to become payable to any of its directors, executive officers or key employees making an annualized base salary of more than $475,000, in excess of 3% in the aggregate, except as required by applicable Law or pursuant to a Company Plan existing as of the date hereof; (B) enter into any new, or materially amend any existing, material employment or severance or termination agreement with any director, executive officer or key employee making an annualized base salary of more than $475,000; or (C) establish any material Employee Benefit Plan which was not in existence or approved by the Company Board prior to the execution of this Agreement, or amend any such plan or arrangement in existence on the date of this Agreement if such amendment would have the effect of materially enhancing any benefits thereunder;
(x) other than in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person, and except for (A) loans among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (B) advances for reimbursable employee expenses in the ordinary course of business consistent with past practice, or (C) loans, extensions of credit or advances made in the ordinary course of business by the Company or its Subsidiaries in connection with the origination and servicing of Mortgage Loans;
(xi) other than the settlement of any Transaction Litigation, which remains subject to Section 6.10, settle or offer or propose to settle, any Proceeding (excluding any audit, claim or other Proceeding in respect of Taxes), unless (A) the settlement of such Proceeding involves the payment of monetary damages not in excess of $500,000 individually or $5,000,000 in the aggregate, in each case, without the imposition of equity relief on, or the admission of wrongdoing by, the Company or its Subsidiaries or (B) such Proceeding relates to loan-level litigation that is otherwise reimbursable to the Company or its Subsidiaries by the applicable investor;
(xii) take any action, or fail to take any action, which action or failure would reasonably be expected to cause the Company to fail to qualify as a REIT or any of its Subsidiaries to cease to be treated as any of (A) a partnership or disregarded entity for U.S. federal income tax purposes or (B) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;
(xiii) other than in the ordinary course of business, incur, create, assume, refinance, replace or prepay in any material respects the terms of any indebtedness for borrowed money or any derivative financial instruments or arrangements, or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities, or assume, guarantee or endorse or otherwise as an accommodation become responsible for (directly, contingently or otherwise); provided, however, that the foregoing shall not restrict (A) the incurrence of any indebtedness among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (B) transactions pursuant to the Company’s master repurchase agreements or indebtedness existing as of the date hereof to finance the purchase price or margin requirements of assets in the ordinary course of the Company’s business or refinance the Company’s repurchase obligations pursuant to such master repurchase agreements or indebtedness when due, (C) guarantees by the Company of indebtedness of its Subsidiaries or guarantees by the Company’s Subsidiaries of indebtedness of the Company or any of the Company’s Subsidiaries, which such indebtedness is incurred in compliance with this subsection (xiii), (D) dollar roll financing transactions pursuant to the Company’s master securities forward transactions agreements to finance the purchase price of agency “To Be Announced” agency mortgage-backed securities in the ordinary course of business consistent with past practice, (E) the incurrence of any indebtedness in connection with repurchase agreements entered into in the ordinary course of business, (F) any derivative financial instruments or arrangements entered into or incurred by the Company or any of its Subsidiaries in the ordinary course of business for the purpose of fixing or hedging interest rates, or (G) transactions under whole loan financing arrangements, credit facilities and agreements and master repurchase agreements, including those collateralized by mortgage servicing rights or servicing advances, entered into in the ordinary course of business;
(xiv) enter into any new material line of business;
(xv) (A) enter into any Contract that would be a Company Material Contract, except in the ordinary course of business consistent with past practice, or (B) modify, amend, terminate or waive or assign any rights under any Company Material Contract in any material respect, except in the ordinary course of business consistent with past practice; provided, in each case of clause (A) or (B), any Contract for which Parent’s consent would be required pursuant to a clause under this Section 6.1(b), other than this clause (xv), shall be governed by such other clause hereof;
(xvi) make or agree to make any new capital expenditure or expenditures, other than capital expenditures that are not in excess of $2,500,000 in the aggregate; or
(xvii) authorize or enter into any contract or otherwise make any commitment to do any of the foregoing prohibited by this Section 6.1(b) or announce any intention to do the same.
Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company or any of its Subsidiaries from taking any action, at any time or from time to time, that in the reasonable judgment of the Company, upon advice of counsel, is reasonably necessary for the Company to (A) maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time, (B) avoid incurring entity level income or excise Taxes under the Code or applicable state or local Law, including making dividend or other distribution payments to the Company Stockholders in accordance with this Agreement or otherwise, or (C) avoid being required to register as an investment company under the Investment Company Act; provided, that prior to taking any action under this paragraph, the Company shall provide Parent with reasonable advance written notice of any proposed action and shall in good faith discuss such proposed action with Parent.
6.2 [Reserved.]
6.3 No Solicitation by the Company.
(a) From and after the date of this Agreement until the Effective Time or if earlier, the termination of this Agreement in accordance with Article VIII hereof, the Company will, and will cause its Subsidiaries and instruct its Representatives to, immediately (i) cease, and cause to be terminated, any discussion or negotiations with any Person conducted heretofore by the Company or any of its Subsidiaries or Representatives with respect to a Company Competing Proposal, (ii) terminate all physical and electronic data room or analogous access previously granted to any such Person or its Representatives, (iii) request the prompt return or destruction of all non-public information concerning the Company and its Subsidiaries theretofore furnished to any such Person or its Representatives, and (iv) cease providing any further information with respect to the Company and its Subsidiaries or any Company Competing Proposal to any such Person or its Representatives.
(b) Except as expressly permitted by this Agreement, at all times from and after the date of this Agreement until the Effective Time or if earlier, the termination of this Agreement in accordance with Article VIII hereof, the Company will not, and will cause its Subsidiaries and will instruct its and their Representatives not to, directly or indirectly, (i) initiate, solicit, propose or induce or knowingly encourage, facilitate or assist any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to the making of a Company Competing Proposal, (ii) participate or engage in any discussions or negotiations with any Person with respect to any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to the making of a Company Competing Proposal, (iii) furnish any non-public information regarding the Company or its Subsidiaries, or access to the business, properties, assets, books or records or any personnel of the Company or its Subsidiaries, to any Person in connection with, or that could reasonably be expected to encourage any Person to make, or result in the making, submission or announcement of, a Company Competing Proposal, (iv) enter or agree to enter into any letter of intent or agreement in principle, or other agreement or understanding contemplating or providing for a Company Competing Proposal (other than an Acceptable Confidentiality Agreement as provided in Section 6.3(d)(ii)) or (v) (A) withdraw, change, modify or qualify, or propose publicly to withdraw, change, modify or qualify, in a manner that could be adverse to Parent or Merger Sub, the Company Board Recommendation, (B) fail to include the Company Board Recommendation in the Proxy Statement in accordance with Section 6.4, (C) approve or adopt, or publicly recommend the approval or adoption of, or publicly propose or announce any intention to approve or adopt, any Company Competing Proposal, (D) in the case of any Company Competing Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Company Common Stock, fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Company’s stockholders within 10 business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer, (E) if any Company Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (D)), fail to publicly reaffirm the Company Board Recommendation on or prior to the earlier of (x) seven Business Days after Parent so requests in writing or (y) three Business Days prior to the date of the Company Stockholders Meeting (or promptly after public announcement or disclosure of such Company Competing Proposal, if publicly announced or disclosed on or after the third Business Day prior to the date of the Company Stockholders Meeting), or (F) publicly declare advisable, or publicly propose to enter into, any letter of intent or agreement in principle, or other agreement or understanding contemplating or providing for a Company Competing Proposal (other than an Acceptable Confidentiality Agreement) (the taking of any action described in clause (v) being referred to as a “Company Change of Recommendation”).
(c) From and after the date of this Agreement, the Company shall advise Parent of the receipt by the Company or any of its Subsidiaries or Representatives of any Company Competing Proposal made on or after the date of this Agreement (including, for the avoidance of doubt, any Company Competing Proposal made on or after the date of the Agreement by any Person who had discussions or negotiations heretofore with the Company or any of its Subsidiaries or Representatives with respect to a Company Competing Proposal), any expression of interest, inquiry, proposal or offer by any Person in connection with or that would reasonably be expected to lead to a Company Competing Proposal, or any request for non-public information or data relating to the Company or any of its Subsidiaries made by any Person in connection with or that would reasonably be expected to lead to a Company Competing Proposal, in each case, as promptly as reasonably practicable (and, in any event, within 48 hours thereof), and the Company shall provide, within such 48 hour period, to Parent, subject to confidentiality provisions existing as of the date hereof, a copy of any such Company Competing Proposal made in writing and provided to the Company (or, where no such copy is available, a written summary of the material terms of such Company Competing Proposal). The Company shall also (A) promptly (and in any event within 48 hours after such determination) inform Parent if the Company determines to begin providing information or to engage in discussions or negotiations with any Person concerning a Company Competing Proposal (to the extent permitted pursuant to Section 6.3(d)(ii)) and (B) keep Parent reasonably informed at all times with respect to any material developments regarding any such Company Competing Proposal or any material changes to terms of any such Company Competing Proposal.
(d) Notwithstanding anything in this Agreement to the contrary, the Company, directly or indirectly through one or more of its Representatives, may:
(i) make such disclosures as the Company Board or any committee thereof determines in good faith are necessary to comply with Rule 14e-2(a), Item 1012(a) of Regulation M-A and Rule 14d-9 promulgated under the Exchange Act or other applicable securities laws; provided, however, that (A) none of the Company, the Company Board or any committee thereof shall, except as expressly permitted by Section 6.3(d)(iii) or Section 6.3(e), effect a Company Change of Recommendation in any disclosure document or communication filed or publicly issued or made in conjunction with the compliance with such requirements, and (B) the Company shall inform Parent of any such determination promptly and, in any event, prior to or substantially concurrently with effecting such determination;
(ii) prior to the receipt of the Company Stockholder Approval, engage in the activities or take any action prohibited by Sections 6.3(b)(i), 6.3(b)(ii) and 6.3(b)(iii) with any Person who has made a written, bona fide Company Competing Proposal; provided, however, that (A) any non-public information that is prohibited from being furnished pursuant to Section 6.3(b) may not be furnished until the Company receives an Acceptable Confidentiality Agreement from such Person, and (B) prior to taking any such actions, the Company Board or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Company Competing Proposal is, or could reasonably be expected to lead to, a Company Superior Proposal;
(iii) prior to the receipt of the Company Stockholder Approval, in response to a Company Competing Proposal, if the Company Board (or any committee thereof) so chooses, cause the Company to effect a Company Change of Recommendation or to terminate this Agreement pursuant to Section 8.1(d), if prior to taking such action (A) the Company Board (or a committee thereof) determines in good faith after consultation with its financial advisors and outside legal counsel that such Company Competing Proposal is a Company Superior Proposal (taking into account any adjustment to the terms and conditions of the Merger proposed by Parent in response to such Company Competing Proposal) and that the failure to take such action would be reasonably likely to be inconsistent with the directors’ duties under applicable Law, (B) the Company shall have given notice to Parent that the Company has received such proposal in accordance with Section 6.3(c) (the “Notice”), specifying the material terms and conditions of such proposal, and, that the Company intends to take such action, and (C) the Company shall have allowed Parent not less than three Business Days from the date on which such Notice is given to Parent (the “Notice Period”) to respond to such Notice (including through any proposed revisions to the terms and conditions of this Agreement), and either (1) Parent shall not have proposed revisions to the terms and conditions of this Agreement prior to the expiration of the Notice Period, or (2) if Parent within the Notice Period shall have offered in writing revisions to the terms and conditions of this Agreement, the Company Board (or any committee thereof), after consultation with its financial advisors and outside legal counsel, shall have determined in good faith that the Company Competing Proposal remains a Company Superior Proposal with respect to Parent’s revised proposal and that the failure to take such action would be reasonably likely to be inconsistent with the directors’ duties under applicable Law; provided, however, that (i) each time any material modifications to the financial terms of a Company Competing Proposal are made, the Company shall be required to give a new notice to Parent, such that the Notice Period set forth in this clause (iii) will commence again (but such Notice Period will be 24 hours after any revised Company Competing Proposal) and the Company will be required again to comply with the requirements of this Section 6.3(d), prior to which the Company may not effect a Company Change of Recommendation or terminate this Agreement, (ii) during the Notice Period, if requested by Parent, the Company shall have, and shall have caused its legal and financial advisors to have, engaged in good faith negotiations with Parent regarding any revisions to the terms and conditions of this Agreement proposed in writing by Parent and intended to cause the relevant Company Competing Proposal to no longer constitute a Company Superior Proposal, and (iii) the Company Board shall have considered in good faith any proposed revisions to the terms and conditions of this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be irrevocably offered in writing by Parent (the “Proposed Changed Terms”) no later than 11:59 a.m., Eastern time, on the last day of the Notice Period and shall have determined in good faith that the Company Superior Proposal would continue to constitute a Company Superior Proposal if such Proposed Changed Terms were to be given effect and that the failure to take such action would be reasonably likely to be inconsistent with the directors’ duties under applicable Law; and
(iv) prior to the receipt of the Company Stockholder Approval, (A) seek clarification from (but not engage in negotiations or discussions with or provide non-public information to) any Person that has made any proposal or offer solely to clarify and understand the terms and conditions of such proposal or offer to determine whether such proposal or offer constitutes or could reasonably be expected to lead to a Company Superior Proposal and (B) inform a Person that has made or, to the Knowledge of the Company, is considering making a Company Competing Proposal, of the provisions of this Section 6.3; provided, that as promptly as reasonably practicable (and, in any event, within 48 hours thereof) after sending any written communication to such Person, the Company shall deliver to Parent a copy of such written communication.
(e) Notwithstanding anything in this Agreement to the contrary, the Company Board (or a committee thereof) shall be permitted, at any time prior to the receipt of the Company Stockholder Approval, other than in response to a Company Competing Proposal (which is addressed in Section 6.3(d)(iii)), to make a Company Change of Recommendation if, (i) an Intervening Event has occurred, (ii) prior to taking such action, the Company Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the directors’ duties under applicable

Law, (iii) the Company shall have given notice to Parent that the Company intends to effect a Company Change of Recommendation (which notice will reasonably describe the reasons for such Company Change of Recommendation, including a description of the Intervening Event in reasonable detail), and (iv) the Notice Period shall have expired and either (A) Parent shall not have proposed any revisions to the terms and conditions of this Agreement prior to the expiration of the Notice Period, or (B) if Parent within the Notice Period shall have offered in writing revisions to the terms and conditions of this Agreement, the Company Board (or any committee thereof), after consultation with its outside legal counsel, shall have determined in good faith that such proposed changes do not eliminate the need for the Company Board to effect a Company Change of Recommendation and that the failure to make a Company Change of Recommendation would be reasonably likely to be inconsistent with the directors’ duties under applicable Law.
(f) No Company Change of Recommendation shall change the approval of the Company Board for purposes of causing any Takeover Law to be inapplicable to the Merger. Notwithstanding anything to the contrary in the foregoing, any action that may be taken by the Company Board under this Section 6.3 may also be taken by a duly constituted committee thereof.
6.4 Preparation of Proxy Statement.
(a) Parent will promptly furnish to the Company such data and information relating to it and its Subsidiaries (including Merger Sub) as the Company may reasonably request for the purpose of including such data and information in the Proxy Statement and any amendments or supplements thereto used by the Company to obtain the Company Stockholder Approval.
(b) Promptly following the date hereof, the Company and Parent shall cooperate in preparing, and the Company shall file with the SEC the Proxy Statement relating to the matters to be submitted to the holders of Company Common Stock at the Company Stockholders Meeting. The Company shall use commercially reasonable efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. The Company will advise Parent promptly after the Company receives any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or any request by the SEC for additional information. Each of the Company and Parent shall use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC in connection with the Transactions to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect to any of the foregoing, the Company (i) will provide Parent with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) will include in such document or response all comments reasonably proposed by Parent, and (iii) will not file or mail such document or respond to the SEC prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that with respect to documents filed by a party that are incorporated by reference in the Proxy Statement, this right of approval shall apply only with respect to information relating to the other party, its Subsidiaries and its Affiliates, their business, financial condition or results of operations or the Transactions; and provided, further that the Company, in connection with any Company Change of Recommendation, may amend or supplement the Proxy Statement (including by incorporation by reference) and make other filings with the SEC, to effect such Company Change of Recommendation.
(c) Parent and the Company shall each make all necessary filings with respect to the Merger and the Transactions under the Securities Act and the Exchange Act and applicable blue sky Laws and the rules and regulations thereunder.
(d) If at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Company Stockholders.

6.5 Stockholders Meeting. The Company shall take all action necessary in accordance with applicable Laws and the Company Governing Documents to duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval to be held as promptly as reasonably practicable following the clearance of the Proxy by the SEC (and in any event shall use reasonable best efforts to convene such meeting within 60 days thereof). Except as permitted by Section 6.3, the Company Board shall recommend that the Company Stockholders vote in favor of the approval of the Merger and the other Transactions at the Company Stockholders Meeting and the Company Board shall solicit from the Company Stockholders proxies in favor of the approval of the Merger and the other Transactions, and the Proxy Statement shall include a statement to the effect that the Company Board has resolved to make the Company Board Recommendation. As reasonably requested by Parent, the Company shall use its commercially reasonable efforts to promptly provide Parent with the requested voting tabulation reports relating to the Company Stockholders Meeting that have been prepared by the Company or the Company’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Parent reasonably informed regarding the status of the solicitation and any material oral or written communications from or to the Company Stockholders with respect thereto. Notwithstanding anything to the contrary contained in this Agreement, the Company (a) shall be required to adjourn or postpone the Company Stockholders Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company Stockholders or (ii) if, as of the time for which the Company Stockholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Company Stockholders Meeting and (b) may, and at the request of Parent shall, adjourn or postpone the Company Stockholders Meeting if, as of the time for which the Company Stockholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to obtain the Company Stockholder Approval; provided, however, that unless otherwise agreed to by the parties, the Company Stockholders Meeting shall not be adjourned or postponed to a date that is more than 30 days after the date for which the meeting was previously scheduled (it being understood that such Company Stockholders Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (a)(i) and (a)(ii) exist, and such Company Stockholders Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (b) exist); and provided, further, that the Company Stockholders Meeting shall not be adjourned or postponed to a date on or after two Business Days prior to the End Date. In the event of any postponement or adjournment in which there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum or obtain the Company Stockholder Approval, the Company shall use reasonable best efforts to ensure such a quorum and approval at the Company Stockholders Meeting following such postponement or adjournment. Unless there has been a Company Change of Recommendation as permitted by Section 6.3(d)(iii), the Company and Parent shall cooperate in responding, and shall use their reasonable best efforts to respond, as promptly as reasonably practical, to any public statement by any Company Stockholder or any other Person in opposition of the Transactions or otherwise intended to prevent the Company Stockholder Approval from being obtained. Once the Company has established a record date for the Company Stockholders Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholders Meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law or the Company Governing Documents or in connection with a postponement or adjournment of the Company Stockholders Meeting, as required or permitted hereunder. Unless this Agreement has been terminated in accordance with Article VIII hereof, the Company’s obligations to call, give notice of, convene and hold the Company Stockholders Meeting in accordance with this Section 6.5 shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Company Superior Proposal or Company Competing Proposal, or by any Company Change of Recommendation, or by the occurrence or disclosure of any Intervening Event.
6.6 Access to Information.
(a) Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company and its Subsidiaries by third parties from time to time, from the date of this Agreement until the earlier of the Effective Time and such time as this Agreement is terminated in accordance with Article VIII, the Company shall, and shall cause its Subsidiaries and instruct each of their respective Representatives to, afford to Parent and its Representatives reasonable access, during normal business hours, in such manner as to not interfere with the normal operation of the Company and its Subsidiaries, to their respective properties, officers, books and records, and shall furnish such Representatives with existing financial and operating data and other information concerning the affairs of the Company and its Subsidiaries as such Representatives may reasonably request in writing, in each case, for the purpose of consummating the

Transactions; provided that such review shall only be upon reasonable written notice and shall be at Parent’s sole cost and expense; provided, further, that nothing herein shall require the Company or its Subsidiaries to disclose any materials and information to Parent or its Representatives (i) to the extent related to a Company Competing Proposal, Company Change of Recommendation, Company Superior Proposal or Intervening Event (except as otherwise required by the terms of this Agreement) or (ii) if such disclosure would, in the reasonable judgment of the Company, (A) cause competitive harm to Company or its Subsidiaries if the Transactions are not consummated; provided that the Company shall designate such materials and information as “Outside Counsel Only Material” and shall only share such material and information with the outside legal counsel of Parent and such material and information will not be disclosed by such outside legal counsel to employees, officers, directors or other independent contractors of Parent unless express written permission is obtained in advance from the source of the materials or its legal counsel, (B) violate applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement; provided that the Company shall use its commercially reasonable efforts to obtain permission or consent of such third party to such disclosure) to which any of the Company or its Subsidiaries is a party, (C) jeopardize any attorney-client or other legal privilege, work product doctrine or similar protection (but the Company shall allow, or shall cause its Subsidiaries to allow, for such access or disclosure in a manner that does not result in a loss of attorney-client privilege or other legal privilege, work product doctrine or similar protection, as applicable) or (D) result in the disclosure of any trade secrets. Notwithstanding anything herein to the contrary, the Company and its Subsidiaries shall not be required to provide access or make any disclosure to Parent pursuant to this Section 6.6 to the extent that such access or information is reasonably pertinent to a litigation where the Company or its Subsidiaries, on the one hand, and Parent or its Subsidiaries, on the other hand, are adverse parties. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall be obligated to create, develop, provide access to or otherwise make available any reports, analyses or appraisals (in each case, in any particular format) to the extent such report, analysis or appraisal (in each case, in such format) is not otherwise readily available to the Company or any Subsidiary or in the possession of the Company or any Subsidiary. No investigation or access permitted pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company hereunder. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.6 for any competitive or other purpose unrelated to the consummation of the Transactions. Parent will use its commercially reasonable efforts to minimize any disruption to the respective business of the Company and its Subsidiaries that may result from requests for access under this Section 6.6 and, notwithstanding anything to the contrary herein, the Company may satisfy its obligations set forth above by electronic means if physical access is not reasonably feasible or would not be permitted under applicable Law.
(b) The Confidentiality Agreement, dated as of October 14, 2025, between Parent and the Company (the “Confidentiality Agreement”) shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder.
6.7 Reasonable Best Efforts.
(a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other Transactions as soon as practicable after the date hereof, including (i) preparing and filing or otherwise providing, in consultation with the other party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, Consents, licenses, orders, registrations and permits necessary or advisable to be obtained from any third party or any Governmental Entity, including the Consents with respect to the Business Permits, in order to consummate the Merger or any of the other Transactions and (ii) taking all steps as may be necessary, subject to this Section 6.7, to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals. Each party shall, in consultation and cooperation with the other parties, as promptly as reasonably practicable from the date hereof (and in any event within 25 Business Days), make its respective filing under the HSR Act.
(b) In connection with and without limiting the foregoing, each of the parties shall give any required notices to third parties, and each of the parties shall use, and cause each of their respective Subsidiaries and Affiliates to use, its reasonable best efforts to obtain any third party consents that are necessary, proper or advisable to consummate the Merger; provided, that for the avoidance of doubt, the Company shall be the filing party of record and shall have exclusive authority to execute and submit, through any portal, system, platform or channel (including the Nationwide Multistate Licensing System (NMLS)), any filing or other submission that, under applicable Law, guidance or portal/system protocols, must be submitted by the Company. To the extent permitted by applicable Law, each of the parties (i) will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required filings or submissions with any Governmental Entity, and (ii) will cooperate in responding to any inquiry from a Governmental Entity, including promptly informing the other parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Entity and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Entity with respect to this Agreement. To the extent reasonably practicable and permitted by applicable Law, the parties or their Representatives shall have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the Merger and the other Transactions, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, none of the parties shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Entity in respect of any filing, investigation or other inquiry without giving the other party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other parties the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Entity.
(c) Without limiting the generality of the foregoing, Parent shall, and shall cause each of its Affiliates to, use its and their reasonable best efforts, and promptly take any and all steps necessary, to avoid or eliminate any concerns on the part of, or to satisfy any conditions imposed by, any Governmental Entity so as to enable the parties to expeditiously consummate the Transactions, and in any event prior to the End Date, including: (i) proposing, negotiating, agreeing, accepting the imposition of, committing to and effecting, by consent decree, hold separate orders or otherwise, to sell, divest, hold separate, lease, license, transfer, dispose of, otherwise encumber or impair or take any other action with respect to Parent’s or its Affiliates’ ability to own or operate any assets, contracts, properties or businesses, including any Subsidiary of the Company or the equity interests thereof; (ii) in the event that any Governmental Order by or with any Governmental Entity is entered or becomes reasonably foreseeable to be entered that would make consummation of the Transactions illegal, challenging the granting of any Consent or that would otherwise prevent or delay consummation of the Transactions as violative of any Competition/Foreign Investment Law (including the filing of a complaint to prevent the consummation of the Transactions or the granting of any Consent), taking any and all steps (including the posting of a bond, commencement, contesting and defending any Proceedings challenging this Agreement, the granting of any Consent or the consummation of the Transactions, or the taking of the steps contemplated by clause (i) above) necessary to vacate, modify or suspend such Governmental Order; (iii) offering to take or offering to commit to take any action which it is capable of taking, and if the offer is accepted, taking or committing to take, such actions as are necessary, whether or not such actions limit or modify Parent’s or its Affiliates’ rights of ownership in, or ability to conduct the business of, one or more of its operations, divisions, businesses, product lines, customers or assets, including, after the Closing, the business of the Company; and (iv) to the extent required by, or reasonably requested by, any Governmental Entity as a condition to, or to expedite the grant of, any Consent with respect to the Business Permits or otherwise, investigating, addressing, remediating, curing or otherwise resolving, to the reasonable satisfaction of such Governmental Entity, any unresolved examination or supervisory findings or directives, in each case relating to Permits of Parent or any of its Affiliates and whether or not such matters arise from or relate to Permits directly implicated by the Transactions (the actions referred to in clauses (i) through (iv), collectively, the “Remedial Actions”); provided that none of Parent or any of its Affiliates shall be required to propose, negotiate, offer to commit to, commit to or effect any Remedial Action that would in the aggregate result in, or be reasonably likely to result in, an adverse effect that is more than immaterial on the financial condition, business, assets or continuing results of operations of Parent and its Affiliates and Subsidiaries, or the Company and its Subsidiaries, in each case, taken as a whole, at or after the Effective Time.
(d) The parties shall cooperate with each other and work in good faith to develop the strategy relating to any Remedial Actions and in connection with the process of effecting (including negotiating or committing to effect) any Remedial Actions, including any divestiture process and any communications with potential divestiture buyers relating thereto. Parent shall provide such security and assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any Governmental Entity or other third party whose approval or consent is sought in connection with the Transactions.
(e) At any time prior to the Effective Time, Parent shall not, and shall cause its Subsidiaries and Affiliates not to, enter into or consummate any transaction, agreement, arrangement or acquisition of any ownership interest, rights or assets of any Person that would reasonably be expected to prevent or delay Parent or the Company from obtaining any required Consents, or to prevent expiration of the waiting period, under the HSR Act, the Business Permits or any other Competition/Foreign Investment Law applicable to the Transactions, in each case prior to the End Date.
(f) In connection with obtaining any approval or consent from any Person with respect to the Merger, neither the Company nor any Subsidiary of the Company shall be obligated to pay or commit to pay to any Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person.
(g) Parent shall be solely responsible for and pay all costs incurred in connection with obtaining any consents or approvals of the type described in this Section 6.7.
6.8 Employee Matters.
(a) Parent shall cause each individual who is employed as of the Closing Date by the Company or a Subsidiary thereof (a “Company Employee”) and who remains employed by Parent or any of its Subsidiaries (including the Surviving Company or any of its Subsidiaries) to be provided with (i) for a period of one year following the Closing Date, base compensation (salary or wages, as applicable), and as applicable, annual bonus and incentive compensation opportunities (including the value of equity-based compensation) that are no less favorable, in each respect, than those in effect for such Company Employee immediately prior to the Closing Date and (ii) from the Closing Date through the end of the calendar year in which the Closing Date occurs, employee benefits (including retirement plan participation but, for the avoidance of doubt, excluding severance benefits and supplemental pay, except as provided under Section 6.8(e) below) that are no less favorable than those in effect for such Company Employee immediately prior to the Closing Date, which employee benefits shall continue to be provided through the applicable Company Plans pursuant to which such benefits are provided immediately prior to the Closing Date (such Company Plans, the “Company Employee Benefit Plans”), and Parent shall cause such Company Employee Benefit Plans to remain in effect during such period.
(b) From and after the Effective Time, as applicable, the Company Employees shall be given credit for all purposes under the Company Employee Benefit Plans (other than to the extent it would result in a duplication of benefits) in which the Company Employees participate, for such Company Employees’ service with the Company and its Subsidiaries, including vesting, eligibility and level of benefit purposes, to the same extent and for the same purposes that such service was taken into account under the applicable Company Employee Benefit Plan immediately prior to the Closing Date.
(c) From and after the Effective Time, as applicable, Parent shall, or shall cause the Surviving Company and its Subsidiaries to, (i) waive any limitation on health and welfare coverage of any Company Employee and his or her eligible dependents due to pre-existing conditions or waiting periods, active employment requirements and requirements to show evidence of good health under the applicable health and welfare Company Employee Benefit Plan, to the same extent such conditions, periods or requirements had been satisfied or waived under the applicable Company Employee Benefit Plan immediately prior to the Closing Date, and (ii) credit the expenses of any Company Employee that were credited toward applicable deductibles and annual out-of-pocket limits under the applicable Company Employee Benefit Plan for the plan year in which the Closing Date occurs against satisfaction of any deductibles or out-of-pocket limits under such Company Employee Benefit Plan for the plan year in which the Closing Date occurs.
(d) For purposes of determining the number of vacation days and other paid time off to which each Company Employee is entitled during the calendar year in which the Closing occurs, Parent, the Surviving Company or one of its Subsidiaries will assume and honor all unused vacation and other paid time off days accrued or earned by such Company Employee as of the Closing Date for the calendar year in which the Closing Date occurs.

(e) If a Company Employee’s employment with the Company is terminated in connection with the Transactions or a Company Employee’s employment with Parent or any of its Subsidiaries (including the Surviving Company or any of its Subsidiaries) is terminated during the period commencing on the Closing Date and ending on the 12-month anniversary of the Closing Date by Parent or any of its Subsidiaries (including the Surviving Company or any of its Subsidiaries) without cause, Parent shall provide, or cause to be provided, to such Company Employee the severance benefits that are set forth in Schedule 6.8(e) of the Company Disclosure Letter, and, to the extent applicable, the amount of such severance benefits shall be calculated taking into account the Company Employee’s period of employment with the Company and its Affiliates (and their predecessors) prior to the Closing and with Parent or its Affiliates on and after the Closing. For the avoidance of doubt, with respect to Company Employees covered by the Severance Plan, Parent agrees that it will (or will cause the Surviving Company to) honor the terms of the Severance Plan.
(f) To the extent any bonus amounts under any cash bonus, sales and other incentive plans of the Company and its Subsidiaries (the “Bonus Amounts”) with respect to a performance period completed on or prior to the Closing remain unpaid as of the Closing Date, Parent and the Surviving Company, as applicable, will cause all such Bonus Amounts to be calculated in accordance with such cash bonus, sales and other incentive plans and paid in the ordinary course of business to the eligible Company Employees. Parent and the Surviving Company, as applicable, will cause all Bonus Amounts with respect to the performance period in which the Closing occurs to be calculated and paid to the eligible employees of the Company and its Subsidiaries; provided, however, that (i) such Bonus Amounts will be calculated at the greater of the target or actual level of performance as of the Closing Date (prorated for the portion of the performance period completed), and such Bonus Amounts will be paid at the time at which the Company would ordinarily pay such Bonus Amounts for the year in which the Closing Date occurs, (ii) payment of any Bonus Amounts in accordance with this Section 6.8(f) will in no way be interpreted or construed to limit or replace any amounts to which a Company Employee may be entitled pursuant to a Company Employee Benefit Plan in connection with such Company Employee’s termination of employment or services, and (iii) with respect to any such Bonus Amounts that constitute nonqualified deferred compensation subject to Section 409A of the Code, such payment will be made at the earliest time permitted under the terms of such cash bonus, sales or other incentive plan that will not trigger a Tax or penalty under Section 409A of the Code.
(g) Nothing in this Agreement shall constitute an amendment to, or be construed as amending, any Employee Benefit Plan sponsored, maintained or contributed to by the Company, Parent or any of their respective Subsidiaries. The provisions of this Section 6.8 are for the sole benefit of the parties, and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Company Employee or other current or former employee of the Company or any of their respective Affiliates), other than the parties and their respective permitted successors and assigns, any third party beneficiary, legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 6.8) under or by reason of any provision of this Agreement. Nothing in this Section 6.8 or elsewhere in this Agreement will be construed to create a right in any Person to employment with Parent, the Surviving Company or any other Affiliate of the Surviving Company.
6.9 Indemnification; Directors’ and Officers’ Insurance.
(a) Without limiting any other rights that any Indemnified Person (as defined below) may have pursuant to any employment agreement or indemnification agreement in effect on the date hereof or otherwise (which shall be assumed by Parent and the Surviving Company), for a period of six years from and after the Effective Time, Parent and the Surviving Company shall, jointly and severally, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of its Subsidiaries or who acts as a fiduciary under any Company Plan or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, Employee Benefit Plan, trust or other enterprise (the “Indemnified Persons”) against and from all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with, any threatened or actual Proceeding to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such Person is or was a director, officer or employee of the Company or any of its Subsidiaries, a fiduciary under any Company Plan or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, Employee Benefit Plan, trust or other enterprise or by reason of anything done or not done by such Person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the Transactions, in each case, to the fullest extent permitted under applicable Law (and Parent and the Surviving Company shall, jointly and severally, pay expenses incurred in connection therewith in advance of the final disposition of any such Proceeding to each Indemnified Person to the fullest extent permitted under applicable Law). Without limiting the foregoing, in the event any such Proceeding is brought or threatened to be brought against any Indemnified Persons (whether arising before or after the Effective Time), (i) the Indemnified Persons may retain the Company’s regularly engaged legal counsel or other counsel satisfactory to such Indemnified Persons, and Parent and the Surviving Company shall pay all reasonable fees and expenses of such counsel for the Indemnified Persons as promptly as statements therefor are received, and (ii) Parent and the Surviving Company shall use their best efforts to assist in the defense of any such matter. Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 6.9, upon learning of any such Proceeding, shall notify the Surviving Company (but the failure so to notify shall not relieve a party from any obligations that it may have under this Section 6.9 except to the extent such failure materially prejudices such party’s position with respect to such claims). With respect to any determination of whether any Indemnified Person is entitled to indemnification by Parent or the Surviving Company under this Section 6.9, such Indemnified Person shall have the right to require that such determination be made by special, independent legal counsel selected by the Indemnified Person and approved by Parent or the Surviving Company, as applicable (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed material services for Parent, the Surviving Company or the Indemnified Person within the last three years.
(b) For a period of six years from the Effective Time (except to the extent that the relevant document provides for an earlier termination), Parent and the Surviving Company shall not amend, repeal or otherwise modify any provision in the Organizational Documents of the Surviving Company or its Subsidiaries in any manner that would adversely affect, or manage the Surviving Company or its Subsidiaries with the intent to or in a manner that would adversely affect, the rights thereunder or under the Organizational Documents of the Surviving Company or any of its Subsidiaries of any Indemnified Person to indemnification, exculpation and advancement except to the extent required by applicable Law. Parent shall, and shall cause the Surviving Company and its Subsidiaries to, fulfill and honor any indemnification, expense advancement or exculpation agreements between the Company or any of its Subsidiaries and any of its directors, officers or employees existing immediately prior to the Effective Time.
(c) Parent and the Surviving Company shall indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in Section 6.9(a), relating to the enforcement of such Indemnified Person’s rights under this Section 6.9 or under any charter, bylaw or contract regardless of whether such Indemnified Person is ultimately determined to be entitled to indemnification hereunder or thereunder; provided that, notwithstanding anything to the contrary contained herein, prior to Parent and/or the Surviving Company advancing any such amounts to an Indemnified Person, such Indemnified Person shall agree in advance to return any amounts advanced by Parent and/or the Surviving Company pursuant to this Section 6.9(c) promptly upon a final, non-appealable determination by a court of competent jurisdiction that such Indemnified Person was not entitled to such indemnification.
(d) Parent shall cause the Surviving Company to provide, for an aggregate period of not less than six years from the Effective Time, the Company’s past and current directors and officers an insurance and indemnification policy that provides coverage for any acts, omissions or events occurring or alleged to have occurred at or prior to the Effective Time (the “D&O Insurance”) that is no less favorable than the Company’s existing policy; provided, however, that the Surviving Company shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of this Agreement (the “Cap Amount”); provided, further, that if the cost of the D&O Insurance exceeds the Cap Amount, and Parent elects not to spend more than the Cap Amount for such purpose, then Parent shall obtain the most advantageous policy obtainable for the Cap Amount.
(e) In the event that Parent, the Surviving Company or any Subsidiary of the Surviving Company, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent, the Surviving Company or such Subsidiary of the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 6.9. Parent and the Surviving Company shall not sell, transfer, distribute or otherwise dispose of any of their assets or the assets of any Subsidiary in a manner that would reasonably be expected to render Parent or the Surviving Company unable to satisfy their obligations under this Section 6.9. The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, the parties and each Person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 6.9 and their respective heirs and representatives. The rights of the Indemnified Persons under this Section 6.9 are in addition to any rights such Indemnified Persons may have under the Company Governing Documents or any Organizational Documents of the Company’s Subsidiaries, or under any applicable contracts or Law. Parent and the Surviving Company shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section 6.9. The rights and obligations under this Section 6.9 shall survive consummation of the Merger and shall not be terminated or amended in a manner that is adverse to any Indemnified Person without the written consent of such Indemnified Person.
6.10 Agreement to Defend; Stockholder Litigation. Each party shall provide the other party prompt written notice of any stockholder demands, litigations, arbitrations or other similar actions (including derivative claims) commencing against their respective directors or officers or against such party or any of its Subsidiaries, in each case, relating to the Merger, this Agreement or any of the Transactions (collectively, the “Transaction Litigation”). Subject to the duties of the Company Board and Parent Managing Member, as applicable, under applicable Law, each party shall give the other party the opportunity to participate (at such other party’s expense) in the defense or settlement of any such litigation, and no such settlement shall be agreed to without the other party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, other than with respect to any Transaction Litigation where the parties are adverse to each other or in the context of any Transaction Litigation related to or arising out of a Company Competing Proposal.
6.11 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be agreed upon by the parties. From and after the date hereof, so long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), unless (a) such party determines, after consultation with outside counsel, that it is required by applicable Law or the rules of any stock exchange upon which such party’s capital stock is traded to issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other party to review and comment upon such press release or other announcement and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; or (b) in the case of the Company, it deems it necessary to issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions in connection with or following a Company Competing Proposal or a Company Change of Recommendation; provided, however, each party and their respective Affiliates may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 6.11.
6.12 Control of Business. Without limiting in any way any party’s rights or obligations under this Agreement, nothing contained in this Agreement shall give any party, directly or indirectly, the right to control or direct the other party and their respective Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
6.13 Transfer Taxes. All Transfer Taxes incurred in connection with the Transactions, if any, shall be paid by Parent when due, whether levied on Parent or any other Person, and Parent shall file all necessary Tax Returns and other documentation with respect to any such Transfer Taxes. Parent shall reimburse, indemnify, defend and hold harmless against liability such other Persons for any such Transfer Taxes. The parties will cooperate, in good faith, in the filing of any Tax Returns with respect to Transfer Taxes and the minimization, to the extent reasonably permissible under applicable Law, of the amount of any Transfer Taxes.

6.14 Notification. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, in each case, as permitted by applicable Law (a) of any written notice or other written communication received by such party from any Governmental Entity in connection with this Agreement, the Merger or the other Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Company or Parent, (b) of any Proceeding commenced or, to any party’s Knowledge, threatened in writing against, such party or any of its Affiliates or otherwise relating to, involving or affecting such party or any of its Affiliates, in each case, in connection with, arising from or otherwise relating to the Merger or any other Transaction, and (c) upon such party obtaining Knowledge of the occurrence or impending occurrence of any event or circumstance relating to it or any of the Subsidiaries of the Company or any of the Subsidiaries of Parent, respectively, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or which would reasonably be expected to prevent or materially delay the consummation of the Transactions; provided, however, that the delivery of any notice pursuant to this Section 6.14 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any party.
6.15 Section 16 Matters. Prior to the Effective Time, Parent, Merger Sub and the Company shall take all such steps as may be reasonably necessary or advisable to cause any dispositions of Equity Securities of the Company (including derivative securities) and acquisitions of Equity Securities of Parent (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 under the Exchange Act.
6.16 Takeover Laws. The parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Law is or becomes applicable to the Merger or any of the other Transactions and (b) if any such Takeover Law is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Law on the Merger and the other Transactions.
6.17 Delisting. Each of the parties agrees to cooperate with the other parties in taking, or causing to be taken, all actions necessary to delist each of the Company Common Stock and Company Preferred Stock from the NYSE and terminate its registration under the Exchange Act; provided that such delisting and termination shall not be effective until after the Effective Time.
6.18 Obligations of Parent and its Subsidiaries. Parent shall take all action necessary to cause Merger Sub, the Surviving Company and each of Parent’s other Subsidiaries (including CrossCountry Mortgage, LLC) to perform their respective obligations under this Agreement and to consummate the Merger, the Financing and the other Transactions upon the terms and subject to the conditions set forth in this Agreement, including causing each such Subsidiary to take all actions necessary or advisable to obtain any Consents, provide any information or documentation, or satisfy any conditions to Closing, in each case, required to be taken, provided or satisfied by such Subsidiary in connection with the Transactions.
6.19 Senior Notes Outstanding. On the Closing Date, Parent and the Company shall, as and to the extent required by the Senior Notes Indenture or the Senior Notes, execute, and use commercially reasonable efforts to cause the trustee to execute, any supplemental indenture(s) required by the Senior Notes Indenture and deliver any certificates and other documents required by the Senior Notes Indenture to be delivered by such Persons in connection with such supplemental indenture(s). Prior to the Effective Time, the Company and Parent shall use commercially reasonable efforts to prepare and deliver all notices and other documents, and take all other actions, in each case as required under the terms of the Senior Notes or the Senior Notes Indenture (or in each case as required by applicable Law with respect to the Senior Notes or the Senior Notes Indenture), including the giving of any notices that may be required thereunder in connection with the Merger and the Company will provide copies of substantially complete drafts of such notice or other document to Parent within a reasonable time prior to delivering any such notice or other document and shall reasonably consider all comments provided by Parent with respect thereto. After the Effective Time, the Surviving Company will, and Parent will cause the Surviving Company to, comply with its obligations (including any repurchase obligations) under the Senior Notes Indentures and the Senior Notes. Notwithstanding anything to the contrary in this Section 6.19, nothing herein shall require the Company to make any offer to repurchase with respect to the Senior Notes in connection with the Merger prior to the occurrence of the Effective Time.

6.20 Financing Activities.
(a) Parent Financing.
(i) Parent will use reasonable best efforts to obtain the Financing (or in the event any portion or all of the Financing becomes unavailable, alternative debt financing from the same or other sources (such portion from sources other than any source providing the Financing contemplated by the Debt Commitment Letter as of the date hereof, the “Alternate Financing”)) in an aggregate amount, together with the remaining Financing, if any, and any other immediately available sources available to Parent to fund the payment of the Required Amounts when required to be paid hereunder. Such efforts by Parent shall include, without limitation: (A) complying with and maintaining in full force and effect the Debt Commitment Letter (subject to commitment reductions and/or termination thereof in connection with the consummation of an alternative financing generating, when taken together with other sources of funds immediately available to Parent or Merger Sub, the Required Amounts at Closing), (B) negotiating and entering into definitive financing agreements (the “Definitive Debt Agreements”) with respect to the Financing or alternative financing generating, when taken together with any other funding sources available to Parent, the Required Amounts when required to be paid hereunder; provided, that such Definitive Debt Agreements or alternative financing, as applicable, shall not (1) impose new or additional conditions or expand any existing condition to the receipt of the Financing, (2) otherwise materially delay funding of the Financing or make funding of the Financing or alternative financing generating, when taken together with any other funding sources available to Parent, the Required Amounts when required to be paid hereunder, or (3) adversely impact the ability of Parent to enforce its rights against the other parties to the Debt Commitment Letter or the Definitive Debt Agreements or alternative financing, as applicable (the effects described in clauses (1) through (3), collectively, the “Prohibited Modifications” and each individually, a “Prohibited Modification”), (C) satisfying on a timely basis all conditions to the Financing contemplated by the Debt Commitment Letter and the Debt Financing Fee Letter, and (D) enforcing its rights under the Debt Commitment Letter in the event of a breach by the Financing Sources under the Debt Commitment Letter or any of the Definitive Debt Agreements or alternative financing, as applicable. Prior to the Closing, without the prior written consent of the Company, Parent shall not (x) agree to, or permit, any withdrawal, rescission, termination, amendment, restatement, supplement, modification or waiver in respect of the Debt Commitment Letter or any Definitive Debt Agreement that would result, when taken together with any other funding sources available to Parent, in Parent failing to have the Required Amounts when required to be paid hereunder, or (y) agree to substitute other debt or equity financing for all or any portion of the Debt Financing from the same or alternative financing sources to the extent such substitution would result in a Prohibited Modification.
(ii) Parent shall keep the Company informed on a reasonable basis and in reasonable detail of the status of its efforts to arrange the Financing. Parent shall give the Company prompt written notice (A) upon becoming aware of, or receiving written notice or other written communication with respect to, (1) any actual, threatened (in writing) or alleged (in writing) material breach of or default under, or any event or circumstance that (with or without notice, lapse of time or both) could reasonably be expected to give rise to any material breach of or default under, the Debt Commitment Letter by a party thereto, (2) any actual or threatened (in writing) termination, withdrawal, repudiation or rescission of the Debt Commitment Letter or any Definitive Debt Agreement, or (3) any material dispute or disagreement between or among parties to the Debt Commitment Letter or any Definitive Debt Agreement, in each case, to the extent such breach, default, termination, withdrawal, repudiation, rescission, dispute or disagreement would reasonably be expected to materially delay or prevent the Closing or result in failure of Parent to obtain, when taken together with any other funding sources available to Parent, the Required Amounts when required to be paid hereunder or (B) if at any time for any reason Parent believes in good faith that it may not be able to obtain all or any portion of the Financing on the terms and conditions, at the time, in the manner or from the sources contemplated by the Financing, except as a result of consummation of alternative financing transactions providing, when taken together with any other funding sources available to Parent, the Required Amounts when required to be paid hereunder. Parent shall promptly provide any material information reasonably requested by the Company relating to any circumstance referred to in clauses (A) or (B) of the immediately preceding sentence; provided that in no event shall Parent be required to provide access to or disclose information that would jeopardize any attorney-client privilege of, or conflict with any confidentiality requirements applicable to, Parent or any of its Subsidiaries (as reasonably determined in good faith by Parent).

(iii) If any of the Financing or the Debt Commitment Letter (or any Definitive Debt Agreement) expires or is terminated prior to the Closing, in whole or in part, for any reason, or any portion of the Financing becomes unavailable on the terms and subject solely to the conditions set forth in the Debt Commitment Letter or any Definitive Debt Agreement shall be withdrawn, repudiated, terminated or rescinded (other than as a result of any commitment reduction in connection with the consummation of alternative financing transactions providing, when taken together with any other funding sources available to Parent, the Required Amounts at Closing), then Parent shall (A) promptly use its reasonable best efforts to arrange for Alternate Financing (which Alternate Financing (1) shall be in an amount no less than, when taken together with any other funding sources available to Parent, the Required Amounts and (2) shall not include conditions to such Alternate Financing that are more onerous than, taken as a whole, the conditions set forth in the Debt Commitment Letter on the date of this Agreement (as reasonably determined in good faith by Parent) to replace the Financing, to be consummated no later than the day on which the Closing shall occur pursuant to this Agreement), (B) provide to the Company copies of all documents (including all fee letters and commitment letters; provided that any fee and commitment letters may be redacted in a customary fashion as to economic terms and other commercially sensitive numbers and provisions specified in any such letter, none of which could adversely affect the availability, conditionality, enforceability or amount of the Financing contemplated thereby) relating to any alternative financing to replace the Financing and (C) keep the Company reasonably informed of the process of obtaining any Alternate Financing. If any Alternate Financing is obtained in accordance with this Section 6.20(a), Parent shall promptly notify the Company thereof and references to the “Financing,” “Debt Commitment Letter” and “Debt Financing Fee Letter” (and other like terms in this Agreement) shall include such Alternate Financing, as applicable.
(iv) Notwithstanding anything in this Agreement to the contrary, Parent and Merger Sub expressly acknowledge and agree that neither the availability nor terms of the Financing or any Alternate Financing are conditions to the obligations of Parent or Merger Sub to consummate the Merger, and each of Parent and Merger Sub reaffirms its obligation to consummate the Merger and the other Transactions subject only to the express conditions set forth herein, irrespective and independent of the availability or terms of the Financing or any Alternate Financing.
(b) Financing Collateral and Capacity. Parent shall be subject to the obligations set forth in Schedule 6.20(b) of the Parent Disclosure Letter.
6.21 Redemption of Company Preferred Stock.
(a) Promptly after the Effective Time, the Surviving Corporation shall deliver, in accordance with the Company Governing Documents, a notice of redemption (the “Preferred Stock Redemption Notice”) with respect to each of the shares of the Company Preferred Stock to each holder of record thereof.
(b) Following the Effective Time, when required in connection with the redemption of the Company Preferred Stock, Parent, on behalf of the Surviving Corporation, shall in accordance with the Company Governing Documents irrevocably set aside and deposit, separate and apart from its other funds, in trust for the benefit of the holders of the Company Preferred Stock, cash in immediately available funds in the amount of $25.00 per outstanding share of Company Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption (the “Preferred Stock Redemption Amount”).
(c) Following the Closing, the Surviving Corporation shall complete the redemption of the Company Preferred Stock in accordance with the Company Governing Documents and Preferred Stock Redemption Notices. The Preferred Stock Redemption Notices shall be prepared by the Surviving Corporation, and shall comply in all material respects with the specifications and timing requirements of the Company Governing Documents for each applicable series of Company Preferred Stock and shall state the information required, pursuant to the Company Governing Documents, to be included in such notices of redemption, including that each series of Company Preferred Stock shall be redeemed effective as of a redemption date that is no more than 120 days after the Effective Time.
6.22 Existing Lending Facilities. From the date of this Agreement until the earlier of the Effective Time and such time as this Agreement is terminated in accordance with Article VIII, the Company shall, and shall use commercially reasonable efforts to cause each of its Subsidiaries and its and their respective Representatives to, afford to Parent and its Representatives such reasonable, customary and necessary cooperation as may be reasonably requested by Parent and its Representatives from time to time solely to seek customary amendments, consents, modifications, assignments, novations, refinancings and other mutually acceptable arrangements to permit the existing lending facilities of the Company or its Subsidiaries to remain available to Parent and its Subsidiaries upon and after the occurrence of the Closing; provided that in connection with the cooperation contemplated by this Section 6.22, the Company and its Subsidiaries need not agree to any action effective prior to, and not conditioned on the occurrence of, the Closing.
ARTICLE VII
CONDITIONS PRECEDENT
7.1 Conditions to Each Party’s Obligation to Consummate the Merger. The respective obligation of each party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived jointly by the parties, in whole or in part, to the extent permitted by applicable Law:
(a) Constituent Approval. The Company Stockholder Approval shall have been obtained.
(b) No Injunctions. No Governmental Entity having jurisdiction over any party shall have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Entity having jurisdiction over any party after the date of this Agreement that, in any case, makes illegal the consummation of the Merger.
(c) Regulatory Approvals. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.
7.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived exclusively by Parent, in whole or in part, to the extent permitted by applicable Law:
(a) Representations and Warranties of the Company. (i) The representations and warranties of the Company set forth in Section 4.1(a) (Organization, Standing and Power), Section 4.3(a) and Section 4.3(b)(i) (Authority; No Violations; Approvals), Section 4.6(a) (Absence of Certain Changes or Events), Section 4.19 (Opinion of Financial Advisor) and Section 4.20 (Brokers) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), (ii) the representations and warranties of the Company set forth in Section 4.2(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct in all but de minimis respects only as of such date), and (iii) all other representations and warranties of the Company set forth in Article IV of this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality” or “Company Material Adverse Effect”) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Performance of Obligations of the Company. The Company shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement on or prior to the Effective Time.
(c) Compliance Certificate. Parent shall have received a certificate of the Company signed by an officer of the Company, dated as of the Closing Date, confirming that the conditions in Sections 7.2(a), 7.2(b) and 7.2(e) have been satisfied.
(d) REIT Opinion. Parent shall have received a written opinion of Sidley Austin LLP (or other nationally recognized REIT counsel reasonably acceptable to Parent and the Company), dated as of the Closing Date and in form and substance reasonably satisfactory to Parent, to the effect that, commencing with the Company’s taxable year ended December 31, 2014, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its current organization and proposed method of operation has enabled the Company to meet, through the Effective Time, the requirements for qualification and taxation as a REIT under the Code. Such opinion will be subject to customary exceptions, assumptions and qualification and based on customary representations contained in an officer’s certificate executed by the Company.

(e) Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing a Company Material Adverse Effect.
(f) Business Permit Consents. Each of the Consents with respect to the Business Permits shall have been obtained.
7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived exclusively by the Company, in whole or in part, to the extent permitted by applicable Law:
(a) Representations and Warranties of Parent and Merger Sub. (i) The representations and warranties of Parent and Merger Sub set forth in Section 5.1(a) (Organization, Standing and Power), Section 5.2(a) and Section 5.2(b)(i) (Authority; No Violations; Approvals), Section 5.4 (Funds) and Section 5.8 (Brokers) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), and (ii) all other representations and warranties of Parent and Merger Sub set forth in Article V of this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality” or “Parent Material Adverse Effect”) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub each shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Effective Time.
(c) Compliance Certificate. The Company shall have received a certificate of Parent signed by an officer of Parent, dated as of the Closing Date, confirming that the conditions in Sections 7.3(a) and 7.3(b) have been satisfied.
7.4 Frustration of Closing Conditions. None of the parties may rely, either as a basis for not consummating the Merger or for terminating this Agreement, on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement.
ARTICLE VIII
TERMINATION
8.1 Termination. This Agreement may be terminated and the Merger and the other Transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether (except as expressly set forth below) before or after the Company Stockholder Approval has been obtained:
(a) by mutual written consent of the Company and Parent;
(b) by either the Company or Parent:
(i) if any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any material covenant or agreement under this Agreement has been the cause of or resulted in the action or event described in this Section 8.1(b)(i) occurring;
(ii) if the Merger shall not have been consummated on or before 5:00 p.m. New York, New York time, on the date that is 12 months after the date of this Agreement (such date being the “End Date”); provided, that if (A) the Effective Time has not occurred by such date by reason of nonsatisfaction of the condition set forth in Section 7.1(c) or Section 7.2(f) and (B) all other conditions in Article VII have theretofore been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or (to the extent permitted by Law) waived, the End Date will be automatically extended to the date that is 15 months after the date of this Agreement (and all references to the End Date herein shall be as so extended); provided, further, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose failure to fulfill any material covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;
(iii) in the event of a breach by the other party of any covenant or other agreement contained in this Agreement or if any representation and warranty of the other party contained in this Agreement fails to be true and correct which (A) would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) or Section 7.3(a) or 7.3(b), as applicable, if it was continuing as of the Closing Date and (B) cannot be or has not been cured by the earlier of 30 days after the giving of written notice to the breaching party of such breach or inaccuracy and the basis for such notice, and the date of the proposed termination (a “Terminable Breach”); provided, however, that the terminating party is not then in Terminable Breach of any representation, warranty, covenant or other agreement contained in this Agreement; or
(iv) if the Company Stockholder Approval shall not have been obtained upon a vote held at a duly held Company Stockholders Meeting;
(c) by Parent:
(i) prior to the time the Company Stockholder Approval is obtained, if (A) the Company Board shall have effected a Company Change of Recommendation pursuant to and in accordance with Section 6.3(d)(iii) or (B) the Company shall have entered into a merger agreement, letter of intent or other similar agreement relating to a Company Competing Proposal, excluding for the avoidance of doubt, the entry into any Acceptable Confidentiality Agreement; or
(ii) prior to the time the Company Stockholder Approval is obtained, if the Company Board shall have effected a Company Change of Recommendation; or
(d) by the Company,
(i) in order to enter into a definitive agreement with respect to a Company Superior Proposal; provided, however, that the Company shall have contemporaneously with such termination tendered payment to Parent of both the fee pursuant to Section 8.3(a) and the refund of the UWM Termination Fee pursuant to Section 8.3(c) and the Company has complied in all material respects with all of its obligations under Section 6.3(d)(iii) in respect of such Company Superior Proposal.
8.2 Notice of Termination; Effect of Termination.
(a) A terminating party shall provide written notice of termination to the other party specifying with particularity the reason for such termination, and, except as otherwise provided in Section 8.1(d), any termination shall be effective immediately upon delivery of such written notice to the other party.
(b) In the event of termination of this Agreement by any party as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party except with respect to this Section 8.2, Section 6.6(b), Section 8.3 and Article I and Article IX; provided, however, that notwithstanding anything to the contrary herein, no such termination shall relieve any party from liability for any damages (including, in the case of the Company, damages based on the consideration that would have otherwise been payable to the Company Stockholders, which shall be deemed to be damages of the Company) for a willful breach of any covenant, agreement or obligation hereunder or intentional fraud, or as provided in the Confidentiality Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.
8.3 Termination Fee.
(a) If (i) Parent terminates this Agreement pursuant to Section 8.1(c) (Company Change of Recommendation), then the Company shall pay Parent the Company Termination Fee (and the payment contemplated by clause (c) below) in cash by wire transfer of immediately available funds to an account designated by Parent no later than three Business Days after notice of termination of this Agreement; or (ii) the Company terminates this Agreement pursuant to Section 8.1(d) (Company Superior Proposal), then the Company shall pay Parent the Company Termination Fee (and the payment contemplated by clause (c) below) in cash by wire transfer of immediately available funds to an account designated by Parent contemporaneously with such termination of this Agreement.
(b) If (i) Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(iv) (Failure to Obtain Company Stockholder Approval), (ii) a Company Competing Proposal shall have been publicly disclosed and not publicly withdrawn prior to the date of the Company Stockholders Meeting, and (iii) within 12 months after the date of such termination (A) any Company Competing Proposal is consummated or (B) the Company enters into a definitive agreement with respect to such Company Competing Proposal and subsequently consummates such Company Competing Proposal, then the Company shall pay Parent the Company Termination Fee in cash by wire transfer of immediately available funds to an account designated by Parent contemporaneously with the consummation of such Company Competing Proposal. For purposes of this Section 8.3(b), any reference in the definition of Company Competing Proposal to 25% shall be deemed replaced with references to 50% and references to 75% shall be deemed to be replaced with references to 50%.
(c) If this Agreement is validly terminated (i) by Parent pursuant to a Terminable Breach by the Company pursuant to Section 8.1(b)(iii), or (ii) pursuant to any circumstance in which the Company Termination Fee is payable by the Company to Parent, then the Company shall pay or cause to be paid to Parent (or as directed by Parent) a termination fee, in return for the payment by Parent of the UWM Termination Fee, in an amount equal to the UWM Termination Fee (the “UWM Termination Fee Refund”), (A) in the case of a termination by the Company pursuant to Section 8.1(d), contemporaneously with such termination, and (B) in all other circumstances in which the Company Termination Fee is payable by the Company to Parent, or upon a valid termination of this Agreement by Parent pursuant to a Terminable Breach by the Company pursuant to Section 8.1(b)(iii), within three Business Days following such termination.
(d) The parties agree that the agreements contained in this Section 8.3 are an integral part of the Transactions, and that, without these agreements, the parties would not enter into this Agreement. Notwithstanding anything herein to the contrary, the parties agree that the monetary remedies set forth in Section 8.1(d) and this Section 8.3 and the specific performance remedies set forth in Section 9.11 shall be the sole and exclusive remedies of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates for any liability, loss or damage based upon, arising out of or relating to this Agreement, the negotiation, execution, performance or any actual or purported breach hereof or the Transactions (including the Merger) or in respect of any other document or theory of law or equity or in respect of any representations, warranties, covenants or agreements made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise, and upon payment of such amount, none of the Company and its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates shall have any further liability or obligation based upon, arising out of or relating to this Agreement, the negotiation, execution, performance or any actual or purported breach hereof or the Transactions (including the Merger) or in respect of any other document or theory of law or equity or in respect of any representations, warranties, covenants or agreements made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise. Parent and Merger Sub may pursue both a grant of specific performance in accordance with Section 9.11 and the monetary remedies set forth in Section 8.1(d) and this Section 8.3; provided, however, that under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance that results in the Closing and any money damages, including all or any portion of the Company Termination Fee or UWM Termination Fee Refund. For the avoidance of doubt, in no event shall the Company be obligated to pay the Company Termination Fee or UWM Termination Fee Refund on more than one occasion, whether or not the Company Termination Fee (or UWM Termination Fee Refund) may be payable under more than one provision of this Agreement at the same or different times and upon the occurrence of different events.
ARTICLE IX
GENERAL PROVISIONS
9.1 Schedule Definitions. All capitalized terms in the Company Disclosure Letter and the Parent Disclosure Letter shall have the meanings ascribed to them herein except as otherwise defined therein.

9.2 Survival. Except as otherwise provided in this Agreement, none of the representations, warranties, agreements and covenants contained in this Agreement will survive the Closing; provided, however, that the agreements of the parties in Articles I, II, III and IX, and Sections 6.6(b), 6.8, and 6.9 will survive the Closing. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time. The covenants to be performed prior to or at the Closing shall terminate at the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.
9.3 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (without receipt of a delivery failure message); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

(i)	if to Parent or Merger Sub, to:

CrossCountry Intermediate Holdco, LLC
2160 Superior Avenue
Cleveland, Ohio 44114
	Attention:	Madhur Agarwal; Alex Ragon
E-mail:

with required copies to (which copies shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
	Attention:	Ravi Purushotham
E-mail:

(ii)	if to the Company, to:

Two Harbors Investment Corp.
1601 Utica Avenue South, Suite 900
St. Louis Park, MN 55416
	Attention:	Rebecca B. Sandberg
E-mail:

with a required copy to (which copy shall not constitute notice):

Jones Day
250 Vesey Street
New York, NY 10281
	Attention:	Braden McCurrach
Jared Hasson
Email:

9.4 Rules of Construction.
(a) Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(b) The inclusion of any information in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, that such information is required to be listed in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, that such items are material to the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, or that such items have resulted in a Company Material Adverse Effect or a Parent Material Adverse Effect. The headings, if any, of the individual sections of each of the Parent Disclosure Letter and Company Disclosure Letter are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement. The Company Disclosure Letter and Parent Disclosure Letter are arranged in sections corresponding to the Sections of this Agreement merely for convenience, and the disclosure of an item in one section of the Company Disclosure Letter or Parent Disclosure Letter, as applicable, as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent from the face of such item, notwithstanding the presence or absence of an appropriate section of the Company Disclosure Letter or Parent Disclosure Letter with respect to such other representations or warranties or an appropriate cross reference thereto.
(c) The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Company Disclosure Letter or Parent Disclosure Letter is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.
(d) All references in this Agreement to Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. Unless the context otherwise requires, all references to a specific time shall refer to New York, New York time. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.
(e) In this Agreement, including the Company Disclosure Letter and Parent Disclosure Letter, except as the context may otherwise require, references to: (i) any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time; (ii) any Governmental Entity include any successor to that Governmental Entity; (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other law include any successor to such section; and (iv) “days” mean calendar days. Unless otherwise specified in this Agreement, when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. When used in reference to the Company or its Subsidiaries, the term “material” shall be measured against the Company and its Subsidiaries, taken as a whole. Each reference to the Effective Time shall be deemed to be followed by the words “(if any).” Unless otherwise specified, the words “provided,” “furnished,” “made available to” or “delivered to” Parent or Merger Sub (or words of similar import) include (x) the documents posted to the “Cognac” virtual data room maintained and hosted on behalf of the Company by Datasite and viewable to Parent and Merger Sub, in each case, at least one Business Day prior to the execution of this Agreement or (y) the documents that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, at least one Business Day prior to the execution of this Agreement.
9.5 Counterparts. This Agreement may be executed in two or more counterparts, including via email in “portable document format” (.pdf) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.
9.6 Entire Agreement; Third Party Beneficiaries.
(a) This Agreement (together with the Confidentiality Agreement, the other Transaction Agreements and any other documents and instruments executed pursuant hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
(b) Except for the provisions of Article III (including, for the avoidance of doubt, the rights of the former holders of Company Common Stock to receive the applicable Merger Consideration) and Sections 6.8 and 6.9 (which from and after the Effective Time are intended for the benefit of, and shall be enforceable by, the Persons referred to therein and by their respective heirs and representatives), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, in the event of Parent’s or Merger Sub’s willful breach of this Agreement or intentional fraud, then the Company Stockholders, acting solely through the Company, shall be beneficiaries of this Agreement and shall be entitled to pursue any and all legally available remedies, including equitable relief, and to seek recovery of all losses, liabilities, damages, costs and expenses of every kind and nature, including reasonable attorneys’ fees; provided, however, that, to the fullest extent permitted by applicable Law, the rights granted pursuant to this sentence shall be enforceable only by the Company, on behalf of the Company Stockholders, in the Company’s sole discretion, it being understood and agreed that such rights shall attach to such shares of Company Common Stock and subsequently trade and transfer therewith and, consequently, any damages, settlements, or other amounts recovered or received by the Company with respect to such rights may, in the Company’s sole discretion, be (a) distributed, in whole or in part, by the Company to the holders of shares of Company Common Stock of record as of any date determined by the Company or (b) retained by the Company for the use and benefit of the Company on behalf of its stockholders in any manner the Company deems fit. Notwithstanding anything to the contrary in the foregoing, the Financing Source Provisions shall inure to the benefit of the Financing Sources, which are hereby expressly intended to be third-party beneficiaries thereof and the Financing Sources shall be entitled to rely on and enforce all obligations and other rights provided in such Sections and provisions.
9.7 Governing Law; Venue; Waiver of Jury Trial.
(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
(b) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE CIRCUIT COURTS OF BALTIMORE CITY, MARYLAND AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE STATE OF MARYLAND, NORTHERN DIVISION, AND ANY APPELLATE COURTS THEREOF (COLLECTIVELY, THE “MARYLAND COURTS”) IN ANY ACTION OR PROCEEDING THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE MARYLAND COURTS OR THAT VENUE

THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH COURTS. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH MARYLAND COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY AGREES, WITH RESPECT TO ANY ACTION OR PROCEEDING FILED IN ANY MARYLAND STATE COURT THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS, TO JOINTLY REQUEST AN ASSIGNMENT TO THE MARYLAND BUSINESS AND TECHNOLOGY CASE MANAGEMENT PROGRAM.
(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.7.
(d) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EACH OF THE PARTIES (I) AGREES THAT ANY PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, INVOLVING THE FINANCING SOURCES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE DEBT COMMITMENT LETTER, THE FINANCING OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING THE TRANSACTIONS) OR THE PERFORMANCE OF ANY SERVICES THEREUNDER SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, SO LONG AS SUCH FORUM IS AND REMAINS AVAILABLE, AND ANY APPELLATE COURT THEREOF AND EACH PARTY HERETO IRREVOCABLY SUBMITS ITSELF AND ITS PROPERTY WITH RESPECT TO ANY SUCH PROCEEDING TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (II) AGREES THAT ANY SUCH PROCEEDING SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER STATE), EXCEPT AS OTHERWISE PROVIDED IN ANY APPLICABLE COMMITMENT LETTER OR OTHER APPLICABLE DEFINITIVE DOCUMENT AGREEMENT RELATING TO ANY FINANCING, (III) AGREES NOT TO BRING OR SUPPORT ANY PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY FINANCING SOURCE IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE DEBT COMMITMENT LETTER, THE FINANCING OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING THE TRANSACTIONS) OR THE PERFORMANCE OF ANY SERVICES THEREUNDER IN ANY FORUM OTHER THAN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, (IV) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY SUCH COURT, AND (V) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY

PROCEEDING BROUGHT AGAINST THE FINANCING SOURCES IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE DEBT COMMITMENT LETTER, THE FINANCING OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING THE TRANSACTIONS) OR THE PERFORMANCE OF ANY SERVICES THEREUNDER.
9.8 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate.
9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of this Section 9.9 shall be void.
9.10 Affiliate Liability. Each of the following is herein referred to as a “Company Affiliate”: (a) any direct or indirect holder of equity interests or securities in the Company, and (b) any director, officer, employee, representative or agent of the Company. To the fullest extent permitted by applicable Law, no Company Affiliate shall have any liability or obligation to Parent or Merger Sub of any nature whatsoever in connection with or under this Agreement or the Transactions, and Parent and Merger Sub hereby waive and release all claims of any such liability and obligation.
9.11 Remedies; Specific Performance.
(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
(b) The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Section 8.1, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 9.11, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity.
(c) The parties’ rights in this Section 9.11 are an integral part of the Transactions and each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 9.11. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.11, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If prior to the End Date, any party hereto brings an action to enforce specifically the performance of the terms and provisions hereof by any other party, the End Date shall automatically be extended by such other time period established by the court presiding over such action.
9.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Merger is fulfilled to the extent possible.
9.13 Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective board of directors or managing member, as applicable, at any time before or after approval of the Merger by the Company Stockholders, but, after any such approval, no amendment shall be made which by Law would require the further approval by the Company Stockholders without first obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding anything contained herein to the contrary, no amendment, waiver, supplement or other modification to any Financing Source Provisions that are adverse to the Financing Sources in their capacities as such may be made without the prior written consent of the applicable Financing Source.
9.14 Extension; Waiver. At any time prior to the Effective Time, either the Company, on the one hand, and Parent and Merger Sub, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or acts of the other party hereunder; (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party. Notwithstanding anything to the contrary in this Agreement, none of the Financing Source Provisions may be waived (and time for performance thereunder may not be extended) in a manner that is adverse to the Financing Sources in their capacities as such without the prior written consent of the Financing Sources.
9.15 Liability of the Financing Sources. Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries, nor any of their respective Affiliates or Representatives, shall have any rights or claims against any Financing Source in connection with this Agreement or any other document, instrument or agreement executed and delivered in connection with this Agreement, the Debt Commitment Letter, the Financing or any of the transactions contemplated thereby (including the Transactions) or the performance of any services thereunder, and no Financing Source shall have any liability or obligation to, or be subject to any Proceeding brought by, the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives in connection with this Agreement or any other document, instrument or agreement executed or delivered in connection with this Agreement, the Debt Commitment Letter, the Financing or any of the transactions contemplated thereby (including the Transactions) or the performance of any services thereunder, whether at law or equity, in contract, in tort or otherwise; provided that nothing in this Section 9.15 shall in any way limit, negate or otherwise impair in any respect any Financing Source’s obligations to the Parent and Merger Sub under the Debt Commitment Letter; provided, further, that following the consummation of the Transactions, the foregoing will not limit the rights of any Parties under the definitive documentation for the Financing.
[Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

CROSSCOUNTRY INTERMEDIATE HOLDCO, LLC

By:	/s/ Ron Leonhardt
Name:	Ron Leonhardt
Title:	Authorized Signatory

CROSSCOUNTRY MERGER CORP.

By:	/s/ Ron Leonhardt
Name:	Ron Leonhardt
Title:	Authorized Signatory

[Signature Page to Agreement and Plan of Merger]

TWO HARBORS INVESTMENT CORP.

By:	/s/ William Greenberg
Name:	William Greenberg
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B
[LETTERHEAD OF HOULIHAN LOKEY CAPITAL, INC.]
March 26, 2026
Two Harbors Investment Corp.
1601 Utica Avenue South, Suite 900
St. Louis Park, MN 55416
Attn: Board of Directors

Dear Members of the Board:
We understand that Two Harbors Investment Corp. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) among CrossCountry Intermediate Holdco, LLC (“Parent”), CrossCountry Merger Corp., a wholly owned, indirect subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which, among other things, (a) Merger Sub will merge with and into the Company (the “Merger”), (b) the Company will survive the Merger as a wholly owned subsidiary of Parent, (c) each outstanding share of 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Company Series A Preferred Stock”), of the Company will remain issued and outstanding, (d) each outstanding share of 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Company Series B Preferred Stock”), of the Company will remain issued and outstanding, (e) each outstanding share of 7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Company Series C Preferred Stock” and, together with the Company Series A Preferred Stock and the Company Series B Preferred Stock, the “Company Preferred Stock”), of the Company will remain issued and outstanding, and (f) each outstanding share of common stock, $0.01 par value per share (“Company Common Stock”), of the Company will be converted into the right to receive $10.80 in cash (the “Merger Consideration”).
The Board of Directors (the “Board”) of the Company has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.	reviewed a draft, received by us on March 26, 2026, of the Agreement;
2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;
3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company relating to the Company (the “Projections”);

4.
spoken with certain members of the management of the Company and certain of the Company’s representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters;

5.	compared the financial and operating performance of the Company with that of other companies with publicly traded equity securities that we deemed to be relevant;
6.	considered publicly available financial terms of certain transactions that we deemed to be relevant;
7.
reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded equity securities, and the current and historical market prices of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

Two Harbors Investment Corp.
March 26, 2026
We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. Management of the Company has advised us, and we have at your direction assumed, that the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company. At your direction, we have assumed that the Projections provide a reasonable basis on which to evaluate the Company and the Merger, and we have, at your direction, used and relied upon the Projections for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Projections or the respective assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger or the Company that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any material respect from the draft of the Agreement identified above.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.
This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any view or opinion as to the price or range of prices at which the Company Common Stock or Company Preferred Stock may be purchased or sold, or otherwise be transferable, at any time.
This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

Two Harbors Investment Corp.
March 26, 2026
In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.
Houlihan Lokey and certain of its affiliates have in the past provided, and are currently providing, investment banking, financial advisory and/or other financial or consulting services to the Company, CrossCountry Mortgage, LLC (“CrossCountry”), Ares Management Corporation (“Ares”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Ares (collectively, with Ares, the “Ares Group”), and Radcliff Companies (“Radcliff”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Radcliff (collectively, with Radcliff, the “Radcliff Group”), for which Houlihan Lokey and its affiliates have received, and expect to receive, compensation, including, among other things, (i) with respect to the Company, having acted as financial advisor to the Company in connection with its proposed business combination with UWM Holdings Corporation and having provided certain financial advisory services to the Company in connection with its review of strategic alternatives and consideration of strategic transactions, (ii) with respect to CrossCountry, having provided valuation advisory services to CrossCountry in connection with financial reporting and other internal purposes unrelated to the Merger, (iii) with respect to the Ares Group, (1) having acted as financial advisor to Ares as an investor in Frontier Communications in connection with its acquisition by Verizon, which closed in January 2026, (2) having acted as financial advisor to Potomac Energy Center, LLC, then a member of the Ares Group, in connection with its sale transaction, which closed in August 2025, and (3) having provided and currently providing various valuation and financial advisory services to members of the Ares Group for financial reporting, transaction and other purposes unrelated to the Merger, and (iv) with respect to the Radcliff Group, having provided valuation advisory services to Radcliff in connection with financial reporting purposes. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent, CrossCountry, members of the Ares Group, members of the Radcliff Group, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Ares, Radcliff, other participants in the Merger or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Ares Group, members of the Radcliff Group, other participants in the Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, CrossCountry, members of the Ares Group, members of the Radcliff Group, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Houlihan Lokey has also acted as financial advisor to the Company in connection with, and has participated in certain of the negotiations leading to, the Merger and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Merger. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

Two Harbors Investment Corp.
March 26, 2026
We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified herein), including, without limitation, the treatment of the Company Preferred Stock in the Merger, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company, Parent or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger (other than the Merger Consideration to the extent expressly specified herein), (vii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. We are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, the Company and their respective advisors, as to all legal, regulatory, environmental, accounting, insurance, tax and other similar matters with respect to the Company, Parent, the Merger or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
/s/ Houlihan Lokey Capital, Inc.
HOULIHAN LOKEY CAPITAL, INC.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TWO2026SM**

You may attend the meeting via the Internet and vote online during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94395-S36877

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TWO HARBORS INVESTMENT CORP.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The proxies are authorized to vote in their discretion on any matter that may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V94396-S36877

TWO HARBORS INVESTMENT CORP.
Special Meeting of Stockholders
May 19, 2026 at 10:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby authorizes and appoints William Greenberg and Rebecca B. Sandberg, or either of them, as proxies, with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders to be held on May 19, 2026 at 10:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/TWO2026SM and according to the discretion of the proxy holders at any postponements or adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and to otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if present at the meeting.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the CCM Merger Proposal, FOR the Non-Binding Compensation Advisory Proposal, FOR the Adjournment Proposal, and according to the discretion of proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof. This proxy is revocable.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the Special Meeting of Stockholders.

Continued and to be signed on reverse side